Exhibit 2.1

CONTRIBUTION, CONVEYANCE, ASSIGNMENT

AND ASSUMPTION AGREEMENT

dated as of

December 20, 2016

by and among

KIMBELL ROYALTY PARTNERS, LP,

KIMBELL ROYALTY GP, LLC,

KIMBELL INTERMEDIATE GP, LLC,

KIMBELL INTERMEDIATE HOLDINGS, LLC,

KIMBELL ROYALTY HOLDINGS, LLC

AND

THE OTHER PARTIES HERETO

i

3.15	Payments	27
3.16	Brokers’ Fees	28
3.17	Securities Act Representations	28
3.18	Bankruptcy	29
3.19	Advance Payments	29
3.20	Preferential Purchase Rights	29
3.21	Employees and Plans	29
3.22	Limitation of Representations and Warranties	29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ASSET CONTRIBUTORS		29

4.1	Organization; Qualification	30
4.2	Authority; No Violation; Consents and Approvals	30
4.3	Financial Statements; Undisclosed Liabilities	30
4.4	Compliance with Applicable Laws; Permits	31
4.5	Legal Proceedings	32
4.6	Environmental Matters	32
4.7	Tax Matters	33
4.8	Title	33
4.9	Reserve Reports	34
4.10	Leases and ORRI Agreements	34
4.11	Payments	35
4.12	Brokers’ Fees	35
4.13	Securities Act Representations	35
4.14	Bankruptcy	37
4.15	Advance Payments	37
4.16	Preferential Purchase Rights	37
4.17	Limitation of Representations and Warranties	37

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE MLP, THE GP, INTERMEDIATE GP, INTERMEDIATE HOLDINGS AND HOLDINGS		37

5.1	Organization; Qualification	37
5.2	Authority; No Violation; Consents and Approvals	38
5.3	Sufficiency of Funds	39

5.4	Brokers’ Fees	39
5.5	Limitation of Representations and Warranties	39

ARTICLE VI ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS		39

6.1	Conduct of Business	39
6.2	Access to Information	41
6.3	Certain Actions	42
6.4	Reasonable Efforts; Further Assurances	43
6.5	No Public Announcement	43
6.6	Expenses	45
6.7	Control of Other Party’s Business	45
6.8	Participation Right	45
6.9	Proceeds Routing	46
6.10	Preferential Rights and Consents	47
6.11	Initial Public Offering; Lock-Up Period	49
6.12	Right of First Offer	50
6.13	GP LLC Agreement Covenant	52
6.14	Partnership Agreement Covenant	52
6.15	Transaction Documents	52
6.16	Several and Not Joint Obligations	53

ARTICLE VII CONDITIONS TO CLOSING		53

7.1	Conditions to Each Party’s Obligations	53
7.2	Conditions to the Obligations of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings	53
7.3	Conditions to the Obligations of the Contributing Parties	54

ARTICLE VIII TAX MATTERS		55

8.1	Transfer Taxes	55
8.2	Liability for Taxes	55
8.3	Allocation of Taxes	55
8.4	Remittance of Taxes	55
8.5	Reimbursement for Taxes	55
8.6	Tax Returns	55
8.7	Tax Treatment and Related Matters	56

8.8	Cooperation and Tax Audits	56

ARTICLE IX INDEMNIFICATION		57

9.1	Survival	57
9.2	Equity Contributors’ Agreement to Indemnify	57
9.3	Asset Contributors’ Agreement to Indemnify	58
9.4	MLP’s, GP’s, Intermediate GP’s, Intermediate Holdings’ and Holdings’ Agreement to Indemnify	59
9.5	Indemnification Procedures	60
9.6	No Duplication	62
9.7	Exclusive Remedies	62
9.8	No Exemplary or Punitive Damages	62

ARTICLE X TERMINATION		62

10.1	Termination of Agreement	62
10.2	Effect of Certain Terminations	63
10.3	Enforcement of this Agreement	63

ARTICLE XI MISCELLANEOUS		64

11.1	Release	64
11.2	Notices	64
11.3	Governing Law; Jurisdiction; Waiver of Jury Trial	66
11.4	Entire Agreement	67
11.5	Amendments and Modifications; Waivers	67
11.6	Binding Effect and Assignment	68
11.7	Severability	68
11.8	Counterparts	69
11.9	Appointment of Attorney-in-Fact	69
11.10	Consent of Spouse	70

EXHIBITS

Exhibit A	Contributing Parties
Exhibit B	Equity Contributors, Contributed Entities and Equity Owned Assets
Exhibit C	Asset Contributors and Contributed Assets
Exhibit D	Distributed Interests
Exhibit E-1	Form of Intermediate GP Equity Interest Transfer
Exhibit E-2	Form of Intermediate Holdings Equity Interest Transfer

Exhibit F-1	Form of Assignment — Form A
Exhibit F-2	Form of Assignment — Form B
Exhibit F-3	Form of Assignment — Form C
Exhibit G	Accredited Investor Definition
Exhibit H	Bakken Assets
Exhibit I	Permian Assets
Exhibit J	Marcellus Assets
Exhibit K	Registration Rights
Exhibit L-1	Form of Duncan Management Services Agreement
Exhibit L-2	Form of K3 Royalties Management Services Agreement
Exhibit L-3	Form of Nail Bay Royalties Management Services Agreement
Exhibit L-4	Form of Steward Royalties Management Services Agreement
Exhibit L-5	Form of Taylor Companies Management Services Agreement
Exhibit M	GP LLC Agreement Covenant
Exhibit N	Partnership Agreement Covenant
Exhibit O	Form of Consent of Spouse

SCHEDULES

Schedule 3.12	Title
Schedule 4.3(b)	Undisclosed Liabilities
Schedule 4.8	Title
Schedule 6.1(b)(i)	Conduct of Business
Schedule 11.2	Notice Information

v

CONTRIBUTION, CONVEYANCE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 20, 2016 (the “Execution Date”), is entered into by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “MLP”), Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the MLP (the “GP”), Kimbell Intermediate GP, LLC, a Delaware limited liability company (“Intermediate GP”), Kimbell Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), Kimbell Royalty Holdings, LLC, a Delaware limited liability company (“Holdings”), and the Persons (as defined herein) set forth on Exhibit A hereto (each such other Person set forth on Exhibit A, a “Contributing Party” and collectively, the “Contributing Parties”). Each of the Contributors’ Representatives (as defined herein) hereby joins in the execution of this Agreement solely for the purposes of Section 11.9. Each of the Sponsors (as defined herein) hereby joins in the execution of this Agreement solely for the purposes of Section 6.7, Section 6.13, Section 6.14 and Exhibit K. Kimbell GP Holdings, LLC, a Delaware limited liability company and a joint venture among the Sponsors (“GP Holdings”), hereby joins in the execution of this Agreement solely for the purposes of Section 2.1 and 2.8. Each of the Transferring Parties (as defined herein) hereby joins in the execution of this Agreement solely for the purposes of Section 6.12.

WITNESSETH:

A.                                    WHEREAS, each Person set forth on Exhibit B hereto (each, an “Equity Contributor”) (i) directly owns the equity interests set forth opposite its name on Exhibit B hereto (the “Contributed Equity”) and (ii) indirectly (through each Contributed Entity in which such Equity Contributor holds such Contributed Equity) owns an overriding royalty, royalty or other mineral interest in the assets set forth opposite its name on Exhibit B hereto (the “Equity Owned Assets”).

B.                                    WHEREAS, each Person set forth on Exhibit C hereto (each, an “Asset Contributor”) directly owns an overriding royalty, royalty or other mineral interest in the assets set forth opposite its name on Exhibit C hereto (the “Contributed Assets”).

C.                                    WHEREAS, in each case as set forth on Exhibit B hereto, each Equity Contributor desires to contribute to Intermediate GP or Intermediate Holdings all of its Contributed Equity, and Intermediate GP or Intermediate Holdings desires to acquire such Contributed Equity from each Equity Contributor, in each case as set forth on Exhibit B hereto and upon the terms and subject to the conditions set forth in this Agreement.

D.                                    WHEREAS, each Asset Contributor desires to contribute to Holdings all of its right, title and interest in the Contributed Assets and to assign to Holdings all of the Assumed Liabilities with respect thereto, and Holdings desires to acquire such right, title and interest in the Contributed Assets from each Asset Contributor and to assume such Assumed Liabilities, each upon the terms and subject to the conditions set forth in this Agreement.

E.                                     WHEREAS, prior to the date hereof, (i) Westside Energy, LLC (“Westside”) formed the GP under the terms of the Delaware LLC Act and contributed $1,000 to the GP in exchange for all the membership interests in the GP; (ii) the GP and Rivercrest Royalties, LLC (“Rivercrest”) formed the MLP under the terms of the Delaware Revised Uniform Limited Partnership Act, Rivercrest contributed $1,000 to the MLP in exchange for a 100% limited partner interest in the MLP and the GP received a non-economic general partner interest in the MLP; (iii) the MLP formed Intermediate GP under the terms of the Delaware LLC Act and contributed $1,000 to Intermediate GP in exchange for all the membership interests in Intermediate GP; (iv) the MLP formed Intermediate Holdings under the terms of the Delaware LLC Act and contributed $1,000 to Intermediate Holdings in exchange for all the membership interests in Intermediate Holdings and (v) Intermediate Holdings formed Holdings under the terms of the Delaware LLC Act and contributed $1,000 to Holdings in exchange for all the membership interests in Holdings.

F.                                      WHEREAS, GP Holdings will complete the Pre-Closing Restructuring after the Execution Date and prior to the Closing Date, as set forth in Section 2.1 of this Agreement.

G.                                    WHEREAS, on or before the Closing Date, each Contributing Party will execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings a certificate in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv), stating that such Contributing Party is not a “foreign person” within the meaning of Section 1445 of the Code.

H.                                   WHEREAS, on the Closing Date (i) each Equity Contributor will contribute to Intermediate GP or Intermediate Holdings all of such Equity Contributor’s Contributed Equity, and Intermediate GP or Intermediate Holdings will acquire such Contributed Equity from the Equity Contributors, in each case as set forth on Exhibit B hereto and upon the terms and subject to the conditions set forth in this Agreement; and (ii) each Asset Contributor will contribute to Holdings all of such Asset Contributor’s right, title and interest in the Contributed Assets, and Holdings will acquire such right, title and interest in the Contributed Assets from the Asset Contributors, in each case upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1                                           Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (a) from and after the Closing, the Contributed Entities shall not be deemed to be Affiliates of the Contributing Parties (or their respective Affiliates) and (b) prior to the Closing, the Contributed Entities shall not be deemed to be Affiliates of the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings (or their respective Affiliates).

“Aggregate Consideration” means, with respect to a particular Contributing Party, the total consideration paid by or on behalf of the MLP to such Contributing Party pursuant to Article II. In determining the “Aggregate Consideration,” the value of the Common Units granted to a Contributing Party shall be based on the price to the public as set forth on the front cover of the Final Prospectus and, for the avoidance of doubt, shall not include reductions for any underwriting discount or structuring fee or any other fees and expenses incurred by the MLP or the other parties to this Agreement in connection therewith.

“Agreement” has the meaning set forth in the Preamble.

“Asset Contribution” means the contribution by each Asset Contributor of its right, title and interest in and to the Contributed Assets set forth opposite such Asset Contributor’s name on Exhibit C pursuant to this Agreement.

“Asset Contributor” has the meaning set forth in the Recitals.

“Asset Contributor Closing Deliverables” has the meaning set forth in Section 2.8(d).

“Asset Contributor FIRPTA Certificates” has the meaning set forth in Section 2.8(c).

“Asset Oil and Gas Documents” has the meaning set forth in Section 4.10.

“Assignments” has the meaning set forth in Section 2.8(d)(i).

“Assumed Liabilities” means the obligations and liabilities of each Asset Contributor with respect to the Contributed Assets, in each case other than the Retained Liabilities with respect to the Contributed Assets.

“Bakken Assets” has the meaning set forth in Section 6.12(a)(i).

“Board of Directors” means the board of directors of the GP.

“Business” means the business of acquiring, managing, leasing, selling and otherwise dealing with producing and non-producing mineral and royalty interests in oil and natural gas properties.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of New York or Texas shall not be regarded as a Business Day.

“Closing” has the meaning set forth in Section 2.8.

“Closing Date” means the date on which the MLP closes the Initial Public Offering.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means common units representing limited partner interests in the MLP.

“Confidential Information” means any information that is held by a disclosing Party as of the Execution Date or as thereafter acquired, developed or used by such disclosing Party relating to it and its Affiliates’ past, present and future business affairs including, finances, customer information, supplier information, products, services, organizational structure and internal practices, forecasts and other financial results, records and budgets, whether oral or in written form, but shall exclude any information that (a) at the time of disclosure or thereafter is generally available to and known by the public (other than from disclosure in violation of this Agreement) or (b) was known by the receiving Party before being disclosed by or on behalf of the disclosing Party under this Agreement.

“Contributed Assets” has the meaning set forth in the Recitals.

“Contributed Entities” means all of the entities specified as such and listed on Exhibit B hereto.

“Contributed Equity” has the meaning set forth in the Recitals.

“Contributing Parties” has the meaning set forth in the Preamble.

“Contributing Parties Group” means the Contributing Parties, their respective Subsidiaries and controlled Affiliates and their respective directors, managers, officers, employees, agents, representatives, and permitted successors and assigns.

“Contributors’ Representative” and “Contributors’ Representatives” have the meaning set forth in Section 11.9(a).

“Damages” has the meaning set forth in Section 9.2(a).

“Deferred Issuance and Distribution” has the meaning set forth in Section 2.9.

“Delaware Courts” has the meaning set forth in Section 11.3.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Disclosed Reserve Report” means a report prepared by Ryder Scott Company, L.P. or another independent petroleum engineering firm setting forth, as of the most recent date for which such information is provided in the Registration Statement, the estimated proved reserves attributable to the Oil and Gas Properties of the Contributing Parties, a summary of which is included as an exhibit to such Registration Statement.

“Distributed Interests” has the meaning set forth in Section 2.2.

“Duncan Management Services Agreement” means that certain Management Services Agreement to be entered into at the Closing by Duncan Management, LLC, a Texas limited liability company, and Kimbell Operating, substantially in the form attached as Exhibit L-1 hereto.

“Effective Time” means 12:01 a.m. (Fort Worth, Texas time) on the first day of the calendar month in which the Closing occurs.

“End Date” has the meaning set forth in Section 10.1(e).

“Entity” means any firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, regardless of whether having legal status.

“Environmental Laws” means any applicable Law (including common law) regulating or prohibiting Releases of Hazardous Materials into any part of the workplace or the environment, relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, or disposal of Hazardous Materials, or pertaining to the prevention of pollution or remediation of contamination or the protection of natural resources, wildlife, the environment, or public or employee health and safety including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), the Atomic Energy Act of 1954 (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the regulations promulgated pursuant thereto, and any analogous international treaties, national, provincial, state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been amended as of the Closing Date.

“Equity Contributor” has the meaning set forth in the Recitals.

“Equity Contributor Closing Deliverables” has the meaning set forth in Section 2.8(b).

“Equity Contributor FIRPTA Certificates” has the meaning set forth in Section 2.8(a).

“Equity Interest Transfers” has the meaning set forth in Section 2.8(b)(i).

“Equity Oil and Gas Documents” has the meaning set forth in Section 3.14.

“Equity Owned Assets” has the meaning set forth in the Recitals.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Execution Date” has the meaning set forth in the Preamble.

“Final Prospectus” means the final prospectus filed by the MLP with the SEC in connection with the Initial Public Offering.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.

“GAAP” has the meaning set forth in Section 1.2(b).

“Good and Defensible Title” has the meaning set forth in Section 3.12.

“Governing Documents” means any of the following: (a) in the instance of a corporation, the certificate or articles of incorporation or formation and bylaws of such corporation, (b) in the instance of a partnership, the partnership agreement, (c) in the instance of a limited partnership, the certificate of formation of limited partnership and the limited partnership agreement, (d) in the instance of a limited liability company, the articles of organization or certificate of formation and limited liability company agreement or similar agreement, and (e) in any other instances, any similar governing document under which an association, trust, estate, group, body corporate, unincorporated association or organization, syndicate or other entity, regardless of whether having legal status, was organized, formed, created or operates, in each case as amended, supplemented or otherwise modified from time to time.

“Governmental Authorization” has the meaning set forth in Section 3.2(c).

“Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board or bureau, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable party.

“GP” has the meaning set forth in the Preamble.

“GP Holdings” has the meaning set forth in the Preamble.

“GP LLC Agreement” has the meaning set forth in Section 2.8(e)(i).

“Hazardous Material” means and includes any substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, including any petroleum or petroleum products.

“Holdings” has the meaning set forth in the Preamble.

“Indemnified Party” means any Person entitled to indemnification in accordance with Article IX.

“Indemnified Representations” means (a) with respect to each Equity Contributor, those representations and warranties of each Equity Contributor set forth in Section 3.1(a), Section

3.1(c), Section 3.2(a)-(c) Section 3.3(a)-(c), Section 3.8, Section 3.16 and Section 3.17; (b) with respect to each Asset Contributor, those representations and warranties set forth in Section 4.1, Section 4.2, Section 4.7, Section 4.12 and Section 4.13; and (c) with respect to each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings, those representations and warranties set forth in Section 5.1, Section 5.2 and Section 5.4.

“Indemnified Taxes” has the meaning set forth in Section 8.5.

“Indemnifying Party” means any Person from whom indemnification may be required in accordance with Article IX.

“Indemnity Notice” has the meaning set forth in Section 9.5(b).

“Initial Public Offering” means the first underwritten public offering of Common Units pursuant to a registration statement that is filed by the MLP and declared effective under the Securities Act, with gross proceeds to the MLP of at least $80 million; provided that the Contributing Parties and their Affiliates collectively hold no less than 60% of the total Common Units outstanding immediately following the first closing related to such Initial Public Offering. For purposes of this Agreement, gross proceeds to the MLP shall be determined by multiplying the number of Common Units to be sold to the public in the Initial Public Offering by the price to the public and, for the avoidance of doubt, shall not include reductions for any underwriting discount or structuring fee or any other fees and expenses incurred by the MLP or the other parties to this Agreement in connection therewith.

“Interest Percentage” means the percentage set forth opposite each Contributing Party’s name on Exhibit A hereto.

“Intermediate GP” has the meaning set forth in the Preamble.

“Intermediate Holdings” has the meaning set forth in the Preamble.

“K3 Royalties Management Services Agreement” means that certain Management Services Agreement to be entered into at the Closing by K3 Royalties, LLC, a Texas limited liability company, and Kimbell Operating, substantially in the form attached as Exhibit L-2 hereto.

“Kimbell Operating” means Kimbell Operating Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the GP.

“Knowledge” means (a) with respect to an individual, the actual, present knowledge of such individual and (b) with respect to any Entity, the actual, present knowledge of the individual or individuals employed by such Entity that have management-level responsibility for the fact or matter in question, in each case without any obligation of inquiry.

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority.

“Liens” means any mortgage, lien, pledge, charge, security interest, claim, restriction on transfer, proxy or voting or other agreement or other legal or equitable encumbrance, limitation or restriction of any nature whatsoever.

“Lock-Up Period” has the meaning set forth in Section 6.11(b).

“Marcellus Assets” has the meaning set forth in Section 6.12(a)(iii).

“Material Adverse Effect” means (a) with respect to any Party, a material adverse effect on the ability of such Party to consummate the transactions provided for herein or to perform its obligations hereunder or (b) with respect to any Person, any event, occurrence, fact, condition, change, development or effect, individually or in the aggregate, that has had or is reasonably likely to result in a material and adverse effect on the business, assets, financial condition or results of operations of such Person; provided, however, that, with respect to clause (b), a Material Adverse Effect shall not include any event, occurrence, fact, condition, change, development or effect on the business, assets, financial condition or results of operations of such Person to the extent arising or resulting from (i) changes in the oil and natural gas industry to the extent that such changes would have the same general effect on companies engaged in the same industry, (ii) changes in general economic conditions (including changes in oil and natural gas prices or interest rates), financial or securities markets or political conditions, in each case to the extent that such changes would have the same general effect on companies engaged in the same lines of business as those conducted by such Person, (iii) changes in Laws or standards or interpretations thereof or changes in accounting standards, requirements or principles (including GAAP), (iv) the announcement, execution or performance of this Agreement, the consummation of the transactions contemplated hereby, or the Initial Public Offering, (v) any natural disaster or acts of terrorism, sabotage, military action or war (whether or not declared) not directly damaging or impacting such Person, to the extent that such acts have the same general effect on companies engaged in the same lines of business as those conducted by such Person, or (vi) any action required to be taken under any applicable Law.

“Materiality Requirement” means any requirement in a representation or warranty that a condition, event or state of fact be “material,” correct or true in “all material respects” or have a “Material Adverse Effect” (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

“MLP” has the meaning set forth in the Preamble.

“MLP Group” has the meaning set forth in Section 6.12(a)(i).

“MLP Group Member” has the meaning set forth in Section 6.12(b)(i).

“MLP Transaction” has the meaning set forth in Section 6.6.

“Nail Bay Royalties Management Services Agreement” means that certain Management Services Agreement to be entered into at the Closing by Nail Bay Royalties, LLC, a Texas limited liability company, and Kimbell Operating, substantially in the form attached as Exhibit L-3 hereto.

“Non-Represented Contributors” has the meaning set forth in Section 11.9(a).

“Notice” has the meaning set forth in Section 11.2.

“Oil and Gas Properties” means, collectively, the Contributed Assets and Equity Owned Assets.

“Option Period” means the period from the date of the Underwriting Agreement to the date that is 30 days after the date of the Underwriting Agreement.

“Option Units” means the Common Units subject to the over-allotment option granted to the Underwriters by the MLP pursuant to the Underwriting Agreement.

“Participate” means the provision, directly or indirectly, of any oil and gas title, land due diligence, reserve engineering and other business services in connection with the acquisition of mineral or royalty interests and related assets.

“Participation Exercise Notice” has the meaning set forth in Section 6.8(b).

“Participation Notice” has the meaning set forth in Section 6.8(b).

“Participation Response Deadline” has the meaning set forth in Section 6.8(b).

“Participation Right” has the meaning set forth in Section 6.8(a).

“Partnership Agreement” has the meaning set forth in Section 2.8(e)(ii).

“Partnership Group” means the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings, their Subsidiaries and controlled Affiliates and their respective directors, managers, officers, employees, agents, representatives, and permitted successors and assigns.

“Party” or “Parties” means each of the Contributing Parties, including the Equity Contributors and the Asset Contributors, and the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings.

“Permian Assets” has the meaning set forth in Section 6.12(a)(ii).

“Permits” has the meaning set forth in Section 3.5(b).

“Permitted Liens” means any of the following: (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (b) Liens affecting the interest of the grantor of any easements benefitting owned real property and Liens attaching to real property, fixtures or leasehold improvements, which would not materially impair the use of the real property in the operation of the business thereon; (c) in the case of oil and gas leases, the lessor’s Production Burdens; (d) Liens in favor of vendors, carriers, warehousemen, mechanics, materialmen, repairmen, construction or similar Liens or other encumbrances arising by operation of applicable Law, in each case for amounts not yet delinquent or that are being contested in good faith; (e) Liens created under joint operating agreements, participation agreements or development agreements, in each case for amounts not yet delinquent or that are being contested in good faith; (f) in the case of real property, in addition to items in clauses (a), (b), and (c), zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel or materially impair the value of such assets; (g) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions and other similar matters that would be accepted by a reasonably prudent purchaser of Oil and Gas Properties; and (h) Liens that, individually or in the aggregate, do not materially detract from the value, or impair in any material manner the use, of the properties or assets subject thereto.

“Person” includes any individual or Entity.

“Plan” means, whether written or oral, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including “multiemployer plans” within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity-based compensation, stock purchase, stock appreciation, collective bargaining, fringe benefit, vacation, paid time off, sick leave or other similar agreements, plans, programs, policies, understandings or arrangements.

“Pre-Closing Restructuring” has the meaning set forth in Section 2.1.

“Pre-Transaction Claims” has the meaning set forth in Section11.1.

“Pre-Transaction Matters” has the meaning set forth in Section 11.1.

“Production Burdens” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty and net profits interest trusts), other than Taxes and assessments of Governmental Entities.

“Proposed Transaction” has the meaning set forth in Section 6.12(b)(i).

“Qualified Acquisition” has the meaning set forth in Section 6.8(a).

“Recapitalization” has the meaning set forth in Section 2.10.

“Registration Statement” means the Registration Statement on Form S-1 (including the prospectus included therein and the exhibits thereto), as amended from time to time, to be filed by the MLP in connection with the Initial Public Offering.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, burying, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment.

“Released Parties” has the meaning set forth in Section 11.1.

“Releasing Parties” has the meaning set forth in Section 11.1.

“Represented Contributors” has the meaning set forth in Section 11.9(a).

“Required Consent” means, with respect to the Oil and Gas Properties, a consent requirement that would be triggered by the transactions contemplated by this Agreement and that provides that any transfer of or change of control with respect to such Oil and Gas Property without such consent will result in (a) a termination or other material impairment of the owner’s existing rights in relation to such Oil and Gas Property, (b) the Assignment or Equity Interest Transfer being null and void as to such Oil and Gas Property, or (c) the incurrence of a material liability to the MLP Group.

“Reserve Report” means the report prepared by Ryder Scott Company, L.P. setting forth, as of December 31, 2015, the estimated proved reserves attributable to the Oil and Gas Properties of the Contributing Parties, as previously provided to each of the Contributing Parties.

“Reserve Report Engineers” means Ryder Scott Company, L.P. and any other independent petroleum engineering firm involved in the preparation of a Disclosed Reserve Report.

“Retained Liabilities” means, with respect to each particular Asset Contributor, other than the Assumed Liabilities, (a) any obligations or liabilities arising out of any Liens or indebtedness incurred by, associated with or otherwise burdening such Asset Contributor; (b) any obligations or liabilities arising out of any Liens incurred or created by, through, or under such Asset Contributor or its Affiliates, burdening the Contributed Assets of such Asset Contributor; (c) all obligations and liabilities of such Asset Contributor or any of its Affiliates, whether before or after the Effective Time, in respect of any assets of such Asset Contributor or of its Affiliates that are not Contributed Assets (including for the avoidance of doubt, any assets which are excluded pursuant to the terms of any Assignment made by such Asset Contributor); (d) except as otherwise provided for in this Agreement, any liabilities or obligations of such Asset Contributor arising from or incurred in connection with the negotiation, preparation or execution of this Agreement or the transactions this Agreement contemplates, including fees and expenses of such Asset Contributor’s counsel; (e) such Asset Contributor’s portion of the Shared Expenses; and (f) any obligations or liabilities for which such Asset Contributor is obligated to indemnify the Partnership Group pursuant to this Agreement.

“Rivercrest” has the meaning set forth in the Recitals.

“Rivercrest Credit Agreement” means that certain Credit Agreement between Rivercrest Royalties, LLC, as borrower, and Frost Bank, as lender, dated January 31, 2014, as may be amended from time to time.

“ROFO Assets” has the meaning set forth in Section 6.12(a)(iii).

“ROFO Notice” has the meaning set forth in Section 6.12(b)(i).

“ROFO Response” has the meaning set forth in Section 6.12(b)(i).

“ROFO Response Deadline” has the meaning set forth in Section 6.12(b)(i).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shared Expenses” has the meaning set forth in Section 6.6.

“Sponsors” means BGT Investments LLC, Double Eagle Interests, LLC and Rochelle Royalties, LLC.

“Steward Royalties Management Services Agreement” means that certain Management Services Agreement to be entered into at the Closing by Steward Royalties, LLC, a Texas limited liability company, and Kimbell Operating, substantially in the form attached as Exhibit L-4 hereto.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Survival Period” has the meaning set forth in Section 9.1.

“Supermajority Interest” means (a) prior to the date of the Final Prospectus, a number of Contributing Parties that, in accordance with this Agreement, would receive at least 75% of the total consideration to be paid to all Contributing Parties under this Agreement and (b) on or after the date of the Final Prospectus, a number of Contributing Parties that received at least 75% of the total consideration paid to all Contributing Parties under this Agreement. For these purposes, the value of the Common Units to be granted to the Contributing Parties shall (x) prior to the date of the Final Prospectus, be $20 per unit, and (y) on or after the date of the Final Prospectus, be based on the price to the public as set forth on the front cover of the Final Prospectus.

“Tax” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, transfer and gains taxes or other governmental taxes imposed or payable to the United

States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax Return or report and any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, whether by contract, Law, or otherwise.

“Tax Authority” means any revenue, or fiscal governmental, state, community, municipal or regional authority, body or person authorized or empowered to impose, administer or collect any Tax.

“Tax Return” means any report, return, election, document, estimated Tax filing, declaration, claim for refund, information return, or other filing provided to any Tax Authority, including any attachments thereto or amendments thereof.

“Third Party” or “Third Parties” means any Person other than the Contributing Parties Group, the Partnership Group or any of their respective successors and assigns.

“Transaction Documents” means each of the Asset Contributor Closing Deliverables, the Asset Contributor FIRPTA Certificates, the Equity Contributor Closing Deliverables, the Equity Contributor FIRPTA Certificates, the GP LLC Agreement, the Duncan Management Services Agreement, the K3 Royalties Management Services Agreement, the Nail Bay Royalties Management Services Agreement, the Partnership Agreement, the Steward Royalties Management Services Agreement, the Taylor Companies Management Services Agreement and the other documents contemplated hereby and thereby.

“Transfer” has the meaning set forth in Section 6.12(a)(i).

“Transfer Taxes” has the meaning set forth in Section 8.1.

“Transferring Party” has the meaning set forth in Section 6.12(b)(i).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Taylor Companies Management Services Agreement” means that certain Management Services Agreement to be entered into at the Closing by Taylor Companies Mineral Management, LLC, a Texas limited liability company, and Kimbell Operating Company, LLC, substantially in the form attached as Exhibit L-5 hereto.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement to be entered into among the MLP, the GP and the Underwriters party thereto with respect to the Initial Public Offering.

“Westside” has the meaning set forth in the Recitals.

1.2                                           Rules of Construction.

(a)                                 The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. Unless otherwise indicated, all references to an “Exhibit” or “Schedule” followed by a number or a letter refer to the specified Exhibit or Schedule to this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement, including the exhibits and schedules hereto, and not to any particular Article, Section or other portion hereof. The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same meaning, regardless of which word is used.

(b)                                 Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles, as amended from time to time (“GAAP”), applied on a consistent basis, (v) “ordinary course of business” means, with respect to a Person, the ordinary course of business of such Person consistent with past practices of such Person, and (vi) the word “or” shall be disjunctive but not exclusive. If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

(c)                                  The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto. This Agreement will not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

ARTICLE II

CONTRIBUTIONS; ASSUMPTION; CLOSING

2.1                                           Pre-Closing Restructuring. Westside shall contribute, transfer, assign, convey and deliver to GP Holdings, and GP Holdings shall receive, acquire and accept all of the membership interest in the GP (the “Pre-Closing Restructuring”).

2.2                                           Pre-Closing Distributions of Certain Assets. Upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing, certain of the Equity Contributors shall distribute, transfer, assign and convey (and undertake to record such assignment or conveyance in the applicable county records) to Person(s) that are not members of the Partnership Group certain unleased acreage, net profits interests and working interests set forth opposite each such Equity Contributor’s name on Exhibit D hereto (such unleased acreage, net profits interests and working interests, the “Distributed Interests”). For the avoidance of doubt, the Distributed Interests shall not include any of the Contributed Equity or the Equity Owned Assets.

2.3                                           Equity Contribution. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Equity Contributor shall, pursuant to the Equity Interest Transfers, contribute, transfer, assign and convey to Intermediate GP or Intermediate Holdings the Contributed Equity held by such Equity Contributor, in each case as set forth opposite such Equity Contributor’s name on Exhibit B hereto, free and clear of all Liens (other than restrictions under applicable federal and state securities Laws and Permitted Liens), in exchange for (a) an amount of cash equal to the product of such Equity Contributor’s Interest Percentage and the net proceeds (after the underwriting discount and structuring fee incurred by the MLP or the other Parties to this Agreement in connection therewith) received by the MLP in connection with the issuance of the Firm Units, (b) the issuance by the MLP of a number of Common Units equal to the product of such Equity Contributor’s Interest Percentage and the aggregate number of Common Units issued to all Contributing Parties as set forth in the Final Prospectus at the Closing and (c) the right to receive the Deferred Issuance and Distribution, and Intermediate GP or Intermediate Holdings, as applicable, shall receive, acquire and accept such Contributed Equity.

2.4                                           Asset Contribution. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Asset Contributor shall, pursuant to the Assignments, contribute, transfer, assign and convey to Holdings all right, title and interest in and to the to the Contributed Assets held by such Asset Contributor as set forth opposite such Asset Contributor’s name on Exhibit C hereto, in each case free and clear of all Liens (other than Permitted Liens), in exchange for (a) an amount of cash equal to the product of such Asset Contributor’s Interest Percentage and the net proceeds (after the underwriting discount and structuring fee incurred by the MLP or the other Parties to this Agreement in connection therewith) received by the MLP in connection with the issuance of the Firm Units, (b) the issuance by the MLP of a number of Common Units equal to the product of such Asset Contributor’s Interest Percentage and the aggregate number of Common Units issued to all Contributing Parties as set forth in the Final Prospectus at the Closing, (c) the right to receive the Deferred Issuance and Distribution and (d) the agreement by Holdings to assume and pay (or cause to be assumed and paid) the Assumed Liabilities, and Holdings shall receive, acquire and accept such Contributed Assets.

2.5                                           Assumption of Certain Liabilities. In connection with the contribution, transfer, assignment and conveyance of the Contributed Assets to Holdings, at the Closing, Holdings shall assume and agree to duly and timely pay, perform and discharge the Assumed Liabilities, to the full extent that an Asset Contributor has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge any such Assumed Liability; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed Liabilities shall not increase the obligation of Holdings or any of its Affiliates with respect to the Assumed Liabilities beyond that of the applicable Asset Contributor, waive any valid defense that was available to such Asset Contributor with respect to any Assumed Liabilities or enlarge the rights or remedies of any third party, if any, under any of the Assumed Liabilities. For the avoidance of doubt, neither Holdings nor any of its Affiliates is hereby assuming, or shall be deemed to have assumed or otherwise bear any responsibility for, any other liability or obligation of any Asset Contributor other than the Assumed Liabilities, and any such other liability or obligation shall be retained by the applicable Asset Contributor.

2.6                                           Redemption of Initial Limited Partnership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the MLP shall redeem all of Rivercrest’s 100% limited partner interest in the MLP and refund to Rivercrest, and Rivercrest shall accept the refund of, Rivercrest’s initial capital contribution of $1,000 in connection with the formation of the MLP and any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to Rivercrest.

2.7                                           Retention of General Partner Interest. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the GP shall retain its non-economic general partner interest in the MLP.

2.8                                           Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article VII, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at the offices of Baker Botts L.L.P. at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 on the Closing Date. The Closing shall be deemed to be effective as of the Effective Time.

(a)                                 At the Closing, each of the Equity Contributors shall, for and on behalf of itself, execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, as the case may be, a certificate in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv), certifying that such Equity Contributor is not a “foreign person” within the meaning of Section 1445 of the Code (collectively, the “Equity Contributor FIRPTA Certificates”).

(b)                                 At the Closing, in addition to any other documents to be delivered under other provisions of this Agreement, the Contributors’ Representatives shall, for and on behalf of each of the Equity Contributors and without any further approval or action required on the part of the Equity Contributors, execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, as the case may be (collectively, the “Equity Contributor Closing Deliverables”):

(i)                                     a certificate or certificates representing the Contributed Equity held by each Equity Contributor, if such Contributed Equity is certificated, and, in any event, assignments evidencing the contribution by each Equity Contributor of the Contributed Equity to Intermediate GP or Intermediate Holdings, as applicable, substantially in the form attached as Exhibit E-1 or Exhibit E-2 hereto (collectively, the “Equity Interest Transfers”);

(ii)                                  an executed and acknowledged recordable release or releases in a form reasonably acceptable to the MLP, in sufficient counterparts for recording in all applicable jurisdictions, of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by the Equity Contributors or the Contributed Entities affecting the Equity Owned Assets; and

(iii)                               any other document reasonably requested by the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings to consummate the transactions contemplated by this Agreement on the terms contained herein.

(c)                                  At the Closing, each of the Asset Contributors shall, for and on behalf of itself, execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, as the case may be, a certificate in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv), certifying that such Asset Contributor is not a “foreign person” within the meaning of Section 1445 of the Code (collectively, the “Asset Contributor FIRPTA Certificates”).

(d)                                 At the Closing, (i) subject to Section 11.9(c), in addition to any other documents to be delivered under other provisions of this Agreement, the Contributors’ Representatives shall, for and on behalf of each of the Asset Contributors and without any further approval or action required on the part of the Asset Contributors, and (ii) each of the Non-Represented Contributors shall, for and on behalf of itself, execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, as the case may be (collectively, the “Asset Contributor Closing Deliverables”):

(i)                                     assignments evidencing the contribution, transfer, assignment and conveyance of each Asset Contributor’s right, title and interest in the Contributed Assets substantially in the form attached as Exhibit F-1, Exhibit F-2 and Exhibit F-3 hereto, as applicable (the “Assignments”);

(ii)                                  an executed and acknowledged recordable release or releases in a form reasonably acceptable to the MLP, in sufficient counterparts for recording in all applicable jurisdictions, of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by the Asset Contributors affecting the Contributed Assets; and

(iii)                               any other document reasonably requested by the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings to consummate the transactions contemplated by this Agreement on the terms contained herein.

(e)                                  At the Closing, in addition to any other documents to be executed and delivered under other provisions of this Agreement:

(i)                                     GP Holdings shall execute the First Amended and Restated Limited Liability Company Agreement of the GP (the “GP LLC Agreement”);

(ii)                                  counterparts of the First Amended and Restated Agreement of Limited Partnership of the MLP (the “Partnership Agreement”) shall be executed by the parties thereto;

(iii)                               counterparts of the Duncan Management Services Agreement shall be executed by the parties thereto;

(iv)                              counterparts of the K3 Royalties Management Services Agreement shall be executed by the parties thereto;

(v)                                 counterparts of the Nail Bay Royalties Management Services Agreement shall be executed by the parties thereto;

(vi)                              counterparts of the Steward Royalties Management Services Agreement shall be executed by the parties thereto;

(vii)                           counterparts of the Taylor Companies Management Services Agreement shall be executed by the parties thereto; and

(viii)                        any other document reasonably requested by the Contributing Parties to consummate the transactions contemplated by this Agreement on the terms contained herein.

2.9                                           Deferred Issuance and Distribution. Upon the expiration of the Option Period, any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement shall be issued to each Contributing Party in accordance with each such Contributing Party’s Interest Percentage. Upon each exercise of the over-allotment option by the Underwriters, the MLP shall distribute to each Contributing Party an amount of cash equal to the product of (a) such Contributing Party’s Percentage Interest and (b) the net proceeds (after the underwriting discount and structuring fee incurred by the MLP or the other Parties to this Agreement in connection therewith) of each such exercise (such net proceeds, together with any Option Units issued to the Contributing Parties pursuant to this Section 2.9, the “Deferred Issuance and Distribution”).

2.10                                    Certain Adjustments. The Parties acknowledge that the number of Common Units proposed to be issued to each Contributing Party hereunder may be proportionately increased or decreased in connection with a unit split, reverse unit split, recapitalization or similar change (each such event, a “Recapitalization”) to the Common Units on or prior to Closing. Each Contributing Party hereby agrees and approves such a Recapitalization so long as such Recapitalization results in such Contributing Party’s owning the same pro rata amount, as compared to the other Contributing Parties, of Common Units as contemplated by this Agreement prior to such event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE EQUITY CONTRIBUTORS

Each of the Equity Contributors, severally and not jointly, represents and warrants to each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings as of the date hereof and as of the Closing Date that:

3.1                                           Organization; Qualification.

(a)                                 If such Equity Contributor is an Entity, such Equity Contributor has been duly formed and is validly existing and in good standing under the applicable Law of its jurisdiction of formation with all requisite corporate, limited liability company, partnership or other, as applicable, power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. If such Equity Contributor is an Entity, such Equity Contributor is duly qualified and in good standing as a foreign entity to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 To the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest have been duly formed and are validly existing and in good standing under the applicable Law of their respective jurisdictions of formation with all requisite corporate, limited liability company, partnership or other, as applicable, power and authority to own, lease or otherwise hold and operate their respective properties and assets and to carry on their respective businesses as presently conducted. To the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest are duly qualified and in good standing as foreign entities to do business in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing, holding or operating of their respective properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(c)                                  Exhibit B hereto sets forth a true and complete list of (i) the name of each such Equity Contributor and (ii) the percentage interest owned by such Equity Contributor in each Contributed Entity and Equity Owned Asset, as applicable.

3.2                                           Authority; No Violation; Consents and Approvals.

(a)                                 Such Equity Contributor has all requisite power and authority to execute and deliver this Agreement and the applicable Transaction Documents to which it will be a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Equity Contributor is an Entity, the execution, delivery and performance by such Equity Contributor of this Agreement and each of the Transaction Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of such Equity Contributor, and no other corporate, limited liability company, partnership or similar proceeding on the part of such Equity Contributor or any Affiliate thereof is necessary to consummate the transactions contemplated by this Agreement and the applicable Transaction Documents.

(b)                                 This Agreement has been duly executed and delivered by such Equity Contributor and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding agreement of such Equity Contributor, enforceable against such Equity Contributor in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Upon the Closing, each of the Transaction Documents to which such Equity Contributor is a party will be duly executed and delivered by or on behalf of such Equity Contributor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement of such Equity Contributor, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c)                                  Neither the execution and delivery by or on behalf of such Equity Contributor of this Agreement or the applicable Transaction Documents to which it will be a party, nor the consummation by such Equity Contributor of the transactions contemplated hereby or thereby, nor the performance by such Equity Contributor under this Agreement or any such Transaction Document will (i) if such Equity Contributor is an Entity, violate, conflict with or result in a breach of any provision of the Governing Documents of such Equity Contributor; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity (each, a “Governmental Authorization”), other than any Governmental Authorization that (A) may be obtained after the Closing without penalty, (B) the failure of which to obtain is not reasonably expected to have a material impact on the Business (as it pertains to the Contributed Entities and Equity Owned Assets in which such Equity Contributor owns an interest) or (C) the failure of which to obtain is not reasonably expected to have a material impact on the ability of such Equity Contributor to consummate the transactions contemplated hereby or thereby; (iii) require any consent or approval of any counterparty to, or violate or result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, the Equity Oil and Gas Documents or any other agreement the failure of which to obtain, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; (iv) result in the creation of a Lien upon or require the sale or give any Person the right to acquire any of the assets of such Equity Contributor or restrict, hinder, impair or limit the ability of such Equity Contributor to carry on the Business (as it pertains to such Equity Owned Assets); or (v) violate or conflict with any Law applicable to such Equity Contributor.

(d)                                 Neither the execution and delivery by or on behalf of such Equity Contributor of this Agreement or the applicable Transaction Documents to which it will be a party, nor the consummation by such Equity Contributor of the transactions contemplated hereby or thereby, nor the performance by such Equity Contributor under this Agreement or any such Transaction Document will, to the Knowledge of such Equity Contributor, (i) violate, conflict with or result in a breach of any provision of the Governing Documents of the Contributed Entities in which such Equity Contributor owns an equity interest; (ii) result in the creation of a Lien upon or require the sale or give any Person the right to acquire any of the assets of the Contributed Entities in which such Equity Contributor owns an equity interest or restrict, hinder, impair or limit the ability of the Contributed Entities in which such Equity Contributor owns an equity interest to carry on the Business (as it pertains to such Equity Owned Assets); or (iii) violate or conflict with any Law applicable to the Contributed Entities in which such Equity Contributor owns an equity interest.

3.3                                           Capitalization.

(a)                                 All of the Contributed Equity owned by such Equity Contributor as of the date hereof is (i) to the Knowledge of such Equity Contributor, duly authorized, validly issued, fully paid and nonassessable and (ii) owned beneficially 100% directly and of record by such Equity Contributor, free and clear of any Liens (other than restrictions under applicable securities Laws or contained in the Governing Documents of such Contributed Entity). Immediately prior to the Closing, all of the Contributed Equity owned by such Equity Contributor (A) to the Knowledge of such Equity Contributor, will be duly authorized, validly issued, fully paid and nonassessable and (B) will be owned beneficially 100% directly and of record by such Equity Contributor, free and clear of any Liens (other than restrictions under applicable securities Laws or contained in the Governing Documents of such Contributed Entity).

(b)                                 Upon transfer by such Equity Contributor of such Contributed Equity in accordance with the terms of this Agreement for the consideration set forth herein, such Equity Contributor will have transferred to Intermediate GP or Intermediate Holdings, as applicable, good and valid title to such Contributed Equity free and clear of all Liens (other than restrictions under applicable securities Laws).

(c)                                  There are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating such Equity Contributor to offer, purchase, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber the Contributed Equity or any other equity interest in the Contributed Entities in which such Equity Contributor owns an equity interest.

(d)                                 To the Knowledge of such Equity Contributor, there are no (i) outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Contributed Entities in which such Equity Contributor owns an equity interest to offer, purchase, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber the Contributed Equity or any other equity interest in the Contributed Entities in which such Equity Contributor owns an equity interest; (ii) outstanding securities or obligations of any kind of any of the Contributed Entities in which such Equity Contributor owns an equity interest that are convertible into or exercisable or exchangeable for any equity interest in any of the Contributed Entities, and neither such Equity Contributor nor the Contributed Entities in which such Equity Contributor owns an equity interest has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (iii)

outstanding equity appreciation rights, phantom equity, profit sharing or similar rights, agreements, arrangements or commitments based on the value of the equity, book value, income or any other attribute of the Contributed Entities in which such Equity Contributor owns an equity interest; (iv) outstanding bonds, debentures or other evidence of indebtedness of the Contributed Entities in which such Equity Contributor owns an equity interest having the right to vote (or that are exchangeable for or convertible or exercisable into securities having the right to vote) with the holders of equity interests in the Contributed Entities in which such Equity Contributor owns an equity interest on any matter; and (v) unitholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which the Contributed Entities in which such Equity Contributor owns an equity interest is a party or by which any of their securities are bound with respect to the voting, disposition or registration of any outstanding securities of the Contributed Entities in which such Equity Contributor owns an equity interest.

(e)                                  None of the Contributed Entities in which such Equity Contributor owns an equity interest owns any investment or equity interests in any Person.

3.4                                           Financial Statements; Undisclosed Liabilities.

(a)                                 This Section 3.4(a) shall only apply to each Equity Contributor or Contributed Entity for which audited or unaudited financial statements are included in the Registration Statement. To the Knowledge of such Equity Contributor, such financial statements, including all related notes and schedules thereto, fairly present in all material respects the financial position of such Equity Contributor or Contributed Entity for the periods indicated (in the case of interim financial statements, subject to normal year-end adjustments and the absence of financial footnotes), and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except, in the case of interim financial statements, for normal and recurring year-end adjustments).

(b)                                 To the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest have not conducted any business other than the Business associated with such Contributed Entities. Such Equity Contributor has no Knowledge of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, in each case which would materially affect the Equity Owned Assets held by such Contributed Entities or the operation of the Business by such Contributed Entities and that was not (i) taken into account in the Disclosed Reserve Report and disclosed in the Registration Statement or (ii) reflected in the audited or unaudited financial statements that are included in the Registration Statement.

3.5                                           Compliance with Applicable Laws; Permits.

(a)                                 Such Equity Contributor and, to the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest are in compliance in all material respects with all applicable Laws. To the

Knowledge of such Equity Contributor, the Equity Owned Assets in which such Equity Contributor owns an indirect interest that are operated by a Third Party have been and are being operated and maintained in compliance with all applicable Laws. Neither such Equity Contributor nor, to the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest have received any written communication from a Governmental Entity that alleges that such Equity Contributor or any such Contributed Entity is not in compliance in any material respect with any applicable Laws that has not been resolved to the satisfaction of such Governmental Entity.

(b)                                 To the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their respective properties and to lawfully carry on the Business (as it pertains to the Contributed Entities and Equity Owned Assets in which such Equity Contributor owns an interest) (collectively, the “Permits”). All Permits are in full force and effect, and neither such Equity Contributor nor, to the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest have received written notice that such Permits will not be renewed in the ordinary course after Closing. To the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest are not in conflict with, or in default or violation of, any of the Permits.

(c)                                  Notwithstanding Sections 3.5(a) and (b), the representations made in this Section 3.5 shall not apply to environmental matters (which are provided for in Section 3.7) and Tax matters (which are provided for in Section 3.8).

3.6                                           Legal Proceedings. There are no pending, or, to the Knowledge of such Equity Contributor, threatened, actions, lawsuits, claims or proceedings, whether at law or in equity or in any arbitration or similar proceeding against or affecting any of the Contributed Entities in which such Equity Contributor owns an equity interest or any of their respective properties, assets, operations or the Business as it pertains to the Contributed Entities and Equity Owned Assets. To the Knowledge of such Equity Contributor, none of the Contributed Entities in which such Equity Contributor owns an equity interest is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal, and none of the properties or operations of the Business as it pertains to the Contributed Entities and Equity Owned Assets in which such Equity Contributor owns an interest is subject to or in default under any such judgment, order, injunction or decree. There is no pending or, to the Knowledge of such Equity Contributor, threatened investigation of or affecting the Contributed Entities in which such Equity Contributor owns an equity interest or any of their respective properties, assets or operations or the Business (as it pertains to the Contributed Entities and Equity Owned Assets in which such Equity Contributor owns an interest) by any Governmental Entity.

3.7                                           Environmental Matters.

(a)                                 To the Knowledge of such Equity Contributor, the operations of each of the Contributed Entities in which such Equity Contributor owns an equity interest and the operations on or pertaining to the Equity Owned Assets in which such Equity Contributor owns an indirect interest have been and, as of the Closing Date, will be, in compliance in all material respects with all Environmental Laws.

(b)                                 To the Knowledge of such Equity Contributor, there are no past or present facts, conditions or circumstances that interfere with the operations or the conduct of the Business on or pertaining to the Equity Owned Assets in which such Equity Contributor owns an indirect interest in the manner now conducted or that interfere with continued compliance in all material respects with any Environmental Law.

(c)                                  To the Knowledge of such Equity Contributor, all material permits, licenses and registrations required under applicable Environmental Law in connection with the operations or the conduct of the Business on or pertaining to the Equity Owned Assets in which such Equity Contributor owns an indirect interest have been obtained and will be maintained in full force and effect, and all material filings, permit renewal applications, reports and notices required under applicable Environmental Law in connection with such operations or Business have been and will be timely filed.

(d)                                 To the Knowledge of such Equity Contributor, there has been no Release of any Hazardous Material from or in connection with the properties or operations of the Contributed Entities in which such Equity Contributor owns an equity interest or with the operations on the Equity Owned Assets in which such Equity Contributor owns an indirect interest that has resulted or would reasonably be expected to result in liability under Environmental Laws or a claim for damages or compensation by any Person.

3.8                                           Tax Matters.

(a)                                 To the Knowledge of such Equity Contributor, all material Tax Returns required by applicable Law to be filed by or with respect to any of the Contributed Entities in which such Equity Contributor owns an equity interest and the Equity Owned Assets have been timely filed, all required Tax permits and licenses with respect to such Contributed Entities and the Equity Owned Assets have been obtained and such Contributed Entities have satisfied all registration requirements relating to Taxes.

(b)                                 To the Knowledge of such Equity Contributor, all such Tax Returns are true, correct and complete in all material respects.

(c)                                  To the Knowledge of such Equity Contributor, all material Taxes relating to periods ending on or before the Closing Date owed by or with respect to any of the Contributed Entities in which such Equity Contributor owns an equity interest and the Equity Owned Assets (regardless of whether shown on any Tax Return) have been paid or will be timely paid in full.

(d)                                 To the Knowledge of such Equity Contributor, there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, any of the Contributed Entities in which such Equity Contributor owns an equity interest or the Equity Owned Assets in respect of any material Tax or material Tax assessment, nor has any claim for additional material Tax or material Tax assessment been asserted in writing or been proposed by any Tax Authority.

(e)                                  To the Knowledge of such Equity Contributor, no written claim has been made by any Tax Authority in a jurisdiction where a Tax Return is not currently filed with respect to the Contributed Entities in which such Equity Contributor owns an equity interest or the Equity Owned Assets indicating that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing.

(f)                                   To the Knowledge of such Equity Contributor, none of the Contributed Entities in which such Equity Contributor owns an equity interest and the Equity Owned Assets has any outstanding request for any extension of time within which to pay any material Taxes or file any Tax Returns with respect to any material Taxes.

(g)                                  To the Knowledge of such Equity Contributor, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of any of the Contributed Entities in which such Equity Contributor owns an equity interest and the Equity Owned Assets.

(h)                                 To the Knowledge of such Equity Contributor, none of the Contributed Entities in which such Equity Contributor owns an equity interest has entered into any agreement or arrangement with any Tax Authority that requires any such Contributed Entity to take any action or refrain from taking any action.

(i)                                     Neither such Equity Contributor nor, to the Knowledge of such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest is a party to any agreement (other than a Tax Return filed with a Tax Authority), whether written or unwritten, providing for the payment of Taxes, Tax losses, entitlements to Tax refunds or similar Tax matters.

(j)                                    To the Knowledge of such Equity Contributor, each Contributed Entity in which such Equity Contributor owns an equity interest has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(k)                                 Such Equity Contributor is not a “foreign person” within the meaning of Section 1445 of the Code.

(l)                                     To the Knowledge of such Equity Contributor, none of the Contributed Entities in which such Equity Contributor owns an equity interest has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m)                             To the Knowledge of such Equity Contributor, there are no Tax Liens on any of the Contributed Entities in which such Equity Contributor owns an equity interest or the Equity Owned Assets, except for Liens for Taxes not yet due.

(n)                                 For federal income tax purposes, such Equity Contributor’s taxable year ends on December 31.

(o)                                 To the Knowledge of such Equity Contributor, none of the Equity Owned Assets is treated as an interest in a “partnership” as defined in Section 761 of the Code.

(p)                                 To the Knowledge of such Equity Contributor, immediately prior to the Closing, each of the Contributed Entities in which such Equity Contributor owns an equity interest will be disregarded as an entity separate from its owner for U.S. federal income tax purposes as described in Treasury Regulation Section 301.7701-2(c)(2).

3.9                                           No Changes or Material Adverse Effects.

(a)                                 Since January 1, 2015, to the Knowledge of such Equity Contributor, the Business as it pertains to the Contributed Entities and Equity Owned Assets in which such Equity Contributor owns an interest has been conducted in the ordinary course.

(b)                                 Since January 1, 2015, no Material Adverse Effect has occurred with respect to the Contributed Entities or the Equity Owned Assets in which such Equity Contributor owns an interest.

3.10                                    Regulation. Neither such Equity Contributor nor the Contributed Entities in which such Equity Contributor owns an equity interest is, nor will any such Contributed Entity be following the consummation of the transactions contemplated by this Agreement, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.11                                    State Takeover Laws. To the Knowledge of such Equity Contributor, no approvals are required under state takeover or similar Laws in connection with the performance by such Equity Contributor of its obligations under this Agreement.

3.12                                    Title. Except as set forth in Schedule 3.12 and except for property (a) sold or otherwise disposed of in the ordinary course of business since the date of the Reserve Report or (b) reflected in the Reserve Report as having been sold or otherwise disposed of, as of the date thereof, each Contributed Entity in which such Equity Contributor owns an equity interest has Good and Defensible Title to all Equity Owned Assets forming the basis for the reserves reflected in the Reserve Report and in each case as attributable to interests owned by such Contributed Entity, free and clear of any Liens as to any Person claiming by, through or under such Equity Contributor or such Contributed Entity, but not otherwise, except for Permitted Liens. For purposes of this Agreement, “Good and Defensible Title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning properties similar to the Oil and Gas Properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

3.13                                    Reserve Reports. The factual, non-interpretive data supplied to the Reserve Report Engineers relating to the Equity Owned Assets referred to in the Reserve Report or the Disclosed Reserve Report, as applicable, by or on behalf of such Equity Contributor that was material to such Person’s estimates of proved oil and gas reserves attributable to the Equity Owned Assets in connection with the preparation of the Reserve Report or the Disclosed Reserve Report was, to the Knowledge of such Equity Contributor, as of the time provided or as modified prior to the issuance of the Reserve Report or the Disclosed Reserve Report, accurate. To the Knowledge of such Equity Contributor, there are no material errors in the assumptions and estimates provided to the Reserve Report Engineers in connection with its preparation of the Reserve Report or the Disclosed Reserve Report, as applicable. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Reserve Report or the Disclosed Reserve Report that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

3.14                                    Leases and ORRI Agreements. The oil and gas leases, overriding royalty interest agreements, assignments, deeds or similar agreements creating the Equity Owned Assets, and related easements, rights-of-way and other surface rights comprising or creating any part of the Equity Owned Assets to which any Contributed Entity in which such Equity Contributor owns an equity interest is a party (such leases, overriding royalty interest agreements, assignments, deeds, or similar agreements creating the Equity Owned Assets and related easements, rights-of-way and other rights-of-surface use being herein called the “Equity Oil and Gas Documents”), to the Knowledge of such Equity Contributor, are in full force and effect and constitute valid and binding obligations of the parties thereto. To the Knowledge of such Equity Contributor, neither such Equity Contributor nor the Contributed Entities in which such Equity Contributor owns an equity interest has received written notice that any of the Equity Oil and Gas Documents that comprise the Equity Owned Assets of such Contributed Entities are not in full force and effect and do not constitute valid and binding obligations of the parties thereto. To such Equity Contributor’s Knowledge, the Contributed Entities in which such Equity Contributor owns an equity interest are not in breach or default of their obligations under the Equity Oil and Gas Documents and (a) no situation exists which with the passing of time or giving of notice would create such a breach or default by such Contributed Entities, (b) no breach or default by any Person under the Equity Oil and Gas Documents (or situation which with the passage of time or giving of notice would create a breach or default) exists, and (c) no breach or default by any Person under the oil and gas leases underlying the overriding royalty interest agreements or similar agreements that comprise the Equity Owned Assets attributable to the interests owned by such Contributed Entities (or situation which with the passage of time or giving of notice would create a breach or default) exists. Prior to the execution of this Agreement, each such Equity Contributor has made available to the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings complete copies of each Equity Oil and Gas Document.

3.15                                    Payments. To such Equity Contributor’s Knowledge, (a) all payments (including all delay rentals, royalties and shut-in royalties) owing under the Equity Oil and Gas

Documents have been and are being made timely (before the same became delinquent, and otherwise in accordance with the terms and conditions of the instruments creating such obligations) to the Contributed Entities in which such Equity Contributor owns an equity interest and (b) all of the proceeds from the sale of hydrocarbons produced from or attributable to the Equity Owned Assets are being properly and timely paid to the Contributed Entities in which such Equity Contributor owns an equity interest by the purchasers of such production without suspension or indemnity other than standard division order indemnities.

3.16                                    Brokers’ Fees. Neither such Equity Contributor, the Contributed Entities in which such Equity Contributor owns an equity interest, nor any of their respective Affiliates has employed any broker, finder or other person or incurred any liability on behalf of the Equity Contributors for any advisory, brokerage, finder, success, deal completion or similar fees or commissions in connection with the transactions contemplated by this Agreement.

3.17                                    Securities Act Representations.

(a)                                 Such Equity Contributor is an Accredited Investor (as such term is used in Rule 501 under the Securities Act and as set forth in Exhibit G hereto), is able to bear the economic risk of its investment in the Common Units and has sufficient net worth to sustain a loss of its entire investment in the MLP without economic hardship if such loss should occur. Such Equity Contributor understands and acknowledges that the MLP, the GP and its directors, Affiliates, attorneys and agents are relying on this certification.

(b)                                 Such Equity Contributor understands that the acquisition of the Common Units involves numerous risks. Such Equity Contributor is capable of analyzing and investing in companies like the MLP and is capable of evaluating the merits and risks of its investment in the MLP and has the capacity to protect its own interests. To the extent necessary, such Equity Contributor has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the acquisition of the Common Units and the other transactions contemplated by this Agreement, it being understood that neither the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings nor any other party in connection therewith has retained legal or financial advisors on behalf of such Equity Contributor. Further, such Equity Contributor acknowledges that Baker Botts L.L.P. has been retained as legal counsel only to the MLP and the Kimbell Art Foundation in connection with the transactions contemplated by this Agreement and the proposed Initial Public Offering, and does not represent any other Party to this Agreement.

(c)                                  Such Equity Contributor has had an opportunity to discuss the MLP’s business, management and financial affairs with the members of the GP’s management. Such Equity Contributor has also had an opportunity to ask questions of the officers of the GP, which questions were answered to its satisfaction. Such Equity Contributor acknowledges that it is familiar with all aspects of the MLP’s business. Except as expressly set forth in Article V, such Equity Contributor has received no representations or warranties from the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings or their respective employees, Affiliates, attorneys, accountants or agents.

(d)                                 Such Equity Contributor is acquiring the Common Units solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof that would cause such Equity Contributor to be deemed an “underwriter”, as defined in Section 2(11) of the Securities Act, or that would require registration under the Securities Act or applicable state or other securities laws. Such Equity Contributor acknowledges and understands that the Common Units have not been registered under the Securities Act or applicable state and other securities laws and that any certificate representing such Common Units will bear a legend to the foregoing effect.

(e)                                  Such Equity Contributor acknowledges that the Common Units being acquired by such Equity Contributor were not offered to such Equity Contributor by means of publicly disseminated advertisements or sales literature, nor is such Equity Contributor aware of any offers made to any other Contributing Party by such means.

(f)                                   Such Equity Contributor acknowledges and understands that it must bear the economic risk of its investment in the Common Units for an indefinite period of time because the Common Units must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

3.18                              Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Knowledge of such Equity Contributor, threatened in writing against such Equity Contributor or any Contributed Entity or any of their applicable Affiliates in which such Equity Contributor owns an equity interest.

3.19                              Advance Payments. Such Equity Contributor is not obligated by virtue of any advance payment or other similar payment to deliver hydrocarbons, or proceeds from the sale thereof, attributable to the Equity Owned Assets at some future time without receiving payment therefor at or after the time of delivery, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.20                                    Preferential Purchase Rights. There are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the Equity Owned Assets in which such Equity Contributor owns an indirect interest in connection with the transactions contemplated hereby, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.21                              Employees and Plans.  The Contributed Entities in which such Equity Contributor owns an equity interest do not have any employees or any liability, contingent or otherwise, with respect to any former employees, and the Contributed Entities in which such Equity Contributor owns an equity interest do not have any liability, contingent or otherwise, with respect to any Plan.

3.22                                    Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SUCH EQUITY CONTRIBUTOR IS NOT MAKING ANY OTHER REPRESENTATIONS AND WARRANTIES, WRITTEN OR

ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE INTERESTS OR ASSETS OF SUCH EQUITY CONTRIBUTOR OR ITS SUBSIDIARIES, OR THE BUSINESS, ASSETS OR LIABILITIES OF ANY CONTRIBUTED ENTITY, INCLUDING, IN PARTICULAR, ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ASSET CONTRIBUTORS

Each of the Asset Contributors, severally and not jointly, represents and warrants to each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings as of the date hereof and as of the Closing Date that:

4.1                                           Organization; Qualification.

(a)                                 If such Asset Contributor is an Entity, such Asset Contributor has been duly formed and is validly existing and in good standing under the applicable Law of its jurisdiction of formation with all requisite corporate, limited liability company, partnership or other, as applicable, power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. If such Asset Contributor is an Entity, such Asset Contributor is duly qualified and in good standing as a foreign entity to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Exhibit C hereto sets forth a true and complete list of (i) the name of each such Asset Contributor and (ii) the Contributed Assets owned by such Asset Contributor.

4.2                                           Authority; No Violation; Consents and Approvals.

(a)                                 Such Asset Contributor has all requisite power and authority to execute and deliver this Agreement and the applicable Transaction Documents to which it will be a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Asset Contributor is an Entity, the execution, delivery and performance by such Asset Contributor of this Agreement and each of the Transaction Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of such Asset Contributor, and no other corporate, limited liability company, partnership or similar proceeding on the part of such Asset Contributor or any Affiliate thereof is necessary to consummate the transactions contemplated by this Agreement and the applicable Transaction Documents.

(b)                                 This Agreement has been duly executed and delivered by such Asset Contributor and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding agreement of such Asset Contributor, enforceable against such Asset Contributor in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Upon the Closing, each of the Transaction Documents to which such Asset Contributor is a party will be duly executed and delivered by or on behalf of such Asset Contributor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement of such Asset Contributor, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c)                                  Neither the execution and delivery by or on behalf of such Asset Contributor of this Agreement or the applicable Transaction Documents to which it will be a party, nor the consummation by such Asset Contributor of the transactions contemplated hereby or thereby, nor the performance by such Asset Contributor under this Agreement or any such Transaction Document will (i) if such Asset Contributor is an Entity, violate, conflict with or result in a breach of any provision of the Governing Documents of such Asset Contributor; (ii) require any Governmental Authorization, other than any Governmental Authorization that (A) may be obtained after the Closing without penalty, (B) the failure of which to obtain is not reasonably expected to have a material impact on the Business (as it pertains to the Contributed Assets in which such Asset Contributor owns an interest) or (C) the failure of which to obtain is not reasonably expected to have a material impact on the ability of such Asset Contributor to consummate the transactions contemplated hereby or thereby; (iii) require any consent or approval of any counterparty to, or violate or result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, the Asset Oil and Gas Documents or any other agreement the failure of which to obtain, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or (iv) violate or conflict with any Law applicable to such Asset Contributor.

4.3                                           Financial Statements; Undisclosed Liabilities.

(a)                                 This Section 4.3(a) shall only apply to each Asset Contributor for which audited or unaudited financial statements are included in the Registration Statement. To the Knowledge of such Assets Contributor, such financial statements, including all related notes and schedules thereto, fairly present in all material respects the financial position of such Asset Contributor for the periods indicated (in the case of interim financial statements, subject to normal year-end adjustments and the absence of financial footnotes), and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except, in the case of interim financial statements, for normal and recurring year-end adjustments).

(b)                                 Except as set forth in Schedule 4.3(b), such Asset Contributor has not conducted any business other than the Business associated with the Contributed Assets held by such Asset Contributor. Such Asset Contributor has no Knowledge of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, in each case which would materially affect the Contributed Assets held by such Asset Contributor or the operation of the Business by such Asset Contributor and that was not (i) taken into account in the Disclosed Reserve Report and disclosed in the Registration Statement or (ii) reflected in the audited or unaudited financial statements that are included in the Registration Statement.

4.4                                           Compliance with Applicable Laws; Permits.

(a)                                 Such Asset Contributor is in compliance in all material respects with all applicable Laws. To the Knowledge of such Asset Contributor, the Contributed Assets in which such Asset Contributor owns an interest that are operated by a Third Party have been and are being operated and maintained in compliance with all applicable Laws. Such Asset Contributor has not received any written communication from a Governmental Entity that alleges that such Asset Contributor is not in compliance in any material respect with any applicable Laws that has not been resolved to the satisfaction of such Governmental Entity.

(b)                                 Such Asset Contributor is in possession of all material Permits necessary to own, lease and operate its properties and to lawfully carry on the Business (as it pertains to the Contributed Assets in which such Asset Contributor owns an interest). All Permits are in full force and effect, and such Asset Contributor has not received written notice that such Permits will not be renewed in the ordinary course after Closing. Such Asset Contributor is not in conflict with, or in default or violation of, any of the Permits.

(c)                                  Notwithstanding Sections 4.4(a) and (b), the representations made in this Section 4.4 shall not apply to environmental matters (which are provided for in Section 4.6) and Tax matters (which are provided for in Section 4.7).

4.5                                           Legal Proceedings. There are no pending, or, to the Knowledge of such Asset Contributor, threatened, actions, lawsuits, claims or proceedings, whether at law or in equity or in any arbitration or similar proceeding against or affecting such Asset Contributor or any of its properties, assets, operations or the Business as it pertains to the Contributed Assets in which such Asset Contributor owns an interest. Such Asset Contributor is not a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal, and none of the properties or operations of the Business as it pertains to the Contributed Assets in which such Asset Contributor owns an interest is subject to or in default under any such judgment, order, injunction or decree. There is no pending or, to the Knowledge of such Asset Contributor, threatened investigation of or affecting such Asset Contributor or any of its properties, assets or operations or the Business (as it pertains to the Contributed Assets in which such Asset Contributor owns an interest) by any Governmental Entity.

4.6                                           Environmental Matters.

(a)                                 To the Knowledge of such Asset Contributor, the operations of such Asset Contributor and the operations on or pertaining to the Contributed Assets in which such Asset Contributor owns an interest have been and, as of the Closing Date, will be, in compliance in all material respects with all Environmental Laws.

(b)                                 To the Knowledge of such Asset Contributor, there are no past or present facts, conditions or circumstances that interfere with the operations or the conduct of the Business on or pertaining to the Contributed Assets in which such Asset Contributor owns an interest in the manner now conducted or that interfere with continued compliance in all material respects with any Environmental Law.

(c)                                  To the Knowledge of such Asset Contributor, all material permits, licenses and registrations required under applicable Environmental Law in connection with the operations or the conduct of the Business on or pertaining to the Contributed Assets in which such Asset Contributor owns an interest have been obtained and will be maintained in full force and effect, and all material filings, permit renewal applications, reports and notices required under applicable Environmental Law in connection with such operations or Business have been and will be timely filed.

(d)                                 To the Knowledge of such Asset Contributor, there has been no Release of any Hazardous Material from or in connection with the Contributed Assets in which such Asset Contributor owns an interest or with the operations on the Contributed Assets in which such Asset Contributor owns an interest that has resulted or would reasonably be expected to result in liability under Environmental Laws or a claim for damages or compensation by any Person.

4.7                                           Tax Matters.

(a)                                 All material Tax Returns required by applicable Law to be filed by or with respect to any of the Contributed Assets in which such Asset Contributor owns an interest have been timely filed.

(b)                                 All such Tax Returns are true, correct and complete in all material respects.

(c)                                  All material Taxes relating to the Contributed Assets in which such Asset Contributor owns an interest (regardless of whether shown on any Tax Return) have been paid or will be timely paid in full.

(d)                                 There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Contributed Assets in which such Asset Contributor owns an interest in respect of any material Tax or material Tax assessment, nor has any claim for additional material Tax or material Tax assessment been asserted in writing or been proposed by any Tax Authority.

(e)                                  No written claim has been made by any Tax Authority in a jurisdiction where such Asset Contributor does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing.

(f)                                   Such Asset Contributor does not have any outstanding request for any extension of time within which to pay any material Taxes or file any Tax Returns with respect to any material Taxes related to the Contributed Assets in which such Asset Contributor owns an interest.

(g)                                  There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes with respect to the Contributed Assets in which such Asset Contributor owns an interest.

(h)                                 Such Asset Contributor is not a “foreign person” within the meaning of Section 1445 of the Code.

(i)                                     There are no Tax Liens on any of the Contributed Assets in which such Asset Contributor owns an interest, except for Liens for Taxes not yet due.

(j)                                    None of the Contributed Assets in which such Asset Contributor owns an interest is treated as an interest in a “partnership” as defined in Section 761 of the Code.

(k)                                 For federal income tax purposes, such Asset Contributor’s taxable year ends on December 31.

4.8                                           Title. Except as set forth in Schedule 4.8 and except for property (a) sold or otherwise disposed of in the ordinary course of business since the date of the Reserve Report or (b) reflected in the Reserve Report as having been sold or otherwise disposed of, as of the date thereof, such Asset Contributor has Good and Defensible Title to all Contributed Assets forming the basis for the reserves reflected in the Reserve Report and in each case as attributable to interests owned by such Asset Contributor free and clear of any Liens as to any Person claiming by, through or under such Asset Contributor, but not otherwise, except for Permitted Liens.

4.9                                           Reserve Reports. The factual, non-interpretive data supplied to the Reserve Report Engineers relating to the Contributed Assets referred to in the Reserve Report or the Disclosed Reserve Report, as applicable, by or on behalf of such Asset Contributor that was material to such Person’s estimates of proved oil and gas reserves attributable to the Contributed Assets in connection with the preparation of the Reserve Report or the Disclosed Reserve Report was, to the Knowledge of such Asset Contributor, as of the time provided or as modified prior to the issuance of the Reserve Report or the Disclosed Reserve Report, accurate. To the Knowledge of such Asset Contributor, there are no material errors in the assumptions and estimates provided to the Reserve Report Engineers in connection with its preparation of the Reserve Report or the Disclosed Reserve Report, as applicable. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Reserve Report or the Disclosed Reserve Report that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

4.10                                    Leases and ORRI Agreements. The oil and gas leases, overriding royalty interest agreements, assignments, deeds or similar agreements creating the Contributed Assets, and related easements, rights-of-way and other surface rights comprising or creating any part of the Contributed Assets to which such Asset Contributor is a party (such leases, overriding royalty interest agreements, assignments, deeds, or similar agreements creating the Contributed Assets and related easements, rights-of-way and other rights-of-surface use being herein called the “Asset Oil and Gas Documents”), to the Knowledge of such Asset Contributor, are in full force and effect and constitute valid and binding obligations of the parties thereto. To the Knowledge of such Asset Contributor, such Asset Contributor has not received written notice that any of the Asset Oil and Gas Documents that comprise the Contributed Assets are not in full force and effect and do not constitute valid and binding obligations of the parties thereto. To such Asset Contributor’s Knowledge, such Asset Contributor is not in breach or default of its obligations under the Asset Oil and Gas Documents and (a) no situation exists which with the passing of time or giving of notice would create such a breach or default by such Asset Contributor, (b) no breach or default by any Person under the Asset Oil and Gas Documents (or situation which with the passage of time or giving of notice would create a breach or default) exists, and (c) no breach or default by any Person under the oil and gas leases underlying the overriding royalty interest agreements or similar agreements that comprise the Contributed Assets attributable to the interests owned by such Asset Contributor (or situation which with the passage of time or giving of notice would create a breach or default) exists. Prior to the execution of this Agreement, each such Asset Contributor has made available to the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings complete copies of each Asset Oil and Gas Document.

4.11                                    Payments. To such Asset Contributor’s Knowledge, (a) all payments (including all delay rentals, royalties and shut-in royalties) owing under the Asset Oil and Gas Documents have been and are being made timely (before the same became delinquent, and otherwise in accordance with the terms and conditions of the instruments creating such obligations) to such Asset Contributor and (b) all of the proceeds from the sale of hydrocarbons produced from or attributable to the Contributed Assets are being properly and timely paid to such Asset Contributor by the purchasers of such production without suspension or indemnity other than standard division order indemnities.

4.12                                    Brokers’ Fees. Neither such Asset Contributor nor any of its Affiliates has employed any broker, finder or other person or incurred any liability on behalf of the Asset Contributors for any advisory, brokerage, finder, success, deal completion or similar fees or commissions in connection with the transactions contemplated by this Agreement.

4.13                                    Securities Act Representations.

(a)                                 Such Asset Contributor is an Accredited Investor (as such term is used in Rule 501 under the Securities Act and as set forth in Exhibit G hereto), is able to bear the economic risk of its investment in the Common Units and has sufficient net worth to sustain a loss of its entire investment in the MLP without economic hardship if such loss should occur. Such Asset Contributor understands and acknowledges that the MLP, the GP and its directors, Affiliates, attorneys and agents are relying on this certification.

(b)                                 Such Asset Contributor understands that the acquisition of the Common Units involves numerous risks. Such Asset Contributor is capable of analyzing and investing in companies like the MLP and is capable of evaluating the merits and risks of its investment in the MLP and has the capacity to protect its own interests. To the extent necessary, such Asset Contributor has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the acquisition of the Common Units and the other transactions contemplated by this Agreement, it being understood that neither the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings nor any other party in connection therewith has retained legal or financial advisors on behalf of such Asset Contributor. Further, such Asset Contributor acknowledges that Baker Botts L.L.P. has been retained as legal counsel only to the MLP and the Kimbell Art Foundation in connection with the transactions contemplated by this Agreement and the proposed Initial Public Offering, and does not represent any other Party to this Agreement.

(c)                                  Such Asset Contributor has had an opportunity to discuss the MLP’s business, management and financial affairs with the members of the GP’s management. Such Asset Contributor has also had an opportunity to ask questions of the officers of the GP, which questions were answered to its satisfaction. Such Asset Contributor acknowledges that it is familiar with all aspects of the MLP’s business. Except as expressly set forth in Article V, such Asset Contributor has received no representations or warranties from the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings or their respective employees, Affiliates, attorneys, accountants or agents.

(d)                                 Such Asset Contributor is acquiring the Common Units solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof that would cause such Asset Contributor to be deemed an “underwriter”, as defined in Section 2(11) of the Securities Act, or that would require registration under the Securities Act or applicable state or other securities laws. Such Asset Contributor acknowledges and understands that the Common Units have not been registered under the Securities Act or applicable state and other securities laws and that any certificate representing such Common Units will bear a legend to the foregoing effect.

(e)                                  Such Asset Contributor acknowledges that the Common Units being acquired by such Asset Contributor were not offered to such Asset Contributor by means of publicly disseminated advertisements or sales literature, nor is such Asset Contributor aware of any offers made to any other Contributing Party by such means.

(f)                                   Such Asset Contributor acknowledges and understands that it must bear the economic risk of its investment in the Common Units for an indefinite period of time because the Common Units must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

4.14                              Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Knowledge of such Asset Contributor, threatened in writing against such Asset Contributor or any of its applicable Affiliates.

4.15                              Advance Payments. Such Asset Contributor is not obligated by virtue of any advance payment or other similar payment to deliver hydrocarbons, or proceeds from the sale thereof, attributable to the Contributed Assets at some future time without receiving payment therefor at or after the time of delivery, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.16                                    Preferential Purchase Rights. There are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the Contributed Assets in which such Asset Contributor owns an interest in connection with the transactions contemplated hereby, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.17                                    Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, SUCH ASSET CONTRIBUTOR IS NOT MAKING ANY OTHER REPRESENTATIONS AND WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE INTERESTS OR ASSETS OF SUCH ASSET CONTRIBUTOR OR ITS SUBSIDIARIES, OR THE BUSINESS, ASSETS OR LIABILITIES OF ANY CONTRIBUTED ASSETS, INCLUDING, IN PARTICULAR, ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE MLP, THE GP, INTERMEDIATE GP, INTERMEDIATE HOLDINGS AND HOLDINGS

Each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings, jointly and severally, represents and warrants to each of the Contributing Parties as of the date hereof and as of the Closing Date that:

5.1                                           Organization; Qualification.

(a)                                 Each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings has been duly formed and is validly existing and in good standing under the applicable Law of its jurisdiction of formation with all requisite partnership and limited liability company, as applicable, power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted.

(b)                                 Each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings has heretofore made available to the Contributing Parties complete and correct copies of its governing documents.

5.2                                           Authority; No Violation; Consents and Approvals.

(a)                                 Each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings has all requisite power and authority to execute and deliver this Agreement and the applicable Transaction Documents to which it will be a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings of this Agreement and each of the Transaction Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of such party, and no other limited liability company, partnership or similar proceeding on the part of such party or any Affiliate thereof is necessary to consummate the transactions contemplated by this Agreement and the applicable Transaction Documents.

(b)                                 This Agreement has been duly executed and delivered by each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Upon the Closing, each of the Transaction Documents to which each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings is a party will be duly executed and delivered by such party and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c)                                  Neither the execution and delivery by each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings of this Agreement or the applicable Transaction Documents to which it will be a party, nor the consummation by such party of the transactions contemplated hereby or thereby, nor the performance by such party under this Agreement or any such Transaction Document will (i) violate, conflict with or result in a breach of any provision of the governing documents of such party; (ii) require any Governmental Authorization, other than any Governmental Authorization that (A) may be obtained after the Closing without penalty or (B) the failure of which to obtain is not reasonably expected to have a material impact on the transactions contemplated herein; (iii) require any consent or approval of any counterparty to, or violate or result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, any material agreement; (iv) result in the creation of a

Lien upon or require the sale or give any Person the right to acquire any of the assets of such party, or restrict, hinder, impair or limit the ability of such party to carry on its businesses as and where it is being carried on prior to the execution of this Agreement; or (v) violate or conflict with any Law applicable to such party.

5.3                                           Sufficiency of Funds. Upon the consummation of the Initial Public Offering, the MLP will have sufficient funds in the form of cash or cash equivalents to pay the cash portion of the consideration contemplated herein.

5.4                                           Brokers’ Fees. Except for any fees paid to the Underwriters in connection with the Initial Public Offering, none of the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings or any of their respective Affiliates has employed any broker, finder or other person or incurred any liability on behalf of the Contributing Parties or itself for any advisory, brokerage, finder, success, deal completion or similar fees or commissions in connection with the transactions contemplated by this Agreement.

5.5                                           Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V, NONE OF THE MLP, THE GP, INTERMEDIATE GP, INTERMEDIATE HOLDINGS AND HOLDINGS ARE MAKING ANY OTHER REPRESENTATIONS AND WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH PARTY OR THE BUSINESS, ASSETS OR LIABILITIES OF SUCH PARTY, INCLUDING, IN PARTICULAR, ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

ARTICLE VI

ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

6.1                                           Conduct of Business. Except (a) as otherwise permitted or contemplated by this Agreement, (b) as otherwise required by Law or (c) as set forth on Schedule 6.1, without the prior written consent of the GP (which consent will not be unreasonably withheld, delayed or conditioned), each of the Contributing Parties agrees that from the Execution Date through the Closing Date or earlier termination of this Agreement in accordance with Article X:

(a)                                 Each of the Contributing Parties, with respect to the Business, shall (i) conduct or cause to be conducted the Business in the ordinary course and (ii) use or cause to be used commercially reasonable efforts to preserve intact the present business organizations and material rights and franchises of the Business and to preserve the material relationships of the Business with operators, producers and others having business dealings with the Business.

(b)                                 Without limiting the generality of Section 6.1(a), each of the Contributing Parties agrees that it will not and will not permit any of their Affiliates (including the Contributed Entities or any of their respective Affiliates with respect to the Equity Contributors), directly or indirectly, to:

(i)                                     make any change in the Governing Documents of the Contributed Entities or the Asset Contributors, except as set forth on Schedule 6.1(b)(i);

(ii)                                  issue, deliver, transfer, sell, dispose of or abandon or authorize or propose the issuance, delivery, transfer, sale, disposal or abandonment of, any of the (A) Contributed Assets, (B) Equity Owned Assets or (C) Contributed Entities’ equity securities or securities convertible into the Contributed Entities’ equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities;

(iii)                               create any right of first offer, right of first refusal or similar preferential right, mortgage, pledge, encumber or permit to suffer any Lien on (other than Permitted Liens in the ordinary course of business), any of the (A) Contributed Assets, (B) Equity Owned Assets or (C) Contributed Entities’ equity securities or securities convertible into the Contributed Entities’ equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities;

(iv)                              with respect to the Contributed Entities, except with respect to the distribution of payments dated prior to the Effective Date for receipts, revenues, interest or income related to the Oil and Gas Properties or any distribution related to the Distributed Interests, declare, set aside or pay any distributions in respect of the Contributed Entities’ equity securities, or split, combine or reclassify any of the Contributed Entities’ equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of the Contributed Entities’ equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any of the Contributed Entities’ equity securities;

(v)                                 except as permitted by exclusions under other clauses of this Section 6.1(b), other than in the ordinary course of business, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is a party or waive any material rights under any material contract or agreement to which it is a party;

(vi)                              incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities, except working capital borrowings in the ordinary course of business;

(vii)                           make any change to its Tax methods, principles or elections;

(viii)                        make any change to its financial reporting and accounting methods;

(ix)                              adopt or vote to adopt a plan of complete or partial dissolution or liquidation; or

(x)                                 agree or commit to do any of the foregoing.

(c)                                  Notification of Certain Events. From the Execution Date until the Closing Date or earlier termination of this Agreement in accordance with Article X, each Contributing Party shall promptly notify the GP in writing upon such notifying Party’s Knowledge of (i) any event, condition or circumstance that would reasonably be expected to result in any of the conditions set forth in Article VII (as to such Contributing Party only, and not as to any other Contributing Party) not being satisfied on or prior to the Closing Date, (ii) any Material Adverse Effect or (iii) any material breach by such Contributing Party of any representation, warranty, covenant, obligation or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not limit or otherwise affect the representations or warranties hereunder of such notifying Party, the remedies available hereunder to the other Parties, or the conditions set forth in Article VII. In addition, and without limiting the foregoing, each Contributing Party agrees to promptly notify the GP in the event that such Contributing Party becomes a “foreign person” within the meaning of Section 1445 of the Code. From the Execution Date until the Closing Date or earlier termination of this Agreement in accordance with Article X, each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings shall promptly notify the Contributors’ Representatives, on behalf of the Represented Contributors, and the Non-Represented Contributors in writing upon such notifying Party’s Knowledge of (A) any event, condition or circumstance that would reasonably be expected to result in any of the conditions set forth in Article VII (as to such Party only, and not any other Party) not being satisfied on or prior to the Closing Date, (B) any Material Adverse Effect or (C) any material breach by such Party of any representation, warranty, covenant, obligation or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not limit or otherwise affect the representations or warranties hereunder of such notifying Party, the remedies available hereunder to the other Parties, or the conditions set forth in Article VII.

6.2                                           Access to Information.

(a)                                 Upon reasonable prior notice, each Party shall afford the officers, employees, counsel, accountants and other authorized representatives and advisors of the requesting Party reasonable access, during normal business hours from the Execution Date until the Closing Date or earlier termination of this Agreement in accordance with Article X, to such disclosing Party’s books, contracts and records as well as to its management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of the disclosing Party. The disclosing Party shall have a right to have a representative present at all times of any inspections, interviews and examinations conducted at or in the offices or other facilities of the disclosing Party or its Subsidiaries. To the fullest extent permitted by Law, the disclosing Party shall not be responsible or liable to the requesting Party for injuries sustained by the requesting Party’s officers, employees, counsel, accountants and other representatives and advisors in connection with the access provided pursuant to this Section 6.2, and shall be indemnified and held harmless by the requesting Party for any losses suffered by the disclosing Party or its officers, employees, counsel, accountants or other representatives in connection with any such injuries, including personal injury, death or physical property damage. This indemnification is expressly intended to apply notwithstanding any negligence (whether sole, concurrent, active or passive) or other fault or strict liability on the part of the disclosing Party, excepting only injuries actually resulting on the account of the gross negligence or willful misconduct of the disclosing Party. The requesting Party and its representatives agree to comply fully with all rules, regulations and instructions issued by the disclosing Party and/or its representatives regarding the actions of the requesting Party and its representatives while upon, entering or leaving the property of the disclosing Party and to enter into any other agreements that the disclosing Party reasonably deems necessary with regard to such access.

(b)                                 In addition, and without limiting the foregoing, until the Closing Date, no Party will disclose to any other Person, except with the explicit prior written consent of the disclosing Party or as otherwise contemplated by this Section 6.2, any Confidential Information of such disclosing Party obtained pursuant to Section 6.2(a). For the avoidance of doubt, nothing in this Section 6.2 shall limit or otherwise prevent (i) the MLP or the GP from disclosing any Confidential Information in the Registration Statement as is required under applicable Law or (ii) any Party from disclosing Confidential Information (A) to its Affiliates and its and their respective directors, managers, members, officers, employees, agents and other representatives who reasonably require access to such Confidential Information to assist such Party, or act on its behalf, in relation to this Agreement or the Initial Public Offering (but only if such recipients have been informed of the confidential nature of such information and have agreed to be bound by confidentiality provisions that are no less stringent than those set forth in this Section 6.2); provided that such Party shall remain liable hereunder for any breach of this Section 6.2 by any such Affiliates, directors, managers, members, officers, employees, agents and other representatives or (B) as required by applicable Law.

(c)                                  In the event that a Party is requested or legally required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or by Law, governmental proceeding or stock exchange rule) to make any disclosure of Confidential Information otherwise prohibited by this Section 6.2, such Party shall provide the disclosing Party with prompt prior written notice of such request or requirement (together with a copy of the Confidential Information proposed to be disclosed), and shall cooperate with the disclosing Party or its Affiliates so that the disclosing Party or its Affiliates may seek a protective order or other appropriate remedy or, if it so elects, waive compliance with the terms of this Section 6.2. In the event that such protective order or other remedy is not obtained, or the disclosing Party waives compliance with the provisions hereof, a Party may disclose only that Confidential Information that is legally required to be disclosed and shall exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information so disclosed.

6.3                                           Certain Actions. As promptly as practicable following the Execution Date, upon the terms and subject to the conditions hereof, the Contributing Parties, through the Contributors’ Representatives and without the need for further approval or action on the part of the Contributing Parties, as applicable, and the GP shall (a) use commercially reasonable efforts (i) to make, or cause to be made, all such filings and timely seek all such consents, permits, authorizations or approvals and (ii) to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, and (b) make all required filings or applications necessary to obtain any consents required to be obtained from any applicable Governmental Entity in connection with the transactions contemplated by this Agreement. Subject to the provisions of the immediately preceding sentence, the Contributing Parties, through the Contributors’ Representatives and without the need for further approval or action on the part of the Contributing Parties, as applicable, and the GP shall cooperate fully with respect to any filing, submission or communication with a Governmental Entity having jurisdiction over the transactions contemplated by this Agreement.

6.4                                           Reasonable Efforts; Further Assurances. From and after the Closing Date, upon the terms and subject to the conditions hereof, the Contributing Parties, through the Contributors’ Representatives and without the need for further approval or action on the part of the Contributing Parties, as applicable, shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. Without limiting the foregoing but subject to the other terms of this Agreement, the Represented Contributors agree that, the Contributors’ Representatives shall be permitted, from time to time, whether before, at or after the Closing Date, without the need for further approval or action on the part of the Represented Contributors, to execute and deliver, or cause to be executed and delivered, in each case on behalf of each Represented Contributor, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective the transactions contemplated by this Agreement; provided, however, that said instruments of assignment, transfer, conveyance, direction or authorization shall not increase any obligation or liability of any such Represented Contributor or be inconsistent with the terms and conditions of this Agreement. After the Closing, the Contributors’ Representatives and the Non-Represented Contributors shall use reasonable efforts to obtain any approvals or consents or assist in any filings required in connection with the transactions contemplated by this Agreement or the Transaction Documents that are requested by the MLP and that have not been previously obtained or made.

6.5                                           No Public Announcement.

(a)                                 Each Contributing Party acknowledges that the transactions contemplated by this Agreement and the Initial Public Offering are confidential and agrees to hold and keep all such information confidential until the Closing Date. In addition, and without limiting the foregoing, until the Closing Date, no Contributing Party will deliver or transmit (whether in electronic form, hard copy or otherwise) any materials or information relating to the MLP or the Initial Public Offering, nor disclose to any other Person, except with the explicit prior written consent of the MLP or as otherwise contemplated by this Section 6.5, that this Agreement has been entered into, that any such Contributing Party or any other Person, including the MLP, is or has been considering entering into this Agreement or similar agreement or otherwise participating in the Initial Public Offering, that any such Contributing Party has decided to no longer consider such a transaction, that any discussions or negotiations are taking place concerning such a transaction, the Initial Public Offering or the proposed terms, conditions or other facts with respect to any such transaction or the Initial Public Offering. For the avoidance of doubt, nothing in this Section 6.5 shall limit or otherwise prevent (i) the MLP or the GP from disclosing any terms or conditions of this Agreement or any Transaction Document in the Registration Statement or (ii) any Party from disclosing any terms or conditions of this Agreement or any Transaction Document (A) to its Affiliates and its and their respective directors, managers, members, officers, employees, agents and other representatives who reasonably require access to such information to assist such Party in connection with the evaluation and negotiation of this Agreement or the consummation of the transactions contemplated hereby (but only if such recipients have been informed of the confidential nature of such information and have agreed to be bound by confidentiality provisions that are no less stringent than those set forth in this Section 6.5); provided that such Party shall remain liable hereunder for any breach of this Section 6.5 by any such Affiliates, directors, managers, members, officers, employees, agents and other representatives or (B) as required by applicable Law.

(b)                                 In the event that a Contributing Party is requested or legally required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or by Law, governmental proceeding or stock exchange rule) to make any disclosure otherwise prohibited by this Section 6.5 (other than Section 6.5(a)(ii)(B)), such Contributing Party shall provide the MLP with prompt prior written notice of such request or requirement (together with a copy of the material proposed to be disclosed), and shall cooperate with the MLP or its Affiliates so that the MLP or its Affiliates may seek a protective order or other appropriate remedy or, if it so elects, waive compliance with the terms of this Section 6.5. In the event that such protective order or other remedy is not obtained, or the MLP waives compliance with the provisions hereof, a Contributing Party may disclose only that information that is legally required to be disclosed and shall exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed.

(c)                                  Upon written request of the MLP, each Contributing Party will return promptly to the MLP (or, alternatively, destroy) all copies of this Agreement or documents related to the Initial Public Offering then in its possession or in the possession of any of its Affiliates and its and their respective directors, managers, members, officers, employees, agents and other representatives, and any copies, notes, translations, or extracts thereof, without retaining any copy thereof (including, to the extent practicable, expunging copies from any computer or other device), except that such Contributing Party may destroy promptly (in lieu of returning) all copies of any analyses, compilations, studies or other documents, records or data prepared by such Contributing Party or its Affiliates and its and their respective directors, managers, members, officers, employees, agents and other representatives which contain or otherwise reflect or are generated in relation to this Agreement or the Initial Public Offering. Notwithstanding the forgoing, the obligation to return or destroy information related to this Agreement or the Initial Public Offering shall not cover information that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices.

6.6                                           Expenses. The Contributing Parties agree that each Contributing Party shall bear and pay its portion of the Shared Expenses. Each Contributing Party’s portion of the Shared Expenses shall be equal to the percentage that such Contributing Party’s Aggregate Consideration bears to the total consideration paid to all Contributing Parties under this Agreement. As used herein, the term “Shared Expenses” shall mean all third-party legal, accounting, engineering, land and other expenses incurred by or on behalf of the MLP in connection with the formation of the MLP and the Initial Public Offering (the “MLP Transaction”), including the fees and expenses of outside legal counsel, accountants, auditors, reserve engineers, financing sources, investment bankers and other consultants and advisors engaged by or on behalf of the MLP in connection with the due diligence, preparation, negotiation, execution and consummation of the MLP Transaction; provided, however that, for the avoidance of doubt, “Shared Expenses” shall not include any fees or expenses incurred by or on behalf of a Contributing Party in connection with its own due diligence, preparation, negotiation, execution and consummation of the MLP Transaction or in connection with the review and negotiation of this Agreement. Except as set forth above, all costs and expenses incurred by a Contributing Party in connection with this Agreement shall be paid by such Contributing Party.

6.7                                           Control of Other Party’s Business.

(a)                                 Nothing contained in this Agreement will give any Contributing Party, directly or indirectly, the right to control or direct the operations of any other Contributing Party prior to the Closing Date. Prior to the Closing Date, each of the Parties will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective business, assets and operations and the business, assets and operations of its respective Subsidiaries (and, for the avoidance of doubt, after the Closing Date, shall maintain control with respect to any portion thereof that is not contributed to the MLP or its Subsidiaries pursuant to this Agreement). The Contributing Parties further acknowledge that only the Sponsors will be able to control the management and direction of the GP, the MLP, Intermediate GP, Intermediate Holdings and Holdings, as well as all decisions with respect to the Initial Public Offering. Nothing in this Agreement, including any of the actions, rights or restrictions set forth herein, will be interpreted in such a way as to place the Parties or the Sponsors in violation of any rule, regulation or policy of any Governmental Entity or applicable Law.

(b)                                 The Sponsors acknowledge that all decisions with respect to the Initial Public Offering, including, for the avoidance of doubt, all decisions with respect to the launch and consummation of the Initial Public Offering, will be made unanimously by the Sponsors.

6.8                                           Participation Right. Each of the Contributing Parties agrees as follows:

(a)                                 Following the Closing, for so long as any of the Sponsors or their respective Affiliates control the GP, the MLP shall have a right, but not an obligation, to participate (the “Participation Right”) in up to 50% of each acquisition or series of related acquisitions of mineral or royalty interests or other oil and gas assets in which any of Robert Ravnaas, Brett G. Taylor and Mitch Wynne Participate and involving any or all of the Contributing Parties or their respective Affiliates (such acquisition or series of related acquisitions being referred to as a “Qualified Acquisition”). Unless consented to in writing by the GP on behalf of the MLP, the Participation Right shall be on terms and conditions substantially the same as or better than the acquisition by the Contributing Parties or their applicable Affiliates. The MLP shall be permitted to assign such Participation Right to a Subsidiary of the MLP.

(b)                                 In the event that any of the Contributing Parties or their applicable Affiliates proposes to enter into a Qualified Acquisition, then such Person shall, at least five Business Days prior to entering into a definitive agreement relating to any such Qualified Acquisition, give notice in writing to the GP on behalf of the MLP (the “Participation Notice”) of their intention to enter into such Qualified Acquisition. The Participation Notice shall include (i) a description of the assets subject to the Qualified Acquisition, and (ii) a description of any material terms, conditions and details of the Qualified Acquisition as would be necessary for the GP on behalf of the MLP to make a decision to participate in the Qualified Acquisition. If the GP on behalf of the MLP decides to participate in the Qualified Acquisition, the GP shall have ten Business Days following receipt of the Participation Notice (as may be modified by this sentence, the “Participation Response Deadline”) to furnish written notice of such participation to the applicable Persons participating in the Qualified Acquisition (the “Participation Exercise Notice”); provided, however, that the Contributing Parties or their applicable Affiliates shall be permitted to provide as few as three Business Days’ written notice if such Qualified Acquisition reasonably requires such shorter notice period. The Participation Exercise Notice shall set forth the terms and conditions (including the purchase price the GP on behalf of the MLP proposes to pay and the other terms of the participation) pursuant to which the GP on behalf of the MLP would be willing to enter into a binding agreement for the Qualified Acquisition. If no Participation Exercise Notice is delivered by the GP on behalf of the MLP by the Participation Response Deadline, then the MLP shall be deemed to have waived its Participation Right with respect to such Qualified Acquisition, subject to Section 6.8(c). The Contributing Parties agree to be responsible for any breach of this provision by their respective Affiliates.

(c)                                  If the GP on behalf of the MLP has not timely delivered a Participation Exercise Notice with respect to a Qualified Acquisition that is subject to a Participation Notice, the applicable Persons participating in the Qualified Acquisition shall be free to enter into such Qualified Acquisition on terms and conditions no more favorable to such third party than those set forth in the Participation Notice.

(d)                                 Notwithstanding the foregoing, the Participation Right will only apply to a Qualified Acquisition with a total purchase price in excess of $10,000,000.

6.9                                           Proceeds Routing.

(a)                                 Except as set forth in Section 6.9(b), from and after the Closing Date, in the event either (i) Holdings or Intermediate Holdings shall be entitled to all payments actually received by a Contributing Party dated on or after the Effective Time for receipts, revenues, interest or income related to the Oil and Gas Properties contributed by such Contributing Party attributable to any period of time (excluding, however, any amounts received as part of or in connection with any settlement or judgment pertaining to any dispute to the extent such settlement or judgment is attributable to periods of time prior to the Effective Time) or (ii) the applicable Contributing Party shall be entitled to all payments actually received by Holdings or Intermediate Holdings dated prior to the Effective Time for receipts, revenues, interest or income related to the Oil and Gas Properties attributable to any period of time (including any amounts received as part of or in connection with any settlement or judgment pertaining to any dispute to the extent such settlement or judgment is attributable to periods of time prior to the Effective Time).

(b)                                 With respect to the assets comprising the French acquisition (as set forth in the “Acquisition” column and the row marked “French” on Exhibit C hereto), from and after the Closing Date, Holdings and French Capital Partners, Ltd. shall be entitled to all payments, receipts, revenues, interest or income related to such assets in accordance with the terms and conditions of the Assignment conveying such assets to Holdings.

(c)                                  ANY PROCEEDS OWED TO A PARTY IN ACCORDANCE WITH THIS SECTION 6.9 SHALL BE HELD FOR THE EXCLUSIVE BENEFIT OF THE PARTY ENTITLED THERETO AND (X) EACH CONTRIBUTING PARTY SHALL PROMPTLY, BUT NOT LATER THAN 30 BUSINESS DAYS AFTER RECEIPT, PAY ANY SUCH AMOUNTS DUE TO HOLDINGS OR INTERMEDIATE HOLDINGS, AND (Y) HOLDINGS OR INTERMEDIATE HOLDINGS SHALL PROMPTLY, BUT NO LATER THAN 30 DAYS AFTER RECEIPT, PAY ANY SUCH AMOUNTS DUE TO SUCH CONTRIBUTING PARTY.  EXCEPT AS OTHERWISE AGREED TO IN WRITING BY HOLDINGS OR INTERMEDIATE HOLDINGS, ANY PAYMENTS BY THE CONTRIBUTING PARTIES TO HOLDINGS OR INTERMEDIATE HOLDINGS SHALL BE MADE BY WIRE TRANSFER TO AN ACCOUNT DESIGNATED BY HOLDINGS OR INTERMEDIATE HOLDINGS PRIOR TO THE CLOSING. THE CONTRIBUTING PARTIES ACKNOWLEDGE AND AGREE THAT THE PROMPT AND TIMELY PAYMENT OF ANY SUMS OWED IN ACCORDANCE WITH THIS SECTION 6.9 IS AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED HEREIN AND EACH CONTRIBUTING PARTY IS INDIVIDUALLY AND SOLELY RESPONSIBLE FOR ENSURING THAT ANY SUCH PAYMENTS RECEIVED BY SUCH CONTRIBUTING PARTY ARE TIMELY PAID TO HOLDINGS OR INTERMEDIATE HOLDINGS, AS APPLICABLE.  EACH CONTRIBUTING PARTY AGREES TO REGULARLY AND DILIGENTLY MONITOR ITS MAIL, INCOMING DELIVERIES AND ACCOUNTS FOR ANY PAYMENTS IT MAY RECEIVE WITH RESPECT TO ANY OF THE OIL AND GAS PROPERTIES IN ORDER TO ENSURE THAT ANY SUCH PAYMENTS ARE ROUTED AS APPROPRIATE AND AS QUICKLY AS POSSIBLE TO HOLDINGS AND/OR INTERMEDIATE HOLDINGS.  EACH CONTRIBUTING PARTY SHALL TIMELY EXECUTE AND DELIVER ANY LETTERS IN LIEU OR OTHER DOCUMENTS OR INFORMATION WHICH MUST BE REASONABLY PROVIDED TO ANY THIRD PARTY IN ORDER TO FACILITATE THE PROPER AND PROMPT PAYMENT OF ANY FUNDS TO HOLDINGS OR INTERMEDIATE HOLDINGS IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING AS CONTEMPLATED UNDER THIS SECTION 6.9, AND THE ASSIGNMENTS. TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATION SET FORTH IN THIS SECTION 6.9.

6.10                                    Preferential Rights and Consents.

(a)                                 From and after the Execution Date, each Contributing Party shall use commercially reasonable efforts to promptly prepare and send (i) notices to any third Person holders of any consents to assignment of any of the Oil and Gas Properties requesting applicable consents, and (ii) notices to the holders of any applicable preferential rights to purchase any of the Oil and Gas Properties requesting waivers of such preferential rights to purchase, in each case that would be triggered by the transactions contemplated by this Agreement, and of which such Contributing Party has knowledge. From and after the Execution Date, each Contributing Party shall further use commercially reasonable efforts to diligently pursue and obtain all Required Consents (provided, however, that no Contributing Party shall be required to make any out of pocket payments to such holders of such Required Consents). Each Contributing Party shall notify the MLP prior to the Closing of all such preferential rights and consents that have not been waived or granted, as applicable, or that have been exercised in the case of preferential rights to purchase, and the specific Oil and Gas Properties to which they pertain.

(b)                                 At the Closing, any Oil and Gas Properties subject to an unsatisfied Required Consent and any Oil and Gas Properties with respect to which a preferential purchase right has been exercised prior to the Closing, or with respect to which the period for the exercise of such right has not expired, without exercise, shall not be assigned or transferred (whether directly or indirectly) to Intermediate Holdings or Holdings, as applicable.

(c)                                  If a preferential purchase right has been exercised prior to the Closing but the holder of such preferential purchase right fails to consummate the purchase of the applicable Oil and Gas Property (or a portion thereof) on or before the first to occur of (i) the date that is 120 days following the Closing or (ii) the end of the period of time for closing such sale or exercising such right, then (x) the applicable Contributing Parties shall so notify the MLP, and (y) the applicable Contributing Parties shall assign to Intermediate Holdings or Holdings, as applicable, the Oil and Gas Property (or portion thereof) so excluded at the Closing pursuant to an instrument in substantially the same form as the Assignment.

(d)                                 If any Required Consent is not obtained by the Closing, the applicable Contributing Parties and the MLP shall, to the extent permitted by applicable Law, (x) cooperate and use reasonable best efforts to establish an arrangement reasonably satisfactory to the MLP under which Intermediate Holdings or Holdings, as applicable, would obtain the claims, rights and benefits and assume the corresponding liabilities, debts, obligations and commitments under such Oil and Gas Properties (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which the applicable Contributing Parties would enforce for the benefit of Intermediate Holdings or Holdings, as applicable, any and all claims, rights and benefits of the applicable Contributing Parties against a third party thereto and (y) the applicable Contributing Parties, at the reasonable request of the MLP and for the account of Intermediate Holdings or Holdings, as applicable, shall enforce, any of such Contributing Parties’ rights thereto or interests therein against any third parties thereto (including the right to terminate any such Oil and Gas Property in accordance with its terms, provided that the applicable Contributing Parties shall pay any cancellation or other fee due upon such termination).  If the Contributing Parties obtain the consent or waiver of such Required Consent within 120 days following the Closing, (i) the applicable Contributing Parties shall so notify the MLP and (ii) the applicable Contributing Parties shall assign to Intermediate Holdings or Holdings, as applicable the Oil and Gas Property (or portion thereof) so excluded, pursuant to an instrument in substantially the same form as the Assignment.  If such Required Consent is not obtained by the date that is 120 days after the Closing, (A) Intermediate Holdings or Holdings, as applicable shall pay to such Contributing Party any net proceeds received by such party from such Contributing Party pursuant to this Section 6.10(d), that are attributable to such Oil and Gas Property, and (B) the Contributing Party shall pay to the MLP the cash value of the portion of the Aggregate Consideration received by such Contributing Party that is directly attributable to such excluded Oil and Gas Property (as reasonably determined by the MLP).

(e)                                  For the avoidance of doubt, any action that may be taken by any Represented Contributor under this Section 6.10 may be taken by any of the Contributors’ Representatives on behalf of such Represented Contributor.

6.11                                    Initial Public Offering; Lock-Up Period.

(a)                                 Each Contributing Party agrees, if requested by the MLP or the representative of the Underwriters in the Initial Public Offering, to promptly provide such information as may be reasonably and customarily requested by the MLP or such representative of the Underwriters in connection with the Initial Public Offering (to the extent such information is in the possession of such Contributing Party), and to otherwise cooperate and use commercially reasonable efforts to facilitate the consummation of the Initial Public Offering. Subject to Section 6.7(b), the GP shall determine all matters related to the Initial Public Offering and the related registration process.

(b)                                 For a period commencing on the date of the Underwriting Agreement and ending on the 180th day after the date of the Underwriting Agreement in connection with the Initial Public Offering (the “Lock-Up Period”), each Contributing Party agrees that it will not, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by such Contributing Party in accordance with the rules and regulations of the SEC and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units (other than (A) transfers of Common Units as bona fide gifts; provided that in the case of any such transfer, each recipient shall agree to be subject to the terms and conditions of this Section 6.11; and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 following the end of the calendar year in which such transfer occurred, which indicates that such transfer is a bona fide gift), and (B) pledges of Common Units that are required under the granting of security provisions of the Rivercrest Credit Agreement), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) of this Section 6.11(b) is to be settled by delivery of Common Units or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the MLP, or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the MLP. The MLP may impose stop-transfer instructions with respect to the Common Units subject to the foregoing restriction until the end of the Lock-Up Period.

(c)                                  In connection with the Initial Public Offering, each Contributing Party agrees that, upon request of the managing underwriter or managing underwriters of the Initial Public Offering, it shall enter into a standard lock-up agreement (in customary form and not exceeding 180 days after the date of the Underwriting Agreement) covering its Common Units and for a period specified by the managing underwriter or managing underwriters of such Initial Public Offering, as well as any other agreements as may be reasonably requested by the MLP or the managing underwriter or managing underwriters of such Initial Public Offering, in each case that are consistent with this Section 6.11 or are necessary to give further effect thereto.

6.12                                    Right of First Offer.

(a)                                 Assets Covered by Right of First Offer.

(i)                                     Bakken Assets. The parties set forth on Exhibit H hereto hereby grant to the MLP and its Subsidiaries (whether new or existing) (collectively, the “MLP Group”) a right of first offer on the assets described on Exhibit H hereto (the “Bakken Assets”) to the extent that any such party or their applicable Affiliate proposes to, directly or indirectly, sell, assign, convey, transfer or otherwise dispose of, whether in one or a series of transactions (such actions collectively, “Transfer”) all or any portion of the Bakken Assets (other than to an Affiliate of such party who agrees in writing that such Bakken Assets remain subject to the provisions of this Section 6.12 and such Affiliate assumes the obligations under this Section 6.12 with respect to such Bakken Assets) or enters into any agreement relating to such Transfer or proposed Transfer of any Bakken Assets from the Execution Date until three years following the Closing.

(ii)                                  Permian Assets. The parties set forth on Exhibit I hereto hereby grant to the MLP Group a right of first offer on the assets described on Exhibit I hereto (the “Permian Assets”) to the extent that any such party or their applicable Affiliate proposes to Transfer all or any portion of the Permian Assets (other than to an Affiliate of such party who agrees in writing that such Permian Assets remain subject to the provisions of this Section 6.12 and such Affiliate assumes the obligations under this Section 6.12 with respect to such Permian Assets) or enters into any agreement relating to such Transfer or proposed Transfer of any Permian Assets from the Execution Date until three years following the Closing.

(iii)                               Marcellus Assets. The parties set forth on Exhibit J hereto hereby grant to the MLP Group a right of first offer on the assets described on Exhibit J hereto (the “Marcellus Assets” and, together with the Bakken Assets and the Permian Assets, the “ROFO Assets”) to the extent that any such party or their applicable Affiliate proposes to Transfer all or any portion of the Marcellus Assets (other than to an Affiliate of such party who agrees in writing that such Marcellus Assets remain subject to the provisions of this Section 6.12 and such Affiliate assumes the obligations under this Section 6.12 with respect to such Marcellus Assets) or enters into any agreement relating to such Transfer or proposed Transfer of any Marcellus Assets from the Execution Date until three years following the Closing.

(b)                                 Procedures.

(i)                                     If a party set forth on Exhibit I, Exhibit J or Exhibit K hereto (a “Transferring Party”) proposes to Transfer any applicable ROFO Asset (other than to an Affiliate in accordance with Section 6.12(a)) (a “Proposed Transaction”), the Transferring Party shall or shall cause its applicable Affiliate to, prior to entering into any such Proposed Transaction, first give notice in writing to the MLP Group (the “ROFO Notice”) of its intention to enter into such Proposed Transaction. The ROFO Notice shall include (A) a description of the ROFO Assets subject to the Proposed Transaction, and (B) any material terms, conditions and details as would be necessary for a member of the MLP Group (an “MLP Group Member”) to make a responsive offer to enter into the Proposed Transaction with the applicable Transferring Party or Transferring Parties, which terms, conditions and details shall at a minimum include any terms, conditions or details that such Transferring Party would propose to provide to non-Affiliates in connection with the Proposed Transaction. If the MLP Group decides to offer to purchase the ROFO Assets, the MLP Group shall have 30 days following receipt of the ROFO Notice (the “ROFO Response Deadline”) to propose an offer to enter into the Proposed Transaction with such Transferring Party or Transferring Parties (the “ROFO Response”). The ROFO Response shall set forth the terms and conditions (including the purchase price the applicable MLP Group Member proposes to pay for the ROFO Asset and the other material terms of the purchase) pursuant to which the MLP Group would be willing to enter into a binding agreement for the Proposed Transaction. If no ROFO Response is delivered by the MLP Group by the ROFO Response Deadline, then the MLP Group shall be deemed to have waived its right of first offer with respect to such ROFO Asset, subject to Section 6.12(b)(iii).

(ii)                                  If such Transferring Party rejects the ROFO Response, such ROFO Response shall be deemed to have been rejected by such Transferring Party and the Transferring Party shall not be required to enter into an agreement with the applicable MLP Group Member regarding the Proposed Transaction. If such

Transferring Party accepts the ROFO Response, it will confirm such acceptance in a written notice to the applicable MLP Group Member upon the terms set forth in the ROFO Response.

(iii)                               If the MLP Group does not timely deliver a ROFO Response as specified above with respect to a Proposed Transaction that is subject to a ROFO Notice, or if such Transferring Party rejects a ROFO Response, such Transferring Party shall be free to enter into a Proposed Transaction with any third party at a purchase price not less than 105% of the price set forth in the ROFO Response and on terms and conditions that are not more favorable in the aggregate to such third party than those proposed in respect of the MLP Group in the ROFO Response; provided, if such Proposed Transaction with a third party shall not have been consummated within 90 days after the ROFO Response Deadline, then the ROFO Notice shall be deemed to have lapsed, and such Transferring Party shall not Transfer any of the assets described in the ROFO Notice without complying again with the provisions of this Section 6.12 if and to the extent applicable.

(iv)                              The Transferring Parties and the MLP Group acknowledge that any Transfer of ROFO Assets pursuant to the MLP Group’s right of first offer is subject to the terms of all existing agreements with respect to the ROFO Assets and shall be subject to and conditioned on the obtaining of any and all necessary consents of security holders, governmental authorities, lenders or other third parties; provided, however, that each Transferring Party represents and warrants that, to its Knowledge, there are no terms in such existing agreements that would materially impair or interfere with the rights granted to the MLP Group pursuant to this Section 6.12 with respect to any ROFO Asset.

(v)                                 If requested by the MLP Group and at the MLP Group’s expense, the applicable Transferring Party or Transferring Parties shall use commercially reasonable efforts to provide or prepare, or cause to be provided or prepared, any audited or unaudited financial statements with respect to any ROFO Assets Transferred pursuant to this Section 6.12 to the extent required under Regulation S-X promulgated by the SEC or any successor statute.

6.13                                    GP LLC Agreement Covenant. The Sponsors acknowledge and agree that the GP LLC Agreement shall include language substantially in the form of Exhibit M hereto.

6.14                                    Partnership Agreement Covenant. The Sponsors acknowledge and agree that the Partnership Agreement shall include language substantially in the form of Exhibit N hereto.

6.15                                    Transaction Documents. At the Closing, the Asset Contributors, the Equity Contributors or the Contributors’ Representatives, as applicable, shall have delivered or caused to be delivered to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, and the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings shall have delivered or caused to be delivered to the Asset Contributors, the Equity Contributors or the Contributors’ Representatives, as applicable, the Transaction Documents.

6.16                                    Several and Not Joint Obligations. Notwithstanding anything to the contrary in this Agreement, each of the covenants of the Contributing Parties contained herein are made severally as to such Contributing Party only, and are not made jointly.

ARTICLE VII

CONDITIONS TO CLOSING

7.1                                           Conditions to Each Party’s Obligations. The obligation of the Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party:

(a)                                 Consummation of the Initial Public Offering. The conditions to closing of the Initial Public Offering contained in the Underwriting Agreement shall have been satisfied or waived by the applicable parties thereto (other than such conditions as may, by their terms, only be satisfied at the consummation of the Initial Public Offering, but subject to the fulfillment or waiver of such conditions) and the parties to the Underwriting Agreement shall be ready, willing and able to consummate the Initial Public Offering.

(b)                                 No Governmental Restraint. No order, decree, preliminary or permanent injunction or other legal restraint of any Governmental Entity shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by Article II of this Agreement, and no actions, lawsuits, claims or proceedings shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the transactions contemplated by this Agreement.

7.2                                           Conditions to the Obligations of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings. The obligation of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the MLP (in its sole discretion):

(a)                                 Representations and Warranties of the Equity Contributors; Performance. (i) The representations and warranties of the Equity Contributors set forth in Article III (other than the Indemnified Representations) shall be true and correct in all respects, determined without giving effect to any Materiality Requirements, as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date) except for any failures of such representations or warranties to be so true and correct (disregarding all Materiality Requirements set forth therein) which would not have or would not be reasonably likely to have a Material Adverse Effect; provided such Material Adverse Effect exception shall not apply with respect to the representations and warranties contained in Section 3.3, which shall be true and correct in all respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); (ii) the Equity Contributors’ Indemnified Representations shall be true and correct in all respects as of the Execution Date and as of the Closing as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); and (iii) the Equity Contributors shall have performed in all material respects (or caused to have been performed in all material respects) all covenants and agreements required of them by this Agreement as of the Closing.

(b)                                 Representations and Warranties of the Asset Contributors; Performance. (i) The representations and warranties of the Asset Contributors set forth in Article IV (other than the Indemnified Representations) shall be true and correct in all respects, determined without giving effect to any Materiality Requirements, as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date) except for any failures of such representations or warranties to be so true and correct (disregarding all Materiality Requirements set forth therein) which would not have or would not be reasonably likely to have a Material Adverse Effect; (ii) the Asset Contributors’ Indemnified Representations shall be true and correct in all respects as of the Execution Date and as of the Closing as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); and (iii) the Asset Contributors shall have performed in all material respects (or caused to have been performed in all material respects) all covenants and agreements required of them by this Agreement as of the Closing.

7.3                                           Conditions to the Obligations of the Contributing Parties. The obligation of the Contributing Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributors’ Representatives or the Contributing Parties holding at least a Supermajority Interest:

(a)                                 Representations and Warranties of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings; Performance. (i) The representations and warranties of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings set forth in Article V (other than the Indemnified Representations) shall be true and correct in all respects, determined without giving effect to any Materiality Requirements, as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date) except for any failures of such representations or warranties to be so true and correct (disregarding all Materiality Requirements set forth therein) which would not have or would not be reasonably likely to have a Material Adverse Effect; (ii) the Indemnified Representations of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings shall be true and correct in all respects as of the Execution Date and as of the Closing as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); and (iii) the MLP, the GP, Intermediate GP, Intermediate

Holdings and Holdings shall each have performed in all material respects (or caused to have been performed in all material respects) all covenants and agreements required of them by this Agreement as of the Closing.

ARTICLE VIII

TAX MATTERS

8.1                                           Transfer Taxes. Each Contributing Party shall bear any and all sales, use, excise, real property transfer, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby (“Transfer Taxes”).

8.2                                           Liability for Taxes. Each Contributing Party will be responsible for all Taxes imposed on or with respect to the Contributed Assets and Contributed Entities for any taxable period, or portion thereof, ending prior to the Effective Time. Subject to Section 8.3, the MLP shall be responsible for all Taxes (other than Transfer Taxes) imposed on or with respect to the Contributed Assets and Contributed Entities for any taxable period, or portion thereof, ending on and after the Effective Time.

8.3                                           Allocation of Taxes. Taxes imposed on or with respect to the Contributed Assets and Contributed Entities for any taxable period within which the Effective Time falls will be apportioned as follows:

(a)                                 Taxes that are ad valorem, property or otherwise imposed on a periodic basis will be apportioned on a ratable daily basis; and

(b)                                 all other Taxes will be apportioned based on an interim closing of the books as of the end of the day immediately prior to the Effective Time.

8.4                                           Remittance of Taxes. Each Contributing Party will be responsible for timely remitting all Taxes imposed on or with respect to the Contributed Assets and Contributed Entities due prior to the Closing Date, and the MLP will be responsible for timely remitting all Taxes due on or after the Closing Date, in each case to the relevant Tax Authority.

8.5                                           Reimbursement for Taxes. Notwithstanding any other provision of this Agreement and without any limitation, each Contributing Party and the MLP shall reimburse the other for its allocable share of Taxes paid by such other party, determined in accordance with this Article VIII, within ten Business Days of receiving notice, together with such supporting evidence as is reasonably necessary to calculate the proration amount (the “Indemnified Taxes”).

8.6                                           Tax Returns. Each Contributing Party shall prepare and timely file any Tax Return for Taxes imposed on or with respect to the Contributed Assets and Contributed Entities required to be filed before the Closing Date. The MLP shall prepare and timely file all other Tax Returns for Taxes imposed on or with respect to the Contributed Assets and Contributed Entities required to be filed on or after the Closing Date. Pursuant to Section 8.8, each Contributing Party and the MLP shall provide each other with all information reasonably necessary to prepare any Tax Return for Taxes imposed on or with respect to the Contributed Assets and Contributed Entities.

8.7                                           Tax Treatment and Related Matters.

(a)                                 Except as otherwise provided in this Section 8.7, the Parties acknowledge that the transactions described in this Agreement are properly characterized as transactions described in Sections 721(a) and 731 of the Code and agree to file all Tax Returns in a manner consistent with such treatment.

(b)                                 The Parties agree that the amount distributed to the Asset Contributors and Equity Contributors in connection with the Initial Public Offering shall be treated (i) as a “debt-financed transfer” to such Contributing Party under Treasury Regulations Section 1.707-5(b) to the extent the cash is traceable under the principles of Treasury Regulations Section 1.163-8T to such Contributing Party’s allocable share, determined under Treasury Regulations Section 1.707-5(b)(2), of indebtedness of the MLP, (ii) as a reimbursement of such Contributing Party’s preformation expenditures with respect to the assets contributed within the meaning of Treasury Regulations Section 1.707-4(d) to the extent applicable, and (iii) as the proceeds of a sale by such Contributing Party of the assets contributed to the MLP to the extent clauses (i) and (ii), or any other exceptions to the “disguised sale” rules under Section 707 and the Treasury Regulations thereunder, are inapplicable.

(c)                                  Except with the prior written consent of each Contributing Party, the MLP agrees to act at all times in a manner consistent with this intended treatment specified in this Section 8.7, including, if required, disclosing the distribution of any proceeds from the Initial Public Offering in accordance with the requirements of Treasury Regulations Section 1.707-3(c)(2).

8.8                                           Cooperation and Tax Audits. The Parties agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to each of the Contributed Entities, the Equity Owned Assets or the Contributed Assets, as applicable, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by the Parties, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Parties shall cooperate fully as and to the extent reasonably requested by the other party in connection with any audit or action relating to Taxes involving the Contributed Entities, the Equity Owned Assets or the Contributed Assets, as applicable. Notwithstanding anything to the contrary contained in this Agreement, none of the MLP or its Affiliates shall have the right to receive or obtain any information relating to Taxes or Tax Returns of the Contributing Parties or any of their Affiliates (or predecessors thereto) other than information relating solely to the Contributed Entities, the Equity Owned Assets or the Contributed Assets, as applicable.

ARTICLE IX

INDEMNIFICATION

9.1                                           Survival. The Indemnified Representations (other than with respect to Section 3.8 and 4.7) of the Parties shall survive the Closing for a period of one year after the Closing Date. All other representations and warranties of the Parties shall not survive the Closing. The indemnification obligations of the Parties contained in Article VIII and the Indemnified Representations with respect to Section 3.8 and Section 4.7 shall be continuing and shall survive the Closing until 30 days after the statute of limitations closes for the taxable year to which any Taxes associated with such indemnification obligations relate. The covenants and agreements of the Parties that, by their terms, are to be performed at or prior to the Closing, shall survive until the earlier of the Closing Date and the date on which they are fully performed, and the covenants and agreements of the Parties that, by their terms, are to be performed after the Closing, shall survive the Closing indefinitely or for the period explicitly specified therein. The indemnification obligations of the Parties with respect to the Assumed Liabilities and Retained Liabilities and the Parties’ indemnification obligations under Section 9.2(a)(iii), Section 9.2(a)(iv) and Section 9.3(a)(iii) shall survive the Closing indefinitely.  Each applicable survival period in this Section 9.1 is referred to as the “Survival Period.”

9.2                                           Equity Contributors’ Agreement to Indemnify.

(a)                                 Subject to the terms and conditions set forth herein (including Section 8.1), from and after the Closing, each of the Equity Contributors shall, severally and not jointly, indemnify, defend and hold harmless the Partnership Group from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) asserted against or incurred by any Contributed Entity or member of the Partnership Group as a result of or arising out of or under:

(i)                                     a breach of an Indemnified Representation by such Equity Contributor;

(ii)                                  a breach of any covenants and agreements (excluding, for the avoidance of doubt, any other representations and warranties not covered by clause (i)) contained in this Agreement by such Equity Contributor;

(iii)                               any (A) Liens or indebtedness associated with, incurred by, or otherwise burdening the Contributed Entities in which such Equity Contributor owns an equity interest or (B) Liens incurred or created by, through, or under such Equity Contributor or the Contributed Entities in which such Equity Contributor owns an equity interest or its or their Affiliates, burdening the Equity Owned Assets; or

(iv)                              any Distributed Interest.

THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING ANY NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY ON THE PART OF ANY MEMBER OF THE PARTNERSHIP GROUP.

(b)                                 The obligation of each Equity Contributor to indemnify the Partnership Group pursuant to Section 9.2(a) is subject to the following limitations:

(i)                                     In no event shall an Equity Contributor’s obligation to indemnify the Partnership Group pursuant to Section 9.2(a)(i) (other than with respect to a breach of Section 3.8) with respect to a particular Contributed Entity exceed 10% of such Equity Contributor’s Aggregate Consideration with respect to the Contributed Entity that is the subject of such claim for indemnification.

(ii)                                  In no event shall an Equity Contributor’s aggregate obligation to indemnify the Partnership Group pursuant to Section 9.2(a)(iii) exceed such Equity Contributor’s Aggregate Consideration with respect to the Contributed Entity that is the subject of such claim for indemnification.

(iii)                               In no event shall an Equity Contributor’s aggregate obligation to indemnify the Partnership Group pursuant to Section 9.2(a) exceed such Equity Contributor’s Aggregate Consideration.

(iv)                              An Equity Contributor shall be obligated to indemnify the Partnership Group pursuant to Section 9.2(a) only for those claims giving rise to Damages of the Partnership Group as to which a member of the Partnership Group has given such Equity Contributor written notice prior to the end of the applicable Survival Period. Any written notice delivered by a member of the Partnership Group to an Equity Contributor with respect to Damages of the Partnership Group shall set forth with as much specificity as is reasonably practicable the basis of the claim for Damages of the Partnership Group and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

9.3                                           Asset Contributors’ Agreement to Indemnify.

(a)                                 Subject to the terms and conditions set forth herein (including Section 8.1), from and after the Closing, each of the Asset Contributors shall, severally and not jointly, indemnify, defend and hold harmless the Partnership Group from and against all Damages asserted against or incurred by any member of the Partnership Group as a result of or arising out of or under:

(i)                                     a breach of an Indemnified Representation by such Asset Contributor;

(ii)                                  a breach of any covenants and agreements (excluding, for the avoidance of doubt, any other representations and warranties not covered by clause (i)) contained in this Agreement by such Asset Contributor;

(iii)                               a breach of the special warranty of title contained in the Assignments delivered by such Asset Contributor at Closing; or

(iv)                              any of the Retained Liabilities of such Asset Contributor.

THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING ANY NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY ON THE PART OF ANY MEMBER OF THE PARTNERSHIP GROUP.

(b)                                 The obligation of each Asset Contributor to indemnify the Partnership Group pursuant to Section 9.3(a) is subject to the following limitations:

(i)                                     In no event shall an Asset Contributor’s obligation to indemnify the Partnership Group pursuant to Section 9.3(a)(i) (other than with respect to a breach of Section 4.7) with respect to a particular Contributed Asset exceed 10% of such Asset Contributor’s Aggregate Consideration with respect to the Contributed Asset that is the subject of such claim for indemnification.

(ii)                                  In no event shall an Asset Contributor’s aggregate obligation to indemnify the Partnership Group pursuant to Section 9.3(a)(iii) exceed such Asset Contributor’s Aggregate Consideration with respect to the Contributed Asset that is the subject of such claim for indemnification.

(iii)                               In no event shall an Asset Contributor’s aggregate obligation to indemnify the Partnership Group pursuant to Section 9.3(a) exceed such Asset Contributor’s Aggregate Consideration.

(iv)                              An Asset Contributor shall be obligated to indemnify the Partnership Group pursuant to Section 9.3(a) only for those claims giving rise to Damages of the Partnership Group as to which a member of the Partnership Group has given such Asset Contributor written notice prior to the end of the applicable Survival Period. Any written notice delivered by a member of the Partnership Group to an Asset Contributor with respect to Damages of the Partnership Group shall set forth with as much specificity as is reasonably practicable the basis of the claim for Damages of the Partnership Group and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

9.4                                           MLP’s, GP’s, Intermediate GP’s, Intermediate Holdings’ and Holdings’ Agreement to Indemnify.

(a)                                 Subject to the terms and conditions set forth herein (including Section 8.1), and except to the extent the Partnership Group is indemnified from and against any such Damages pursuant to Section 9.2 and Section 9.3, from and after the Closing, the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings shall, jointly and severally, indemnify, defend and hold harmless the Contributing Parties Group from and against all Damages asserted against or incurred by any member of the Contributing Parties Group as a result of or arising out of or under:

(i)                                     a breach of an Indemnified Representation by the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings;

(ii)                                  a breach of any covenants and agreements contained in this Agreement by the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings;

(iii)                               any obligations and liabilities of the Contributed Entities; or

(iv)                              any of the Assumed Liabilities.

THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING ANY NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY ON THE PART OF ANY MEMBER OF THE CONTRIBUTING PARTIES GROUP.

(b)                                 The obligation of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings to indemnify the Contributing Parties Group pursuant to Section 9.4(a) is subject to the following limitations:

(i)                                     In no event shall the MLP’s, the GP’s, Intermediate GP’s, Intermediate Holdings’ and Holdings’ obligation to indemnify the Contributing Parties Group pursuant to Section 9.4(a)(i) exceed 10% of the Aggregate Consideration paid to all Contributing Parties.

(ii)                                  In no event shall the MLP’s, the GP’s, Intermediate GP’s, Intermediate Holdings’ and Holdings’ aggregate obligation to indemnify the Contributing Parties Group pursuant to Section 9.4(a) exceed the Aggregate Consideration paid to all Contributing Parties.

(iii)                               The MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings shall be obligated to indemnify the Contributing Parties Group pursuant to Section 9.4(a) only for those claims giving rise to Damages of the Contributing Parties Group as to which a member of the Contributing Parties Group has given the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings written notice prior to the end of the applicable Survival Period. Any written notice delivered by a member of the Contributing Parties Group to the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings with respect to Damages of the Contributing Parties Group shall set forth with as much specificity as is reasonably practicable the basis of the claim for Damages of the Contributing Parties Group and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

9.5                                           Indemnification Procedures.

(a)                                 Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Article IX, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Article IX. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article IX for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. If the Indemnifying Party fails to notify the Indemnified Party within 15 days after receipt by the Indemnifying Party of written notice from the Indemnified Party of the commencement of such action that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 9.5, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 9.5 but fails diligently to prosecute the proceedings related to such claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), such claim by all appropriate proceedings. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Article IX (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(b)           In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a third-party claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

(c)           In determining the amount of any Damages for which the Indemnified Party is entitled to indemnification under this Article IX, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party and (ii) all amounts actually recovered by the Indemnified Party under contractual indemnities from third Persons.

(d)           The date on which notification of a claim for indemnification is received as provided in Section 11.2 by the Indemnifying Party shall determine whether such claim is timely made.

(e)           From and after Closing, if any Party receives any refund of Indemnified Taxes, such Party shall remit any such refund to the Equity Contributors or Asset Contributors, respectively.

9.6          No Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. In this regard, there shall be no duplication of recovery under Article VIII and this Article IX.

9.7          Exclusive Remedies. Except as provided in Section 6.2, Section 10.3, Section 11.9 and Article VIII and except with respect to claims or causes of action arising from actual fraud, the Parties agree that, from and after the Closing, the sole and exclusive remedy of any Party or their respective Affiliates with respect to this Agreement or any other claims relating to the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby shall be limited to the indemnification provisions set forth in this Article IX.

9.8          No Exemplary or Punitive Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS ARTICLE IX OR OTHERWISE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

ARTICLE X
TERMINATION

10.1        Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time before the Closing as follows:

(a)           By the mutual written agreement of (i) the GP, on behalf of itself, the MLP, Intermediate GP, Intermediate Holdings and Holdings, and (ii) the Contributing Parties holding at least a Supermajority Interest;

(b)           By the Contributors’ Representatives, on behalf of each Represented Contributor, or by Contributing Parties holding at least a Supermajority Interest, or by the GP, on behalf of itself, the MLP, Intermediate GP, Intermediate Holdings and Holdings, if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or other legal restraint permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by Article II of this Agreement, provided that the Party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall have complied with its obligations in Section 6.3, Section 6.4 and Section 6.11;

(c)           By the MLP if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of the Equity Contributors or the Asset Contributors, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, a failure of the conditions set forth in Section 7.2 that is not capable of being satisfied or cured by the Closing Date;

(d)           By the Contributing Parties holding at least a Supermajority Interest if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, a failure of the conditions set forth in Section 7.3 that is not capable of being satisfied or cured by the Closing Date; or

(e)           By any Party, upon written notice to the other Parties, if the transactions contemplated by Article II of this Agreement shall not have been consummated on or prior to such date that that is 24 months from the Execution Date (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any such Party whose failure to perform or observe in any material respect any of its obligations under this Agreement proximately caused the failure to consummate the transactions contemplated by Article II of this Agreement on or before the End Date.

Except with respect to Section 10.1(a), any action that may be taken by any Represented Contributor under this Section 10.1 may be taken by the Contributors’ Representatives on behalf of such Represented Contributor.

10.2        Effect of Certain Terminations. In the event of termination of this Agreement pursuant to this Article X, all rights and obligations of the Parties under this Agreement shall terminate, except the provisions of Section 6.5, Section 6.6, this Article X and Article XI shall survive such termination; provided, however, that nothing herein shall relieve any Party from any liability for any intentional or willful and material breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of a non-breaching Party under this Agreement in the case of such intentional or willful and material breach, at law or in equity, shall be preserved notwithstanding termination of this Agreement pursuant to this Article X.

10.3        Enforcement of this Agreement. The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the Contributing Parties, the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings, to the fullest extent permitted by law, will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

ARTICLE XI
MISCELLANEOUS

11.1        Release. As of the Closing Date, each of the Contributing Parties (collectively, the “Releasing Parties”), hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Closing Date, to the fullest extent permitted by Law, each member of the Partnership Group (and any predecessor entity of any member of the Partnership Group) (collectively, the “Released Parties”) from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever that such Releasing Party may possess against each Released Party, if any, or any of them that arises out of or is based on any (collectively, “Pre-Transaction Claims”) agreement or understanding or act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter occurring on or prior to the Closing Date (whether based at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively “Pre-Transaction Matters”), including: (a) claims by such Releasing Party with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which such Releasing Party is a party (other than this Agreement or any Transaction Document); and (c) claims by such Releasing Party with respect to equity interests, dividends, distributions, violations of preemptive rights and such Releasing Party’s status as an officer, director, stockholder, member, option holder or other security holder of a Released Party; provided, however, that this Section 11.1 shall not apply to any claim to enforce this Agreement or any of the Transaction Documents. Each Releasing Party further agrees, from and after the Closing Date, not to file or bring any claim before any Governmental Entity on the basis of or respecting any Pre-Transaction Claim concerning any Pre-Transaction Matter against any Released Party. Each Releasing Party (i) acknowledges that such Releasing Party fully comprehends and understands all the terms of this Section 11.1 and their legal effects and (ii) expressly represents and warrants that (A) such Releasing Party is competent to effect the release made in this Section 11.1 knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its representatives and (B) such Releasing Party had the opportunity to consult with an attorney of such Releasing Party’s choice regarding this Section 11.1.

11.2        Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to the MLP, the GP, Intermediate GP, Intermediate Holdings or Holdings, addressed to:

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: R. Davis Ravnaas

Email: davis@rcroyalties.com

with copies, which shall not constitute notice, to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

If to the Contributors’ Representatives, addressed to:

BRD Royalty Holdings LLC

2777 Stemmons Fwy, Suite 1133

Dallas, Texas 75207

Attention: Dan Przyojski

Email: daniel@ntroyalty.com

K3 Royalties, LLC

306 West 7th Street #901

Fort Worth, Texas 76102

Attention: Mitch S. Wynne

Email: mitch@mswynne.com

Steward Royalties, LLC

777 Taylor St., Suite 810

Fort Worth, Texas 76102

Attention: Robert D. Ravnaas

Email: davis@rcroyalties.com

with copies, which shall not constitute notice, to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

If to BGT Investments LLC, addressed to:

BGT Investments LLC

2777 Stemmons Fwy, Suite 1133

Dallas, Texas 75207

Attention: Dan Przyojski

Email: daniel@ntroyalty.com

If to Double Eagle Interests, LLC, addressed to:

Double Eagle Interests, LLC

306 West 7th Street #901

Fort Worth, Texas 76102

Attention: Mitch S. Wynne

Email: mitch@mswynne.com

If to Rochelle Royalties, LLC, addressed to:

Rochelle Royalties, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: R. Davis Ravnaas

Email: davis@rcroyalties.com

If to a Contributing Party, to the address set forth under such Contributing Party’s name on Schedule 11.2 hereto.

If to a Transferring Party, to the address set forth under such Transferring Party’s name on Schedule 11.2 hereto.

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have been given and received at the time of transmission. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

11.3        Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. Each of the Parties agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties irrevocably and unconditionally confirms and agrees (a) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties of the name and address of such agent, and (ii) to the fullest extent permitted by Law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable Law, service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS, OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT WITH REGARD TO THE ASSIGNMENTS, WHICH WILL BE GOVERNED PURSUANT TO THE PROVISIONS OF THE FORMS OF ASSIGNMENT ATTACHED AS EXHIBIT F-1, EXHIBIT F-2 AND EXHIBIT F-3 HERETO, AS APPLICABLE (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (B) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (C) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.4        Entire Agreement. This Agreement, the exhibits and schedules hereto and the Transaction Documents constitute the entire agreement between and among the Parties pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. Except as expressly set forth in this Agreement (including the representations and warranties set forth in Articles III, IV and V), (a) the Parties acknowledge and agree that none of the Equity Contributors, Asset Contributors or Partnership Group or any other Person has made, and the Parties are not relying upon, any covenant, representation or warranty, written or oral, statutory, expressed or implied, as to the Equity Contributors, Asset Contributors or Partnership Group or any other Person, as applicable, or as to the accuracy or completeness of any information regarding any Party furnished or made available to any other Party and (b) no Party shall have or be subject to any liability to any other Person, or any other remedy in connection herewith, based upon the distribution to any other Person of, or any other Person’s use of or reliance on, any such information or any information, documents or material made available to such Person in any management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby.

11.5        Amendments and Modifications; Waivers.

(a)           No amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby; provided, however, that (i) in accordance with Section 11.9, any amendment, modification or waiver may be entered into by any of the Contributors’ Representatives for and on behalf of the Represented Contributors, without the need for any further approval or action on the part of the Represented Contributors, and any such amendment, modification or waiver shall be binding upon such Represented Contributor, without the prior written consent of such Represented Contributor, so long as such amendment, modification or waiver would not materially adversely affect the rights of such Represented Contributor in relation to the effect such amendment, modification or waiver would have on the rights of the other Contributing Parties as a whole, and (ii) at any time prior to the first public filing of the Registration Statement, any amendment or modification to add properties or assets to be contributed to the MLP, Intermediate GP, Intermediate Holdings or Holdings, as applicable, may be entered into by any of the Contributors’ Representatives or their respective Affiliates for and on behalf of a Represented Contributor, without the need for any further approval or action on the part of the Represented Contributors, and any such amendment or modification shall be binding upon all Represented Contributors, without the prior written consent of any Represented Contributor, so long as the incremental Aggregate Consideration to be paid to such Party in connection with the contribution of such property or asset does not exceed 5% of the total consideration to be paid to all Contributing Parties in this Agreement. Notwithstanding the foregoing, no consent of a Contributing Party will be required to make an amendment to this Agreement necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute.

(b)           The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

11.6        Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except as set forth in Article IX and Section 11.1. No Party hereto may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) except that each of the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings may transfer their respective rights and obligations hereunder to any Affiliate. Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.

11.7        Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party hereto. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable such term or provision as to any other jurisdiction or any of the remaining terms and provisions of this Agreement in that or any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

11.8        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the Parties. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic transmission shall be deemed to be their original signatures for any purpose whatsoever.

11.9        Appointment of Attorney-in-Fact.

(a)           Each of BRD Royalty Holdings LLC, K3 Royalties, LLC and Steward Royalties, LLC (each, a “Contributors’ Representative” and collectively, the “Contributors’ Representatives”) (and any successor appointed to act on its behalf in accordance with this Section 11.9), any of which may act without the joinder of the other, is hereby appointed, authorized and empowered to act, on behalf of the Contributing Parties (except for those Contributing Parties marked with an asterisk on Exhibit A hereto (such Contributing Parties marked with an asterisk on Exhibit A hereto, the “Non-Represented Contributors” and, all other Contributing Parties, the “Represented Contributors”)), in connection with, and to facilitate the consummation of the transactions contemplated by, this Agreement and the Transaction Documents, and in connection with the activities to be performed on behalf of the Represented Contributors under this Agreement.

(b)           The Parties shall be entitled to rely exclusively upon the communications of any Contributors’ Representative relating to the decisions, actions and other communications of the Represented Contributors. The Parties need not be concerned with, and shall be entitled to rely on, the authority of any Contributors’ Representative to act on behalf of the Represented Contributors hereunder, and shall not be held liable or accountable in any manner for any act or omission of any Contributors’ Representative in such capacity.

(c)           Each Contributors’ Representative may execute the Equity Contributor Closing Deliverables on behalf of the Equity Contributors and the Asset Contributor Closing Deliverables on behalf of the Asset Contributors (but not the Non-Represented Contributors) and other documents, agreements, certificates and contracts related thereto.

(d)           Each Represented Contributor agrees that each Contributors’ Representative is not a fiduciary of the Represented Contributors but is simply acting in a ministerial capacity to alleviate administrative burdens for the Represented Contributors and that each Contributors’ Representative shall not have any duties or responsibilities to the Represented Contributors. In connection therewith, neither a Contributors’

Representative nor any agent employed by any Contributors’ Representative shall incur any liability or suffer any Damages to any Represented Contributor by virtue of or relating to the performance of his or its duties hereunder, except for actions or omissions constituting intentional fraud or willful misconduct. Further, each Represented Contributor shall, severally and not jointly, indemnify, defend and hold harmless each Contributors’ Representative against all Damages (including, for the avoidance of doubt, amounts paid in settlement) asserted against or incurred by such Contributors’ Representative in connection with any actual or threatened action, suit or proceeding to which such Contributors’ Representative is made a party by reason of its acting as a Contributors’ Representative hereunder. THE INDEMNIFICATION OBLIGATION IN THE IMMEDIATELY PRECEDING SENTENCE IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING ANY NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE, PASSIVE OR COMPARATIVE) OR OTHER FAULT OR STRICT LIABILITY OR VIOLATION OF LAW ON THE PART OF SUCH CONTRIBUTORS’ REPRESENTATIVE.

(e)           Each Contributors’ Representative may resign at any time by giving notice thereof to the Represented Contributors. Each Contributors’ Representative may be removed at any time upon the written approval of the Represented Contributors holding at least a Supermajority Interest. Upon any such resignation or removal of a Contributors’ Representative, all rights, duties and obligations of such Contributors’ Representative as such shall terminate. Upon the acceptance of its appointment as a successor Contributors’ Representative, such successor Contributors’ Representative shall thereupon succeed to and become vested with all the rights and duties of a Contributors’ Representative.

(f)            The grant of authority provided for in this Section 11.9 is coupled with an interest and is being granted, in part, as an inducement to the Parties to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Represented Contributor and shall be binding on any successor thereto.

11.10      Consent of Spouse. If any individual Contributing Party is married on the date hereof, such Contributing Party’s spouse shall execute and deliver to the MLP, the GP, Intermediate GP, Intermediate Holdings and Holdings a consent of spouse substantially in the form of Exhibit O hereto, to be effective on the Execution Date. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Contributing Party’s Contributed Equity and Equity Owned Assets or Contributed Assets, as applicable, that do not otherwise exist by operation of law or the agreement of such Contributing Party and his or her spouse.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date.

Kimbell Royalty Partners, LP

By:	Kimbell Royalty GP, LLC, its general partner

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

Kimbell Royalty GP, LLC

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

Kimbell Intermediate GP, LLC

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

Kimbell Intermediate Holdings, LLC

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

Kimbell Royalty Holdings, LLC

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

Signature Page to the Contribution Agreement

Kimbell GP Holdings, LLC

By:	BGT Investments LLC, its member

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	President

By:	Double Eagle Interests, LLC, its member

By:	/s/ Mitch Wynne
	Name:	Mitch Wynne
	Title:	Partner

By:	Rochelle Royalties, LLC, its member

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	President

Signature Page to the Contribution Agreement

Alcorn Royalties, LLC

By:	/s/ Peter Alcorn
	Name:	Peter Alcorn
	Title:	Managing Member

Signature Page to the Contribution Agreement

Aledo Royalty Company

By:	/s/ Brett G. Taylor
Brett G. Taylor Royalty Trust
By: Brett G. Taylor, Trustee

By:	/s/ Mary Ann Giordano
Trinity Minerals (a general partnership)
By: Mary Ann Giordano, Partner

Signature Page to the Contribution Agreement

BGT Investments LLC

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	President

Signature Page to the Contribution Agreement

BGT Royalty Partners, LP

By:	BGT Royalty Partners Genpar, LLC, its general partner

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Co-President

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	Co-President

Signature Page to the Contribution Agreement

B.H.C.H. Mineral, Ltd.

By:	B.H.C.H. Properties, Ltd., its general partner

By:	B.H.C.H. Management, LLC, its general partner

By:	/s/ Bruce H. C. Hill
	Name:	Bruce H. C. Hill
	Title:	President of its general partner

Signature Page to the Contribution Agreement

Bitter End Royalties, LP

By:	Bitter End, LLC, its general partner

By:	/s/ Benny D. Duncan
	Name:	Benny D. Duncan
	Title:	Manager

Signature Page to the Contribution Agreement

BK GenPar, Inc.

By:	/s/ Ben J. Fortson
	Name:	Ben J. Fortson
	Title:	President

Signature Page to the Contribution Agreement

Brazos Minerals, L.L.C.

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Venturer

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ W. Todd Brooker
	Name:	W. Todd Brooker
	Title:	Venturer

By:	/a/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

By:	/s/ Kellie Jordan
	Name:	Kellie Jordan
	Title:	Venturer

By:	/s/ Matt Regan
	Name:	Matt Regan
	Title:	Venturer

Signature Page to the Contribution Agreement

Brazos Minerals II, L.L.C.

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ W. Todd Brooker
	Name:	W. Todd Brooker
	Title:	Venturer

By:	/s/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

By:	/s/ Kellie Jordan
	Name:	Kellie Jordan
	Title:	Venturer

By:	/s/ Matt Regan
	Name:	Matt Regan
	Title:	Venturer

Signature Page to the Contribution Agreement

BRD Royalty Holdings LLC

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	President

Signature Page to the Contribution Agreement

Brett G. Taylor Royalty Trust

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	Trustee

Signature Page to the Contribution Agreement

Caprock Minerals

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Venturer

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

By:	/s/ W. Todd Brooker
	Name:	W. Todd Brooker
	Title:	Venturer

Signature Page to the Contribution Agreement

Chilton Minerals, Ltd.

By:	Chilton Minerals GP, LLC, its general partner

By:	/s/ Bruce H. C. Hill
	Name:	Bruce H. C. Hill
	Title:	President

Signature Page to the Contribution Agreement

Chisholm Minerals

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Venturer

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ W. Todd Brooker
	Name:	W. Todd Brooker
	Title:	Venturer

By:	/s/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

Signature Page to the Contribution Agreement

Double Eagle Interests, LLC

By:	/s/ Mitch Wynne
	Name:	Mitch Wynne
	Title:	Partner

Signature Page to the Contribution Agreement

Eagle Minerals, LP

By:	Eagle Management, LLC, its general partner

By:	/s/ Benny D. Duncan
	Name:	Benny D. Duncan
	Title:	Manager

Signature Page to the Contribution Agreement

Fort Worth Minerals

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Venturer

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

Signature Page to the Contribution Agreement

Fredericksburg Royalty, Ltd.

By:	Hill Leasing Management, LLC, its general partner

By:	/s/ Bruce H. C. Hill
	Name:	Bruce H. C. Hill
	Title:	Manager

Signature Page to the Contribution Agreement

French Capital Partners, Ltd.

By:	French Capital Management LLC, its general partner

By:	/s/ Marcia Fuller French
	Name:	Marcia Fuller French
	Title:	Manager

Signature Page to the Contribution Agreement

FWA Partners, LLC

By:	/s/ Robert Ravnaas
	Name:	Robert Ravnaas
	Title:	Manager

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	Manager

Signature Page to the Contribution Agreement

Gallagher Headquarters Ranch Development, Ltd.

By:	Crockett Development, Inc., its general partner

By:	/s/ Christopher C. Hill
	Name:	Christopher C. Hill
	Title:	President

Signature Page to the Contribution Agreement

Gorda Sound Royalties, LP

By:	Gorda Sound, LLC, its general partner

By:	/s/ Benny D. Duncan
	Name:	Benny D. Duncan
	Title:	Manager

Signature Page to the Contribution Agreement

Hardy Mineral and Royalties, Ltd.

By:	Hardy Chilton Management, LLC, its general partner

By:	/s/ Bruce H. C. Hill
	Name:	Bruce H. C. Hill
	Title:	President

Signature Page to the Contribution Agreement

By:	/s/ James Tyrrell Hearn
James Tyrrell Hearn

Signature Page to the Contribution Agreement

CONSENT OF SPOUSE

I, the undersigned spouse of James T. Hearn, hereby join in the execution of the Contribution, Conveyance, Assignment and Assumption Agreement, dated as of the date hereof (the “Agreement”), to reflect my understanding and agreement to the terms contained therein and to indicate that I claim no interest in the Contributed Assets to be contributed, transferred, assigned and conveyed by my spouse pursuant to the terms and conditions of the Agreement. I hereby irrevocably appoint my spouse as my true and lawful representative of our marital community with full power and authority on my behalf to execute and deliver the Agreement and any and all documents, instruments and agreements related thereto or related to the Contributed Assets, to make or authorize any amendments or changes in such documents, instruments and agreements as necessary in my spouse’s judgment and to take any and all other actions related to or arising out of the Agreement and such other documents, instruments and agreements.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Date:	December 20, 2016

Signature of Spouse:	/s/ Suzanne Cross Hearn

Printed Name of Spouse:	Suzanne Cross Hearn

State of Legal Residence:	Texas

Consent of Spouse

J.C. Pace, Ltd.

By:	JCP Holding, L.P., its general partner

	By:	JCP Holding Genpar, LLC, its general partner

By: JC Pace Holding Co., its sole member

By:	/s/ Gary H. Pace
	Name:	Gary H. Pace
	Title:	Chairman

Signature Page to the Contribution Agreement

By:	/s/ John Huff
John Huff

Signature Page to the Contribution Agreement

CONSENT OF SPOUSE

I, the undersigned spouse of John Huff, hereby join in the execution of the Contribution, Conveyance, Assignment and Assumption Agreement, dated as of the date hereof (the “Agreement”), to reflect my understanding and agreement to the terms contained therein and to indicate that I claim no interest in the Contributed Assets to be contributed, transferred, assigned and conveyed by my spouse pursuant to the terms and conditions of the Agreement. I hereby irrevocably appoint my spouse as my true and lawful representative of our marital community with full power and authority on my behalf to execute and deliver the Agreement and any and all documents, instruments and agreements related thereto or related to the Contributed Assets, to make or authorize any amendments or changes in such documents, instruments and agreements as necessary in my spouse’s judgment and to take any and all other actions related to or arising out of the Agreement and such other documents, instruments and agreements.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Date:	December 20, 2016

Signature of Spouse:	/s/ Karen K. Huff

Printed Name of Spouse:	Karen K. Huff

State of Legal Residence:	Texas

Consent of Spouse

JVR LA O&G, Ltd.

By:	Roach LA Enterprises, I L.C., its general partner

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Manager

Signature Page to the Contribution Agreement

K3 Royalties, LLC

By:	/s/ Mitch S. Wynne
	Name:	Mitch S. Wynne
	Title:	Owner / Sole Member

Signature Page to the Contribution Agreement

Kimbell Art Foundation

By:	/s/ Ben J. Fortson
	Name:	Ben J. Fortson
	Title:	VP / CIO

Signature Page to the Contribution Agreement

KRP Bakken I LLC

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	President

Signature Page to the Contribution Agreement

KRP Marcellus I, LLC

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	President

Signature Page to the Contribution Agreement

LA Roach O & G LTD.

By:	Roach LA Enterprises, I L.C., its general partner

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Manager

Signature Page to the Contribution Agreement

Lowe Royalty Partners, LP

By:	Mary Ralph Lowe, its general partner

/s/ Mary Ralph Lowe

Signature Page to the Contribution Agreement

Lowry Energy Partners

By:	/s/ Leonard D. Lowry
	Name:	Leonard D. Lowry
	Title:	Managing Partner

Signature Page to the Contribution Agreement

MSW Royalties, LLC

By:	/s/ Mitch S. Wynne
	Name:	Mitch S. Wynne
	Title:	Manager

Signature Page to the Contribution Agreement

Oil Nut Bay Royalties, LP

By:	Oil Nut Bay, LLC, its general partner

By:	/s/ Benny D. Duncan
	Name:	Benny D. Duncan
	Title:	Manager

Signature Page to the Contribution Agreement

OMI Rochester Holdings I, L.P.

By:	BK GenPar, Inc., its general partner

By:	/s/ Ben J. Fortson
	Name:	Ben J. Fortson
	Title:	President

Signature Page to the Contribution Agreement

Pace Interests, L.P.

By:	Pace Holdings, LLC, its general partner

By:	/s/ Gary H. Pace
	Name:	Gary H. Pace
	Title:	Limited Partner

Signature Page to the Contribution Agreement

Princeton Royalties, LLC

By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	Managing Member

Signature Page to the Contribution Agreement

PR Minerals, LLC

By:	/s/ Gary H. Pace
	Name:	Gary H. Pace
	Title:	President

Signature Page to the Contribution Agreement

RCPTX Holdings Genpar, LLC

By:	BGT Royalty Partners, LP, its sole member

By:	BGT Royalty Partners Genpar, LLC, its general partner

By:	/s/ Robert Ravnaas
	Name:	Robert Ravnaas
	Title:	Co-President

By:	/s/ Brett G. Taylor
	Name:	Brett G. Taylor
	Title:	Co-President

Signature Page to the Contribution Agreement

Remlap, LLC

By:	/s/ Michael D. Palmer
	Name:	Michael D. Palmer
	Title:	Managing Member

Signature Page to the Contribution Agreement

Rivercrest Royalties Holdings, LLC

By:	/s/ Robert Davis Ravnaas
	Name:	Robert Davis Ravnaas
	Title:	Vice President

Signature Page to the Contribution Agreement

The Roach 2002 Trust II

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Independent Trustee

Signature Page to the Contribution Agreement

The Roach Foundation

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Executive Director

Signature Page to the Contribution Agreement

Roach LA Energy, Ltd.

By:	Roach LA Enterprises, I L.C., its general partner

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Manager

Signature Page to the Contribution Agreement

Roach LA Enterprises, Ltd.

By:	Roach LA Enterprises, I L.C., its general partner

By:	/s/ Lou Ann Blaylock
	Name:	Lou Ann Blaylock
	Title:	Manager

Signature Page to the Contribution Agreement

Robro Royalty Partners, Ltd. dba RRP 2010, Ltd.

By:	Robro Royalty Management, LLC, its general partner

By:	/s/ David C. Vaughn
	Name:	David C. Vaughn
	Title:	Manager

Signature Page to the Contribution Agreement

Rochelle Royalties, LLC

By:	/s/ Robert Ravnaas
	Name:	Robert Ravnaas
	Title:	President

Signature Page to the Contribution Agreement

Saratoga Oil, Ltd.

By:	Pass Creek Oil, LLC, its general partner

By:	/s/ Gary H. Pace
	Name:	Gary H. Pace
	Title:	Chairman

Signature Page to the Contribution Agreement

Steward Royalties, LLC

By:	/s/ Robert Ravnaas
	Name:	Robert Ravnaas
	Title:	President

Signature Page to the Contribution Agreement

Travis Co. J.V. Ltd.

By:	Travis Co. Management, LLC, its general partner

By:	/s/ Roger C. Hill, Jr.
	Name:	Roger C. Hill, Jr.
	Title:	President

Signature Page to the Contribution Agreement

Trinity Minerals

By:	/s/ Robert D. Ravnaas
	Name:	Robert D. Ravnaas
	Title:	Venturer

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Venturer

By:	/s/ Tom G. Hardman
	Name:	Tom G. Hardman
	Title:	Venturer

By:	/s/ Mary Ann Giordano
	Name:	Mary Ann Giordano
	Title:	Venturer

By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Venturer

By:	/s/ W. Todd Brooker
	Name:	W. Todd Brooker
	Title:	Venturer

By:	/s/ Agustin Presas
	Name:	Agustin Presas
	Title:	Venturer

By:	/s/ Eliberto Quinonez
	Name:	Eliberto Quinonez
	Title:	Venturer

Signature Page to the Contribution Agreement

Trunk Bay Royalty Partners, Ltd.

By:	Trunk Bay, LLC, its general partner

By:	/s/ Benny D. Duncan
	Name:	Benny D. Duncan
	Title:	Manager

Signature Page to the Contribution Agreement

Venada Oil and Gas, L.L.P.

By:	Erik G. Hanson, LLC, its managing partner

By:	/s/ Erik G. Hanson
	Name:	Erik G. Hanson
	Title:	President

Signature Page to the Contribution Agreement

Westside Energy, LLC

By:	/s/ Robert Dean Ravnaas
	Name:	Robert Dean Ravnaas
	Title:	Manager

Signature Page to the Contribution Agreement

By:	/s/ William M. Hitchcock
William M. Hitchcock
Manager
On behalf of:

WMH2, LLC

Signature Page to the Contribution Agreement

Exhibit A

Contributing Parties

Exhibit A-1

Exhibit A

Contributing Parties

Contributing Parties	Percent of Net Proceeds and Common Units
Alcorn Royalties, LLC	0.010010%
Aledo Royalty Company*	1.343051%
BGT Royalty Partners, LP	9.294694%
B.H.C.H. Mineral, Ltd.	1.146413%
Bitter End Royalties, LP*	2.274625%
BK GenPar, Inc.	0.012294%
Brazos Minerals, L.L.C.	1.038630%
Brazos Minerals II, L.L.C.	1.070426%
BRD Royalty Holdings LLC	0.020519%
Brett G. Taylor Royalty Trust	0.642754%
Caprock Minerals	0.556687%
Chilton Minerals, Ltd.*	0.712030%
Chisholm Minerals	0.830778%
Eagle Minerals, LP*	0.167710%
Fort Worth Minerals	0.450497%
Fredericksburg Royalty, Ltd.	0.018318%
French Capital Partners, Ltd.*	7.847471%
FWA Partners, LLC	0.013617%
Gallagher Headquarters Ranch Development, Ltd.	0.126100%
Gorda Sound Royalties, LP*	1.024305%
Hardy Mineral and Royalties, Ltd.	0.057321%
James Tyrrell Hearn	0.255892%
J.C. Pace, Ltd.*	3.278290%
John Huff*	0.237343%
JVR LA O&G, Ltd.	1.783834%
Kimbell Art Foundation*[1]	25.614333%
LA Roach O & G LTD.	1.120264%
Lowe Royalty Partners, LP*	1.103353%
Lowry Energy Partners	0.077302%
MSW Royalties, LLC	2.701089%
Oil Nut Bay Royalties, LP*	6.177404%

1  In accordance with Section 11.9(a) of this Agreement, BRD Royalty Holdings LLC is appointed as a Contributors’ Representative for all of Kimbell Art Foundation’s interests in the properties included on Exhibit C to this Agreement, except with respect to its interests in the properties identified in Schedule C-33 and Schedule C-34 to this Agreement.

Exhibit A-2

Exhibit A

Contributing Parties	Percent of Net Proceeds and Common Units
OMI Rochester Holdings I, L.P.	1.125761%
Pace Interests, L.P.	0.515974%
Princeton Royalties, LLC	0.077574%
PR Minerals, LLC	0.013030%
RCPTX Holdings Genpar, LLC	0.112208%
Remlap, LLC	0.015309%
Rivercrest Royalties Holdings, LLC	11.263413%
The Roach 2002 Trust II	0.363748%
The Roach Foundation	0.500700%
Roach LA Energy, Ltd.	0.229196%
Roach LA Enterprises, Ltd.	0.314321%
Robro Royalty Partners, Ltd.*	1.954207%
Saratoga Oil, Ltd.	0.318807%
Travis Co. J.V. Ltd.	0.050452%
Trinity Minerals	1.675348%
Trunk Bay Royalty Partners, Ltd.*	8.789172%
Venada Oil and Gas, L.L.P.	1.089092%
Westside Energy LLC	0.346991%
WMH2, LLC*	0.237343%

Exhibit A-3

Exhibit B

Equity Contributors, Contributed Entities and Equity Owned Assets

Exhibit B-1

Exhibit B

Equity Contributors, Contributed Entities and Equity Owned Assets

1.                                      The column captioned “Contributed Entity” lists each entity whose equity will be contributed to Intermediate GP or Intermediate Holdings, as identified in the corresponding row of the column captioned “MLP Entity,” in whole or in part.

2.                                      The column captioned “Equity Owned Assets” identifies the legal description of the property in which each Contributed Entity has an interest.

3.                                      The column captioned “Equity Contributor” lists each Equity Contributor owning an interest in a Contributed Entity.

4.                                      The column captioned “Percentage Owned” lists the percentage interest that such Equity Contributor owns and is contributing pursuant to the Agreement in such Contributed Entity (relative to the other Equity Contributors and other third parties who own an interest in such Contributed Entity), it being understood and agreed that (i) such percentage shall not limit the extent of the conveyance being made to Intermediate GP or Intermediate Holdings pursuant to the Equity Interest Transfer and (ii) pursuant to the terms and conditions of the Agreement, such Equity Contributor is transferring, using the form of Equity Interest Transfer, all of its interests in and to such Contributed Entity on the terms and conditions set forth in the Equity Interest Transfer and the Agreement.

5.                                      The column captioned “MLP Entity” identifies the entity into which each Equity Contributor will contribute its percentage interest in the Contributed Entity listed in the corresponding row.

Contributed Entity	Equity Owned Assets	Equity Contributor	Percentage Owned	MLP Entity
Hochstetter, L.P.	Assets described in Schedule B-1	PR Minerals, LLC	1.000000%	Intermediate GP
		JVR LA O&G, Ltd.	59.400000%	Intermediate Holdings
		Pace Interests, L.P.	39.600000%	Intermediate Holdings
OGM Partners I	Assets described in Schedule B-1	Kimbell Art Foundation	50.000000%	Intermediate Holdings
Oakwood Minerals I, L.P.	Assets described in Schedule B-1	BK GenPar, Inc.	1.000000%	Intermediate GP
		OMI Rochester Holdings I, L.P.	91.572457%	Intermediate Holdings
RCPTX, Ltd.	Assets described in Schedule B-2	RCPTX Holdings Genpar, LLC	1.000000%	Intermediate GP

Exhibit B-2

Exhibit B

Contributed Entity	Equity Owned Assets	Equity Contributor	Percentage Owned	MLP Entity
		BGT Royalty Partners, LP	82.834286%	Intermediate Holdings
Rivercrest Royalties, LLC	Assets described in Schedule B-3	Rivercrest Royalties Holdings, LLC	100.000000%	Intermediate Holdings
Rochester Minerals, L.P.	Assets described in Schedule B-1	FWA Partners, LLC	1.000000%	Intermediate GP
		Brett G. Taylor Royalty Trust	47.968980%	Intermediate Holdings
		Chisholm Minerals	47.203470%	Intermediate Holdings
		Lowry Energy Partners	3.827550%	Intermediate Holdings

Exhibit B-3

Exhibit C

Asset Contributors and Contributed Assets

Exhibit C-1

Exhibit C

Asset Contributors and Contributed Assets

1.                                      The column captioned “Acquisition” lists each acquisition by which each Asset Contributor listed in such row acquired its interest to the property described in the corresponding row of the column captioned “Property Description of the Contributed Assets” (for purposes of this Exhibit C, each such acquisition is an “Acquisition”).

2.                                      The column captioned “Property Description of the Contributed Assets” identifies the legal description of the property in which each Asset Contributor has an interest with respect to the corresponding Acquisition, which interest will be conveyed at Closing pursuant to the applicable Form of Assignment.

3.                                      The column captioned “Form of Assignment” identifies the form of Assignments that will be used at Closing to convey the applicable assets. As used herein, “Form A” means Exhibit F-1 to the Agreement, “Form B” means Exhibit F-2 to the Agreement, and “Form C” means Exhibit F-3 to the Agreement.

4.                                      The column captioned “Asset Contributor” lists each Asset Contributor owning an interest in such Acquisition.

5.                                      The column captioned “Percentage Owned” lists the percentage interest that such Asset Contributor owns and is contributing pursuant to the Agreement in such Acquisition (relative to the other Asset Contributors and other third parties who own an interest in such Acquisition), it being understood and agreed that (i) such percentage shall not limit the extent of the conveyance being made to Holdings pursuant to the Assignments and (ii) pursuant to the terms and conditions of the Agreement, such Asset Contributor is assigning, using the form of Assignments, all of its interest in and to the property described in the Property Description of the Contributed Assets on the terms and conditions set forth in the Assignments and the Agreement.

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
Addax 2014	See Schedule C-1	Form A	Kimbell Art Foundation	28.2%
			Brazos Minerals II, L.L.C.	4.9%
			J.C. Pace, Ltd.	4.2%
			MSW Royalties, LLC	20.0%
			Roach LA Enterprises, Ltd.	1.7%

Exhibit C-2

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			Westside Energy LLC	1.5%
			Lowry Energy Partners	0.1%
Alliance	See Schedule C-2	Form A	Kimbell Art Foundation	32.1%
			Trinity Minerals	10.0%
			J.C. Pace, Ltd.	9.2%
			JVR LA O&G, Ltd.	9.2%
Anschutz	See Schedule C-3	Form A	Kimbell Art Foundation	25.3%
			Chisholm Minerals	10.0%
			J.C. Pace, Ltd.	13.5%
			JVR LA O&G, Ltd.	13.5%
Billings Co., ND	See Schedule C-4	Form A	Kimbell Art Foundation	47.0%
			Caprock Minerals	8.6%
			J.C. Pace, Ltd.	17.5%
			LA Roach O & G LTD.	19.2%
Bossier Parish, LA	See Schedule C-5	Form A	Kimbell Art Foundation	34.0%
			Caprock Minerals	6.7%
			LA Roach O & G LTD.	2.8%

Exhibit C-3

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
Briscoe Ranch	See Schedule C-6	Form A	Kimbell Art Foundation	34.9%
			Brazos Minerals II, L.L.C.	5.6%
			J.C. Pace, Ltd.	4.6%
			MSW Royalties, LLC	5.1%
			JVR LA O&G, Ltd.	1.8%
			Westside Energy LLC	1.7%
Cherokee Horn 1	See Schedule C-7	Form A	Trinity Minerals	39.4%
Cherokee Horn 2	See Schedule C-8	Form A	Trinity Minerals	39.4%
Cherokee Horn 3	See Schedule C-9	Form A	Trinity Minerals	66.6%
CPG/Carlyle	See Schedule C-10	Form A	Trinity Minerals	10.0%
			J.C. Pace, Ltd.	9.2%
			JVR LA O&G, Ltd.	9.2%
Crawford & Sebastian, AR	See Schedule C-11	Form A	Kimbell Art Foundation	96.1%
Gould, La Plata Co., CO	See Schedule C-12	Form A	Fort Worth Minerals	4.9%
			Saratoga Oil, Ltd.	16.0%
			Roach LA Energy, Ltd.	31.0%
Gray & Carson	See Schedule C-13	Form A	Fort Worth Minerals	4.8%

Exhibit C-4

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			Saratoga Oil, Ltd.	7.1%
			Roach LA Energy, Ltd.	32.9%
Illinois	See Schedule C-14	Form A	Kimbell Art Foundation	42.0%
			Caprock Minerals	7.8%
			LA Roach O & G LTD.	24.6%
Johnston, SJ Basin	See Schedule C-15	Form A	Kimbell Art Foundation	90.3%
Jonah Field	See Schedule C-16	Form A	Kimbell Art Foundation	36.2%
			Brazos Minerals II, L.L.C.	5.8%
			J.C. Pace, Ltd.	4.6%
			MSW Royalties, LLC	1.2%
			The Roach Foundation	1.0%
			Westside Energy LLC	1.8%
			JVR LA O&G, Ltd.	0.8%
Kudu	See Schedule C-17	Form A	Kimbell Art Foundation	26.8%
			Brazos Minerals, L.L.C.	9.6%
			J.C. Pace, Ltd.	4.6%
			MSW Royalties, LLC	32.1%

Exhibit C-5

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			JVR LA O&G, Ltd.	1.8%
			Westside Energy LLC	0.1%
Las Raices	See Schedule C-18	Form A	Kimbell Art Foundation	34.0% (mineral interest); 34.1% (royalty interest)
			Brazos Minerals, L.L.C.	12.0% (mineral and royalty interests)
			The Roach Foundation	1.2% (mineral interest)
			Westside Energy LLC	0.5% (royalty interest)
			J.C. Pace, Ltd.	9.2% (mineral interest); 9.2% (royalty interest)
			The Roach 2002 Trust II	5.9% (royalty interest)
			Roach LA Enterprises, Ltd.	4.7% (mineral interest)
Lincoln Parish, LA	See Schedule C-19	Form A	Kimbell Art Foundation	30.8%
			Trinity Minerals	10.3%
			JVR LA O&G, Ltd.	11.2%

Exhibit C-6

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
Magnolia Smackover, AR	See Schedule C-20	Form A	Saratoga Oil, Ltd.	34.4%
			Roach LA Energy, Ltd.	51.6%
			Fort Worth Minerals	4.9%
Northeast Fuhrman Mascho, TX	See Schedule C-21	Form A	Kimbell Art Foundation	90.3%
Rob Austin (Austin Family)	See Schedule C-22	Form A	Kimbell Art Foundation	39.7%
			The Roach Foundation	4.5%
			LA Roach O & G LTD.	9.1%
			Lowry Energy Partners	0.9%
			J.C. Pace, Ltd.	10.0%
			Caprock Minerals	7.6%
Schwertfeger, SJ Basin	See Schedule C-23	Form A	Kimbell Art Foundation	96.1%
Slator Ranch	See Schedule C-24	Form A	Kimbell Art Foundation	30.5%
			Brazos Minerals, L.L.C.	12.0%
			J.C. Pace, Ltd.	9.2%
			The Roach 2002 Trust II	6.6%
			Roach LA Enterprises, Ltd.	2.6%
			Westside Energy LLC	0.2%

Exhibit C-7

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
Stanolind	See Schedule C-25	Form A	Kimbell Art Foundation	28.2%
			Brazos Minerals II, L.L.C.	4.9%
			J.C. Pace, Ltd.	4.2%
			MSW Royalties, LLC	20.0%
			Roach LA Enterprises, Ltd.	1.7%
			Westside Energy LLC	1.5%
			Lowry Energy Partners	0.1%
Tuscaloosa Co., AL	See Schedule C-26	Form A	Kimbell Art Foundation	40.6%
			Fort Worth Minerals	3.5%
Uintah Co., UT	See Schedule C-27	Form A	J.C. Pace, Ltd.	10.9%
			Chisholm Minerals	10.1%
			The Roach Foundation	10.9%
Ventura Co., California	See Schedule C-28	Form A	Kimbell Art Foundation	45.1%
			Fort Worth Minerals	3.9%
Warren, San Juan Basin	See Schedule C-29	Form A	Kimbell Art Foundation	90.3%
Weld Co., CO	See Schedule C-30	Form A	Trinity Minerals	10.0%
			Saratoga Oil, Ltd.	11.4%

Exhibit C-8

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			The Roach 2002 Trust II	7.5%
			The Roach Foundation	7.5%
			Remlap, LLC	0.8%
West Fuhrman Mascho	See Schedule C-31	Form A	Kimbell Art Foundation	96.1%
West Levelland	See Schedule C-32	Form A	Kimbell Art Foundation	96.1%
Total Nail Bay / GE Capital (90/10)	See Schedule C-33	Form B	Kimbell Art Foundation	14.4%
			Gorda Sound Royalties, LP	4.1%
			John Huff	1.4%
			WMH2, LLC	1.4%
			Oil Nut Bay Royalties, LP	21.5%
			Chilton Minerals, Ltd.	4.1%
			Trunk Bay Royalty Partners, Ltd.	10.0%
			J.C. Pace, Ltd.	6.3%
			Lowe Royalty Partners, LP	6.3%
			Aledo Royalty Company	7.7%
Nail Bay GE Capital - B&L Properties	See Schedule C-34	Form B	Kimbell Art Foundation	16.0%
			Gorda Sound Royalties, LP	4.5%

Exhibit C-9

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			John Huff	1.5%
			WMH2, LLC	1.5%
			Oil Nut Bay Royalties, LP	23.9%
			Chilton Minerals, Ltd.	4.6%
			J.C. Pace, Ltd.	7.0%
			Lowe Royalty Partners, LP	7.0%
			Aledo Royalty Company	8.6%
Trunk Bay Royalty Partners	See Schedule C-35	Form B	Trunk Bay Royalty Partners, Ltd.	100.0%
Eagle (Trunk Bay)	See Schedule C-36	Form B	Eagle Minerals, LP	100.0%
Oil Nut Bay Royalty Partners	See Schedule C-37	Form B	Oil Nut Bay Royalties, LP	100.0%
Concord (Oil Nut)	See Schedule C-37	Form B	Oil Nut Bay Royalties, LP	100.0%
Briscoe Ranch (Oil Nut)	See Schedule C-37	Form B	Oil Nut Bay Royalties, LP	100.0%
Bitter End	See Schedule C-38	Form B	Bitter End Royalties, LP	100.0%
Robro	See Schedule C-39	Form B	Robro Royalty Partners, Ltd.	100.0%
Gorda Sound	See Schedule C-40	Form B	Gorda Sound Royalties, LP	100.0%
Cascade (Gorda Sound)	See Schedule C-40	Form B	Gorda Sound Royalties, LP	100.0%
Bruce Hill Johnson A	See Schedule C-41	Form A	B.H.C.H. Mineral, Ltd.	50.0%

Exhibit C-10

Exhibit C

Acquisition	Property Description of the Contributed Assets	Form of Assignment	Asset Contributor	Percentage Owned
			Venada Oil and Gas, L.L.P.	47.5%
			Hardy Mineral and Royalties, Ltd.	2.5%
Bruce Hill Minor Properties[1]	See Schedule C-42	Form A	Gallagher Headquarters Ranch Development, Ltd.	64.7%
			Travis Co. J.V. Ltd.	25.9%
			Fredericksburg Royalty, Ltd.	94.0%
Karnes County, TX	See Schedule C-43	Form A	The Roach Foundation	28.3%
			James Tyrrell Hearn	28.3%
			Princeton Royalties, LLC	23.8%
			Westside Energy LLC	2.5%
			BRD Royalty Holdings LLC	6.3%
			Alcorn Royalties, LLC	3.1%
French	See Schedule C-44	Form C	French Capital Partners, Ltd.	75.0%

1  The percentages under the “Percentage Owned” column represent each Asset Contributor’s relative portion of the interest being contributed and do not include DT Royalty Partners, L.L.C.’s non-contributed 26.6% interest in the Bruce Hill Minor Properties acquisition.

Exhibit C-11

Exhibit D

Distributed Interests

Exhibit D-1

Exhibit D

Distributed Interests

Any of the applicable Contributed Entities’ right, title and interest, in and to the lands described in the instruments set forth below, but only to the extent such interests pertain to unleased acreage, or are net profits interests or are working interests:

Grantor	Grantee	Document Type	Effective Date	File Date	Filing / Recording Information	County, State	Instrument No.	Well Name
Neuhoff-Taylor Royalty Company	Rivercrest Royalties, LLC	Conveyance, Assign & BOS	11/1/2013	12/27/2013		Williams, ND	776820	Various
Redbird Royalties, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	8/15/2014	Volume 753, Page 78	Alfalfa, OK	2015-076067	Schupbach 13-28-12 H1
Redbird Royalties, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	2/13/2014		Bossier, LA	1091165	Various
Redbird Royalties, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	1/29/2014		Caddo, LA	2490016	Various
Redbird Royalties, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	3/11/2014	Volume 4119, Page 744	Canadian, OK	2014-4818	Okarche 1H 12X
Redbird Operating, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	1/27/2014	Volume 1586, Page 343	Leon, TX	402818	Red Oak Unit
Redbird Operating, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	2/10/2014		Mountrail, ND	406967	Various
Redbird Royalties, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	2/28/2014	Volume 4696, Page 265	Stephens, OK	2014-892890	Wilkerson 1-29
Redbird Operating, LLC	Rivercrest Royalties, LLC	Conveyance	1/1/2014	2/10/2014		Victoria, TX	201401351	Landgrebe #1

Exhibit D-2

Exhibit D

Any of the applicable Contributed Entities’ right, title and interest, in and to the lands set forth below, but only to the extent such interests pertain to unleased acreage, or are net profits interests or working interests:

STATE OF TEXAS, COUNTY OF CROCKETT

1.              640 acres of land, more or less, being Section 37, Abstract 652, I & G N Ry. Co. Survey, Block 2, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

2.              640 acres of land, more or less, being Section 41, Abstract 656, I & G N Ry. Co. Survey, Block 2, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

3.              640 acres of land, more or less, being Section 49, Abstract 664, I & G N Ry. Co. Survey, Block 2, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

4.              640 acres of land, more or less, being Section 50, Abstract 665, I & G N Ry. Co. Survey, Block 2, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

5.              640 acres of land, more or less, being Section 34, Abstract 599, I & G N Ry. Co. Survey, Block 1, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

6.              640 acres of land, more or less, being Section 33, Abstract 600, I & G N Ry. Co. Survey, Block 1, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

7.              640 acres of land, more or less, being Section 32, Abstract 601, I & G N Ry. Co. Survey, Block 1, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

8.              640 acres of land, more or less, being Section 31, Abstract 602, I & G N Ry. Co. Survey, Block 1, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

9.              640 acres of land, more or less, being Section 30, Abstract 603, I & G N Ry. Co. Survey, Block 1, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

10.       640 acres of land, more or less, being Section 48, Abstract 663, I & G N Ry. Co. Survey, Block 2, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

Exhibit D-3

Exhibit D

11.       640 acres of land, more or less, being Section 48 1/2, Abstract 5327, J.B. Brown Survey, more particularly described in Volume 60, Page 326, Deed Records of Crockett County, Texas.

STATE OF TEXAS, COUNTY OF DUVAL

Parcel 1: Survey No. 562, Abstract No. 1256, Certificate No. 1/951, original grantee B. S. & F., containing 640 acres of land, more or less, Duval County, Texas;

Parcel 2: 481 acres of land, known as the North ¾ of Section No. 530, Certificate 2/46, Patent No. 128, Volume No. 5-A, more particularly described in Deed dated February 24, 1937, recorded in Book 35, Pages 197-200, Oil Lease Records, Duval County, Texas, from Abraham Trevino et ux to George T. Barrow, reference to which deed and the record thereof is made for all purposes;

Parcel 3: Survey No. One Hundred Thirteen (113) of the Central and Montgomery Railway Company Surveys, Abstract No. 785, patented to Jorge Alanis, assignee of said Railway Company, by Patent No. 436, Vol. 55, dated January 31, 1913, which patent was issued in correction of earlier Patent No. 271, Vol. 55, dated March 13, 1881, said tract containing 640 acres, more or less;

Parcel 4: Survey No. One Hundred Twenty-nine (129) of the Central and Montgomery Railway Company Surveys, Abstract No. 960, patented to Jorge (or George) Alanis, assignee of said Railway Company, by Patent No. 173, Vol. 55, dated November 10, 1880, said tract containing 640 acres, more or less;

Parcel 5: Survey No. Four Hundred Ninety-five (495) of the John H. Gibson Surveys, Abstract No. 268, patented to C. Rios, assignee of John H. Gibson, by Patent No. 389, Vol. 26, dated December 7, 1876, said tract containing 640 acre, more or less;

Parcel 6: Survey No. Five Hundred Sixty-three (563) of the Beaty, Seale and Forwood Surveys, Abstract No. 645, patented to Jorge Alanis, assignee of Beaty, Seale and Forwood, by Patent No. 58, Vol. 39, dated January 13, 1913, which patent was issued in correction of Patent No. 453, Vol. 30, dated August 1, 1878, said tract containing 640 acres, more or less;

Parcel 7: Survey No. Five Hundred Sixty-nine (569) of the Beaty, Seale and Forwood Surveys, Abstract No. 148, patented to Jorge Alanis, assignee of Beaty, Seale and Forwood, by Patent No. 466, Vol. 30, dated August 1, 1878, said tract containing 640 acres, more or less;

Parcel 8: 160 acres, being Survey No. 206, Abstract No. 943;

Parcel 9: 320 acres, being Survey No. 206, Abstract No. 1033;

Exhibit D-4

Exhibit D

Parcel 10: 160 acres, being Survey No.126, Abstract No. 941;

Parcel 11: 320 acres, being Survey No. 126, Abstract No. 1034;

Parcel 12: 160 acres, being Survey No. 126, Abstract No. 1030;

Parcel 13: 160 acres, being Survey No. 80, Abstract No. 942;

Parcel 14: 160 acres, being Survey No. 80, Abstract No. 939;

Parcel 15: 320 acres, being Survey No. 80, Abstract No. 1031;

Parcel 16: 160 acres, being Survey No. 32, Abstract No. 1036;

Parcel 17: 160 acres, being Survey No. 32, Abstract No. 938;

Parcel 18: 320 acres, being Survey No. 78, Abstract No. 940;

Parcel 19: 320 acres, being Survey No. 78, Abstract No. 1035;

Parcel 20: 480 acres, being Survey No. 86, Abstract No. 944;

Parcel 21: 160 acres, being Survey No. 86, Abstract No. 1032;

Parcel 22: 640 acres, being Survey No. 85, Abstract No. 1487;

Parcel 23: 640 acres, being Survey No. 35, Abstract No. 1489;

Parcel 24: 640 acres, being Survey No. 31, Abstract No. 1688;

Parcel 25: 640 acres, being Survey No. 33, Abstract No. 403;

Parcel 26: 640 acres, being Survey No. 37, Abstract No. 1447;

Parcel 27: 160 acres, being Survey No. 20, Abstract No. 740;

Parcel 28: 204 acres, being a part of Survey No. 207, Abstract No. 16;

Parcels 8 through 28 being more particularly described in that certain Deed dated April 14, 1926, recorded in Volume 26, Pages 625-628, Deed Records, Duval County, Texas.

Parcels 1 through 28 being a portion of that 17, 993.88 acre tract conveyed in that certain Correction of Assignment, recorded in Volume 418, at Page 556, Official Public Records of Duval County, Texas.

Exhibit D-5

Exhibit D

STATE OF TEXAS, COUNTY OF ECTOR

650.75 acres, being Section 2, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

640 acres, being Section 11, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

640 acres, being Section 35, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

650.75 acres, being Section 38, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

668.50 acres, being Section 46, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

640 acres, being Section 47, Block 44, Township 1 South, T & P RR Survey, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas.

All being a part of that certain 20,049.65 acre tract, more particularly described in Volume 45, Page 333, Deed Records of Ector County, Texas, SAVE AND EXCEPT Sections 3-10 inclusive, Sections 15-22 inclusive; Sections 27, 28, 29, 30, 33, 34, 39, 40, 45, all in Block 44, Township 1 South, T. & P. Ry. Co. Survey, Ector County, Texas.

STATE OF TEXAS, COUNTIES OF GREGG & RUSK

All net profits interests and other interests referenced below:

WHEREAS, by instrument effective January 1, 1970, Atkinson Engineering, Inc. (hereinafter referred to as “Atkinson”) granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto Cenard Oil and Gas Co., a Delaware Corporation (“Cenard”), certain oil and gas interests located in Gregg and Rusk Counties, as well as an interest in a pipeline and gathering system used in connection therewith, reference being here made to said assignment and conveyance from Atkinson to Cenard for a more particular description of the interest conveyed therein (“Atkinson Assignment”); and

WHEREAS, the Atkinson Assignment reserved and retained to Atkinson an interest in the nature of a net profits overriding royalty interest, the terms and conditions of which are more fully set forth in said assignment and conveyance, which terms and conditions are hereby incorporated by reference for all purposes to the same extent as if said assignment and conveyance were set out at length herein (“Atkinson Net Profits”); and

WHEREAS, by assignment dated effective the 1st of January 1970, of record at Volume 946, Page 425, et seq., of the Deed or Oil and Gas Records of Gregg County,

Exhibit D-6

Exhibit D

Texas, Atkinson granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto University of Rochester, a New York corporation, (“Rochester”) the aforesaid Atkinson Net Profits created and set out in the assignments and conveyances executed by Atkinson in favor of Cenard referred to above; and

WHEREAS, by assignment dated effective the 1st of July 2005, of record at Document No. 200528316, et seq., of the Official Public Records of Gregg County, Texas, and at Document No. 22925, et seq., of the Official Public Records of Rusk County, Texas, Rochester granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto Rochester Minerals, L.P., et al, the aforesaid Atkinson Net Profits created and set out in the assignment and conveyances executed by Atkinson in favor of Cenard referred to above.

STATE OF TEXAS, COUNTY OF HENDERSON

95 acres of land, more or less, a part of the J.H. Bizzell Survey;

65 acres of land, more or less, a part of the J.H. Bizzell Survey, A-1000;

320 acres of land, more or less, a part of the G.W. Baker Survey;

147.5 acres of land, being all of the B.H. Bizzell tract of land;

All tracts being a part of that certain 637 acre tract more specifically described in Volume 614, Page 736 of the Official Public Records, Henderson County, Texas, LESS AND EXCEPT 157 acres of land, more or less, a part of the Alfred Benge League, Henderson County, Texas.

STATE OF TEXAS, COUNTY OF HOUSTON

754.4 acres of land, more or less, out of the M. Sallas and the J.M. Procella Surveys, and being more particularly described in Volume 178, Page 288, Deed Records of Houston County, Texas. (Gulf Coast Deed)

451.81 acres of land, more or less, out of the John Sheridan Survey, A-80, and the John Durst Survey, A-30, and being more particularly described in Volume 178, Page 170, Deed Records of Houston County, Texas. (Gulf Coast Deed)

STATE OF CALIFORNIA, COUNTY OF HUMBOLDT

1.              Township 2 North, Range 1 East, Section 3: S/2

2.              Township 2 North, Range 1 East, Section 4: E/2

3.              Township 2 North, Range 1 East, Section 9: E/2

4.              Township 2 North, Range 1 East, Section 10: N/2

Exhibit D-7

Exhibit D

5.              Township 2 North, Range 1 East, Section 24: ALL

6.              Township 2 North, Range 1 East, Section 4: Portion of W/2, bounded as follows:

COMMENCING on the North line of said Section 4, at a point 38.53 chains East from the Northwest corner of said Section 4; running thence along the line of survey by F.E. Herrick (his Survey No. 80 of record in the County Recorder’s Office) and being also East line of land described in Deeds to Eel River Valley Lumber Company dated February 1902, as follows: South 78 degrees 45 minutes West, 248.8 feet;

thence South 69 degrees West, 353.1 feet;

thence South 33 degrees 15 minutes West, 390.7 feet;

thence South 54 degrees 45 minutes West, 361 feet to the Northeast corner of land in Survey No. 143 made by F.E. Herrick on record in the Office of the County Recorder of Humboldt County, California, in Book 5 of Surveys, Page 64;

thence along the Easterly boundary of land in said last mentioned survey in a Southerly direction to a point on the South line of said Section 4, distant 2006.7 feet Easterly from the Southwest corner of said Section 4.

7.              Township 2 North, Range 1 East, Section 10: NW/4 SW/4

8.              Township 2 North, Range 1 East, Section 10: Portion of SE/4, bounded as follows:

Which lies on the Westerly and Southwesterly side of a line commencing at the Quarter Section corner between Sections 10 and 11 of said Township 2 North, Range 1 East, Humboldt Meridian;

running thence South 5 degrees 19 minutes West, 360 feet;

thence South 18 degrees 23 minutes East, 296 feet;

thence South 34 degrees 05 minutes East, 276 feet;

thence South 20 degrees 28 minutes East, 477 feet;

thence South 26 degrees 39 minutes East, 421 feet;

thence South 35 degrees 18 minutes East, 800 feet;

thence South 79 degrees 58 minutes East, 317 feet;

thence South 88 degrees 13 minutes East, 190 feet;

Exhibit D-8

Exhibit D

thence South 13 degrees 53 minutes East, 231 feet to the South line of Section 11, at a point from which the Southeast corner of Section 11 bears South 88 degrees 30 minutes East, 3668 feet.

9.              Township 2 North, Range 1 East, Section 11: Portion of SW/4, bounded as follows:

BEGINNING at the Quarter Section corner between said Sections 10 and 11;

Running thence South 5 degrees 19 minutes West, 360 feet;

thence South 18 degrees 23 minutes East, 296 feet; thence South 34 degrees 05 minutes East, 276 feet; thence South 20 degrees 28 minutes East, 477 feet; thence South 26 degrees 39 minutes East, 421 feet; thence South 35 degrees 18 minutes East, 800 feet; thence South 79 degrees 58 minutes East, 317 feet; thence South 88 degrees 13 minutes East, 190 feet;

thence South 13 degrees 53 minutes East, 231 feet to the South line of Section 11, at a point from which the Southeast corner of Section 11 bears South 88 degrees 30 minutes East, 3668 feet.

10.       Township 2 North, Range 1 East, Section 15: NE/4

11.       Township 2 North, Range 1 East, Section 15: E/2 E/2 NW/4

12.       Township 2 North, Range 1 East, Section 14 & 15: Portion of Sections 14 & 15, bounded as follows:

BEGINNING at the Quarter Section corner between Sections 15 and 22 in Township 2 North of Range 1 East, Humboldt Meridian; running thence North 2 degrees 45 minutes West, 126 feet to Station No. 0 of Ridge Survey;

thence North 28 degrees 40 minutes East, 163 feet to Station No. 1 of Ridge Survey;

thence North 17 degrees 30 minutes East, 285 feet to Station No. 2 of Ridge Survey;

thence North 43 degrees 00 minutes East, 255 feet to Station No. 3 of Ridge Survey;

thence North 185 feet to Station No. 4 of Ridge Survey;

thence North 8 degrees 30 minutes East, 146 feet to Station No. 5 of Ridge Survey;

thence North 13 degree East, 270 feet to Station No. 6 of Ridge Survey;

thence North 38 degrees 0 minutes East, 158.4 feet to Station No. 7 of Ridge Survey;

thence North 87 degrees 40 minutes East, 250 feet to Station No. 8 of Ridge Survey;

Exhibit D-9

Exhibit D

thence North 60 degrees 50 minutes East, 100 feet to Station No. 9 of Ridge Survey;

thence North 32 degrees 40 minutes East, 118 feet to Station No. 10 of Ridge Survey;

thence North 67 degrees 20 minutes East, 235 feet to Station No. 11 of Ridge Survey;

thence North 25 degrees 20 minutes East, 115 feet to Station No. 12 of Ridge Survey;

thence North 39 degrees 30 minutes East, 241 feet to Station No. 13 of Ridge Survey;

thence North 70 degrees 45 minutes East, 481 feet to Station No. 14 of Ridge Survey;

thence North 68 degrees 40 minutes East, 136 feet to Station No. 15 of Ridge Survey;

thence South 67 degrees 50 minutes East, 147 feet to Station No. 16 of Ridge Survey;

thence North 80 degrees 20 minutes East, 137 feet to Station No. 17 of Ridge Survey;

thence South 78 degrees 50 minutes East, 219 feet to Station No. 18 of Ridge Survey;

thence North 69 degrees 20 minutes East, 241.6 feet to Station No. 19 of Ridge Survey;

thence North 80 degrees 50 minutes East, 272 feet to Station No. 20 of Ridge Survey;

thence North 82 degrees 10 minutes East, 65 feet to Station No. 21 of Ridge Survey;

thence North 29 degrees 30 minutes East, 217 feet to Station No. 22 of Ridge Survey;

thence North 35 degrees 10 minutes East, 274 feet to Station No. 23 of Ridge Survey;

thence North 36 degrees 50 minutes East, 65 feet to Station No. 24 of Ridge Survey;

thence North 40 degrees 40 minutes East, 393 feet to Station No. 25 of Ridge Survey;

thence North 32 degrees 15 minutes East, 186 feet to Station No. 26 of Ridge Survey;

thence North 18 degrees 0 minutes East, 292 feet to Station No. 27 of Ridge Survey;

thence North 42 degrees 40 minutes East, 117 feet to Station No. 28 of Ridge Survey;

thence North 79 degrees 0 minutes East, 151 feet to Station No. 29 of Ridge Survey;

thence North 81 degrees 50 minutes East, 322 feet to Station No. 30 of Ridge Survey;

thence North 50 degrees 30 minutes East, 55 feet to Station No. 31 of Ridge Survey;

thence North 26 degrees 50 minutes East, 460 feet to Station No. 32 of Ridge Survey;

Exhibit D-10

Exhibit D

thence North 26 degrees 0 minutes East, 371 feet to Station No. 33 of Ridge Survey;

thence North 63 degrees 50 minutes East, 78 feet, more or less, to point of intersection with the Southwesterly boundary of land conveyed by Holmes Eureka Lumber Company to Dessert Redwood Company, by Deed dated August 22, 1938, and recorded in Book 236 of Deeds, Page 146, Humboldt County Records, said point being in the Northeast Quarter of the Northwest Quarter of Section 14;

thence along said Southwesterly boundary in a Northwesterly direction to the North line of said Section 14; intersecting same at a point from which the Northeast corner of said section bears South 88 degrees 30 minutes East, 3668 feet; thence along section line Westerly to the Northwest corner of said Section 14; thence along section line Southerly to Quarter Section corner between said Sections 14 and 15; thence Westerly along Quarter Section line to the Northwest corner of the East Half of East Half of the Southwest Quarter of said Section 15; thence Southerly along subdivision line to the Southwest corner of said East Half of the East Half of the Southwest Quarter of Section 15; thence Easterly on section line, 670 feet to the Quarter Section corner at the place of beginning.

13.       Township 2 North, Range 1 East, Section 22: NE/4 NW/4

14.       Township 2 North, Range 1 East, Section 22: N/2 NE/4

15.       Township 2 North, Range 1 East, Section 13-15: Portion of Sections 13-15, bounded as follows:

BEGINNING at the Quarter Section corner on the South line of said Section 13; and running thence Northerly and Westerly along the South and West line of the parcel heretofore conveyed to Dessert Redwood Company, a Wisconsin corporation, by Deed dated August 22, 1938, and recorded August 31, 1938, in Book 236 of Deeds, Page 146, to the most Easterly corner of the parcel of land heretofore conveyed to C.Y. Ferris by Deed dated December 30, 1942, and recorded January 18, 1943, in Book 258, Page 355; thence Southerly and Westerly along the Easterly line of the Ferris land to the Quarter Section corner on the South line of said Section 15; thence East along the South line of Sections 15, 14 and 13, to the place of beginning.

16.       Township 2 North, Range 1 East, Section 23: NE/4 SW/4

17.       Township 2 North, Range 1 East, Section 23: SE/4

18.       Township 2 North, Range 1 East, Section 23: N/2

19.       Township 2 North, Range 1 East, Section 25: NW/4 NE/4

Exhibit D-11

Exhibit D

SAVE AND EXCEPT from said Section 25, that portion thereof heretofore conveyed to the American Tank Company, an Oklahoma corporation, by the Dessert Redwood Company, a Wisconsin corporation, by Deed dated February 2, 1923, and recorded March 5, 1923, in Book 163 of Deeds, Page 133, Humboldt County Records.

20.       Township 2 North, Range 1 East, Section 26: SW/4

21.       Township 2 North, Range 1 East, Section 27: N/2 SW/4

SAVE AND EXCEPT from said Section 27, that portion thereof lying South and West of the divide and that portion lying South of the Van Dusen River, all as excepted in Deed from Holmes Eureka Lumber Company, a California corporation, dated December 10, 1946, and recorded December 13, 1946, in Book 287 of Deeds, Page 482, Humboldt County Records.

22.       Township 1 North, Range 2 East, Section 1: ALL

23.       Township 1 North, Range 2 East, Section 24: E/2

24.       Township 2 North, Range 2 East, Section 26: S/2 NE/4

25.       Township 2 North, Range 2 East, Section 26: E/2 SW/4

26. Township 2 North, Range 2 East, Section 35: NE/4 NW/4

STATE OF TEXAS, COUNTY OF JEFFERSON

3,522.66 acres of land, more or less, being more specifically described in that certain Special Warranty Deed by and between Gulf Coast Royalty Company, Grantor, and The University of Rochester, Grantee, filed in Volume 1218, Page 328, Deed Records of Jefferson County, Texas.

Beginning at the southwest corner of the R.W. Russell 320 acres survey at a stake and mound on the Gulf; thence with the bank of the Gulf South 86° West 200 varas, South 80° West 300 varas; South 81° West 1800 varas; South 77° West 350 varas the Gulf Beach same course 1070 varas to stake and mound on the beach; thence North 2300 varas a Lake and at 4028 varas a stake and mound for the corner; thence 4877 varas to stake and mound for corner; thence South 1950 varas to stake and mound for corner and the north line of the Russell Survey; thence South 64° West 360 varas to the Russell N.W. corner; thence South 26° East 1344 varas to the place of beginning; also the East one-third (1/3) of that certain tract of land patented to Jacob H. Garner by the State of Texas on the 7th day of July, 1873, by Patent No. 475, Vol. 19, and containing 7,309,806 square varas, or 1358 acres of land, situated on the waters of the Gulf of Mexico, in Jefferson County, Texas, and described as follows: Beginning at the S.W. corner of the B.F. Howard Survey on the Gulf Beach; thence South 77° West 1,000 varas to the Southeast

Exhibit D-12

Exhibit D

corner of a survey made for the T. & N. O. R.R Company; thence North 4485 varas to stake and mound for corner; thence East 1720 varas to stake and mound for corner; thence South with the West line of the B.F. Howard Survey 40282 varas to the place of beginning.

STATE OF TEXAS, COUNTY OF JIM HOGG & ZAPATA

3,013.6 acres of land, more or less, being 640 acres of land, more or less, Survey 40, Abstract 429, Certificate 1003; being 640 acres of land, more or less, Survey 150, Abstract 436, Certificate 147; being 647.9 acres of land, more or less, Survey 281, Abstract 191, Certificate 2718; being 640 acres of land, more or less, Survey 39, Abstract 8, Certificate 1003; being 445.7 acres of land, more or less, in Survey 269, Abstract 200, Certificate 1255, SAVE AND EXCEPT 640 acres of land, more or less, Survey 39, Abstract 8, Certificate 1003, all of the above more particularly described in Volume 17, Page 92, of the Deed Records of Jim Hogg County, Texas and in Volume 38, Page 196, of the Deed Records of Zapata County, Texas.

STATE OF TEXAS, COUNTY OF JIM WELLS

740 acres of land, more or less, in the H. & G. N. Company Section No. 4 and Section No. 2, being more specifically described in that certain Special Warranty Deed by and between the Gulf Coast Royalty Company, Grantor, and The University of Rochester, Grantee, filed in Volume 196, Page 263, Deed Records of Jim Wells County, Texas.

STATE OF TEXAS, COUNTY OF LIBERTY

762.2 acres of land, more or less, in the J.H. Chism and Jesse Woodberry Surveys, more particularly described in Volume 513, Page 416, of the Deed Records of Liberty County, Texas.

STATE OF TEXAS, COUNTY OF LYNN

320 acres of land, more or less, being the W/2 of Section 6, Public School Land, Block D-23, more particularly described in Volume 121, Page 341 of the Deed Records of Lynn County, Texas.

640 acres of land, more or less, being Survey No. 10, Block D-23, Public Free School Land, more particularly described in Volume 121, Page 339 of the Deed Records of Lynn County, Texas.

STATE OF TEXAS, COUNTY OF MARION

854 acres of land, more or less, out of the Reuben Bennington Survey, A-24, and the U. Ewing Survey, A-130, being more fully described in Volume 128, Page 194, Deed Records, Marion County, Texas

Exhibit D-13

Exhibit D

STATE OF TEXAS, COUNTY OF MONTGOMERY

2,476.043 acres of land, more or less, made up of the following tracts: a) 155 acres of land, in the Daniel Friar Survey, b) 640 acres of land, C.B. Corley Survey, Abstract 138, c) 283 acres of land, being part of the William Brooks Survey, Abstract 81, d) 320 acres of land, being part of the Alexander McRae Survey, Abstract 357, e) 232 acres of land, being part of the Jackson Crouch Survey, Abstract 130, f) 270 acres of land, being part of the Louis F. Amelong Survey, Abstract 63, and g) 576-1/23 acres of land, being part of the Gracey MacRae Survey, Abstract 371, and all of the above being more fully described in Volume 482, Page 23, Deed Records of Montgomery County, Texas. (Gulf Coast).

STATE OF OKLAHOMA, COUNTY OF MURRAY

480 acres of land, more or less, being the NE/4, the NW/4, the N/2 SW/4, the SE/4 SW/4, and the NW/4 SE/4 of Section 16, Township 1 South, Range 3 East, Murray County, Oklahoma.

STATE OF TEXAS, COUNTIES OF SCURRY & UPTON

All net profits interests and other interests referenced below:

WHEREAS, by instrument effective February 1, 1971, Atkinson Engineering, Inc. (hereinafter referred to as “Atkinson”) granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto Cenard Oil and Gas Co., a Delaware Corporation (“Cenard”), certain oil and gas interests located in Scurry and Upton Counties, Texas, and in Santa Barbara County, California, as well as an interest in the Snyder Gasoline Plant, Scurry County, Texas, reference being here made to said assignment and conveyance from Atkinson to Cenard for a more particular description of the interest conveyed therein (“Atkinson Assignment”); and

WHEREAS, the Atkinson Assignment reserved and retained to Atkinson an interest in the nature of a net profits overriding royalty interest, the terms and conditions of which are more fully set forth in said assignment and conveyance, which terms and conditions are hereby incorporated by reference for all purposes to the same extent as if said assignment and conveyance were set out at length herein (“Atkinson Net Profits”); and

WHEREAS, by instrument effective November 1, 1970, Clarke B. Gillespie, Inc. (hereinafter referred to as “Gillespie”) granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto Cenard, certain oil and gas interests located in Scurry County, Texas (“Gillespie Assignment”), reference being here made to said assignment and conveyance from Gillespie to Cenard for a more particular description of the interest conveyed therein, and in such assignment, Gillespie did reserve and retain unto itself an interest in the nature of a net profits overriding royalty interest, the terms

Exhibit D-14

Exhibit D

and conditions of which are more fully set forth in said assignment and conveyance, which terms and conditions are hereby incorporated by reference for all purposes to the same extent as if said assignment and conveyance were set out at length herein (“Gillespie Net Profits”); and

WHEREAS, by assignment dated effective the 1st of February 1971, of record at Volume 397, Page 433, et seq., of the Oil and Gas Records of Upton County, Texas, and Volume 242, Page 615, et seq., of the Deed or Oil and Gas Records of Scurry County, Texas, Atkinson and Gillespie, respectively, granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto University of Rochester, a New York corporation, (“Rochester”) the aforesaid Atkinson Net Profits and Gillespie Net Profits created and set out in the assignment and conveyances executed by Atkinson and Gillespie in favor of Cenard referred to above; and

WHEREAS, by assignment dated effective the 1st of July 2005, of record at Volume 767, Page 782, et seq., of the Oil and Gas Records of Upton County, Texas, and Volume 588, Page 814, et seq., of the Deed or Oil and Gas Records of Scurry County, Texas, Rochester granted, bargained, sold, conveyed, assigned, transferred, set over and delivered unto Rochester Minerals, L.P., et al, the aforesaid Atkinson Net Profits and Gillespie Net Profits created and set out in the assignment and conveyances executed by Atkinson and Gillespie in favor of Cenard referred to above.

STATE OF TEXAS, COUNTY OF NUECES

Section 43: Lots 5 to and including 20, Section 43, Flour Bluff and Encinal Farm and Garden Tracts, according to a map of record in the office of the County Clerk, Nueces County, Texas, and further described in Special Warranty Deed dated May 1, 1960, recorded in Volume 176, Page 81, Public Records, Nueces County, Texas.

STATE OF TEXAS, COUNTY OF RUSK

469 acres of land, more or less, being 187.75 acres in three tracts of land out of the Z.B. Garrison Survey, A-342; 15.25 acres of land in the Sam Bond Survey, A-140; and 266 acres in three tracts of land out of the Joseph English Survey, A-265; and all of the above tracts being more fully described in File #24946, filed November 12, 1990, Deed Records of Rusk County, Texas.

975.26 acres of land, located in the T. White Survey, A-851, M. Walker Survey, A-826, W. Clark Survey, A-6, Jos. Hemby Survey, A-419, and described in that certain deed dated January 21, 1932 from Mary Siler et al to W.K. Clayton, Volume 214, Page 45, Deed Records of Rusk County, Texas.

Exhibit D-15

Exhibit D

STATE OF CALIFORNIA, COUNTY OF SANTA BARBARA

The West half of the Southwest quarter (W/2 SW/4) of Section 19, and the North half of the North half (N/2 N/2) of Section 30 Township 9 North, Range 32 West, San Bernardino Base and Meridian, containing 245 acres more or less.

APN: 011-040-005, 101-040-011

STATE OF TEXAS, COUNTY OF WINKLER

All of Sections 23 and 26, Block 27, Public School Lands, Winkler County, Texas.

STATE OF TEXAS, COUNTY OF YOAKUM

All of Sections 628, 680, and the NW/4 of Section 693; all in Block D., John H. Gibson Survey, Yoakum County, Texas. (Hochstetter Estate)

The N/2, the SW/4, and the NW/4 SE/4, Section 676, Block D., John H. Gibson Survey, Yoakum County, Texas.

Exhibit D-16

Exhibit E-1

Form of Intermediate GP Equity Interest Transfer

Exhibit E-1-1

Exhibit E-1

TRANSFER OF INTEREST

[      ], 201[  ]

[Name of Equity Contributor], a [entity type], does hereby assign and transfer all of its [  ]% [Name of Interest] in [Name of Contributed Entity] (the “Company”) to Kimbell Intermediate GP, LLC, which said [Name of Interest] stands on the books of the Company and does hereby irrevocably transfer the said [Name of Interest] of the Company with full power and substitution in the premises.

[Signature Page Follows.]

Exhibit E-1-2

Exhibit E-1

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[NAME OF EQUITY CONTRIBUTOR]

By:
Name:
Title:

Exhibit E-1-3

Exhibit E-1

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

KIMBELL INTERMEDIATE GP, LLC

By:
Name:
Title:

Exhibit E-1-4

Exhibit E-2

Form of Intermediate Holdings Equity Interest Transfer

Exhibit E-2-1

Exhibit E-2

TRANSFER OF INTEREST

[      ], 201[  ]

[Name of Equity Contributor], a [entity type], does hereby assign and transfer all of its [  ]% [Name of Interest] in [Name of Contributed Entity] (the “Company”) to Kimbell Intermediate Holdings, LLC, which said [Name of Interest] stands on the books of the Company and does hereby irrevocably transfer the said [Name of Interest] of the Company with full power and substitution in the premises.

[Signature Page Follows.]

Exhibit E-2-2

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[NAME OF EQUITY CONTRIBUTOR]

By:
Name:
Title:

Exhibit E-2-3

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

KIMBELL INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

Exhibit E-2-4

Exhibit F-1

Form of Assignment

Exhibit F-1-1

Exhibit F-1

Form A

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

MINERAL, ROYALTY, AND/OR OVERRIDING ROYALTY INTEREST CONVEYANCE AND NOTICE OF AGENT

STATE OF [ ]	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [ ]	§

This Mineral, Royalty, and/or Overriding Royalty Interest Conveyance and Notice of Agent (the “Conveyance”) from [             ], a [State] [Type of Entity], whose address is [       ] (collectively, “Grantor”), to KIMBELL ROYALTY HOLDINGS, LLC, a Delaware limited liability company, whose address is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 (“Grantee”), is executed on the date set forth on the signature page hereof (the “Execution Date”) but shall be effective as of the [  ] day of [      ], [     ] (the “Effective Date”).

[WHEREAS, reference is made to that certain [Assignment] dated effective as of [       ], from [       ], as the [assignor/grantor] named therein, to [         ], as the [assignee/grantee] named therein, recorded as Document Number [             ] in Volume [             ], Page [   ] of the Official Public Records of [       ] County, [         ] (the “Prior Assignment”);]

WHEREAS, by execution hereof, Grantee hereby provides notice of the appointment of Taylor Companies Mineral Management, LLC, a Texas limited liability company (“Agent”) for Grantee to act on the behalf of Grantee as more particularly described below;

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Notice of Appointment and Powers of Agent

Section 1.1.           Notice of Appointment of Agent.  Grantee hereby provides notice of the appointment of Agent to act on behalf of Grantee with respect to its interests in the Assets, under the terms and conditions of that certain Limited Power of Attorney, attached hereto as Exhibit B (the “Agency Agreement”).

Section 1.2.           Termination or Change of Agency.  Grantee may terminate the agency relationship between Grantee and Agent, or nominate a successor agent to Agent, at any time in accordance with the Agency Agreement, including by recording a Notice of Termination, or Notice of Change of Agent, as the case may be, in the Official Public Records of the county and state in which the Assets are situated (a copy of such recorded Notice of Termination or Change of Agent will be furnished to the appropriate mineral lessees and/or production payors).

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-2

Exhibit F-1

Form A

ARTICLE 2

Conveyance of Oil and Gas Interests

Section 2.1.           Conveyance:  Grantor, for and in consideration of the sum of Ten Dollars ($10) cash and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee all of Grantor’s right, title and interest in and to the following property of Grantor (collectively the “Assets”):

(a)           (i) all oil, gas, hydrocarbons, and other minerals of whatever kind or nature in, on, and under and that may be produced, saved, marketed, or extracted from lands granted under the Prior Assignment and (ii) the lands and any associated royalty interests, overriding royalty interests, mineral fee interests, payments out of production, carried interests, reversionary rights, contractual rights to production, or other interest in oil, gas, hydrocarbons and other minerals of whatever kind or nature granted under the Prior Assignment, INSOFAR AND ONLY INSOFAR as described on Exhibit A (the “Mineral/Royalty/Overriding Interest”);

(b)           All pooled, communitized or unitized acreage which includes all or part of any Mineral/Royalty/Overriding Interest (the “Units”), and all tenements, hereditaments and appurtenances belonging to any Mineral/Royalty/Overriding Interest or Unit;

(c)           All currently existing contracts, agreements and instruments with respect to the Mineral/Royalty/Overriding Interest and Units, to the extent applicable to the Mineral/Royalty/Overriding Interest and Units including operating agreements, unitization, pooling, communitization agreements, stipulation of interests, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of oil and gas and processing agreements, but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets” (subject to such exclusion, the “Contracts”);

(d)           All surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use solely in connection with, the Mineral/Royalty/Overriding Interest and Units, which shall be sold in conjunction with and within a reasonable time from the execution of this Conveyance;

(e)           Subject to Section 2.1(f), below, all oil and gas produced from or attributable to the Mineral/Royalty/Overriding Interest and Units (and all the proceeds thereof) after the Effective Date, all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories attributable to the Mineral/Royalty/Overriding Interest and Units in storage as of the Effective Date, and production, plant and transportation imbalances as of the Effective Date;

(f)            Any and all rights of Grantor to payments, receipts, revenues, interest and income of any kind from the Mineral/Royalty/Overriding Interest or Units which are received by Grantor or Grantee and dated from and after the Effective Date, regardless of whether any such amounts relate to periods of time prior to the Effective Date, excluding however, any amounts received as part of or in connection with any settlement or judgment pertaining to any dispute to the extent such settlement or judgment is attributable to periods of time prior to the Effective Date; and

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-3

Exhibit F-1

Form A

(g)           The data, software and records of Grantor, to the extent relating solely to those Assets conveyed in 2.1(a-f) (the “Records”), excluding, however, in each case:

(i)            all corporate, financial, tax and legal data and records of Grantor that relate to Grantor’s business generally (whether or not relating to the Assets) or to such Grantor’s business and operations other than the exploration and production of oil and gas;

(ii)           any data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement with a person other than Affiliates of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(iii)          all legal records and legal files of Grantor including all work product of and attorney-client communications with any of Grantor’s legal counsel (other than deeds, royalty agreements, leases, title opinions, Contracts and Grantor’s working files for litigation of Grantor related to the Assets);

(Clauses (i) through (iii) shall hereinafter be referred to as the “Excluded Records” ).

EXCEPTING AND RESERVING to Grantor, however, the Excluded Assets (as defined below),

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

Section 2.2.           Excluded Assets:  Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Conveyance, the “Assets” shall not include any rights with respect to the Excluded Assets.  “Excluded Assets” shall mean the following:

(a)           subject to Section 2.1(f), all of Grantor’s right, title and interest in and to (and with respect to) all payments received for oil and gas dated prior to the Effective Date which is attributable to the Mineral/Royalty/Overriding Interest and Units;

(b)           the Excluded Records;

(c)           contracts, agreements and instruments, whose change in ownership in connection with a transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a person other than an Affiliate of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(d)           all futures, swaps and other derivatives;

(e)           except to the extent such surface interests are mineral-classified lands or lands that were relinquished pursuant to Section 52.171 of the Texas Natural Resource Code, all of Grantor’s right, title and interest in and to any surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights which are not held for use in connection with the Mineral/Royalty/Overriding Interest; and

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-4

Exhibit F-1

Form A

(f)            any reservation of depths or acreage specifically described and reserved on Exhibit A.

Section 2.3.           “Affiliate:”  For purposes of this Conveyance, the term “Affiliate” means, with respect to a person, a person that directly or indirectly controls, is controlled by or is under common control with such person, with control in such context meaning the ability to direct the management or policies of a person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

ARTICLE 3

Disclaimer of Warranty

Section 3.1.           Special Warranty to Title:  GRANTOR WARRANTS AND FOREVER SHALL DEFEND ALL AND SINGULAR TITLE TO THE ASSETS UNTO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Section 3.2.           Subrogation of Warranties and Indemnities. TO THE EXTENT TRANSFERABLE, GRANTOR ASSIGNS AND GRANTS TO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS (AND GRANTOR WILL EXECUTE ANY DOCUMENTATION REASONABLY NECESSARY TO EFFECT SUCH ASSIGNMENT AND GRANT), THE FULL POWER AND RIGHT OF SUBSTITUTION AND SUBROGATION IN AND TO ALL COVENANTS AND WARRANTIES (INCLUDING WARRANTIES OF TITLE) AND IN AND TO ALL RIGHTS TO INDEMNIFICATION (INCLUDING ENVIRONMENTAL, INJURY TO PROPERTY OR PERSONS (INCLUDING DEATH AND DISABILITY)) GIVEN OR MADE WITH RESPECT TO THE ASSETS OR ANY PART THEREOF BY PRECEDING OWNERS, VENDORS, CONTRACTORS OR OTHERS.

Section 3.3.           UTPCPL Waiver:  TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, GRANTEE HEREBY WAIVES THE PROVISIONS OF THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW (La. R.S. 51:1402 et. seq.).  GRANTEE REPRESENTS AND CONSENTS THAT IT IS (OR ITS ADVISORS ARE) EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS GENERALLY AND WITH TRANSACTIONS OF THIS TYPE SPECIFICALLY, THAT IT (OR THEY) POSSESS AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS DESCRIBED HEREIN AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.  [NTD: This Section 3.3 only applicable when Louisiana assets are involved.]

ARTICLE 4

Assumption of Obligations

Section 4.1.           Subject to Contracts:  Grantee is taking the Assets subject to the terms of the Contracts, to the extent the Contracts are valid, binding and enforceable on the date of this Conveyance, and hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Contracts from and after the Effective Date.

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-5

Exhibit F-1

Form A

ARTICLE 5

Miscellaneous

Section 5.1.           Further Assurances:  After the Execution Date, Grantor, without further consideration, will execute and deliver or cause to be executed and delivered such good and sufficient instruments of conveyance and transfer, and take such other action as may be reasonably required of Grantor to effectively vest in Grantee beneficial and record title to the Assets conveyed pursuant hereto and, if applicable, to put Grantee in actual possession of such Assets.  After the date of this Conveyance, Grantee shall, without further consideration, execute, deliver and (if applicable) file or record, or cause to be executed, delivered and filed or recorded, all instruments, and take such actions, as may be reasonably required of Grantee to accomplish the conveyance and transfer of the Assets, and otherwise consummate the transactions contemplated by this Conveyance, and shall send all required notices with respect to the conveyance of the Assets.  With respect to interests in federal, state or Indian leases that are included among the Assets and that require filings with governmental or tribal agencies before they may be assigned, Grantor and Grantee will each file the appropriate documents and take any other steps necessary to obtain official approval of the assignments.  No federal, state or Indian lease requiring consent of a governmental authority for transfer shall be considered transferred by virtue of this Conveyance, even if specifically described herein, unless and until that consent is obtained, and once that consent is obtained, the transfer shall occur, effective as of the Effective Date.

Section 5.2.           Conveyance Subject to Contribution Agreement:  This Conveyance is expressly subject to the terms and conditions of that certain Contribution Agreement, dated as of            , by and among the parties thereto (the “Contribution Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Contribution Agreement.

Section 5.3.           Successors and Assigns:  This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.4.           Titles and Captions:  All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 5.5.           Governing Law:  Except to the extent the laws of another jurisdiction will, under conflict of law principles, govern transfers of Assets located in such other jurisdiction, this Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Texas.

Section 5.6.           Counterparts:

(a)           This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

(b)           To facilitate recordation, there may be omitted from the Exhibits to this Conveyance in certain counterparts descriptions of property located in recording jurisdictions

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-6

Exhibit F-1

Form A

other than the jurisdiction (county, parish, state, Indian or federal agency) in which the particular counterpart is to be filed or recorded.

THE PARTIES HERETO EXPRESSLY AGREE AND REQUEST THAT ANY AND ALL PAYMENTS TO GRANTEE RELATED TO THE ASSETS, AND ALL OIL AND GAS LEASES AND DIVISION ORDERS RELATED TO THE ASSETS, SHALL BE SENT DIRECTLY TO:

Kimbell Royalty Holdings, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

[Signature Pages Follow]

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-1-7

Exhibit F-1

Form A

EXECUTED by Grantor and Grantee in the presence of the undersigned competent witnesses as of the date(s) set forth in the respective acknowledgments below to be effective for all purposes as of the Effective Date, set forth above.

Grantor: [ ]

By: BRD Royalty Holdings, LLC
its Authorized Agent

By:
Brett G. Taylor
President

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of           , [    ], there appeared before me Brett G. Taylor, President of BRD Royalty Holdings, LLC, a Texas limited liability company, Authorized Agent of [Grantor], a [State] [Type of Company].

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-1-8

Exhibit F-1

Form A

Grantee: Kimbell Royalty Holdings, LLC
By: Taylor Companies Mineral Management, LLC
its Authorized Agent

By:
Brett G. Taylor
President

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of           , [     ], there appeared before me Brett G. Taylor, President of Taylor Companies Mineral Management, LLC, a Texas limited liability company, Authorized Agent of Kimbell Royalty Holdings, LLC, a Delaware limited liability company.

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-1-9

Exhibit F-1

Form A

EXHIBIT A

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by [Grantor, et al], as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

[Insert Legal Descriptions]

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Exhibit A

Exhibit F-1-10

Exhibit F-1

Form A

EXHIBIT B

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by [Grantor, et al], as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

[Attach Agency Agreement]

WHEN RECORDED, RETURN TO:

Brett G. Taylor

Taylor Companies Mineral Management, LLC

2777 Stemmons Fwy, Suite 1133

Dallas, TX  75207

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Exhibit B

Exhibit F-1-11

Exhibit F-2

Form of Assignment

Exhibit F-2-1

Exhibit F-2

Form B

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

MINERAL, ROYALTY, AND/OR OVERRIDING ROYALTY INTEREST CONVEYANCE AND NOTICE OF AGENT

STATE OF [ ]	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [ ]	§

This Mineral, Royalty, and/or Overriding Royalty Interest Conveyance and Notice of Agent (the “Conveyance”) from [             ], a [State] [Type of Entity], whose address is P.O. Box 671099, Dallas, Texas 75367-1099 (collectively, “Grantor”), to KIMBELL ROYALTY HOLDINGS, LLC, a Delaware limited liability company, whose address is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 (“Grantee”), is executed on the date set forth on the signature page hereof (the “Execution Date”) but shall be effective as of the [  ] day of [      ], [     ] (the “Effective Date”).

[WHEREAS, reference is made to that certain [Assignment] dated effective as of [       ], from [       ], as the [assignor/grantor] named therein, to [         ], as the [assignee/grantee] named therein, recorded as Document Number [             ] in Volume [             ], Page [   ] of the Official Public Records of [       ] County, [         ] (a “Previous Assignment”);]

[IF MULTIPLE PRIOR DEED/ASSIGNMENTS, WILL NEED TO HAVE A PARAGRAPH(S) LISTING SEPARATELY FOR ALL AT THIS INSERTION POINT — THEN ADD THE FOLLOWING PARAGRAPH AT THE END OF THE LISTING]

WHEREAS, all of the above-mentioned Previous Assignments and any other prior assignment or conveyance instrument dated or effective prior to the Effective Date of all or any part of the Assets (as defined below) into Grantor or any predecessor in title to Grantor (whether or not listed in the foregoing recitals) are hereinafter collectively referred to as the “Prior Assignment;”

WHEREAS, by execution hereof, Grantee hereby provides notice of the appointment of an agent for Grantee to act on the behalf of Grantee as more particularly described below; and,

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Notice of Appointment and Powers of Agent

Section 1.1.                                 Notice of Appointment of Agent.  Grantee hereby provides notice of the appointment of an agent (the “Agent”) to act on behalf of Grantee with respect to its interests in the

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-2

Exhibit F-2

Form B

Assets, under the terms and conditions of that certain Limited Power of Attorney, attached hereto as Exhibit B (the “Agency Agreement”).

Section 1.2.                                 Powers of Agent.  Agent is empowered to take such actions and functions as set forth in the Agency Agreement. Pursuant to the Agency Agreement, THE PARTIES HERETO EXPRESSLY AGREE AND REQUEST THAT ANY AND ALL ROYALTY OR OTHER PRODUCTION PAYMENTS, BONUS PAYMENTS, DELAY RENTALS, OR ANY OTHER PAYMENTS RELATED TO THE ASSETS, AND ALL OIL AND GAS LEASES AND DIVISION ORDERS RELATED TO THE ASSETS, SHALL BE MADE AS A SINGLE COMBINED DECIMAL FOR EACH ASSET AND SENT DIRECTLY TO:

[NAIL BAY ROYALTIES, LLC

P.O. BOX 671099

DALLAS, TEXAS 75367-1099

AND PAID UNDER FEDERAL TAX IDENTIFICATION NUMBER: 26-4512257]

[DUNCAN MANAGEMENT, LLC

P.O. BOX 671099

DALLAS, TEXAS 75367-1099

AND PAID UNDER FEDERAL TAX IDENTIFICATION NUMBER: 20-6045545]

Notwithstanding the foregoing, Grantee may, at any time, elect that any and all royalty or other production payments, bonus payments, delay rentals, or any other payments related to the Assets, and all oil and gas leases and division orders related to the Assets, be made as a single combined decimal for each asset and sent directly to Grantee or any other entity of its choosing.

Section 1.3.                                 Termination or Change of Agency. Grantee may terminate the agency relationship between Grantee and Agent, or nominate a successor agent to Agent, at any time in accordance with the Agency Agreement, including by recording a Notice of Termination, or Notice of Change of Agent, as the case may be, in the Official Public Records of the county and state in which the Assets are situated (a copy of such recorded Notice of Termination or Change of Agent will be furnished to the appropriate mineral lessees and/or production payors).

ARTICLE 2

Conveyance of Oil and Gas Interests

Section 2.1.                                 Conveyance:  Grantor, for and in consideration of the sum of Ten Dollars ($10) cash and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee all of Grantor’s right, title and interest in and to the following property of Grantor (collectively the “Assets”):

(a)                                 (i) all oil, gas, hydrocarbons, and other minerals of whatever kind or nature in, on, and under and that may be produced, saved, marketed, or extracted from lands granted under the Prior Assignment, and (ii) the lands and any associated royalty interests, overriding royalty interests, mineral fee interests, payments out of production, carried interests, reversionary rights, contractual rights to production, or other interest in oil, gas, hydrocarbons and other minerals of whatever kind or nature in and to the lands described in the Prior Assignment (which shall not be limited (A) due to incorrect recording information appearing in the foregoing recitals or (B) to the

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-3

Exhibit F-2

Form B

lands specifically described in the Previous Assignments), INSOFAR AND ONLY INSOFAR as such lands are described on Exhibit A (the “Mineral/Royalty/Overriding Interest”);

(b)                                 All pooled, communitized or unitized acreage which includes all or part of any Mineral/Royalty/Overriding Interest (the “Units”), and all tenements, hereditaments and appurtenances belonging to any Mineral/Royalty/Overriding Interest or Unit;

(c)                                  All currently existing contracts, agreements and instruments with respect to the Mineral/Royalty/Overriding Interest and Units, to the extent applicable to the Mineral/Royalty/Overriding Interest and Units including operating agreements, unitization, pooling, communitization agreements, stipulation of interests, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of oil and gas and processing agreements, but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets” (subject to such exclusion, the “Contracts”);

(d)                                 All surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use solely in connection with, the Mineral/Royalty/Overriding Interest and Units, which shall be sold in conjunction with and within a reasonable time from the execution of this Conveyance;

(e)                                  Subject to Section 2.1(f), below, all oil and gas produced from or attributable to the Mineral/Royalty/Overriding Interest and Units (and all proceeds thereof) after the Effective Date, all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories attributable to the Mineral/Royalty/Overriding Interest and Units in storage as of the Effective Date, and production, plant and transportation imbalances as of the Effective Date;

(f)                                   Any and all rights of Grantor to payments, receipts, revenues, interest and income of any kind from the Mineral/Royalty/Overriding Interest or Units which are received by Grantor or Grantee and dated from and after the Effective Date, regardless of whether any such amounts relate to periods of time prior to the Effective Date, excluding however, any amounts received as part of or in connection with any settlement or judgment pertaining to any dispute to the extent such settlement or judgment is attributable to periods of time prior to the Effective Date; and

(g)                                  The data, software and records of Grantor, to the extent relating solely to those Assets conveyed in 2.1(a-f) (the “Records”), excluding, however, in each case:

(i)                                     all corporate, financial, tax and legal data and records of Grantor that relate to Grantor’s business generally (whether or not relating to the Assets) or to such Grantor’s business and operations other than the exploration and production of oil and gas;

(ii)                                  any data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement with a person other than Affiliates of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-4

Exhibit F-2

Form B

(iii)                               all legal records and legal files of Grantor including all work product of and attorney-client communications with any of Grantor’s legal counsel (other than deeds, royalty agreements, leases, title opinions, Contracts and Grantor’s working files for litigation of Grantor related to the Assets);

(Clauses (i) through (iii) shall hereinafter be referred to as the “Excluded Records” ).

EXCEPTING AND RESERVING to Grantor, however, the Excluded Assets (as defined below),

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

Section 2.2.                                 Excluded Assets:  Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Conveyance, the “Assets” shall not include any rights with respect to the Excluded Assets.  “Excluded Assets” shall mean the following:

(a)                                 subject to Section Section 2.1(f), all of Grantor’s right, title and interest in and to (and with respect to) all payments received for oil and gas dated prior to the Effective Date which is attributable to the Mineral/Royalty/Overriding Interest and Units;

(b)                                 all of Grantor’s right, title and interest in and to any (i) working interest (including any mineral fee interests that are not cost-bearing interests as of the Effective Date or any mineral fee interests that become cost-bearing interests after the Effective Date) or (ii) leasehold interest under which Grantor is a lessee, in each case to the extent described in the Prior Assignment;

(c)                                  the Excluded Records;

(d)                                 contracts, agreements and instruments, whose change in ownership in connection with a transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a person other than an Affiliate of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(e)                                  all futures, swaps and other derivatives;

(f)                                   except to the extent such surface interests are mineral-classified lands or lands that were relinquished pursuant to Section 52.171 of the Texas Natural Resource Code, all of Grantor’s right, title and interest in and to any surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights which are not held for use in connection with the Mineral/Royalty/Overriding Interest; and

(g)                                  any reservation of depths or acreage specifically described and reserved on Exhibit A.

Section 2.3.                                 “Affiliate:”  For purposes of this Conveyance, the term “Affiliate” means, with respect to a person, a person that directly or indirectly controls, is controlled by or is under common control with such person, with control in such context meaning the ability to direct the management or policies of a person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-5

Exhibit F-2

Form B

ARTICLE 3

Disclaimer of Warranty

Section 3.1.                                 Special Warranty to Title:  GRANTOR WARRANTS AND FOREVER SHALL DEFEND ALL AND SINGULAR TITLE TO THE ASSETS UNTO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Section 3.2.                                 Subrogation of Warranties and Indemnities.   TO THE EXTENT TRANSFERABLE, GRANTOR ASSIGNS AND GRANTS TO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS (AND GRANTOR WILL EXECUTE ANY DOCUMENTATION REASONABLY NECESSARY TO EFFECT SUCH ASSIGNMENT AND GRANT), THE FULL POWER AND RIGHT OF SUBSTITUTION AND SUBROGATION IN AND TO ALL COVENANTS AND WARRANTIES (INCLUDING WARRANTIES OF TITLE) AND IN AND TO ALL RIGHTS TO INDEMNIFICATION (INCLUDING ENVIRONMENTAL, INJURY TO PROPERTY OR PERSONS (INCLUDING DEATH AND DISABILITY)) GIVEN OR MADE WITH RESPECT TO THE ASSETS OR ANY PART THEREOF BY PRECEDING OWNERS, VENDORS, CONTRACTORS OR OTHERS.

Section 3.3.                                 UTPCPL Waiver:  TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, GRANTEE HEREBY WAIVES THE PROVISIONS OF THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW (La. R.S. 51:1402 et. seq.).  GRANTEE REPRESENTS AND CONSENTS THAT IT IS (OR ITS ADVISORS ARE) EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS GENERALLY AND WITH TRANSACTIONS OF THIS TYPE SPECIFICALLY, THAT IT (OR THEY) POSSESS AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS DESCRIBED HEREIN AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.  [NTD: This Section 3.3 only applicable when Louisiana assets are involved.]

ARTICLE 4

Assumption of Obligations

Section 4.1.                                 Subject to Contracts:  Grantee is taking the Assets subject to the terms of the Contracts, to the extent the Contracts are valid, binding and enforceable on the date of this Conveyance, and hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Contracts from and after the Effective Date.

ARTICLE 5

Miscellaneous

Section 5.1.                                 Further Assurances:  After the Execution Date, Grantor, without further consideration, will execute and deliver or cause to be executed and delivered such good and sufficient instruments of conveyance and transfer, and take such other action as may be reasonably required of Grantor to effectively vest in Grantee beneficial and record title to the Assets conveyed pursuant hereto and, if applicable, to put Grantee in actual possession of such Assets.  After the date of this Conveyance,

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-6

Exhibit F-2

Form B

Grantee shall, without further consideration, execute, deliver and (if applicable) file or record, or cause to be executed, delivered and filed or recorded, all instruments, and take such actions, as may be reasonably required of Grantee to accomplish the conveyance and transfer of the Assets, and otherwise consummate the transactions contemplated by this Conveyance, and shall send all required notices with respect to the conveyance of the Assets.  With respect to interests in federal, state or Indian leases that are included among the Assets and that require filings with governmental or tribal agencies before they may be assigned, Grantor and Grantee will each file the appropriate documents and take any other steps necessary to obtain official approval of the assignments.  No federal, state or Indian lease requiring consent of a governmental authority for transfer shall be considered transferred by virtue of this Conveyance, even if specifically described herein, unless and until that consent is obtained, and once that consent is obtained, the transfer shall occur, effective as of the Effective Date.

Section 5.2.                                 Conveyance Subject to Contribution Agreement:  This Conveyance is expressly subject to the terms and conditions of that certain Contribution Agreement, dated as of           , by and among the parties thereto (the “Contribution Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Contribution Agreement.

Section 5.3.                                 Successors and Assigns:  This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.4.                                 Titles and Captions:  All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 5.5.                                 Governing Law:  Except to the extent the laws of another jurisdiction will, under conflict of law principles, govern transfers of Assets located in such other jurisdiction, this Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Texas.

Section 5.6.                                 Counterparts:

(a)                                 This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

(b)                                 To facilitate recordation, there may be omitted from the Exhibits to this Conveyance in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction (county, parish, state, Indian or federal agency) in which the particular counterpart is to be filed or recorded.

Section 5.7.                                 [Michigan Transfer Tax Exemptions:  This Conveyance is exempt as to the Assets described below from Michigan Transfer Tax as follows:

(a)                                 As to Assets located outside of the State of Michigan, by MCL 207.505(b) and MCL 207.526(b);

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-7

Exhibit F-2

Form B

(b)                                 As to Leases, including transfers of Leases, by MCL 207.505(e) and MCL 207.526(e);

(c)                                  As to Assets assessable as personal property, by MCL 207.505(f) and MCL 207.526(f);

(d)                                 As to mineral rights and interests, by MCL 207.505(h) and MCL 207.526(f).]

[Signature Pages Follow]

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-2-8

Exhibit F-2

Form B

EXECUTED by Grantor and Grantee in the presence of the undersigned competent witnesses as of the date(s) set forth in the respective acknowledgments below to be effective for all purposes as of the Effective Date, set forth above.

Grantor: [ ]

By:
[Typed name]
[Title]

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of           ,     , there appeared before me [signor’s name], [title] of [company], a [State] [Corporation].

[INSERT AND REPLACE THE APPROPRIATE ACKNOWLEDGMENT FORM FOR THE STATE IN WHICH THE LANDS ARE LOCATED]

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-2-9

Exhibit F-2

Form B

[Grantee: Kimbell Royalty Holdings, LLC
By: Nail Bay Royalties, LLC, its Authorized Agent

By:
[Typed name]
[Title]
[Date]]

[Grantee: Kimbell Royalty Holdings, LLC
By: Duncan Management, LLC, its Authorized Agent

By:
[Typed name]
[Title]
[Date]]

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

[BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of           ,     , there appeared before me [signor’s name], [title] of Nail Bay Royalties, LLC, a Texas limited liability company, as authorized agent for Kimbell Royalty Holdings, a Delaware limited liability company.]

[BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of           ,     , there appeared before me [signor’s name], [title] of Duncan Management, LLC, a Texas limited liability company, as authorized agent for Kimbell Royalty Holdings, a Delaware limited liability company.]

[INSERT AND REPLACE THE APPROPRIATE ACKNOWLEDGMENT FORM FOR THE STATE IN WHICH THE LANDS ARE LOCATED]

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-2-10

Exhibit F-2

Form B

EXHIBIT A

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by [Grantor, et al], as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

[Insert Legal Descriptions]

Mineral, Royalty and/or Overriding Interest Conveyance and Notice of Agent	Exhibit A

Exhibit F-2-11

Exhibit F-2

Form B

EXHIBIT B

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by [Grantor, et al], as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

[Limited Power of Attorney to be attached]

WHEN RECORDED, RETURN TO:

[NAIL BAY ROYALTIES, LLC

P.O. BOX 671099

DALLAS, TEXAS 75367-1099]

[DUNCAN MANAGEMENT, LLC

P.O. BOX 671099

DALLAS, TEXAS 75367-1099]

Mineral, Royalty and/or Overriding Interest Conveyance and Notice of Agent	Exhibit B

Exhibit F-2-12

Exhibit F-3

Form of Assignment

Exhibit F-3-1

Exhibit F-3

Form C

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

MINERAL, ROYALTY, AND/OR OVERRIDING ROYALTY INTEREST CONVEYANCE AND NOTICE OF AGENT

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF KENT & SCURRY	§

This Mineral, Royalty, and/or Overriding Royalty Interest Conveyance and Notice of Agent (the “Conveyance”) from FRENCH CAPITAL PARTNERS, LTD, a Texas limited partnership whose address is P. O. Box 11327, Midland, Texas 79702 (“Grantor”), to KIMBELL ROYALTY HOLDINGS, LLC, a Delaware limited liability company, whose address is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 (“Grantee”), is executed on the date set forth on the signature page hereof (the “Execution Date”) but shall be effective as of the [  ] day of [      ], [     ] (the “Effective Date”)(1).

WHEREAS, reference is made to that certain Conveyance of Oil, Gas and Other Minerals dated effective as of September 1, 2006, from Marcia Fuller French, as the grantor named therein, to French Capital Partners, LTD, as the grantee named therein, recorded as Document Number 20063383 in Volume 607, Page 710 of the Official Public Records of Scurry County, Texas and also recorded as Document Number [  ] in Volume [  ], Page [  ] of the Official Public Records of Kent County, Texas (the “Prior Assignment”);

WHEREAS, by execution hereof, Grantee hereby provides notice of the appointment of Taylor Companies Mineral Management, LLC, a Texas limited liability company (“Agent”) for Grantee to act on the behalf of Grantee as more particularly described below;

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Notice of Appointment and Powers of Agent

Section 1.1.                                 Notice of Appointment of Agent.  Grantee hereby provides notice of the appointment of Agent to act on behalf of Grantee with respect to its interests in the Assets, under the terms and conditions of that certain Limited Power of Attorney, attached hereto as Exhibit B (the “Agency Agreement”).

(1)  The “Effective Date” of this Conveyance shall be two (2) months earlier than the Effective Time (as defined the Contribution Agreement, and which date is the “Effective Date” used for the Form A and Form B Conveyances to be delivered at Closing); provided, however that the Effective Date of this Form C Conveyance shall not be earlier than December 1, 2016. For example, if the Effective Time (as defined in the Contribution Agreement) is February 1, 2017, the Effective Date of this Conveyance would be December 1, 2016.

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-2

Exhibit F-3

Form C

Section 1.2.                                 Termination or Change of Agency.  Grantee may terminate the agency relationship between Grantee and Agent, or nominate a successor agent to Agent, at any time in accordance with the Agency Agreement, including by recording a Notice of Termination, or Notice of Change of Agent, as the case may be, in the Official Public Records of the county and state in which the Assets are situated (a copy of such recorded Notice of Termination or Change of Agent will be furnished to the appropriate mineral lessees and/or production payors).

ARTICLE 2

Conveyance of Oil and Gas Interests

Section 2.1.                                 Conveyance:  Grantor, for and in consideration of the sum of Ten Dollars ($10) cash and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee an undivided seventy-five percent (75%) of Grantor’s right, title and interest in and to the following property of Grantor, excluding, however, the Excluded Assets (collectively the “Assets”):

(a)                                 (i) all oil, gas, hydrocarbons and other minerals of whatever kind or nature in, on, and under and that may be produced, saved, marketed, or extracted from lands granted under the Prior Assignment and (ii) the lands and any associated royalty interests, overriding royalty interests, mineral fee interests, payments out of production, carried interests, reversionary rights, contractual rights to production, or other interest in oil, gas, hydrocarbons and other minerals of whatever kind or nature granted under the Prior Assignment, INSOFAR AND ONLY INSOFAR as described on Exhibit A (the “Mineral/Royalty/Overriding Interest”);

(b)                                 All pooled, communitized or unitized acreage which includes all or part of any Mineral/Royalty/Overriding Interest (the “Units”), and all tenements, hereditaments and appurtenances belonging to any Mineral/Royalty/Overriding Interest or Unit;

(c)                                  All currently existing contracts, agreements and instruments with respect to the Mineral/Royalty/Overriding Interest and Units, to the extent applicable to the Mineral/Royalty/Overriding Interest and Units including operating agreements, unitization, pooling, communitization agreements, stipulation of interests, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of oil and gas and processing agreements, but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets” (subject to such exclusion, the “Contracts”);

(d)                                 All surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use solely in connection with, the Mineral/Royalty/Overriding Interest and Units, and only to the extent necessary for the production and development of hydrocarbons from the Mineral/Royalty/Overriding Interest and Units;

(e)                                  All oil and gas produced from or attributable to the Mineral/Royalty/Overriding Interest and Units (and all the proceeds thereof) after the Effective Date, all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories attributable to the Mineral/Royalty/Overriding Interest and Units in storage as of the Effective Date, and production, plant and transportation imbalances as of the Effective Date;

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-3

Exhibit F-3

Form C

(f)                                   The data, software and records of Grantor, to the extent relating solely to those Assets conveyed in 2.1(a-f) (the “Records”), excluding, however, in each case:

(i)                                     all corporate, financial, tax and legal data and records of Grantor that relate to Grantor’s business generally (whether or not relating to the Assets) or to such Grantor’s business and operations other than the exploration and production of oil and gas;

(ii)                                  any data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement with a person other than Affiliates of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(iii)                               all legal records and legal files of Grantor including all work product of and attorney-client communications with any of Grantor’s legal counsel (other than deeds, royalty agreements, leases, title opinions, Contracts and Grantor’s working files for litigation of Grantor related to the Assets);

(Clauses (i) through (iii) shall hereinafter be referred to as the “Excluded Records”).

EXCEPTING AND RESERVING to Grantor, however, the Excluded Assets (as defined below),

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

Section 2.2.                                 Excluded Assets:  Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Conveyance, the “Assets” shall not include any rights with respect to the Excluded Assets.  “Excluded Assets” shall mean the following:

(a)                                 subject to Section 2.1(e), all of Grantor’s right, title and interest in and to (and with respect to) all oil, gas, hydrocarbons and other minerals produced from or attributable to the Mineral/Royalty/Overriding Interest and Units prior to the Effective Date;

(b)                                 the Excluded Records;

(c)                                  contracts, agreements and instruments, whose change in ownership in connection with a transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a person other than an Affiliate of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(d)                                 all futures, swaps and other derivatives;

(e)                                  except to the extent such surface interests are mineral-classified lands or lands that were relinquished pursuant to Section 52.171 of the Texas Natural Resource Code, all of Grantor’s right, title and interest in and to any surface fee interests, easements, servitudes, rights-of-way, surface leases and other surface rights which are not held for use in connection with the Mineral/Royalty/Overriding Interest or which are not necessary for the production and development of hydrocarbons from the Mineral/Royalty/Overriding Interest and Units;

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-4

Exhibit F-3

Form C

(f)                                   any reservation of depths or acreage reserved on Exhibit A; and

(g)                                  any and all executive rights, bonuses and delay rentals, including the right to receive bonus and delay rental considerations, associated with any and all of the Mineral/Royalty/Overriding Interest being conveyed; and

(g)                                  any and all causes of action which have accrued before the Effective Date related to the Mineral/Royalty/Overriding Royalty Interest being conveyed.

Section 2.3.                                 “Affiliate:”  For purposes of this Conveyance, the term “Affiliate” means, with respect to a person, a person that directly or indirectly controls, is controlled by or is under common control with such person, with control in such context meaning the ability to direct the management or policies of a person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

ARTICLE 3

Disclaimer of Warranty

Section 3.1.                                 Special Warranty to Title:  GRANTOR WARRANTS AND FOREVER SHALL DEFEND ALL AND SINGULAR TITLE TO THE ASSETS UNTO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Section 3.2.                                 Subrogation of Warranties and Indemnities.   TO THE EXTENT TRANSFERABLE, GRANTOR ASSIGNS AND GRANTS TO GRANTEE AND GRANTEE’S RESPECTIVE SUCCESSORS AND ASSIGNS (AND GRANTOR WILL EXECUTE ANY DOCUMENTATION REASONABLY NECESSARY TO EFFECT SUCH ASSIGNMENT AND GRANT), THE FULL POWER AND RIGHT OF SUBSTITUTION AND SUBROGATION IN AND TO ALL COVENANTS AND WARRANTIES (INCLUDING WARRANTIES OF TITLE) AND IN AND TO ALL RIGHTS TO INDEMNIFICATION (INCLUDING ENVIRONMENTAL, INJURY TO PROPERTY OR PERSONS (INCLUDING DEATH AND DISABILITY)) GIVEN OR MADE WITH RESPECT TO THE ASSETS OR ANY PART THEREOF BY PRECEDING OWNERS, VENDORS, CONTRACTORS OR OTHERS.

ARTICLE 4

Assumption and Retention of Obligations

Section 4.1.                                 Subject to Contracts:  Grantee is taking the Assets subject to the terms of the Contracts, to the extent the Contracts are valid, binding and enforceable on the date of this Conveyance, and hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Contracts from and after the Effective Date.

Section 4.2.                                 Grantor Retained Obligations: Grantee shall not assume or otherwise become liable for, and Grantor shall forever retain, any liabilities, duties or other obligations of Grantor caused by, arising out of or resulting from (1) the Excluded Assets; (2) royalty liabilities arising from production during Grantor’s ownership of the Assets (including royalty liabilities based on claims of unjust enrichment, breach of fiduciary duties, conversion, actual and constructive fraud and other claims);

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-5

Exhibit F-3

Form C

(3) hedging arrangements attributable to the period of time during Grantor’s ownership of the Assets or with respect to the Excluded Assets; (4) debt instruments of Grantor or its Affiliates; and (5) audits attributable to pre-Effective Date periods under joint operating agreements, unit operating agreements or similar agreements.

ARTICLE 5

Miscellaneous

Section 5.1.                                 Should Grantee receive after the consummation of this Conveyance any proceeds or other income to which Grantor is entitled pursuant to this Conveyance, Grantee shall fully disclose, account for and promptly remit the same to Grantor. If, after the consummation of this Conveyance, Grantor receives any proceeds or other income with respect to the Assets to which Grantee is entitled pursuant to this Conveyance, Grantor shall fully disclose, account for and promptly remit the same to Grantee. If, after the consummation of this Conveyance, an operator or marketer charges Grantee for a post-production adjustment related to a production period prior to the Effective Date that results in a net loss of proceeds or other income to which Grantee is entitled pursuant to this Conveyance, Grantee shall notify Grantor and provide an accounting of the same, and Grantor shall promptly reimburse Grantee for the same.  The obligations under this Section 5.1 shall terminate on the fourth (4th) anniversary of the Effective Date of this Conveyance.

Section 5.2.                                 Further Assurances:  After the Execution Date, Grantor, without further consideration, will execute and deliver or cause to be executed and delivered such good and sufficient instruments of conveyance and transfer, and take such other action as may be reasonably required of Grantor to effectively vest in Grantee beneficial and record title to the Assets conveyed pursuant hereto and, if applicable, to put Grantee in actual possession of such Assets.  After the date of this Conveyance, Grantee shall, without further consideration, execute, deliver and (if applicable) file or record, or cause to be executed, delivered and filed or recorded, all instruments, and take such actions, as may be reasonably required of Grantee to accomplish the conveyance and transfer of the Assets, and otherwise consummate the transactions contemplated by this Conveyance, and shall send all required notices with respect to the conveyance of the Assets.  With respect to interests in federal, state or Indian leases that are included among the Assets and that require filings with governmental or tribal agencies before they may be assigned, Grantor and Grantee will each file the appropriate documents and take any other steps necessary to obtain official approval of the assignments.  No federal, state or Indian lease requiring consent of a governmental authority for transfer shall be considered transferred by virtue of this Conveyance, even if specifically described herein, unless and until that consent is obtained, and once that consent is obtained, the transfer shall occur, effective as of the Effective Date.

Section 5.3.                                 Conveyance Subject to Contribution Agreement:  This Conveyance is expressly subject to the terms and conditions of that certain Contribution Agreement, dated as of            , by and among the parties thereto (the “Contribution Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Contribution Agreement.

Section 5.4.                                 Successors and Assigns:  This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.5.                                 Titles and Captions:  All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-6

Exhibit F-3

Form C

stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 5.6.                                 Governing Law:  Except to the extent the laws of another jurisdiction will, under conflict of law principles, govern transfers of Assets located in such other jurisdiction, this Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Texas.

Section 5.7.                                 Counterparts:

(a)                                 This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

(b)                                 To facilitate recordation, there may be omitted from the Exhibits to this Conveyance in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction (county, parish, state, Indian or federal agency) in which the particular counterpart is to be filed or recorded.

THE PARTIES HERETO EXPRESSLY AGREE AND REQUEST THAT ANY AND ALL PAYMENTS TO GRANTEE RELATED TO THE ASSETS, AND ALL OIL AND GAS LEASES AND DIVISION ORDERS RELATED TO THE ASSETS, SHALL BE SENT DIRECTLY TO:

Kimbell Royalty Holdings, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

[Signature Pages Follow]

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent

Exhibit F-3-7

Exhibit F-3

Form C

EXECUTED by Grantor and Grantee in the presence of the undersigned competent witnesses as of the date(s) set forth in the respective acknowledgments below to be effective for all purposes as of the Effective Date, set forth above.

Grantor: French Capital Partners, LTD.

By: French Capital Management, LLC, its General Partner

By:
Marcia Fuller French, Manager

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of           ,     , by Marcia Fuller French, Manager of French Capital Management, LLC, a Texas limited liability company, and general partner of French Capital Partners, LTD, a Texas limited partnership.

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-3-8

Exhibit F-3

Form C

Grantee: Kimbell Royalty Holdings, LLC
By: Taylor Companies Mineral Management, LLC
its Authorized Agent

By:
Brett G. Taylor
President

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of           , [     ], by Brett G. Taylor, President of Taylor Companies Mineral Management, LLC, a Texas limited liability company, Authorized Agent of Kimbell Royalty Holdings, LLC, a Delaware limited liability company.

Notary Public in and for the State of Texas
My Commission Expires:

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Signature/Acknowledgment Page

Exhibit F-3-9

Exhibit F-3

Form C

EXHIBIT A

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by French Capital Partners, LTD, as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

1.                                      ALL RIGHT, TITLE AND INTEREST of Grantor in the Canyon Reef formation depths in and under 7,707.88 acres of land, more or less, more specifically described as follows (the “Lands”):

7,707.88 acres, more or less, in Block 97, H&TC Ry. Co. Survey, Kent and Scurry Counties, Texas: All of Section 704, containing 648.63 acres, all of Section 652, containing 649.18 acres, all of Section 614, containing 649.03 acres, all of Section 563, containing 648.83 acres, all of Section 552, containing 648.65 acres, all of Section 551, containing 649.04 acres, the SE/4 of the SE/4 of Section 702, containing 40 acres, all of Section 705, SAVE & EXCEPT the SE/4 of the SE/4, containing 600 acres, the W/2 of the NW/4 of Section 706, containing 80 acres, the N/2 of Section 651, containing 325.18 acres, the NW/4, the W/2 of the SW/4 & the NW/4 of the NE/4 of Section 650, containing 280 acres, the NW/4 of the NW/4 of Section 616, containing 40 acres, the W/2 & NE/4 of Section 615, containing 480 acres, all of the W/2 of Section 562, containing 320 acres, the W/2 of Section 553, containing 320 acres, all of Section 564, containing 649.34 acres, the N/2 of Section 502, containing 320 acres, and the NW/4, the W/2 of the NE/4, the NE/4 of the NE/4, and the NW/4 of the SW/4 of Section 501, containing 320 acres, and the NW/4 of the NW/4 of Section 500, containing 40 acres.

2.                                      ALL RIGHT, TITLE AND INTEREST of Grantor in the Cisco and Canyon Formations of Pennsylvanian Age in and under the Lands that are in pressure communication and being exploited by unit operations related to the Cogdell Canyon Reef Unit Agreement.

GRANTOR EXPRESSLY RESERVES AND EXCEPTS any depths and lands that are not described above.

Definitions for purposes of this Exhibit A:

“Cogdell Canyon Reef Unit Agreement” means that certain Cogdell Canyon Reef Unit Agreement dated July 1, 1954, as may be amended from time to time, and filed of record at Volume 76, Page 222 in the Official Public Records of Kent County, Texas, and filed of record at Volume 159, Page 63 in the Official Public Records of Scurry County, Texas.

“Canyon Reef” shall have the meaning as set forth in the Cogdell Canyon Reef Unit Agreement.

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Exhibit A

Exhibit F-3-10

Exhibit F-3

Form C

EXHIBIT B

Attached to and for all purposes made a part of that certain Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent dated effective for all purposes as of [date], at 7:00 a.m. Central time, by French Capital Partners, LTD, as Grantor, to and for the benefit of Kimbell Royalty Holdings, LLC, as Grantee

[Attach Agency Agreement]

WHEN RECORDED, RETURN TO:

Brett G. Taylor

Taylor Companies Mineral Management, LLC

2777 Stemmons Fwy, Suite 1133

Dallas, TX  75207

Mineral, Royalty and/or Overriding Royalty Interest Conveyance and Notice of Agent	Exhibit B

Exhibit F-3-11

Exhibit G

Accredited Investor Definition

An accredited investor is any person who comes within any of the following categories at the time of the sale of securities to that person:

(i)                                     a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000. For these purposes, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the securities.

(ii)                                  a natural person who had an individual income in excess of $200,000 in each of the last two calendar years or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current calendar year.

(iii)                               a director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that issuer. For these purposes, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions.

(iv)                              a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

(v)                                 a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

(vi)                              an insurance company as defined in Section 2(a)(13) of the Act.

(vii)                           an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

(viii)                        a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(ix)                              a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

Exhibit G-1

Exhibit G

(x)                                 an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(xi)                              a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(xii)                           an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(xiii)                        a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act.

(xiv)                       an entity in which all of the equity owners are accredited investors.

Exhibit G-2

Exhibit H

Bakken Assets

Exhibit H-1

Exhibit H

Bakken Assets

Grantor of Right of First Offer and Address	Bakken Assets
KRP Bakken I, LLC

All of KRP Bakken I, LLC’s real property located in the following counties and states: Richland and Roosevelt, Montana; Billings, Bottineau, Burke, Burleigh, Divide, Dunn, McKenzie, Mountrail, Renville, Wells and Williams, North Dakota. The asset consists of approximately 370,000 gross mineral acres and 3,675 net mineral acres. There are approximately 270 Bakken/Three Forks producing drilling spacing units and 515 producing wells.

Exhibit H-2

Exhibit I

Permian Assets

Exhibit I-1

Exhibit I

Permian Assets

Grantor of Right of First Offer and Address	Permian Assets
Kimbell Art Foundation

All of the “Property” (as such term is defined in that certain Purchase and Sale Agreement, dated September 24, 1999, between Collins & Ware, Inc. and Fortson Oil Company, as Agent and Nominee, and the related documents set forth on Schedule I-1 hereto) acquired by Kimbell Art Foundation, pursuant to the documents set forth on Schedule I-2 hereto, located in the following counties and states: Andrews, Borden, Crane, Crockett, Dawson, Ector, Gaines, Glasscock, Hockley, Howard, Irion, Martin, Midland, Mitchell, Pecos, Reagan, Scurry, Terry, Upton, Ward, Wheeler, Wilbarger, Winkler and Yoakum, Texas; Chaves, Eddy and Lea, New Mexico; Cimarron, Oklahoma; Lincoln, Wyoming; Renville, North Dakota; and Richland, Montana.

Exhibit I-2

Exhibit J

Marcellus Assets

Exhibit J-1

Exhibit J

Marcellus Assets

Grantor of Right of First Offer and Address	Marcellus Assets
KRP Marcellus I, LLC

All of KRP Marcellus I, LLC’s real property located in the following counties and states: Bell, Elliot, Floyd, Harlan, Knott, Knox, Leslie, Letcher, Perry and Pike, Kentucky; Garrett, Maryland; Beaver, Bedford, Fayette, Greene, Somerset, Washington and Westmoreland, Pennsylvania; Campbell and Claiborne, Tennessee; Buchanan, Dickenson, Russell and Wise, Virginia; Boone, Brooke, Kanawha, Logan, Marshall, Ohio, Preston, Raleigh, Randolph, Upshur, Webster, Wetzel and Wyoming, West Virginia. The package includes approximately 700 producing wells. The assets consist of an overriding royalty interest and/or the potential renewal and extension of said interest in approximately 45,000 net leasehold acres within a larger 72,000 acre gross leasehold position; and a mineral fee interest in approximately 140,000 net acres.

Exhibit J-2

Exhibit K

Registration Rights

1.                                      Definitions.

(a)                                 Capitalized terms not otherwise defined in this Exhibit K (this “Exhibit”) have the meanings given to them in the Contribution Agreement (as defined herein).

(b)                                 As used in this Exhibit, the following terms shall have the respective meanings set forth in this Section 1:

“Adverse Disclosure” means public disclosure of material non-public information that (a) would be required to be made in any Registration Statement filed with the SEC by the MLP so that such Registration Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise comply with applicable securities laws; (b) would not be required to be made at such time but for the filing of such Registration Statement; and (c) if such information relates to a significant transaction involving the MLP, would, in the good faith judgment of the Board of Directors, have a material adverse effect upon the MLP’s ability to complete such significant transaction or upon the terms on which such significant transaction could be completed.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Contribution Agreement” means that certain Contribution, Conveyance, Assignment and Assumption Agreement, dated as of the date hereof, among the MLP, the GP, Intermediate GP, Intermediate Holdings, Holdings and the Contributing Parties, as it may be further amended, supplemented or restated from time to time.

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the SEC or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” has the meaning set forth in Section 1(a).

“Holder” means (a) any Contributing Party who holds Registrable Securities; (b) any Sponsor acting on behalf of an Affiliate who is a Contributing Party; or (c) any holder of Registrable Securities to whom the registration rights conferred by this Exhibit have been transferred in compliance with Section 7(e) hereof.

Exhibit K-1

Exhibit K

“Indemnified Persons” has the meaning set forth in Section 5(a).

“Initiating Sponsor” has the meaning set forth in Section 2(a)(i).

“Losses” has the meaning set forth in Section 5(a).

“Partnership Interest” means any class or series of equity interest in the MLP, which shall include any limited partner interests and the non-economic general partner interest.

“Piggyback Notice” has the meaning set forth in Section 2(a)(ii).

“Piggyback Request” has the meaning set forth in Section 2(a)(ii).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the MLP to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all information incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means any Partnership Interest other than the GP’s non-economic general partner interest in the MLP; provided, however, that “Registrable Securities” shall not include any such securities (a) that have been sold or disposed of in accordance with an effective Registration Statement covering such Registrable Securities; (b) that are held by any member of the Partnership Group; (c) that have been sold or disposed of in accordance with Rule 144; or (d) that have been sold or disposed of in a private transaction in which the registration rights conferred by this Exhibit have not been transferred in compliance with Section 7(e) hereof.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the sale or resale of the Registrable Securities under the Securities Act, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all information incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B” and “Rule 430C” mean, in each case, such rule promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

Exhibit K-2

Exhibit K

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel or any other advisor for any Holder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures set forth herein.

“Shelf Registration Statement” means a “shelf” Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders, of the Registrable Securities pursuant to Rule 415.

“Sponsor Holder” means each of the Sponsors, their respective Affiliates and any holder of Registrable Securities to whom the registration rights conferred by this Exhibit have been transferred by a Sponsor or its respective Affiliates in compliance with Section 7(e) hereof.

“Suspension” has the meaning set forth in Section 2(b)(iii).

“Trading Market” means the principal national securities exchange on which the Common Units are or will be listed or admitted to trading, as determined by the Board of Directors.

“Underwritten Offering Lock-Up Period” has the meaning set forth in Section 33(o).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2.                                      Registration.

(a)                                 Demand Registration Rights.

(i)                                     Demand Registrations of Sponsors. At any time following the date that the MLP is first eligible to file a registration statement under Form S-3 (or any equivalent or successor form under the Securities Act), any Sponsor, for itself or on behalf of any Sponsor Holder that holds Registrable Securities, for as long as such Sponsor Holder holds Registrable Securities (an “Initiating Sponsor”), shall have the option and right, exercisable by delivering a written notice to the MLP (a “Demand Notice”), to require the MLP to, pursuant to the terms of and subject to the limitations contained in this Exhibit, prepare and file with the SEC a Registration Statement registering the offering and sale of all or any portion of such Sponsor Holder’s Registrable Securities, which may, at the option of the Initiating Sponsor, be a Shelf Registration Statement (a “Demand Registration”).

(ii)                                  Piggyback Participation Rights. Within 15 Business Days of the receipt of the Demand Notice, the MLP shall give written notice of such Demand Notice to all other Holders that hold the same class of securities as the Registrable Securities (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Demand Registration the number of Common Units constituting Registrable Securities as they may request. The MLP shall, subject to the limitations of this Section 2(a), use commercially reasonable efforts to file a Registration Statement covering all of the Registrable Securities that such Holders shall in writing request (such request, a “Piggyback Request,” to be

Exhibit K-3

Exhibit K

given to the MLP within ten Business Days after mailing of such Piggyback Notice by the MLP pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as reasonably practicable as directed by the Initiating Sponsor in accordance with the terms and conditions of the Demand Notice and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act for not less than six months following the Effective Date or such longer period ending when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”). If a Holder decides not to include all of its Common Units constituting Registrable Securities in any Registration Statement thereafter filed by the MLP, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the MLP pursuant to a Demand Registration, all upon the terms and conditions set forth herein.

(iii)                               Subject to the other limitations contained in this Exhibit, the MLP shall not be obligated hereunder to effect more than (A) one Demand Registration pursuant to Section 2(a)(i) in any 12-month period or (B) two Demand Registrations on Form S-3 (or any equivalent or successor form under the Securities Act) in the aggregate.

(iv)                              Notwithstanding anything herein to the contrary, the MLP’s obligations pursuant to this Section 2(a) shall be subject to the following limitations and conditions:

(A)                               the MLP shall not be required to comply with any Demand Notice that is received within 90 days after the closing of any underwritten offering effected by one or more Holders or the MLP;

(B)                               the MLP shall not be required to comply with any Demand Notice where the anticipated aggregate offering price of all Registrable Securities requested to be registered or offered by the Initiating Sponsor (together with any related requests of other Holders) is equal to or less than $10,000,000;

(C)                               the MLP shall not be required to comply with any Demand Notice, and may suspend its obligations under this Section 2(a), as applicable, for the duration of any regular quarterly “black-out” period during which directors and executive officers of the GP are not permitted to trade under the insider trading policy of the MLP then in effect;

(D)                               the MLP shall not be required to comply with any Demand Notice, and may suspend its obligations under this Section 2(a), as applicable, for a period of up to 90 days after the date of a Demand Notice if, at the time of such request, the MLP is conducting or actively pursuing a securities offering (other than in connection with any at-the-market offering or similar continuous offering program);

(E)                                the MLP shall not be required to comply with any Demand Notice, and may suspend its obligations under this Section 2(a), as applicable, for a period of up to 90 days after the date of a Demand Notice if, at the time of such request, the MLP is engaged in a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act;

Exhibit K-4

Exhibit K

(F)                                 the MLP shall not be required to comply with any Demand Notice, and may suspend its obligations under this Section 2(a), as applicable, for a period of up to 90 days after the date of a Demand Notice if the Conflicts Committee of the Board of Directors, proceeding in good faith, determines that the filing of a Registration Statement would require an Adverse Disclosure; and

(G)                               the MLP shall be entitled to postpone compliance with any Demand Notice if, in the MLP’s good faith judgment, it is not feasible for the MLP to proceed with the Demand Registration because audited or pro forma financial statements that are required by the Securities Act to be included in any related registration statement or prospectus are then unavailable, until such time as such financial statements are completed or obtained by the MLP, provided, that the MLP shall use its commercially reasonable efforts to complete or obtain such financial statements as promptly as reasonably practicable;

provided, that, in any of the above events, the Holders requesting such Demand Registration may withdraw such request and, if withdrawn, such request will not count as one of the permitted Demand Registrations hereunder.

(v)                                 Notwithstanding any other provision of this Section 2(a), if (A) the Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten public offering and (B) the managing underwriter or managing underwriters of such offering advise the MLP in writing that, in their opinion, the inclusion of all of such Holders’ Registrable Securities in the subject Registration Statement would have a material adverse effect on the marketability of the offering, then the MLP shall so advise all Holders of such Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced to equal the number of Registrable Securities that such managing underwriter or managing underwriters advise the MLP can be sold without having such material adverse effect. The aggregate number of Registrable Securities to be included in such Demand Registration as a result of the reduction described in the immediately preceding sentence shall be reduced pro rata among the Holders seeking to include their Registrable Securities in the underwriting, based, for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities owned by such Holder by (y) the total number of Registrable Securities owned by all the Holders seeking to include their Registrable Securities in the underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the MLP and the managing underwriter(s) delivered on or prior to the time of pricing of such offering. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(vi)                              The MLP may include in any such Demand Registration other MLP securities for sale for its own account or for other Holders as provided herein; provided, that if the managing underwriter for the offering determines that the number of securities proposed to be offered in such offering would have a material adverse effect on the marketability of such offering, then the Registrable Securities to be sold by the Holders shall be included in such registration before any MLP securities proposed to be sold for the account of the MLP or any other Person.

Exhibit K-5

Exhibit K

(vii)                           Subject to the limitations contained in this Exhibit, the MLP shall effect any Demand Registration on Form S-3 (except if the MLP is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the MLP becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities through a firm commitment underwriting shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the MLP).

(viii)                        Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the MLP shall (A) promptly prepare and file or cause to be prepared and filed: (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the MLP would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                              In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the MLP shall amend or supplement such Registration Statement or related Prospectus as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement.

(b)                                 General Provisions.

(i)                                     All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder for so long as may be required for each such Holder to sell all of the Registrable Securities held by such Holder as provided in this Exhibit.

(ii)                                  Any Demand Notice or Piggyback Request shall (A) specify the Registrable Securities intended to be offered and sold by the Holder making the request, (B) express such Holder’s present intent to offer such Registrable Securities for distribution, (C) describe the nature or method of the proposed offer and sale of Registrable Securities, and (D) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the MLP to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(iii)                               Notwithstanding any provision of this Exhibit to the contrary, the MLP may voluntarily suspend the effectiveness of any Shelf Registration Statement or may otherwise

Exhibit K-6

Exhibit K

require the discontinuance of offers under the Shelf Registration Statement for a period of up to 90 days if the Conflicts Committee of the Board of Directors, proceeding in good faith, determines the offering of any Registrable Securities pursuant to such Shelf Registration Statement would require an Adverse Disclosure (a “Suspension”); provided, however, that in no event shall the MLP effect Suspensions under this Section 2(b)(iii) for more than an aggregate of 180 days in any 12 month period. The MLP shall notify each Holder eligible to sell Registrable Securities under such Shelf Registration Statement promptly of any Suspensions and, upon receipt of such notice, each such Holder shall forthwith discontinue disposition of such Registrable Securities under such Shelf Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Shelf Registration Statement or until it is advised in writing by the MLP that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Shelf Registration Statement. In addition, the MLP shall promptly notify each Holder of the termination or lifting of any such Suspension.

3.                                      Registration Procedures. The procedures to be followed by the MLP and each Holder electing to sell Registrable Securities included in a Registration Statement pursuant to this Exhibit, and the respective rights and obligations of the MLP and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                 The MLP will, at least one Business Day prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than amendments and supplements filed principally for the purpose of naming Holders and providing information with respect thereto), use commercially reasonable efforts to (i) furnish to such Holders copies of all such documents proposed to be filed and (ii) give good faith consideration to such comments as any Holder reasonably shall propose.

(b)                                 The MLP will use commercially reasonable efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Exhibit, prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the applicable Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and provide such Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to such Holders as Selling Holders.

(c)                                  The MLP will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)                                 The MLP will use commercially reasonable efforts to notify such Holders promptly: (i) with respect to each Registration Statement or any post-effective amendment when

Exhibit K-7

Exhibit K

the same has been declared effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the MLP of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of (but not the nature or details concerning) any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the MLP shall be required pursuant to this clause (v) in the event that the MLP either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(e)                                  The MLP will use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time, or if any such order or suspension is made effective during any Suspension period, at the earliest practicable time after the Suspension period is over.

(f)                                   During the Effectiveness Period, the MLP will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the MLP will not have any obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(g)                                  The MLP will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. The MLP consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 The MLP will have caused or will cause, as the case may be, all Registrable Securities registered pursuant to this Exhibit to be listed on the Trading Market and

Exhibit K-8

Exhibit K

will have provided or will provide, as the case may be, a transfer agent and registrar for Registrable Securities covered by a Registration Statement not later than the Effective Date of such Registration Statement and for as long as Registrable Securities covered by a Registration Statement remain outstanding.

(i)                                     The MLP will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.

(j)                                    Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably possible, the MLP will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                                 Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided, that (i) such Holders provide written notice to the MLP of their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be subject to the reasonable approval of the MLP, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any reasonable underwriting arrangements approved by the MLP and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements, provided, that, no Holder included in any underwritten registration shall be required to make any representations or warranties to the MLP or the underwriters (other than representations and warranties regarding such Holder) or to undertake any indemnification obligations to the MLP or the underwriters except as provided in Section 5. The MLP hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

Exhibit K-9

Exhibit K

(l)            In the event such Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the MLP will make available upon reasonable notice at the MLP’s principal place of business or such other reasonable place for inspection by the Selling Holder and the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of the MLP, and cause the officers, employees, counsel and independent certified public accountants of the MLP to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m)          In connection with any registration of Registrable Securities pursuant to this Exhibit, the MLP will take such commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)           The MLP will have no obligation to include in a Registration Statement Registrable Securities of a Holder who has failed to timely furnish such information requested in writing by the MLP no less than ten days prior to the Effective Date of the Registration Statement, which, in the opinion of counsel to the MLP, is reasonably required in order for the Registration Statement or related Prospectus to comply with the Securities Act, provided, that if the Registration Statement is not yet effective, the MLP agrees to use commercially reasonable efforts to amend the Registration Statement to include the Registrable Securities of a Holder when such information is provided.

(o)           For a period commencing on the date of the final prospectus in connection with any underwritten offering hereunder and ending on the 45th day after the date of the final prospectus in connection with such underwritten offering (the “Underwritten Offering Lock-Up Period”), each Holder hereby agrees that it will not, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of its Registrable Securities (other than transfers of Registrable Securities as bona fide gifts; provided that in the case of any such transfer, each donee shall agree to be subject to the terms and conditions of this Section 3(o); and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 following the end of the calendar year in which such transfer occurred, which indicates that such transfer is a bona fide gift)), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Registrable Securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Registrable Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the MLP. The MLP may impose stop-transfer instructions with respect to the Common Units

Exhibit K-10

Exhibit K

subject to the foregoing restriction until the end of the Underwritten Offering Lock-Up Period. In connection with any such underwritten offering hereunder, each Holder hereby agrees that, upon request of the managing underwriter or managing underwriters of such underwritten offering, such Holder shall enter into a standard lock-up agreement covering such Registrable Securities and for a period specified by the managing underwriter or managing underwriters of such underwritten offering, as well as any other agreements as may be reasonably requested by the MLP or the managing underwriter or managing underwriters of such underwritten offering that are consistent with the foregoing or are necessary to give further effect thereto. In addition, if requested by the MLP or the managing underwriter or managing underwriters of such underwritten offering, each Holder shall provide such information as may be reasonably and customarily required by the MLP or such managing underwriter or managing underwriters in connection with the completion of such underwritten offering, unless such Holder reasonably believes that such information constitutes material and non-public information or such Holder is otherwise subject to confidentiality obligations with respect to the requested information.

(p)           The MLP will use its reasonable best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to the Holders, in each case as soon as practicable after the Effective Date (it being understood that the MLP shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the MLP’s fiscal year, 455 days after the end of the MLP’s then-current fiscal quarter), an earnings statement of the MLP (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the MLP, Rule 158).

4.             Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Exhibit or otherwise in connection with any Demand Registration (excluding any Selling Expenses) shall be borne by the MLP, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (a) all registration and filing fees (including fees and expenses (i) with respect to filings required to be made with the Trading Market, (ii) in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. and (iii) in compliance with applicable state securities or “Blue Sky” laws), (b) printing expenses (including expenses of printing certificates for Common Units and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder included in the Registration Statement), (c) messenger, telephone and delivery expenses, (d) fees and expenses of counsel (including local and special), auditors and accountants (including the expenses of any “cold comfort” letters required or incidental to the performance of such obligations) for the MLP, (e) Securities Act liability insurance, if the MLP so desires such insurance, (f) fees and expenses of all other Persons retained by the MLP in connection with the consummation of the transactions contemplated by this Exhibit, (g) the costs and expenses related to investor presentations on any road show undertaken in connection with the marketing of the Common Units, including, expenses associated with any electronic road show, travel and lodging expenses of the officers and employees of the GP or any member of the Partnership Group, (h) the costs and expenses of qualifying the Common Units for inclusion in the book-entry settlement system of the Depository Trust Company and (i) the fees and expenses of the transfer agent and registrar. Except as provided herein, all Selling Expenses shall be borne by the

Exhibit K-11

Exhibit K

Selling Holders pro rata in proportion to the number of Registrable Securities sold by each Selling Holder or as they may otherwise agree.

5.             Indemnification.

(a)           By the MLP. If underwriters are engaged in connection with any registration referred to in Section 2, the MLP shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and the MLP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Exhibit, in addition to and not in limitation of the MLP’s indemnification obligations under the Partnership Agreement, to the fullest extent permitted by applicable law, the MLP shall indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act), and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the MLP shall not be liable to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission so made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon or in conformity with written information furnished to the MLP by or on behalf of such Selling Holder specifically for use in the preparation thereof.

(b)           By Each Selling Holder. Each Selling Holder agrees, to the fullest extent permitted by law, to severally and not jointly, indemnify and hold harmless the MLP, the GP’s officers and directors and each Person who controls the MLP (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the MLP to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement, preliminary prospectus, final prospectus or free writing prospectus and any indemnification hereunder will be limited to the amount of net proceeds received from the sale of Registrable Securities by such Holder under such Registration Statement.

6.             Facilitation of Sales Pursuant to Rule 144. Upon effectiveness of a Registration Statement with the SEC, the MLP shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and take such further action as any Holder may reasonably request, all to the extent

Exhibit K-12

Exhibit K

required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

7.             Miscellaneous.

(a)           Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the MLP of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder shall forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the MLP that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The MLP may provide appropriate stop orders to enforce the provisions of this Section 7(a).

(b)           Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Exhibit shall apply to the full extent set forth herein with respect to any and all Partnership Interests or any successor or assign of the MLP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, including any equity securities that may be issued in exchange for Registrable Securities in connection with any merger, consolidation or other business combination involving the MLP and any of its subsidiaries, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of the Contribution Agreement. The MLP will not take any action, or permit any change to occur, with respect to the terms of its securities that would materially and adversely affect the ability of the Holders to include Registrable Securities in a registration undertaken pursuant to this Exhibit or that would adversely affect the marketability of such Registrable Securities in any such registration.

(c)           Change of Control. The MLP shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Exhibit with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

(d)           Amendments. This Exhibit may be amended only by means of a written amendment signed by (i) the MLP and (ii) the Holders of 66 2/3% of the then-outstanding Registrable Securities.

(e)           Successors and Assigns. This Exhibit shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 7(e), this Exhibit, and any rights or obligations hereunder, may not be assigned without the prior written consent of the MLP. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Exhibit with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such

Exhibit K-13

Exhibit K

Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities that is an Affiliate of such Holder and at all times remains an Affiliate; provided (i) the transfer of the underlying Registrable Securities was made in accordance with the terms of the Partnership Agreement; (ii) the MLP is, promptly after such transfer, furnished with written notice of the name, mailing address and email address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Exhibit.

Exhibit K-14

Exhibit L-1

Form of Duncan Management Services Agreement

Exhibit L-1-1

Exhibit L-1

MANAGEMENT SERVICES AGREEMENT

by and between

DUNCAN MANAGEMENT, LLC

AND

KIMBELL OPERATING COMPANY, LLC

Exhibit L-1-2

Exhibit L-1

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is effective as of [•], 201[•] (“Effective Date”) by and between Duncan Management, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the Effective Date, the Manager or an Affiliate (as defined herein) thereof provided certain management services with respect to the Serviced Properties (as defined herein);

WHEREAS, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”) engaged Kimbell Operating to provide certain services to the Partnership pursuant to that certain Management Services Agreement, dated as of the date hereof, by and between the Partnership and Kimbell Operating; and

WHEREAS, during the Term (as defined herein), Kimbell Operating desires to engage the Manager to provide or cause to be provided certain Services (as defined herein) with respect to the Serviced Properties, and the Manager is willing to undertake such Services with respect to the Serviced Properties, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Adjusted Services Fee” is defined in Section 3.5(a).

“Adjustment Period” is defined in Section 3.5(a).

“Affected Party” is defined in Article X.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

Exhibit L-1-3

Exhibit L-1

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“Confidential Information” shall mean information regarded by that Party or the Partnership Group as proprietary or confidential, including, but not limited to, information relating to such Person’s business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Damages” is defined in Section 8.1.

“Direct Expenses” is defined in Section 2.3(b).

“Documents” is defined in Schedule A.

“Effective Date” is defined in the preamble.

“Existing Services Fee” is defined in Section 3.5(a).

“Extension” is defined in Section 4.1.

“Force Majeure” shall mean an event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (a) is not within the reasonable control of the affected Party; (b) is not the result of the fault or negligence of the affected Party; and (c) could not, by the exercise of due diligence, have been overcome or avoided. “Force Majeure” excludes: lack of a market; unfavorable market conditions; and economic hardship.

“Governmental Entity” shall mean any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable Party.

“Indemnified Party” is defined in Section 8.3(a).

“Indemnifying Party” is defined in Section 8.3(a).

“Initial Term” is defined in Section 4.1.

“Kimbell Operating” is defined in the preamble.

Exhibit L-1-4

Exhibit L-1

“Law” shall mean all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the New York Stock Exchange).

“Manager” is defined in the preamble.

“Manager Indemnitees” is defined in Section 8.1.

“New Services Fee” is defined in Section 3.5(b).

“New Services Fee Effective Date” is defined in Section 3.5(b).

“Notice” is defined in Article XII.

“Partnership” is defined in the recitals.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” shall mean the Partnership and its Affiliates (including, for the avoidance of doubt, Kimbell Operating); provided, that “Partnership Group” and any reference to a “member of the Partnership Group” shall not include any partner, member or owner of the Partnership.

“Party” and “Parties” are defined in the preamble.

“Payment Amount” is defined in Section 2.3(b).

“Person” shall mean any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, corporate body, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

“Redetermination Date” is defined in Section 3.5(a).

“Serviced Properties” shall mean those properties described in Schedule B.

“Services” shall mean, with respect to the Serviced Properties, those management services described in Schedule A, as may be amended from time to time.

“Services Fee” is defined in Section 2.3(a).

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a

Exhibit L-1-5

Exhibit L-1

general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” is defined in Section 3.4.

“Term” is defined in Section 4.1.

“Termination Amount” is defined in Section 4.6.

Article II
Services

Section 2.1                                    Scope of Services; Standard of Care.  Upon the terms and subject to the conditions set forth in this Agreement, Kimbell Operating hereby engages the Manager, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, to provide or cause to be provided the Services, and the Manager hereby accepts such engagement and agrees to perform the Services consistent with the terms and conditions of this Agreement.  The Services to be provided hereunder shall be performed with that degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Serviced Properties would exercise.

Section 2.2                                    Appointment of the Manager.  Kimbell Operating on behalf of itself and of the Partnership Group hereby appoints the Manager as the Partnership Group’s sole and exclusive agent for the purposes set forth in Schedule C during the Term and in accordance with the terms and conditions set forth herein.  The Manager hereby accepts such appointment as the Partnership Group’s agent during the Term and in accordance with the terms and conditions set forth herein. Kimbell Operating and the Manager agree that the agency created by this Agreement is coupled with an interest and is terminable only in accordance with the express provisions of this Agreement. To evidence the foregoing, Kimbell Operating shall execute a limited power of attorney in the form of Schedule D ratifying and confirming all of the powers set forth in Schedule C.

Section 2.3                                    Payment Amount.

(a)                                 As consideration for the Services rendered hereunder, Kimbell Operating shall pay to the Manager each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by the Manager in providing such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The initial Services Fee shall be $ 54,871.86 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to Kimbell Operating pursuant to Section 3.4 hereof.

Exhibit L-1-6

Exhibit L-1

(b)                                 To the extent not otherwise reimbursed or paid to the Manager, Kimbell Operating shall also reimburse the Manager for all other reasonable third party out-of-pocket costs and expenses (including, but not limited to, third-party expenses and expenditures) that the Manager incurs on behalf of Kimbell Operating in providing the Services, excluding, however, the Manager’s or its Affiliates’ overhead or general or administrative expenses (the “Direct Expenses” and, together with the Services Fee, the “Payment Amount”).

Section 2.4                                    Scope.

(a)                                 The Manager shall not sell, convey, assign, transfer, encumber (or permit to be encumbered), or otherwise dispose of any of the Serviced Properties without the express written consent of Kimbell Operating, and except as provided in Schedule A, Schedule C or the limited power of attorney executed in accordance with Section 2.2, the Manager shall have no authority with respect to the Serviced Properties.  Except as provided in Schedule A, in providing, or causing to be provided, the Services, in no event shall the Manager be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; or (iv) pay any costs related to the transfer or conversion of data of the Partnership Group; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Manager or are reassigned to other work by the Manager, the Manager shall make reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and that the Manager shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order. The Manager shall not be required to perform Services hereunder that conflict with any applicable Law, contract or permit or policies of the Manager or to which the Manager is subject relating to business conduct and ethical practices.

(b)                                 At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Partnership Group, and such Persons shall not be considered or deemed to be an employee of the Partnership Group nor entitled to any employee benefits of the Partnership Group as a result of this Agreement.  The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise Kimbell Operating in connection therewith, and such Persons shall not be responsible for decision-making on behalf of the Partnership Group.  Such Persons shall be not be deemed to be under the management or direction of the Partnership Group.

Section 2.5                                    Prohibited Activities.  The Manager shall not undertake any activity that would (a) violate any applicable Law in any material respect that would result in adverse consequences for the Partnership Group or any Serviced Property or (b) violate, in any material respect, any contracts, leases, orders, security instruments and other agreements to which, to the Manager’s knowledge, a member of the Partnership Group is bound.

Exhibit L-1-7

Exhibit L-1

Section 2.6                                    Cooperation; Access.  The Manager and Kimbell Operating shall cooperate with one another and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.  During the Term and for so long as any Services are being provided with respect to the Serviced Properties by the Manager, each of the Parties will provide the other Party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to it and its employees, representatives, facilities and books and records as the other Party and its representatives may reasonably request in order to perform and receive the Services.

Section 2.7                                    Remittance of Amounts Collected.  The Manager shall remit to the applicable member of the Partnership Group any and all amounts collected with respect to such member of the Partnership Group’s interest in the Serviced Properties within no later than 30 days of receipt of such amounts.

Article III
Invoicing and Payment

Section 3.1                                    Invoicing.  Within 30 days after the end of each month, the Manager will provide Kimbell Operating with an invoice reflecting the Direct Expenses incurred in such month. The invoice shall set forth in reasonable detail for the period covered by such invoice the following information: (a) all Direct Expenses incurred or payments made by the Manager on behalf of Kimbell Operating or the Serviced Properties and (b) the basis, in reasonable detail, for the calculation of such Direct Expenses.  On or before the first day of each month during the Term, Kimbell Operating shall remit to the Manager the Services Fee for such month and all Direct Expenses, if any, invoiced to Kimbell Operating in the immediately preceding month; provided, that with respect to the payment to be made for the first month of the Term, Kimbell Operating shall remit to the Manager, on or before the Effective Date, the pro-rated portion of the Services Fee for such month for the period of time from and including the Effective Date to the end of such month. Neither Party shall have a right of set-off against the other Party for any amounts due or to become due hereunder.

Section 3.2                                    Objection. Kimbell Operating may object to any expense or cost included on an invoice, including on the ground that the same was not a reasonable or appropriate cost incurred by the Manager in connection with the Services; provided, that such objection is made in writing to the Manager within 30 days following the date of Kimbell Operating’s receipt of the disputed invoice. The Parties shall, during the 15 days after such notice, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, the issue shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6. Notwithstanding the forgoing, Kimbell Operating shall pay the Manager the Payment Amount owed to the Manager when due. Such payment shall not be deemed a waiver of the right of Kimbell Operating to recoup any contested portion of any amount so paid.

Section 3.3                                    Error Correction.  The Manager shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges; provided, however, that any errors or omissions the correction of which would result in additional or increased charges or fees for Services must be corrected within [•] years after the date of the related invoice.

Exhibit L-1-8

Exhibit L-1

Section 3.4                                    Taxes.  All transfer taxes, excises, fees or other charges (including value added, sales, ad valorem, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of the Manager), or any increase therein, now or hereafter imposed directly or indirectly by Law, which the Manager is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Kimbell Operating as an explicit surcharge and shall be paid by Kimbell Operating in addition to any payment to cover expenses and costs related to Services provided. If Kimbell Operating submits to the Manager a timely and valid resale or other exemption certificate reasonably acceptable to the Manager and sufficient to support the exemption from Tax, then such Tax will not be added to the fee pursuant to Section 3.1; provided, however, that if the Manager is ever required to pay such Tax, Kimbell Operating will promptly reimburse the Manager for such Tax, including any interest, penalties and attorney’s fees related thereto.  The Parties will cooperate to minimize the imposition of any Taxes.

Section 3.5                                    Adjustment to Services Fee.

(a)                                 The Services Fee shall be subject to redetermination and adjustment, which may result in an increase or decrease of the Services Fee, on [•], 20[•] and subsequently thereafter on each January 1 of each calendar year beginning January 1, 20[•] (each such date, a “Redetermination Date”). On or about 30 days prior to each Redetermination Date, the Manager shall prepare and deliver to Kimbell Operating a written proposal for the Services Fee to be utilized during the next succeeding period, together with all appropriate backup material and documents supporting the recommendation for the proposed Services Fee.  The Manager and Kimbell Operating agree to negotiate in good faith to determine the proposed Services Fee to be utilized during the next succeeding period, which Services Fee shall represent a reasonable allocation of all projected costs and expenses to be incurred by the Manager in providing such Services to Kimbell Operating. Pending the final determination of the Services Fee for the next succeeding period, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the Redetermination Date (the “Existing Services Fee”).  No later than 15 days following the date of the final determination of the Services Fee for the succeeding period (such fee, the “Adjusted Services Fee”), the Parties hereby agree that (A) if such Adjusted Services Fee is greater than the Existing Services Fee, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the Adjusted Services Fee that would have been payable for the period starting on the Redetermination Date if the Parties had agreed on such fee prior to the applicable Redetermination Date and ending on the date of final determination of the Adjusted Services Fee (the “Adjustment Period”) minus (2) the Existing Services Fee actually paid for such Adjustment Period or (B) if such Adjusted Services Fee is less than the Existing Services Fee, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Existing Services Fee actually paid for such Adjustment Period minus (2) the Adjusted Services Fee that would have been payable for such Adjustment Period if the Parties had agreed on such fee prior to the applicable Redetermination Date.  The Services Fee (as adjusted pursuant to the immediately preceding sentence) will remain in effect until such time as it is subsequently adjusted pursuant to this Section 3.5(a).  In the event that the Parties are unable to agree upon the Services Fee for the next succeeding period pursuant to this Section 3.5(a) within 30 days following the Redetermination Date, the issue and the amount of the Adjusted Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

Exhibit L-1-9

Exhibit L-1

(b)                                 In the event of (x) the sale or disposition of any of the Serviced Properties or (y) the provision of additional Services by the Manager, the Services Fee shall be reduced, in the case of a sale or disposition of Serviced Properties, or increased, in the case of the provision of additional Management Services (such fee, the “New Services Fee”).  The Manager and Kimbell Operating agree to negotiate in good faith to determine the New Services Fee, which shall become effective in the month (i) immediately following the consummation of any such sale or disposition or (ii) during which the provision of additional Management Services commences, as applicable (the “New Services Fee Effective Date”).  If the Parties have not agreed upon the New Services Fee prior to the New Services Fee Effective Date, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the New Services Fee Effective Date.  No later than 15 days following the date of the final determination of the New Services Fee, the Parties hereby agree that (A) if such New Services Fee is greater than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date minus (2) the Services Fee actually paid to the Manager following the New Services Fee Effective Date or (B) if such New Services Fee is less than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Services Fee actually paid to the Manager following the New Services Fee Effective Date minus (2) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date. The New Services Fee will remain in effect until such time as it is subsequently adjusted pursuant to Section 3.5(b).  In the event that the Parties are unable to agree upon the New Services Fee pursuant to this Section 3.5(b) within 30 days following the New Services Fee Effective Date, the issue and the New Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(c)                                  Notwithstanding the foregoing and for the avoidance of doubt, if Kimbell Operating and the Manager agree to increase the Services Fee pursuant to this Section 3.5, any such increase shall be subject to approval by the Conflicts Committee.

Section 3.6                                    Dispute Resolution.  If the Parties are unable to resolve a dispute regarding (a) the objection to any expense or cost included on an invoice pursuant to Section 3.2 or (b) the amount of an adjustment to the Services Fee pursuant to Section 3.5, any Party may refer the matter to arbitration in Tarrant County, Texas before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Arbitration pursuant to this Section 3.6 shall be the sole and exclusive remedy for any dispute arising pursuant to Section 3.2 and Section 3.5 of this Agreement.  All other disputes arising out of or relating to this Agreement shall be governed by Section 13.8 hereof.

Article IV
Term and Termination

Section 4.1      Term.  The initial term of this Agreement will be for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will

Exhibit L-1-10

Exhibit L-1

automatically extend from year-to-year (each, an “Extension”) (the Initial Term and any Extension(s), the “Term”), unless terminated by either Party with at least 90 days’ notice prior to the end of such term, as extended.

Section 4.2            Termination for Convenience.  The Manager may, effective any time after the second anniversary of the Effective Date and upon at least 180 days’ notice to Kimbell Operating, terminate this Agreement or the provision of any Service.

Section 4.3            Termination upon Sale of Serviced Properties.  Kimbell Operating or the Manager may terminate this Agreement upon the sale or disposition of all or substantially all of the Serviced Properties by providing the other Party with at least 90 days’ notice of its election to terminate this Agreement.

Section 4.4            Termination for Default.

(a)           Kimbell Operating will be in default if:

(i)            it fails to perform any of its material obligations set forth in this Agreement and such failure is not cured within 15 Business Days after notice thereof (which notice will describe such failure in reasonable detail) is received by Kimbell Operating; or

(ii)           it (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced), (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (E) is generally unable to pay its debts as they fall due.

(b)           The Manager will be in default upon the occurrence of any gross negligence or willful misconduct of the Manager in performing the Services resulting in material harm to the Partnership Group, following 15 Business Days’ notice from Kimbell Operating to the Manager.

(c)           If Kimbell Operating is in default as described in Section 4.4(a), the Manager may: (i) terminate this Agreement upon notice to Kimbell Operating; (ii) withhold any payments due to Kimbell Operating under this Agreement; and (iii) pursue any other remedy at law or in equity.  If the Manager is in default as described in Section 4.4(b), Kimbell Operating may:  (x) terminate this Agreement upon notice to the Manager; and (y) withhold any payments due to the Manager under this Agreement.

Section 4.5            Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however, termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination. The following provisions of this Agreement will survive

Exhibit L-1-11

Exhibit L-1

the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article XI and Article XIII.

Section 4.6            Costs of Termination. If this Agreement is terminated by Kimbell Operating for any reason other than the Manager’s default pursuant to Section 4.4, then any reasonable costs and expenses actually incurred by the Manager in connection with such termination (the “Termination Amount”) shall be reimbursed to the Manager by Kimbell Operating; provided, however, that the Manager shall provide (i) reasonable advance notice to Kimbell Operating of the incurrence of any such costs and expenses and (ii) reasonable detail regarding the calculation of such costs and expenses.

Section 4.7            Right to Revoke Power of Attorney. Upon termination of this Agreement, the Partnership Group shall be entitled to immediately rescind, revoke and/or terminate any prior powers of attorney or similar agreements issued to Manager or its Affiliates, including the limited power of attorney attached hereto as Schedule D.

Article V
Representations and Warranties

Section 5.1            Representations and Warranties of the Manager.  The Manager represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Section 5.2  Representations and Warranties of Kimbell Operating.  Kimbell Operating represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

Exhibit L-1-12

Exhibit L-1

(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Article VI
Relationship of the Parties

This Agreement does not form a partnership or joint venture between the Parties.  Except as set forth in Section 2.2, this Agreement does not make the Manager an agent or a legal representative of Kimbell Operating and the Manager will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of Kimbell Operating.  It is the intent of the Parties that with respect to performing the Services hereunder, the Manager is an independent contractor, and shall provide the Services in accordance with the reasonable instructions provided by authorized representatives of Kimbell Operating, subject to the provisions of this Agreement.

Article VII
Audit

The Manager will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.  Kimbell Operating may, at its sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Manager related to this Agreement; provided, however, that all invoices provided to Kimbell Operating pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Article VII.  The Manager will make available its relevant books and records and use commercially reasonable efforts to assist Kimbell Operating in conducting such review or audit.  The Manager shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by Kimbell Operating to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Partnership to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Partnership are listed or are proposed to be listed.  Kimbell Operating shall bear all costs and expenses incurred by the Manager in complying with any such request, including with respect to any inspection, examination or audit performed on the Partnership Group pursuant to this Article VII and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Manager.  Kimbell Operating shall make payment of such invoiced expenses to the Manager as provided for pursuant to Section 3.1.

Article VIII
Indemnification

Section 8.1            Kimbell Operating’s Agreement to Indemnify.  KIMBELL OPERATING SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES,

Exhibit L-1-13

Exhibit L-1

OFFICERS, DIRECTORS AND AGENTS (COLLECTIVELY, THE “MANAGER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’, EXPERTS’ AND CONSULTANTS’ FEES AND EXPENSES AS WELL AS REASONABLE COSTS OF INVESTIGATION, SAMPLING AND DEFENSE) (COLLECTIVELY, “DAMAGES”) RESULTING FROM OR ARISING OUT OF (A) ANY MATERIAL BREACH BY KIMBELL OPERATING OF THIS AGREEMENT OR (B) THE PERSONAL INJURY, DEATH, DAMAGE TO PROPERTY OF OR LIABILITY OF ANY MEMBER OF THE PARTNERSHIP GROUP, ANY THIRD PARTY OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND ARISING FROM, CONNECTED WITH OR UNDER THIS AGREEMENT.  FOR THE AVOIDANCE OF DOUBT, KIMBELL OPERATING’S ONLY REMEDY FOR BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY OTHER FAULT OF THE MANAGER PURSUANT TO THIS AGREEMENT SHALL BE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.4.

Section 8.2            Adverse Claims.  To the extent that any indemnification claim under this Article VIII involves a claim in which the Manager and Kimbell Operating are adverse, Kimbell Operating’s rights and obligations shall be controlled by the Conflicts Committee.

Section 8.3            Indemnification Procedures.

(a)           If any Manager Indemnitee is entitled to indemnification under this Agreement (an “Indemnified Party”), it will promptly after it becomes aware of facts giving rise to a claim for indemnification provide notice to Kimbell Operating (the “Indemnifying Party”) specifying the nature of and the specific basis for such claim.  Failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

(b)           The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including the selection of counsel, determination of whether to appeal any decision of any court or similar authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be.

(c)           The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the

Exhibit L-1-14

Exhibit L-1

Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 8.3(c). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)           In determining the amount of any losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any cash insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become due and payable by the Indemnified Party as a result of such claim and (ii) all cash amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

Section 8.4            Express Negligence Waiver.  THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST KIMBELL OPERATING IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Article IX
Limitation of Liability

NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES OR LOST PROFITS), INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS, REPUTATION OR OPPORTUNITY OR DIMINUTION  IN VALUE, WHETHER IN PERSONAL INJURY OR OTHER TORT (INCLUDING ANY NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR THE LIABILITY OF KIMBELL OPERATING IN RESPECT OF THIRD PARTY DAMAGES PURSUANT TO THE INDEMNITY IN SECTION 8.1.

Article X
Force Majeure

To the extent either Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Party as soon as reasonably practicable, then the Affected Party will be excused from the performance with respect to any such obligations (other

Exhibit L-1-15

Exhibit L-1

than the obligation to make payments when due). Each notice of Force Majeure sent by an Affected Party to the other Party will specify the event or circumstance of Force Majeure, the extent to which the Affected Party is unable to perform its obligations under this Agreement and the steps being taken by the Affected Party to mitigate and to overcome the effects of such event or circumstances. The non-Affected Party will not be required to perform its obligations to the Affected Party corresponding to the obligations of the Affected Party excused by Force Majeure. A Party prevented from performing its obligations due to Force Majeure will use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and will resume performance of its obligations as soon as practicable.

Article XI
Confidentiality

Section 11.1          Confidentiality.  The Manager shall hold in strict confidence any Confidential Information it receives from Kimbell Operating and may not disclose any Confidential Information to any Person, and Kimbell Operating shall hold in strict confidence any Confidential Information it receives from the Manager and may not disclose any Confidential Information to any Person, except in each case for disclosures (a) to comply with applicable Laws, (b) to such Party’s Affiliates, officers, directors, employees, agents, advisers or representatives, but only if the recipients of such information have agreed to be bound by the provisions of this Article XI, (c) of information that such Party has received from a source independent of the other Party and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality, (d) to such Party’s existing and prospective lenders, existing and prospective investors, attorneys, accountants, consultants and other representatives with a need to know such information (including a need to know for such Party’s own purposes), provided, however, that such Party shall be responsible for such person’s use and disclosure of any such information, or (e) of information that is already known to the public through no violation of this Agreement or any other confidentiality agreement of the disclosing Party.

Section 11.2          Return of Confidential Information.  Upon termination of this Agreement for any reason, each Party shall, and shall cause its employees and representatives to, promptly return to the other Party all Confidential Information it received from such other Party, including all copies thereof, in its possession or control, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to such other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

Article XII
Notices

Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

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Exhibit L-1

If to Kimbell Operating, addressed to:

Kimbell Operating Company, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas  77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

If to the Manager, addressed to:

Duncan Management, LLC

P.O. Box 671099

Dallas, TX 75367-1099

Attention: Benny D. Duncan

Email: bduncan@trunkbay.net

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Bruce Newsome

Email: bruce.newsome@haynesboone.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have been given and received at the time of transmission.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Article XIII
Miscellaneous

Section 13.1          No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.2          Amendment.  No amendment to this Agreement will be effective unless made in writing and signed by both of the Parties.

Exhibit L-1-17

Exhibit L-1

Section 13.3          Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 13.4          Assignment.  Neither Party may assign, transfer or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of the other Party.  Any attempted assignment, transfer or alienation in violation of this Agreement shall be null, void and ineffective.

Section 13.5          Further Assurances.  Each Party will, at the request of the other Party, execute and deliver, or cause to be executed and delivered, such document and instruments as may be necessary to make effective the transactions contemplated by this Agreement.

Section 13.6          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 13.7          Construction.

(a)           The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  Unless otherwise indicated, all references to a “Schedule” followed by a letter refer to the specified Schedule to this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

(b)           Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis and as amended from time to time.  If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

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Exhibit L-1

(c)           The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 13.8          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement is governed by and will be construed in accordance with the Laws of the State of Texas, excluding any conflict of Laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by Law.  IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED IN TARRANT COUNTY, TEXAS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO IT AS THE ADDRESS SPECIFIED PURSUANT TO ARTICLE XII, AGREES THAT SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.9          No Third Party Beneficiaries.  Except for the rights of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Kimbell Operating, the Manager, any Subsidiary or Affiliate of the Manager providing Services hereunder, and Subsidiaries or Affiliates of Kimbell Operating receiving Services hereunder, or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

Section 13.10       Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof.

[Signatures of the Parties follow on the next page.]

Exhibit L-1-19

Exhibit L-1

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above:

DUNCAN MANAGEMENT, LLC

By:
Name:
Title:

KIMBELL OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Exhibit L-1-20

Exhibit L-1

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Manager with respect to the Serviced Properties. The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement.

(a)           Subject to the restrictions contained in  subsection (b) below, the Manager shall perform the following functions relating to the Serviced Properties on behalf of the Partnership Group in its management thereof:

(i)            negotiate and enter into any division order, new oil and gas lease, release of oil and gas lease, easement and right-of-way agreement, transfer order, ratification, production sharing agreement, stipulation of interests, seismic permit, unitization agreement, or pooling order or agreement, in each case, with respect to the Serviced Properties;

(ii)           electronically scan, catalog and file all contracts, agreements, assignments;

(iii)          electronically scan and catalog all land files on the Manager’s server and store hard copies of all land files at the Manager’s office;

(iv)          resolve title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests;

(v)           receive, hold and disburse payments and funds from the Serviced Properties including revenues from production or other transactions relating to the Serviced Properties and render the necessary auditing, accounting and bookkeeping services generally required for the proper management of the business and affairs of the Partnership Group with respect to the Serviced Properties (the Manager shall have a fiduciary duty to the Partnership Group with respect to the maintenance and safekeeping of the Partnership Group’s funds);

(vi)          receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties;

(vii)         monitor drilling and production activity on the Serviced Properties to ensure that revenues submitted correlate with the actual production and property;

(viii)        timely pay ad valorem taxes and other expenses related to the Serviced Properties and assist in preparing all federal and state tax forms relating to same (excluding the annual tax returns of any member of the Partnership Group; provided, however, the Manager will assist in gathering all data necessary,

A-1

Exhibit L-1-21

Exhibit L-1

in any format requested by the Partnership Group, in the Partnership Group’s, or its accountant’s, preparation of such income tax returns);

(ix)          review all tax tapes provided by tax consultant to ensure accurate ownership in Serviced Properties is being assessed and taxed correctly;

(x)           review annual appraised values of Serviced Properties and protest such values, if needed;

(xi)          provide title documents, as needed, to ad valorem tax consultant, to ensure the records of the County Tax Assessor and Appraisal office records are correct;

(xii)         electronically scan all checks received for funds from the Serviced Properties and maintain and update royalty payment and division order files;

(xiii)        setup all new division orders and property records in Wolfepak and assist the Bank of Texas (or any successor thereto) with any questions regarding the processing of oil and gas revenue receipts;

(xiv)        manage and direct all immaterial activities incidental to the Serviced Properties that are not involved in any category of the duties listed above;

(xv)         assist with, manage and, upon Kimbell Operating’s written approval, enter into a financial review for the Serviced Properties on behalf of the Partnership Group;

(xvi)        prepare, coordinate and conduct meetings with members of the Partnership Group as requested to discuss, without limitation, status of the Serviced Properties, accounting matters, any open issues from previous meetings, any approvals required by the Partnership Group hereunder, any claims relating to the Serviced Properties, and recommendations by the Manager relating to the Serviced Properties;

(xvii)       prepare and deliver reports reasonably requested by the Partnership Group with respect to the Serviced Properties, including with respect to accounting matters, approval required by the Partnership Group hereunder, any claims relating to the Serviced Properties or any recommendations by the Manager relating to the Serviced Properties, or any other reports reasonably requested by the Partnership Group with respect to the Serviced Properties;

(xviii)      provide executive and administrative personnel, office space and office services required in rendering the Services;

(xix)        assist in compliance with regulatory requirements applicable to the Partnership Group in respect of the Serviced Properties;

A-2

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Exhibit L-1

(xx)         Use commercially reasonable efforts to cause expenses incurred by or on behalf of the Partnership Group to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Partnership Group from time to time; and

(xxi)        perform such other services as may be required from time to time for management and other activities relating to the Serviced Properties;

(b)           Notwithstanding the provisions of subsection (a) above, the Manager may not:

(i)            incur indebtedness, borrow or lend money for the Serviced Properties;

(ii)           create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

(iii)          sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

(iv)          execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

(v)           make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

(vi)          take any other action not in the ordinary course of business; or

(vii)         agree to do any of the foregoing.

A-3

Exhibit L-1-23

Exhibit L-1

SCHEDULE B

SERVICED PROPERTIES

All of the following properties described in that certain Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement”), dated as of December [•], 2016, by and among the Partnership, Kimbell Royalty GP, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and other persons named therein:

The assets contained in the following “Acquisitions” set forth on Exhibit C of the Contribution Agreement:

Acquisition	Property Description of the Contributed Assets
Trunk Bay Royalty Partners	See Schedule 35 to Exhibit C to Contribution Agreement
Eagle (Trunk Bay)	See Schedule 36 to Exhibit C to Contribution Agreement
Oil Nut Bay Royalty Partners	See Schedule 37 to Exhibit C to Contribution Agreement
Concord (Oil Nut)	See Schedule 37 to Exhibit C to Contribution Agreement
Briscoe Ranch (Oil Nut)	See Schedule 37 to Exhibit C to Contribution Agreement
Bitter End	See Schedule 38 to Exhibit C to Contribution Agreement
Robro	See Schedule 39 to Exhibit C to Contribution Agreement
Gorda Sound	See Schedule 40 to Exhibit C to Contribution Agreement
Cascade (Gorda Sound)	See Schedule 40 to Exhibit C to Contribution Agreement

B-1

Exhibit L-1-24

Exhibit L-1

SCHEDULE C

MANAGER’S AUTHORITY

The Manager shall have the authority to act as agent and attorney-in-fact for the Partnership Group with respect to the Serviced Properties for the following purposes:

1.              Subject to Paragraph 2 below, the Manager may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; provided that such instruments direct payment of such proceeds to the Partnership Group at such address as the Partnership Group may direct; and (v) the Manager is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

2.              Notwithstanding the provisions of Paragraph 1, above, the Manager shall not:

a.              incur indebtedness, borrow or lend money for the Serviced Properties;

b.              create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

c.               sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

d.              execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

C-1

Exhibit L-1-25

Exhibit L-1

e.               make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

f.                take any other action not in the ordinary course of business; or

g.               agree to do any of the foregoing.

C-2

Exhibit L-1-26

Exhibit L-1

SCHEDULE D

FORM OF LIMITED POWER OF ATTORNEY1

This Limited Power of Attorney (this “POA”) is made and entered into by and between KIMBELL OPERATING COMPANY, LLC, a Delaware limited liability corporation, on behalf of itself and the Partnership Group (“Principal”), and DUNCAN MANAGEMENT, LLC, a Texas limited liability company (“Agent”), to be effective for all purposes as of [•], 201[•] (the “Effective Date”).

WHEREAS, Principal has engaged Agent to perform certain management services with respect to certain assets (the “Serviced Properties”, which, for the avoidance of doubt, include those assets described in the assignment or conveyance to which this POA is attached) for Principal and for and on behalf of Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), and its affiliates (including, for the avoidance of doubt, Kimbell Royalty Holdings, LLC and Principal), but excluding any partner, member or owner of the Partnership (collectively, the “Partnership Group”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, and the mutual benefits to be derived by each party hereunder and the mutual covenants contained herein, Principal and Agent hereby agree as follows:

1.              Limited Powers.

a.              Subject to Paragraph (b) below, Agent may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; provided that such instruments direct payment of such proceeds to the Partnership Group at such address as the

1  This Limited Power of Attorney will be attached to the applicable Assignments at Closing.

D-1

Exhibit L-1-27

Exhibit L-1

Partnership Group may direct; and (v) Agent is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

b.              Notwithstanding the provisions of Paragraph 1, above, Agent shall not:

i.	incur indebtedness, borrow or lend money for the Serviced Properties;

ii.

create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

iii.	sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

iv.

execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

v.

make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

vi.	take any other action not in the ordinary course of business; or

vii.	agree to do any of the foregoing.

2.              Revocation and Termination. Principal has the power to revoke this POA at any time by Principal’s written revocation delivered to Agent.

3.              No General Power of Appointment. Any authority granted to Agent herein shall be limited so as to prevent this Agent to be subject to or be taxed on Principal’s income.

4.              Ratification. Principal hereby ratifies and confirms all that Agent shall lawfully do or cause to be done by virtue of this POA and the rights and powers granted herein.

D-2

Exhibit L-1-28

Exhibit L-1

IN WITNESS WHEREOF, this POA has been executed by the undersigned duly authorized representatives of Principal to be effective for all purposes as of the Effective Date set forth above.

PRINCIPAL:

KIMBELL OPERATING COMPANY, LLC

By:
[•]
[•]

AGENT:

DUNCAN MANAGEMENT, LLC

By:
[•]
[•]

D-3

Exhibit L-1-29

Exhibit L-2

Form of K3 Royalties Management Services Agreement

Exhibit L-2-1

Exhibit L-2

MANAGEMENT SERVICES AGREEMENT

by and between

K3 ROYALTIES, LLC

AND

KIMBELL OPERATING COMPANY, LLC

Exhibit L-2-2

Exhibit L-2

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is effective as of [•], 201[•] (“Effective Date”) by and between K3 Royalties, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the Effective Date, the Manager or an Affiliate (as defined herein) thereof provided certain management services with respect to the Serviced Properties (as defined herein);

WHEREAS, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), engaged Kimbell Operating to provide certain services to the Partnership pursuant to that certain Management Services Agreement, dated as of the date hereof, by and between the Partnership and Kimbell Operating; and

WHEREAS, during the Term (as defined herein), Kimbell Operating desires to engage the Manager to provide or cause to be provided (i) certain Management Services (as defined herein) and (ii) certain Acquisition Services (as defined herein), and the Manager is willing to undertake such Management Services and such Acquisition Services, in each case subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Acquisition” shall mean any acquisition or series of acquisitions by any member of the Partnership Group of (a) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of equity, merger or otherwise) or (b) any mineral and royalty interests in oil and natural gas properties, in each case, occurring after the Effective Date.

“Acquisition Services” shall mean, with respect to the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities, including those services described in Part I of Schedule A.

“Additional Properties” shall mean any oil and natural gas assets or related interests that are acquired by any member of the Partnership Group pursuant to an Acquisition.

“Adjusted Services Fee” is defined in Section 3.5(a).

Exhibit L-2-3

Exhibit L-2

“Adjustment Period” is defined in Section 3.5(a).

“Affected Party” is defined in Article X.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“Confidential Information” shall mean information regarded by that Party or the Partnership Group as proprietary or confidential, including, but not limited to, information relating to such Person’s business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Damages” is defined in Section 8.1.

“Direct Expenses” is defined in Section 2.2(b).

“Documents” is defined in Schedule A.

“Effective Date” is defined in the preamble.

“Existing Services Fee” is defined in Section 3.5(a).

“Extension” is defined in Section 4.1.

“Force Majeure” shall mean an event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (a) is not within the reasonable control of the affected Party; (b) is not the result of the fault or negligence of the affected Party; and (c) could not, by the exercise of due diligence, have been overcome or avoided. “Force Majeure” excludes: lack of a market; unfavorable market conditions; and economic hardship.

“GP LLC” shall mean Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

Exhibit L-2-4

Exhibit L-2

“Governmental Entity” shall mean any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable Party.

“Indemnified Party” is defined in Section 8.3(a).

“Indemnifying Party” is defined in Section 8.3(a).

“Initial Serviced Properties” shall mean any oil and natural gas assets or related interests that are acquired by the Partnership Group on and as of the Effective Date.

“Initial Term” is defined in Section 4.1.

“Kimbell Operating” is defined in the preamble.

“Law” shall mean all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the New York Stock Exchange).

“Manager” is defined in the preamble.

“Manager Entities” shall mean Manager, Steward Royalties, LLC and K3 Royalties, LLC.

“Manager Indemnitees” is defined in Section 8.1.

“Management Services” shall mean, with respect to the Serviced Properties, those services described in Part II of Schedule A.

“New Services Fee” is defined in Section 3.5(b).

“New Services Fee Effective Date” is defined in Section 3.5(b).

“Notice” is defined in Article XII.

“Partnership” is defined in the recitals.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” shall mean the Partnership and its Affiliates (including, for the avoidance of doubt, Kimbell Operating); provided, that “Partnership Group” and any reference to

Exhibit L-2-5

Exhibit L-2

a “member of the Partnership Group” shall not include any partner, member or owner of the Partnership.

“Party” and “Parties” are defined in the preamble.

“Payment Amount” is defined in Section 2.2(b).

“Person” shall mean any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, corporate body, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

“Redetermination Date” is defined in Section 3.5(a).

“Serviced Properties” shall mean those the Initial Serviced Properties and any Additional Properties.

“Services” is defined in Section 2.1(a).

“Services Fee” is defined in Section 2.2(a).

“Sponsors” shall mean Rochelle Royalties, LLC, BGT Investments LLC and Double Eagle Interests, LLC.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” is defined in Section 3.4.

“Term” is defined in Section 4.1.

“Termination Amount” is defined in Section 4.6.

Exhibit L-2-6

Exhibit L-2

Article II
Services

Section 2.1                                    Scope of Services; Standard of Care.

(a)                                 Upon the terms and subject to the conditions set forth in this Agreement, Kimbell Operating hereby engages the Manager, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, to provide or cause to be provided the Management Services and the Acquisition Services (collectively, the “Services”), and the Manager hereby accepts such engagement and agrees to perform the Services consistent with the terms and conditions of this Agreement.  The Services to be provided hereunder shall be performed with that degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Serviced Properties would exercise.

(b)                                 During the Term of this Agreement, in the event any member of the Partnership Group pursues a potential Acquisition, the Manager Entities or their respective Affiliates designated by them shall have the exclusive right to provide any Acquisition Services necessary in connection with such Acquisition, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such Acquisition Services without the prior written consent of the Manager Entities.

(c)                                  In the event any member of the Partnership Group acquires any Additional Properties, the Manager shall have the exclusive right to provide, and the scope of the Management Services set forth in Schedule A shall be expanded to encompass, any additional Management Services reasonably required with respect to such Additional Properties, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such additional Management Services without the prior written consent of the Manager.

Section 2.2                                    Payment Amount.

(a)                                 As consideration for the Services rendered hereunder, Kimbell Operating shall pay to the Manager each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by the Manager in providing such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The initial Services Fee shall be $ 10,000 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to Kimbell Operating pursuant to Section 3.4 hereof.

(b)                                 To the extent not otherwise reimbursed or paid to the Manager, Kimbell Operating shall also reimburse the Manager for all other reasonable third party out-of-pocket costs and expenses (including, but not limited to, third-party expenses and expenditures) that the Manager incurs on behalf of Kimbell Operating in providing the Services, excluding, however, the Manager’s or its Affiliates’ overhead or general or administrative expenses (the “Direct Expenses” and, together with the Services Fee, the “Payment Amount”).

Section 2.3                                    Scope.

(a)                                 The Manager shall not sell, convey, assign, transfer, encumber (or permit to be encumbered), or otherwise dispose of any of the Serviced Properties without the express written consent of Kimbell Operating, and except as provided in Schedule A, the Manager shall have no authority with respect to the Serviced Properties.  Except as provided in Schedule A, in

Exhibit L-2-7

Exhibit L-2

providing, or causing to be provided, the Services, in no event shall the Manager be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; or (iv) pay any costs related to the transfer or conversion of data of the Partnership Group; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Manager or are reassigned to other work by the Manager, the Manager shall make reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and that the Manager shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order. The Manager shall not be required to perform Services hereunder that conflict with any applicable Law, contract or permit or policies of the Manager or to which the Manager is subject relating to business conduct and ethical practices.

(b)                                 At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Partnership Group, and such Persons shall not be considered or deemed to be an employee of the Partnership Group nor entitled to any employee benefits of the Partnership Group as a result of this Agreement.  The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise Kimbell Operating in connection therewith, and such Persons shall not be responsible for decision-making on behalf of the Partnership Group.  Such Persons shall be not be deemed to be under the management or direction of the Partnership Group.

Section 2.4                                    Prohibited Activities.  The Manager shall not undertake any activity that would (a) violate any applicable Law in any material respect that would result in adverse consequences for the Partnership Group or any Serviced Property or (b) violate, in any material respect, any contracts, leases, orders, security instruments and other agreements to which, to the Manager’s knowledge, a member of the Partnership Group is bound.

Section 2.5                                    Cooperation; Access.  The Manager and Kimbell Operating shall cooperate with one another and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.  During the Term and for so long as any Services are being provided with respect to the Serviced Properties by the Manager, each of the Parties will provide the other Party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to it and its employees, representatives, facilities and books and records as the other Party and its representatives may reasonably request in order to perform and receive the Services.

Section 2.6                                    No Comingling of Assets; Remittance of Amounts Collected.  To the extent the Manager shall have charge or possession of any of the Partnership Group’s assets in connection with the provision of the Services pursuant to this Agreement, the Manager shall (a) hold such assets in the name and for the benefit of the appropriate member of the Partnership Group and (b) separately maintain, and not commingle, such assets with any assets of the Manager or any other Person.  The Manager shall remit to the applicable member of the

Exhibit L-2-8

Exhibit L-2

Partnership Group any and all amounts collected with respect to the Serviced Properties within no later than 30 days of receipt of such amounts.

Article III
Invoicing and Payment

Section 3.1                                    Invoicing.  Within 30 days after the end of each month, the Manager will provide Kimbell Operating with an invoice reflecting the Direct Expenses incurred in such month. The invoice shall set forth in reasonable detail for the period covered by such invoice the following information: (a) all Direct Expenses incurred or payments made by the Manager on behalf of Kimbell Operating or the Serviced Properties and (b) the basis, in reasonable detail, for the calculation of such Direct Expenses.  On or before the first day of each month during the Term, Kimbell Operating shall remit to the Manager the Services Fee for such month and all Direct Expenses, if any, invoiced to Kimbell Operating in the immediately preceding month; provided, that with respect to the payment to be made for the first month of the Term, Kimbell Operating shall remit to the Manager, on or before the Effective Date, the pro-rated portion of the Services Fee for such month for the period of time from and including the Effective Date to the end of such month. Neither Party shall have a right of set-off against the other Party for any amounts due or to become due hereunder.

Section 3.2                                    Objection. Kimbell Operating may object to any expense or cost included on an invoice, including on the ground that the same was not a reasonable or appropriate cost incurred by the Manager in connection with the Services; provided, that such objection is made in writing to the Manager within 30 days following the date of Kimbell Operating’s receipt of the disputed invoice. The Parties shall, during the 15 days after such notice, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, the issue shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6. Notwithstanding the forgoing, Kimbell Operating shall pay the Manager the Payment Amount owed to the Manager when due. Such payment shall not be deemed a waiver of the right of Kimbell Operating to recoup any contested portion of any amount so paid.

Section 3.3                                    Error Correction.  The Manager shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges; provided, however, that any errors or omissions the correction of which would result in additional or increased charges or fees for Services must be corrected within [•] years after the date of the related invoice.

Section 3.4                                    Taxes.  All transfer taxes, excises, fees or other charges (including value added, sales, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of the Manager), or any increase therein, now or hereafter imposed directly or indirectly by Law, which the Manager is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Kimbell Operating as an explicit surcharge and shall be paid by Kimbell Operating in addition to any payment to cover expenses and costs related to Services provided. If Kimbell Operating submits to the Manager a timely and valid resale or other exemption certificate reasonably acceptable to the Manager and sufficient to support the exemption from Tax, then such Tax will not be added to the fee pursuant to Section 3.1; provided, however, that if the Manager is ever required to pay

Exhibit L-2-9

Exhibit L-2

such Tax, Kimbell Operating will promptly reimburse the Manager for such Tax, including any interest, penalties and attorney’s fees related thereto.  The Parties will cooperate to minimize the imposition of any Taxes.

Section 3.5                                    Adjustment to Services Fee.

(a)                                 The Services Fee shall be subject to redetermination and adjustment, which may result in an increase or decrease of the Services Fee, on [•], 20[•] and subsequently thereafter on each January 1 of each calendar year beginning January 1, 20[•] (each such date, a “Redetermination Date”). On or about 30 days prior to each Redetermination Date, the Manager shall prepare and deliver to Kimbell Operating a written proposal for the Services Fee to be utilized during the next succeeding period, together with all appropriate backup material and documents supporting the recommendation for the proposed Services Fee.  The Manager and Kimbell Operating agree to negotiate in good faith to determine the proposed Services Fee to be utilized during the next succeeding period, which Services Fee shall represent a reasonable allocation of all projected costs and expenses to be incurred by the Manager in providing such Services to Kimbell Operating. Pending the final determination of the Services Fee for the next succeeding period, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the Redetermination Date (the “Existing Services Fee”).  No later than 15 days following the date of the final determination of the Services Fee for the succeeding period (such fee, the “Adjusted Services Fee”), the Parties hereby agree that (A) if such Adjusted Services Fee is greater than the Existing Services Fee, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the Adjusted Services Fee that would have been payable for the period starting on the Redetermination Date if the Parties had agreed on such fee prior to the applicable Redetermination Date and ending on the date of final determination of the Adjusted Services Fee (the “Adjustment Period”) minus (2) the Existing Services Fee actually paid for such Adjustment Period or (B) if such Adjusted Services Fee is less than the Existing Services Fee, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Existing Services Fee actually paid for such Adjustment Period minus (2) the Adjusted Services Fee that would have been payable for such Adjustment Period if the Parties had agreed on such fee prior to the applicable Redetermination Date.  The Services Fee (as adjusted pursuant to the immediately preceding sentence) will remain in effect until such time as it is subsequently adjusted pursuant to this Section 3.5(a).  In the event that the Parties are unable to agree upon the Services Fee for the next succeeding period pursuant to this Section 3.5(a) within 30 days following the Redetermination Date, the issue and the amount of the Adjusted Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(b)                                 In the event of (x) the sale or disposition of any of the Serviced Properties or (y) the provision of additional Management Services by the Manager (including with respect to any Additional Properties), the Services Fee shall be reduced, in the case of a sale or disposition of Serviced Properties, or increased, in the case of the provision of additional Management Services (such fee, the “New Services Fee”).  The Manager and Kimbell Operating agree to negotiate in good faith to determine the New Services Fee, which shall become effective in the month (i) immediately following the consummation of any such sale or disposition or (ii) during which the provision of additional Management Services commences, as applicable (the “New Services Fee Effective Date”).  If the Parties have not agreed upon the New Services Fee prior to the New Services Fee Effective Date, Kimbell Operating shall pay monthly the Services

Exhibit L-2-10

Exhibit L-2

Fee payable for the month immediately preceding the New Services Fee Effective Date.  No later than 15 days following the date of the final determination of the New Services Fee, the Parties hereby agree that (A) if such New Services Fee is greater than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date minus (2) the Services Fee actually paid to the Manager following the New Services Fee Effective Date or (B) if such New Services Fee is less than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Services Fee actually paid to the Manager following the New Services Fee Effective Date minus (2) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date. The New Services Fee will remain in effect until such time as it is subsequently adjusted pursuant to Section 3.5(b).  In the event that the Parties are unable to agree upon the New Services Fee pursuant to this Section 3.5(b) within 30 days following the New Services Fee Effective Date, the issue and the New Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(c)                                  Notwithstanding the foregoing and for the avoidance of doubt, if Kimbell Operating and the Manager agree to increase the Services Fee pursuant to this Section 3.5, any such increase shall be subject to approval by the Conflicts Committee.

Section 3.6                                    Dispute Resolution.  If the Parties are unable to resolve a dispute regarding (a) the objection to any expense or cost included on an invoice pursuant to Section 3.2 or (b) the amount of an adjustment to the Services Fee pursuant to Section 3.5, any Party may refer the matter to arbitration in Tarrant County, Texas before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Arbitration pursuant to this Section 3.6 shall be the sole and exclusive remedy for any dispute arising pursuant to Section 3.2 and Section 3.5 of this Agreement.  All other disputes arising out of or relating to this Agreement shall be governed by Section 13.8 hereof.

Article IV
Term and Termination

Section 4.1                                    Term.  The initial term of this Agreement will be for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will automatically extend from year-to-year (each, an “Extension”) (the Initial Term and any Extension(s), the “Term”), unless terminated by either Party with at least 90 days’ notice prior to the end of such term, as extended.

Section 4.2                                    Termination for Convenience.  The Manager may, effective any time after the second anniversary of the Effective Date and upon at least 180 days’ notice to Kimbell Operating, terminate this Agreement or the provision of any Service.

Section 4.3                                    Termination upon Change of Control.  Kimbell Operating or the Manager may terminate this Agreement if, at any time, the Sponsors or their respective Affiliates no

Exhibit L-2-11

Exhibit L-2

longer control GP LLC by providing the other Party with at least 90 days’ notice of its election to terminate this Agreement.

Section 4.4                                    Termination for Default.

(a)                                 Kimbell Operating will be in default if:

(i)                                     it fails to perform any of its material obligations set forth in this Agreement and such failure is not cured within 15 Business Days after notice thereof (which notice will describe such failure in reasonable detail) is received by Kimbell Operating; or

(ii)                                  it (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced), (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (E) is generally unable to pay its debts as they fall due.

(b)                                 The Manager will be in default upon the occurrence of any gross negligence or willful misconduct of the Manager in performing the Services resulting in material harm to the Partnership Group, following 15 Business Days’ notice from Kimbell Operating to the Manager.

(c)                                  If Kimbell Operating is in default as described in Section 4.4(a), the Manager may: (i) terminate this Agreement upon notice to Kimbell Operating; (ii) withhold any payments due to Kimbell Operating under this Agreement; and (iii) pursue any other remedy at law or in equity.  If the Manager is in default as described in Section 4.4(b), Kimbell Operating may:  (x) terminate this Agreement upon notice to the Manager; and (y) withhold any payments due to the Manager under this Agreement.

Section 4.5                                    Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however, termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination. The following provisions of this Agreement will survive the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article XI and Article XIII.

Section 4.6                                    Costs of Termination. If this Agreement is terminated by Kimbell Operating for any reason other than the Manager’s default pursuant to Section 4.4, then any reasonable costs and expenses actually incurred by the Manager in connection with such termination (the “Termination Amount”) shall be reimbursed to the Manager by Kimbell Operating; provided, however, that the Manager shall provide (i) reasonable advance notice to Kimbell Operating of the incurrence of any such costs and expenses and (ii) reasonable detail regarding the calculation of such costs and expenses.

Exhibit L-2-12

Exhibit L-2

Article V
Representations and Warranties

Section 5.1                                    Representations and Warranties of the Manager.  The Manager represents and warrants that as of the Effective Date and the first day of each Extension:

(a)                                 It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Section 5.2                                    Representations and Warranties of Kimbell Operating.  Kimbell Operating represents and warrants that as of the Effective Date and the first day of each Extension:

(a)                                 It is duly formed, validly existing and in good standing under the laws of the state of its formation;

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Article VI
Relationship of the Parties

This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make the Manager an agent or a legal representative of Kimbell Operating and the Manager will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of Kimbell Operating.  It is the intent of the Parties that with respect to performing the Services hereunder, the Manager is an independent contractor, and shall provide the Services in accordance with the reasonable instructions provided by authorized representatives of Kimbell Operating, subject to the provisions of this Agreement.

Exhibit L-2-13

Exhibit L-2

Article VII
Audit

The Manager will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.  Kimbell Operating may, at its sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Manager related to this Agreement; provided, however, that all invoices provided to Kimbell Operating pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Article VII.  The Manager will make available its relevant books and records and use commercially reasonable efforts to assist Kimbell Operating in conducting such review or audit.  The Manager shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by Kimbell Operating to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Partnership to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Partnership are listed or are proposed to be listed.  Kimbell Operating shall bear all costs and expenses incurred by the Manager in complying with any such request, including with respect to any inspection, examination or audit performed on the Partnership Group pursuant to this Article VII and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Manager.  Kimbell Operating shall make payment of such invoiced expenses to the Manager as provided for pursuant to Section 3.1.

Article VIII
Indemnification

Section 8.1                                    Kimbell Operating’s Agreement to Indemnify.  KIMBELL OPERATING SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (COLLECTIVELY, THE “MANAGER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’, EXPERTS’ AND CONSULTANTS’ FEES AND EXPENSES AS WELL AS REASONABLE COSTS OF INVESTIGATION, SAMPLING AND DEFENSE) (COLLECTIVELY, “DAMAGES”) RESULTING FROM OR ARISING OUT OF (A) ANY MATERIAL BREACH BY KIMBELL OPERATING OF THIS AGREEMENT OR (B) THE PERSONAL INJURY, DEATH, DAMAGE TO PROPERTY OF OR LIABILITY OF ANY MEMBER OF THE PARTNERSHIP GROUP, ANY THIRD PARTY OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND ARISING FROM, CONNECTED WITH OR UNDER THIS AGREEMENT.  FOR THE AVOIDANCE OF DOUBT, KIMBELL OPERATING’S ONLY REMEDY FOR BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY OTHER FAULT OF THE MANAGER PURSUANT TO THIS AGREEMENT SHALL BE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.4.

Exhibit L-2-14

Exhibit L-2

Section 8.2                                    Adverse Claims.  To the extent that any indemnification claim under this Article VIII involves a claim in which the Manager and Kimbell Operating are adverse, Kimbell Operating’s rights and obligations shall be controlled by the Conflicts Committee.

Section 8.3                                    Indemnification Procedures.

(a)                                 If any Manager Indemnitee is entitled to indemnification under this Agreement (an “Indemnified Party”), it will promptly after it becomes aware of facts giving rise to a claim for indemnification provide notice to Kimbell Operating (the “Indemnifying Party”) specifying the nature of and the specific basis for such claim.  Failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

(b)                                 The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including the selection of counsel, determination of whether to appeal any decision of any court or similar authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be.

(c)                                  The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 8.3(c). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)                                 In determining the amount of any losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any cash insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become

Exhibit L-2-15

Exhibit L-2

due and payable by the Indemnified Party as a result of such claim and (ii) all cash amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

Section 8.4                                    Express Negligence Waiver.  THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST KIMBELL OPERATING IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Article IX
Limitation of Liability

NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES OR LOST PROFITS), INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS, REPUTATION OR OPPORTUNITY OR DIMINUTION  IN VALUE, WHETHER IN PERSONAL INJURY OR OTHER TORT (INCLUDING ANY NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR THE LIABILITY OF KIMBELL OPERATING IN RESPECT OF THIRD PARTY DAMAGES PURSUANT TO THE INDEMNITY IN SECTION 8.1.

Article X
Force Majeure

To the extent either Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Party as soon as reasonably practicable, then the Affected Party will be excused from the performance with respect to any such obligations (other than the obligation to make payments when due). Each notice of Force Majeure sent by an Affected Party to the other Party will specify the event or circumstance of Force Majeure, the extent to which the Affected Party is unable to perform its obligations under this Agreement and the steps being taken by the Affected Party to mitigate and to overcome the effects of such event or circumstances. The non-Affected Party will not be required to perform its obligations to the Affected Party corresponding to the obligations of the Affected Party excused by Force Majeure. A Party prevented from performing its obligations due to Force Majeure will use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and will resume performance of its obligations as soon as practicable.

Article XI
Confidentiality

Section 11.1                             Confidentiality.  The Manager shall hold in strict confidence any Confidential Information it receives from Kimbell Operating and may not disclose any Confidential Information to any Person, and Kimbell Operating shall hold in strict confidence any Confidential Information it receives from the Manager and may not disclose any Confidential Information to any Person, except in each case for disclosures (a) to comply with

Exhibit L-2-16

Exhibit L-2

applicable Laws, (b) to such Party’s Affiliates, officers, directors, employees, agents, advisers or representatives, but only if the recipients of such information have agreed to be bound by the provisions of this Article XI, (c) of information that such Party has received from a source independent of the other Party and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality, (d) to such Party’s existing and prospective lenders, existing and prospective investors, attorneys, accountants, consultants and other representatives with a need to know such information (including a need to know for such Party’s own purposes), provided, however, that such Party shall be responsible for such person’s use and disclosure of any such information, or (e) of information that is already known to the public through no violation of this Agreement or any other confidentiality agreement of the disclosing Party.

Section 11.2                             Return of Confidential Information.  Upon termination of this Agreement for any reason, each Party shall, and shall cause its employees and representatives to, promptly return to the other Party all Confidential Information it received from such other Party, including all copies thereof, in its possession or control, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to such other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

Article XII
Notices

Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to Kimbell Operating, addressed to:

Kimbell Operating Company, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas  77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

Exhibit L-2-17

Exhibit L-2

If to the Manager, addressed to:

K3 Royalties, LLC

306 West 7th Street #901

Fort Worth, Texas 76102

Attention: Mitch S. Wynne

Email: mitch@mswynne.com

with a copy to (which shall not constitute notice):

[•]

[•]

[•]

Attention: [•]

Email: [•]

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have been given and received at the time of transmission.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Article XIII
Miscellaneous

Section 13.1                             No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.2                             Amendment.  No amendment to this Agreement will be effective unless made in writing and signed by both of the Parties.

Section 13.3                             Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 13.4                             Assignment.  Neither Party may assign, transfer or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of the other Party.  Any attempted assignment, transfer or alienation in violation of this Agreement shall be null, void and ineffective.

Exhibit L-2-18

Exhibit L-2

Section 13.5                             Further Assurances.  Each Party will, at the request of the other Party, execute and deliver, or cause to be executed and delivered, such document and instruments as may be necessary to make effective the transactions contemplated by this Agreement.

Section 13.6                             Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 13.7                             Construction.

(a)                                 The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  Unless otherwise indicated, all references to a “Schedule” followed by a letter refer to the specified Schedule to this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

(b)                                 Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis and as amended from time to time.  If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

(c)                                  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 13.8                             Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement is governed by and will be construed in accordance with the Laws of the State of Texas, excluding any conflict of Laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest

Exhibit L-2-19

Exhibit L-2

extent permitted by Law.  IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED IN TARRANT COUNTY, TEXAS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO IT AS THE ADDRESS SPECIFIED PURSUANT TO ARTICLE XII, AGREES THAT SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.9                             No Third Party Beneficiaries.  Except for the rights of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Kimbell Operating, the Manager, any Subsidiary or Affiliate of the Manager providing Services hereunder, and Subsidiaries or Affiliates of Kimbell Operating receiving Services hereunder, or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

Section 13.10                      Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof.

[Signatures of the Parties follow on the next page.]

Exhibit L-2-20

Exhibit L-2

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above:

K3 ROYALTIES, LLC

By:
Name:
Title:

KIMBELL OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Exhibit L-2-21

Exhibit L-2

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Manager with respect to the Serviced Properties and the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities.  The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement.

The Manager shall have the authority to perform the following Services:

1.              Assist in sourcing, evaluating and recommending Acquisitions.

2.              Assist with business development, investor and public relations and relationship management between private side royalty investors and the Partnership.

A-1

Exhibit L-2-22

Exhibit L-2

SCHEDULE B

SERVICED PROPERTIES

All assets of the Partnership Group.

B-1

Exhibit L-2-23

Exhibit L-3

F'orm of Nail Bay Royalties Management Services Agreement

Exhibit L-3-1

Exhibit L-3

MANAGEMENT SERVICES AGREEMENT

by and between

NAIL BAY ROYALTIES, LLC

AND

KIMBELL OPERATING COMPANY, LLC

Exhibit L-3-2

Exhibit L-3

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is effective as of [•], 201[•] (“Effective Date”) by and between Nail Bay Royalties, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the Effective Date, the Manager or an Affiliate (as defined herein) thereof provided certain management services with respect to the Serviced Properties (as defined herein);

WHEREAS, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”) engaged Kimbell Operating to provide certain services to the Partnership pursuant to that certain Management Services Agreement, dated as of the date hereof, by and between the Partnership and Kimbell Operating; and

WHEREAS, during the Term (as defined herein), Kimbell Operating desires to engage the Manager to provide or cause to be provided certain Services (as defined herein) with respect to the Serviced Properties, and the Manager is willing to undertake such Services with respect to the Serviced Properties, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Adjusted Services Fee” is defined in Section 3.5(a).

“Adjustment Period” is defined in Section 3.5(a).

“Affected Party” is defined in Article X.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

Exhibit L-3-3

Exhibit L-3

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“Confidential Information” shall mean information regarded by that Party or the Partnership Group as proprietary or confidential, including, but not limited to, information relating to such Person’s business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Damages” is defined in Section 8.1.

“Direct Expenses” is defined in Section 2.3(b).

“Documents” is defined in Schedule A.

“Effective Date” is defined in the preamble.

“Existing Services Fee” is defined in Section 3.5(a).

“Extension” is defined in Section 4.1.

“Force Majeure” shall mean an event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (a) is not within the reasonable control of the affected Party; (b) is not the result of the fault or negligence of the affected Party; and (c) could not, by the exercise of due diligence, have been overcome or avoided. “Force Majeure” excludes: lack of a market; unfavorable market conditions; and economic hardship.

“Governmental Entity” shall mean any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable Party.

“Indemnified Party” is defined in Section 8.3(a).

“Indemnifying Party” is defined in Section 8.3(a).

“Initial Term” is defined in Section 4.1.

“Kimbell Operating” is defined in the preamble.

Exhibit L-3-4

Exhibit L-3

“Law” shall mean all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the New York Stock Exchange).

“Manager” is defined in the preamble.

“Manager Indemnitees” is defined in Section 8.1.

“New Services Fee” is defined in Section 3.5(b).

“New Services Fee Effective Date” is defined in Section 3.5(b).

“Notice” is defined in Article XII.

“Partnership” is defined in the recitals.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” shall mean the Partnership and its Affiliates (including, for the avoidance of doubt, Kimbell Operating); provided, that “Partnership Group” and any reference to a “member of the Partnership Group” shall not include any partner, member or owner of the Partnership.

“Party” and “Parties” are defined in the preamble.

“Payment Amount” is defined in Section 2.3(b).

“Person” shall mean any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, corporate body, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

“Redetermination Date” is defined in Section 3.5(a).

“Serviced Properties” shall mean those properties described in Schedule B.

“Services” shall mean, with respect to the Serviced Properties, those management services described in Schedule A, as may be amended from time to time.

“Services Fee” is defined in Section 2.3(a).

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a

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Exhibit L-3

general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” is defined in Section 3.4.

“Term” is defined in Section 4.1.

“Termination Amount” is defined in Section 4.6.

Article II
Services

Section 2.1            Scope of Services; Standard of Care.  Upon the terms and subject to the conditions set forth in this Agreement, Kimbell Operating hereby engages the Manager, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, to provide or cause to be provided the Services, and the Manager hereby accepts such engagement and agrees to perform the Services consistent with the terms and conditions of this Agreement.  The Services to be provided hereunder shall be performed with that degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Serviced Properties would exercise.

Section 2.2            Appointment of the Manager.  Kimbell Operating on behalf of itself and of the Partnership Group hereby appoints the Manager as the Partnership Group’s sole and exclusive agent for the purposes set forth in Schedule C during the Term and in accordance with the terms and conditions set forth herein.  The Manager hereby accepts such appointment as the Partnership Group’s agent during the Term and in accordance with the terms and conditions set forth herein. Kimbell Operating and the Manager agree that the agency created by this Agreement is coupled with an interest and is terminable only in accordance with the express provisions of this Agreement. To evidence the foregoing, Kimbell Operating shall execute a limited power of attorney in the form of Schedule D ratifying and confirming all of the powers set forth in Schedule C.

Section 2.3            Payment Amount.

(a)           As consideration for the Services rendered hereunder, Kimbell Operating shall pay to the Manager each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by the Manager in providing such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The initial Services Fee shall be $ 41,961.47 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to Kimbell Operating pursuant to Section 3.4 hereof.

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Exhibit L-3

(b)           To the extent not otherwise reimbursed or paid to the Manager, Kimbell Operating shall also reimburse the Manager for all other reasonable third party out-of-pocket costs and expenses (including, but not limited to, third-party expenses and expenditures) that the Manager incurs on behalf of Kimbell Operating in providing the Services, excluding, however, the Manager’s or its Affiliates’ overhead or general or administrative expenses (the “Direct Expenses” and, together with the Services Fee, the “Payment Amount”).

Section 2.4            Scope.

(a)           The Manager shall not sell, convey, assign, transfer, encumber (or permit to be encumbered), or otherwise dispose of any of the Serviced Properties without the express written consent of Kimbell Operating, and except as provided in Schedule A, Schedule C or the limited power of attorney executed in accordance with Section 2.2, the Manager shall have no authority with respect to the Serviced Properties.  Except as provided in Schedule A, in providing, or causing to be provided, the Services, in no event shall the Manager be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; or (iv) pay any costs related to the transfer or conversion of data of the Partnership Group; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Manager or are reassigned to other work by the Manager, the Manager shall make reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and that the Manager shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order. The Manager shall not be required to perform Services hereunder that conflict with any applicable Law, contract or permit or policies of the Manager or to which the Manager is subject relating to business conduct and ethical practices.

(b)           At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Partnership Group, and such Persons shall not be considered or deemed to be an employee of the Partnership Group nor entitled to any employee benefits of the Partnership Group as a result of this Agreement.  The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise Kimbell Operating in connection therewith, and such Persons shall not be responsible for decision-making on behalf of the Partnership Group.  Such Persons shall be not be deemed to be under the management or direction of the Partnership Group.

Section 2.5            Prohibited Activities.  The Manager shall not undertake any activity that would (a) violate any applicable Law in any material respect that would result in adverse consequences for the Partnership Group or any Serviced Property or (b) violate, in any material respect, any contracts, leases, orders, security instruments and other agreements to which, to the Manager’s knowledge, a member of the Partnership Group is bound.

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Exhibit L-3

Section 2.6            Cooperation; Access.  The Manager and Kimbell Operating shall cooperate with one another and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.  During the Term and for so long as any Services are being provided with respect to the Serviced Properties by the Manager, each of the Parties will provide the other Party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to it and its employees, representatives, facilities and books and records as the other Party and its representatives may reasonably request in order to perform and receive the Services.

Section 2.7            Remittance of Amounts Collected.  The Manager shall remit to the applicable member of the Partnership Group any and all amounts collected with respect to such member of the Partnership Group’s interest in the Serviced Properties within no later than 30 days of receipt of such amounts.

Article III
Invoicing and Payment

Section 3.1            Invoicing.  Within 30 days after the end of each month, the Manager will provide Kimbell Operating with an invoice reflecting the Direct Expenses incurred in such month. The invoice shall set forth in reasonable detail for the period covered by such invoice the following information: (a) all Direct Expenses incurred or payments made by the Manager on behalf of Kimbell Operating or the Serviced Properties and (b) the basis, in reasonable detail, for the calculation of such Direct Expenses.  On or before the first day of each month during the Term, Kimbell Operating shall remit to the Manager the Services Fee for such month and all Direct Expenses, if any, invoiced to Kimbell Operating in the immediately preceding month; provided, that with respect to the payment to be made for the first month of the Term, Kimbell Operating shall remit to the Manager, on or before the Effective Date, the pro-rated portion of the Services Fee for such month for the period of time from and including the Effective Date to the end of such month. Neither Party shall have a right of set-off against the other Party for any amounts due or to become due hereunder.

Section 3.2            Objection. Kimbell Operating may object to any expense or cost included on an invoice, including on the ground that the same was not a reasonable or appropriate cost incurred by the Manager in connection with the Services; provided, that such objection is made in writing to the Manager within 30 days following the date of Kimbell Operating’s receipt of the disputed invoice. The Parties shall, during the 15 days after such notice, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, the issue shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6. Notwithstanding the forgoing, Kimbell Operating shall pay the Manager the Payment Amount owed to the Manager when due. Such payment shall not be deemed a waiver of the right of Kimbell Operating to recoup any contested portion of any amount so paid.

Section 3.3            Error Correction.  The Manager shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges; provided, however, that any errors or omissions the correction of which would result in additional or increased charges or fees for Services must be corrected within [•] years after the date of the related invoice.

Exhibit L-3-8

Exhibit L-3

Section 3.4            Taxes.  All transfer taxes, excises, fees or other charges (including value added, sales, ad valorem, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of the Manager), or any increase therein, now or hereafter imposed directly or indirectly by Law, which the Manager is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Kimbell Operating as an explicit surcharge and shall be paid by Kimbell Operating in addition to any payment to cover expenses and costs related to Services provided. If Kimbell Operating submits to the Manager a timely and valid resale or other exemption certificate reasonably acceptable to the Manager and sufficient to support the exemption from Tax, then such Tax will not be added to the fee pursuant to Section 3.1; provided, however, that if the Manager is ever required to pay such Tax, Kimbell Operating will promptly reimburse the Manager for such Tax, including any interest, penalties and attorney’s fees related thereto.  The Parties will cooperate to minimize the imposition of any Taxes.

Section 3.5            Adjustment to Services Fee.

(a)           The Services Fee shall be subject to redetermination and adjustment, which may result in an increase or decrease of the Services Fee, on [•], 20[•] and subsequently thereafter on each January 1 of each calendar year beginning January 1, 20[•] (each such date, a “Redetermination Date”). On or about 30 days prior to each Redetermination Date, the Manager shall prepare and deliver to Kimbell Operating a written proposal for the Services Fee to be utilized during the next succeeding period, together with all appropriate backup material and documents supporting the recommendation for the proposed Services Fee.  The Manager and Kimbell Operating agree to negotiate in good faith to determine the proposed Services Fee to be utilized during the next succeeding period, which Services Fee shall represent a reasonable allocation of all projected costs and expenses to be incurred by the Manager in providing such Services to Kimbell Operating. Pending the final determination of the Services Fee for the next succeeding period, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the Redetermination Date (the “Existing Services Fee”).  No later than 15 days following the date of the final determination of the Services Fee for the succeeding period (such fee, the “Adjusted Services Fee”), the Parties hereby agree that (A) if such Adjusted Services Fee is greater than the Existing Services Fee, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the Adjusted Services Fee that would have been payable for the period starting on the Redetermination Date if the Parties had agreed on such fee prior to the applicable Redetermination Date and ending on the date of final determination of the Adjusted Services Fee (the “Adjustment Period”) minus (2) the Existing Services Fee actually paid for such Adjustment Period or (B) if such Adjusted Services Fee is less than the Existing Services Fee, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Existing Services Fee actually paid for such Adjustment Period minus (2) the Adjusted Services Fee that would have been payable for such Adjustment Period if the Parties had agreed on such fee prior to the applicable Redetermination Date.  The Services Fee (as adjusted pursuant to the immediately preceding sentence) will remain in effect until such time as it is subsequently adjusted pursuant to this Section 3.5(a).  In the event that the Parties are unable to agree upon the Services Fee for the next succeeding period pursuant to this Section 3.5(a) within 30 days following the Redetermination Date, the issue and the amount of the Adjusted Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

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Exhibit L-3

(b)           In the event of (x) the sale or disposition of any of the Serviced Properties or (y) the provision of additional Services by the Manager, the Services Fee shall be reduced, in the case of a sale or disposition of Serviced Properties, or increased, in the case of the provision of additional Management Services (such fee, the “New Services Fee”).  The Manager and Kimbell Operating agree to negotiate in good faith to determine the New Services Fee, which shall become effective in the month (i) immediately following the consummation of any such sale or disposition or (ii) during which the provision of additional Management Services commences, as applicable (the “New Services Fee Effective Date”).  If the Parties have not agreed upon the New Services Fee prior to the New Services Fee Effective Date, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the New Services Fee Effective Date.  No later than 15 days following the date of the final determination of the New Services Fee, the Parties hereby agree that (A) if such New Services Fee is greater than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date minus (2) the Services Fee actually paid to the Manager following the New Services Fee Effective Date or (B) if such New Services Fee is less than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Services Fee actually paid to the Manager following the New Services Fee Effective Date minus (2) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date. The New Services Fee will remain in effect until such time as it is subsequently adjusted pursuant to Section 3.5(b).  In the event that the Parties are unable to agree upon the New Services Fee pursuant to this Section 3.5(b) within 30 days following the New Services Fee Effective Date, the issue and the New Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(c)           Notwithstanding the foregoing and for the avoidance of doubt, if Kimbell Operating and the Manager agree to increase the Services Fee pursuant to this Section 3.5, any such increase shall be subject to approval by the Conflicts Committee.

Section 3.6            Dispute Resolution.  If the Parties are unable to resolve a dispute regarding (a) the objection to any expense or cost included on an invoice pursuant to Section 3.2 or (b) the amount of an adjustment to the Services Fee pursuant to Section 3.5, any Party may refer the matter to arbitration in Tarrant County, Texas before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Arbitration pursuant to this Section 3.6 shall be the sole and exclusive remedy for any dispute arising pursuant to Section 3.2 and Section 3.5 of this Agreement.  All other disputes arising out of or relating to this Agreement shall be governed by Section 13.8 hereof.

Article IV
Term and Termination

Section 4.1            Term.  The initial term of this Agreement will be for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will

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Exhibit L-3

automatically extend from year-to-year (each, an “Extension”) (the Initial Term and any Extension(s), the “Term”), unless terminated by either Party with at least 90 days’ notice prior to the end of such term, as extended.

Section 4.2            Termination for Convenience.  The Manager may, effective any time after the second anniversary of the Effective Date and upon at least 180 days’ notice to Kimbell Operating, terminate this Agreement or the provision of any Service.

Section 4.3            Termination upon Sale of Serviced Properties.  Kimbell Operating or the Manager may terminate this Agreement upon the sale or disposition of all or substantially all of the Serviced Properties by providing the other Party with at least 90 days’ notice of its election to terminate this Agreement.

Section 4.4            Termination for Default.

(a)           Kimbell Operating will be in default if:

(i)            it fails to perform any of its material obligations set forth in this Agreement and such failure is not cured within 15 Business Days after notice thereof (which notice will describe such failure in reasonable detail) is received by Kimbell Operating; or

(ii)           it (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced), (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (E) is generally unable to pay its debts as they fall due.

(b)           The Manager will be in default upon the occurrence of any gross negligence or willful misconduct of the Manager in performing the Services resulting in material harm to the Partnership Group, following 15 Business Days’ notice from Kimbell Operating to the Manager.

(c)           If Kimbell Operating is in default as described in Section 4.4(a), the Manager may: (i) terminate this Agreement upon notice to Kimbell Operating; (ii) withhold any payments due to Kimbell Operating under this Agreement; and (iii) pursue any other remedy at law or in equity.  If the Manager is in default as described in Section 4.4(b), Kimbell Operating may:  (x) terminate this Agreement upon notice to the Manager; and (y) withhold any payments due to the Manager under this Agreement.

Section 4.5            Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however, termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination. The following provisions of this Agreement will survive

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Exhibit L-3

the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article XI and Article XIII.

Section 4.6            Costs of Termination. If this Agreement is terminated by Kimbell Operating for any reason other than the Manager’s default pursuant to Section 4.4, then any reasonable costs and expenses actually incurred by the Manager in connection with such termination (the “Termination Amount”) shall be reimbursed to the Manager by Kimbell Operating; provided, however, that the Manager shall provide (i) reasonable advance notice to Kimbell Operating of the incurrence of any such costs and expenses and (ii) reasonable detail regarding the calculation of such costs and expenses.

Section 4.7            Right to Revoke Power of Attorney. Upon termination of this Agreement, the Partnership Group shall be entitled to immediately rescind, revoke and/or terminate any prior powers of attorney or similar agreements issued to Manager or its Affiliates, including the limited power of attorney attached hereto as Schedule D.

Article V
Representations and Warranties

Section 5.1            Representations and Warranties of the Manager.  The Manager represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Section 5.2            Representations and Warranties of Kimbell Operating.  Kimbell Operating represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

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(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Article VI
Relationship of the Parties

This Agreement does not form a partnership or joint venture between the Parties.  Except as set forth in Section 2.2, this Agreement does not make the Manager an agent or a legal representative of Kimbell Operating and the Manager will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of Kimbell Operating.  It is the intent of the Parties that with respect to performing the Services hereunder, the Manager is an independent contractor, and shall provide the Services in accordance with the reasonable instructions provided by authorized representatives of Kimbell Operating, subject to the provisions of this Agreement.

Article VII
Audit

The Manager will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.  Kimbell Operating may, at its sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Manager related to this Agreement; provided, however, that all invoices provided to Kimbell Operating pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Article VII.  The Manager will make available its relevant books and records and use commercially reasonable efforts to assist Kimbell Operating in conducting such review or audit.  The Manager shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by Kimbell Operating to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Partnership to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Partnership are listed or are proposed to be listed.  Kimbell Operating shall bear all costs and expenses incurred by the Manager in complying with any such request, including with respect to any inspection, examination or audit performed on the Partnership Group pursuant to this Article VII and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Manager.  Kimbell Operating shall make payment of such invoiced expenses to the Manager as provided for pursuant to Section 3.1.

Article VIII
Indemnification

Section 8.1            Kimbell Operating’s Agreement to Indemnify.  KIMBELL OPERATING SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES,

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Exhibit L-3

OFFICERS, DIRECTORS AND AGENTS (COLLECTIVELY, THE “MANAGER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’, EXPERTS’ AND CONSULTANTS’ FEES AND EXPENSES AS WELL AS REASONABLE COSTS OF INVESTIGATION, SAMPLING AND DEFENSE) (COLLECTIVELY, “DAMAGES”) RESULTING FROM OR ARISING OUT OF (A) ANY MATERIAL BREACH BY KIMBELL OPERATING OF THIS AGREEMENT OR (B) THE PERSONAL INJURY, DEATH, DAMAGE TO PROPERTY OF OR LIABILITY OF ANY MEMBER OF THE PARTNERSHIP GROUP, ANY THIRD PARTY OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND ARISING FROM, CONNECTED WITH OR UNDER THIS AGREEMENT.  FOR THE AVOIDANCE OF DOUBT, KIMBELL OPERATING’S ONLY REMEDY FOR BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY OTHER FAULT OF THE MANAGER PURSUANT TO THIS AGREEMENT SHALL BE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.4.

Section 8.2            Adverse Claims.  To the extent that any indemnification claim under this Article VIII involves a claim in which the Manager and Kimbell Operating are adverse, Kimbell Operating’s rights and obligations shall be controlled by the Conflicts Committee.

Section 8.3            Indemnification Procedures.

(a)           If any Manager Indemnitee is entitled to indemnification under this Agreement (an “Indemnified Party”), it will promptly after it becomes aware of facts giving rise to a claim for indemnification provide notice to Kimbell Operating (the “Indemnifying Party”) specifying the nature of and the specific basis for such claim.  Failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

(b)           The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including the selection of counsel, determination of whether to appeal any decision of any court or similar authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be.

(c)           The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the

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Exhibit L-3

Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 8.3(c). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)           In determining the amount of any losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any cash insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become due and payable by the Indemnified Party as a result of such claim and (ii) all cash amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

Section 8.4            Express Negligence Waiver.  THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST KIMBELL OPERATING IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Article IX
Limitation of Liability

NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES OR LOST PROFITS), INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS, REPUTATION OR OPPORTUNITY OR DIMINUTION  IN VALUE, WHETHER IN PERSONAL INJURY OR OTHER TORT (INCLUDING ANY NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR THE LIABILITY OF KIMBELL OPERATING IN RESPECT OF THIRD PARTY DAMAGES PURSUANT TO THE INDEMNITY IN SECTION 8.1.

Article X
Force Majeure

To the extent either Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Party as soon as reasonably practicable, then the Affected Party will be excused from the performance with respect to any such obligations (other

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Exhibit L-3

than the obligation to make payments when due). Each notice of Force Majeure sent by an Affected Party to the other Party will specify the event or circumstance of Force Majeure, the extent to which the Affected Party is unable to perform its obligations under this Agreement and the steps being taken by the Affected Party to mitigate and to overcome the effects of such event or circumstances. The non-Affected Party will not be required to perform its obligations to the Affected Party corresponding to the obligations of the Affected Party excused by Force Majeure. A Party prevented from performing its obligations due to Force Majeure will use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and will resume performance of its obligations as soon as practicable.

Article XI
Confidentiality

Section 11.1          Confidentiality.  The Manager shall hold in strict confidence any Confidential Information it receives from Kimbell Operating and may not disclose any Confidential Information to any Person, and Kimbell Operating shall hold in strict confidence any Confidential Information it receives from the Manager and may not disclose any Confidential Information to any Person, except in each case for disclosures (a) to comply with applicable Laws, (b) to such Party’s Affiliates, officers, directors, employees, agents, advisers or representatives, but only if the recipients of such information have agreed to be bound by the provisions of this Article XI, (c) of information that such Party has received from a source independent of the other Party and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality, (d) to such Party’s existing and prospective lenders, existing and prospective investors, attorneys, accountants, consultants and other representatives with a need to know such information (including a need to know for such Party’s own purposes), provided, however, that such Party shall be responsible for such person’s use and disclosure of any such information, or (e) of information that is already known to the public through no violation of this Agreement or any other confidentiality agreement of the disclosing Party.

Section 11.2          Return of Confidential Information.  Upon termination of this Agreement for any reason, each Party shall, and shall cause its employees and representatives to, promptly return to the other Party all Confidential Information it received from such other Party, including all copies thereof, in its possession or control, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to such other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

Article XII
Notices

Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

Exhibit L-3-16

Exhibit L-3

If to Kimbell Operating, addressed to:

Kimbell Operating Company, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas  77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

If to the Manager, addressed to:

Nail Bay Royalties, LLC

P.O. Box 671099

Dallas, TX 75367-1099

Attention: Benny D. Duncan

Email: bduncan@trunkbay.net

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Bruce Newsome

Email: bruce.newsome@haynesboone.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have been given and received at the time of transmission.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Article XIII
Miscellaneous

Section 13.1          No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.2          Amendment.  No amendment to this Agreement will be effective unless made in writing and signed by both of the Parties.

Exhibit L-3-17

Exhibit L-3

Section 13.3          Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 13.4          Assignment.  Neither Party may assign, transfer or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of the other Party.  Any attempted assignment, transfer or alienation in violation of this Agreement shall be null, void and ineffective.

Section 13.5          Further Assurances.  Each Party will, at the request of the other Party, execute and deliver, or cause to be executed and delivered, such document and instruments as may be necessary to make effective the transactions contemplated by this Agreement.

Section 13.6          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 13.7          Construction.

(a)           The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  Unless otherwise indicated, all references to a “Schedule” followed by a letter refer to the specified Schedule to this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

(b)           Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis and as amended from time to time.  If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

Exhibit L-3-18

Exhibit L-3

(c)           The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 13.8          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement is governed by and will be construed in accordance with the Laws of the State of Texas, excluding any conflict of Laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by Law.  IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED IN TARRANT COUNTY, TEXAS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO IT AS THE ADDRESS SPECIFIED PURSUANT TO ARTICLE XII, AGREES THAT SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.9          No Third Party Beneficiaries.  Except for the rights of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Kimbell Operating, the Manager, any Subsidiary or Affiliate of the Manager providing Services hereunder, and Subsidiaries or Affiliates of Kimbell Operating receiving Services hereunder, or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

Section 13.10       Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof.

[Signatures of the Parties follow on the next page.]

Exhibit L-3-19

Exhibit L-3

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above:

NAIL BAY ROYALTIES, LLC

By:
Name:
Title:

KIMBELL OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Exhibit L-3-20

Exhibit L-3

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Manager with respect to the Serviced Properties. The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement.

(a)           Subject to the restrictions contained in  subsection (b) below, the Manager shall perform the following functions relating to the Serviced Properties on behalf of the Partnership Group in its management thereof:

(i)            negotiate and enter into any division order, new oil and gas lease, release of oil and gas lease, easement and right-of-way agreement, transfer order, ratification, production sharing agreement, stipulation of interests, seismic permit, unitization agreement, or pooling order or agreement, in each case, with respect to the Serviced Properties;

(ii)           electronically scan, catalog and file all contracts, agreements, assignments;

(iii)          electronically scan and catalog all land files on the Manager’s server and store hard copies of all land files at the Manager’s office;

(iv)          resolve title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests;

(v)           receive, hold and disburse payments and funds from the Serviced Properties including revenues from production or other transactions relating to the Serviced Properties and render the necessary auditing, accounting and bookkeeping services generally required for the proper management of the business and affairs of the Partnership Group with respect to the Serviced Properties (the Manager shall have a fiduciary duty to the Partnership Group with respect to the maintenance and safekeeping of the Partnership Group’s funds);

(vi)          receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties;

(vii)         monitor drilling and production activity on the Serviced Properties to ensure that revenues submitted correlate with the actual production and property;

(viii)        timely pay ad valorem taxes and other expenses related to the Serviced Properties and assist in preparing all federal and state tax forms relating to same (excluding the annual tax returns of any member of the Partnership Group; provided, however, the Manager will assist in gathering all data necessary,

A-1

Exhibit L-3-21

Exhibit L-3

in any format requested by the Partnership Group, in the Partnership Group’s, or its accountant’s, preparation of such income tax returns);

(ix)          review all tax tapes provided by tax consultant to ensure accurate ownership in Serviced Properties is being assessed and taxed correctly;

(x)           review annual appraised values of Serviced Properties and protest such values, if needed;

(xi)          provide title documents, as needed, to ad valorem tax consultant, to ensure the records of the County Tax Assessor and Appraisal office records are correct;

(xii)         electronically scan all checks received for funds from the Serviced Properties and maintain and update royalty payment and division order files;

(xiii)        setup all new division orders and property records in Wolfepak and assist the Bank of Texas (or any successor thereto) with any questions regarding the processing of oil and gas revenue receipts;

(xiv)        manage and direct all immaterial activities incidental to the Serviced Properties that are not involved in any category of the duties listed above;

(xv)         assist with, manage and, upon Kimbell Operating’s written approval, enter into a financial review for the Serviced Properties on behalf of the Partnership Group;

(xvi)        prepare, coordinate and conduct meetings with members of the Partnership Group as requested to discuss, without limitation, status of the Serviced Properties, accounting matters, any open issues from previous meetings, any approvals required by the Partnership Group hereunder, any claims relating to the Serviced Properties, and recommendations by the Manager relating to the Serviced Properties;

(xvii)       prepare and deliver reports reasonably requested by the Partnership Group with respect to the Serviced Properties, including with respect to accounting matters, approval required by the Partnership Group hereunder, any claims relating to the Serviced Properties or any recommendations by the Manager relating to the Serviced Properties, or any other reports reasonably requested by the Partnership Group with respect to the Serviced Properties;

(xviii)      provide executive and administrative personnel, office space and office services required in rendering the Services;

(xix)        assist in compliance with regulatory requirements applicable to the Partnership Group in respect of the Serviced Properties;

A-2

Exhibit L-3-22

Exhibit L-3

(xx)         Use commercially reasonable efforts to cause expenses incurred by or on behalf of the Partnership Group to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Partnership Group from time to time; and

(xxi)        perform such other services as may be required from time to time for management and other activities relating to the Serviced Properties;

(b)           Notwithstanding the provisions of subsection (a) above, the Manager may not:

(i)            incur indebtedness, borrow or lend money for the Serviced Properties;

(ii)           create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

(iii)          sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

(iv)          execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

(v)           make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

(vi)          take any other action not in the ordinary course of business; or

(vii)         agree to do any of the foregoing.

A-3

Exhibit L-3-23

Exhibit L-3

SCHEDULE B

SERVICED PROPERTIES

All of the following properties described in that certain Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement”), dated as of December [•], 2016, by and among the Partnership, Kimbell Royalty GP, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and other persons named therein:

The assets contained in the following “Acquisitions” set forth on Exhibit C of the Contribution Agreement:

Acquisition	Property Description of the Serviced Properties
Total Nail Bay / GE Capital (90/10)	See Schedule 33 to Exhibit C to Contribution Agreement
Nail Bay GE Capital - B&L Properties	See Schedule 34 to Exhibit C to Contribution Agreement

B-1

Exhibit L-3-24

Exhibit L-3

SCHEDULE C

MANAGER’S AUTHORITY

The Manager shall have the authority to act as agent and attorney-in-fact for the Partnership Group with respect to the Serviced Properties for the following purposes:

1.              Subject to Paragraph 2 below, the Manager may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; provided that such instruments direct payment of such proceeds to the Partnership Group at such address as the Partnership Group may direct; and (v) the Manager is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

2.              Notwithstanding the provisions of Paragraph 1, above, the Manager shall not:

a.              incur indebtedness, borrow or lend money for the Serviced Properties;

b.              create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

c.               sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

d.              execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

C-1

Exhibit L-3-25

Exhibit L-3

e.               make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

f.                take any other action not in the ordinary course of business; or

g.               agree to do any of the foregoing.

C-2

Exhibit L-3-26

Exhibit L-3

SCHEDULE D

FORM OF LIMITED POWER OF ATTORNEY1

This Limited Power of Attorney (this “POA”) is made and entered into by and between KIMBELL OPERATING COMPANY, LLC, a Delaware limited liability corporation, on behalf of itself and the Partnership Group (“Principal”), and NAIL BAY ROYALTIES, LLC, a Texas limited liability company (“Agent”), to be effective for all purposes as of [•], 201[•] (the “Effective Date”).

WHEREAS, Principal has engaged Agent to perform certain management services with respect to certain assets (the “Serviced Properties”, which, for the avoidance of doubt, include those assets described in the assignment or conveyance to which this POA is attached) for Principal and for and on behalf of Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), and its affiliates (including, for the avoidance of doubt, Kimbell Royalty Holdings, LLC and Principal), but excluding any partner, member or owner of the Partnership (collectively, the “Partnership Group”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, and the mutual benefits to be derived by each party hereunder and the mutual covenants contained herein, Principal and Agent hereby agree as follows:

1.              Limited Powers.

a.              Subject to Paragraph (b) below, Agent may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; provided that such instruments direct payment of such proceeds to the

1  This Limited Power of Attorney will be attached to the applicable Assignments at Closing.

D-1

Exhibit L-3-27

Exhibit L-3

Partnership Group at such address as the Partnership Group may direct; and (v) Agent is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

b.              Notwithstanding the provisions of Paragraph 1, above, Agent shall not:

i.                       incur indebtedness, borrow or lend money for the Serviced Properties;

ii.                    create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

iii.                 sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

iv.                execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

v.                   make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

vi.                take any other action not in the ordinary course of business; or

vii.             agree to do any of the foregoing.

2.              Revocation and Termination. Principal has the power to revoke this POA at any time by Principal’s written revocation delivered to Agent.

3.              No General Power of Appointment. Any authority granted to Agent herein shall be limited so as to prevent this Agent to be subject to or be taxed on Principal’s income.

4.              Ratification. Principal hereby ratifies and confirms all that Agent shall lawfully do or cause to be done by virtue of this POA and the rights and powers granted herein.

D-2

Exhibit L-3-28

Exhibit L-3

IN WITNESS WHEREOF, this POA has been executed by the undersigned duly authorized representatives of Principal to be effective for all purposes as of the Effective Date set forth above.

PRINCIPAL:

KIMBELL OPERATING COMPANY, LLC

By:
[•]
[•]

AGENT:

NAIL BAY ROYALTIES, LLC

By:
[•]
[•]

D-3

Exhibit L-3-29

Exhibit L-4

Form of Steward Royalties Management Services Agreement

Exhibit L-4-1

Exhibit L-4

MANAGEMENT SERVICES AGREEMENT

by and between

STEWARD ROYALTIES, LLC

AND

KIMBELL OPERATING COMPANY, LLC

Exhibit L-4-2

Exhibit L-4

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is effective as of [•], 201[•] (“Effective Date”) by and between Steward Royalties, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the Effective Date, the Manager or an Affiliate (as defined herein) thereof provided certain management services with respect to the Serviced Properties (as defined herein);

WHEREAS, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), engaged Kimbell Operating to provide certain services to the Partnership pursuant to that certain Management Services Agreement, dated as of the date hereof, by and between the Partnership and Kimbell Operating; and

WHEREAS, during the Term (as defined herein), Kimbell Operating desires to engage the Manager to provide or cause to be provided (i) certain Management Services (as defined herein) and (ii) certain Acquisition Services (as defined herein), and the Manager is willing to undertake such Management Services and such Acquisition Services, in each case subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Acquisition” shall mean any acquisition or series of acquisitions by any member of the Partnership Group of (a) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of equity, merger or otherwise) or (b) any mineral and royalty interests in oil and natural gas properties, in each case, occurring after the Effective Date.

“Acquisition Services” shall mean, with respect to the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities, including those services described in Part I of Schedule A.

“Additional Properties” shall mean any oil and natural gas assets or related interests that are acquired by any member of the Partnership Group pursuant to an Acquisition.

“Adjusted Services Fee” is defined in Section 3.5(a).

Exhibit L-4-3

Exhibit L-4

“Adjustment Period” is defined in Section 3.5(a).

“Affected Party” is defined in Article X.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“Confidential Information” shall mean information regarded by that Party or the Partnership Group as proprietary or confidential, including, but not limited to, information relating to such Person’s business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Damages” is defined in Section 8.1.

“Direct Expenses” is defined in Section 2.2(b).

“Documents” is defined in Schedule A.

“Effective Date” is defined in the preamble.

“Existing Services Fee” is defined in Section 3.5(a).

“Extension” is defined in Section 4.1.

“Force Majeure” shall mean an event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (a) is not within the reasonable control of the affected Party; (b) is not the result of the fault or negligence of the affected Party; and (c) could not, by the exercise of due diligence, have been overcome or avoided. “Force Majeure” excludes: lack of a market; unfavorable market conditions; and economic hardship.

“GP LLC” shall mean Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

Exhibit L-4-4

Exhibit L-4

“Governmental Entity” shall mean any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable Party.

“Indemnified Party” is defined in Section 8.3(a).

“Indemnifying Party” is defined in Section 8.3(a).

“Initial Serviced Properties” shall mean any oil and natural gas assets or related interests that are acquired by the Partnership Group on and as of the Effective Date.

“Initial Term” is defined in Section 4.1.

“Kimbell Operating” is defined in the preamble.

“Law” shall mean all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the New York Stock Exchange).

“Manager” is defined in the preamble.

“Manager Entities” shall mean Manager, Steward Royalties, LLC and K3 Royalties, LLC.

“Manager Indemnitees” is defined in Section 8.1.

“Management Services” shall mean, with respect to the Serviced Properties, those services described in Part II of Schedule A.

“New Services Fee” is defined in Section 3.5(b).

“New Services Fee Effective Date” is defined in Section 3.5(b).

“Notice” is defined in Article XII.

“Partnership” is defined in the recitals.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” shall mean the Partnership and its Affiliates (including, for the avoidance of doubt, Kimbell Operating); provided, that “Partnership Group” and any reference to

Exhibit L-4-5

Exhibit L-4

a “member of the Partnership Group” shall not include any partner, member or owner of the Partnership.

“Party” and “Parties” are defined in the preamble.

“Payment Amount” is defined in Section 2.2(b).

“Person” shall mean any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, corporate body, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

“Redetermination Date” is defined in Section 3.5(a).

“Serviced Properties” shall mean those the Initial Serviced Properties and any Additional Properties.

“Services” is defined in Section 2.1(a).

“Services Fee” is defined in Section 2.2(a).

“Sponsors” shall mean Rochelle Royalties, LLC, BGT Investments LLC and Double Eagle Interests, LLC.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” is defined in Section 3.4.

“Term” is defined in Section 4.1.

“Termination Amount” is defined in Section 4.6.

Exhibit L-4-6

Exhibit L-4

Article II
Services

Section 2.1            Scope of Services; Standard of Care.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, Kimbell Operating hereby engages the Manager, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, to provide or cause to be provided the Management Services and the Acquisition Services (collectively, the “Services”), and the Manager hereby accepts such engagement and agrees to perform the Services consistent with the terms and conditions of this Agreement.  The Services to be provided hereunder shall be performed with that degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Serviced Properties would exercise.

(b)           During the Term of this Agreement, in the event any member of the Partnership Group pursues a potential Acquisition, the Manager Entities or their respective Affiliates designated by them shall have the exclusive right to provide any Acquisition Services necessary in connection with such Acquisition, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such Acquisition Services without the prior written consent of the Manager Entities.

(c)           In the event any member of the Partnership Group acquires any Additional Properties, the Manager shall have the exclusive right to provide, and the scope of the Management Services set forth in Schedule A shall be expanded to encompass, any additional Management Services reasonably required with respect to such Additional Properties, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such additional Management Services without the prior written consent of the Manager.

Section 2.2            Payment Amount.

(a)           As consideration for the Services rendered hereunder, Kimbell Operating shall pay to the Manager each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by the Manager in providing such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The initial Services Fee shall be $ 33,333 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to Kimbell Operating pursuant to Section 3.4 hereof.

(b)           To the extent not otherwise reimbursed or paid to the Manager, Kimbell Operating shall also reimburse the Manager for all other reasonable third party out-of-pocket costs and expenses (including, but not limited to, third-party expenses and expenditures) that the Manager incurs on behalf of Kimbell Operating in providing the Services, excluding, however, the Manager’s or its Affiliates’ overhead or general or administrative expenses (the “Direct Expenses” and, together with the Services Fee, the “Payment Amount”).

Section 2.3            Scope.

(a)           The Manager shall not sell, convey, assign, transfer, encumber (or permit to be encumbered), or otherwise dispose of any of the Serviced Properties without the express written consent of Kimbell Operating, and except as provided in Schedule A, the Manager shall have no authority with respect to the Serviced Properties.  Except as provided in Schedule A, in

Exhibit L-4-7

Exhibit L-4

providing, or causing to be provided, the Services, in no event shall the Manager be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; or (iv) pay any costs related to the transfer or conversion of data of the Partnership Group; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Manager or are reassigned to other work by the Manager, the Manager shall make reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and that the Manager shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order. The Manager shall not be required to perform Services hereunder that conflict with any applicable Law, contract or permit or policies of the Manager or to which the Manager is subject relating to business conduct and ethical practices.

(b)           At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Partnership Group, and such Persons shall not be considered or deemed to be an employee of the Partnership Group nor entitled to any employee benefits of the Partnership Group as a result of this Agreement.  The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise Kimbell Operating in connection therewith, and such Persons shall not be responsible for decision-making on behalf of the Partnership Group.  Such Persons shall be not be deemed to be under the management or direction of the Partnership Group.

Section 2.4            Prohibited Activities.  The Manager shall not undertake any activity that would (a) violate any applicable Law in any material respect that would result in adverse consequences for the Partnership Group or any Serviced Property or (b) violate, in any material respect, any contracts, leases, orders, security instruments and other agreements to which, to the Manager’s knowledge, a member of the Partnership Group is bound.

Section 2.5            Cooperation; Access.  The Manager and Kimbell Operating shall cooperate with one another and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.  During the Term and for so long as any Services are being provided with respect to the Serviced Properties by the Manager, each of the Parties will provide the other Party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to it and its employees, representatives, facilities and books and records as the other Party and its representatives may reasonably request in order to perform and receive the Services.

Section 2.6            No Comingling of Assets; Remittance of Amounts Collected.  To the extent the Manager shall have charge or possession of any of the Partnership Group’s assets in connection with the provision of the Services pursuant to this Agreement, the Manager shall (a) hold such assets in the name and for the benefit of the appropriate member of the Partnership Group and (b) separately maintain, and not commingle, such assets with any assets of the Manager or any other Person.  The Manager shall remit to the applicable member of the

Exhibit L-4-8

Exhibit L-4

Partnership Group any and all amounts collected with respect to the Serviced Properties within no later than 30 days of receipt of such amounts.

Article III
Invoicing and Payment

Section 3.1            Invoicing.  Within 30 days after the end of each month, the Manager will provide Kimbell Operating with an invoice reflecting the Direct Expenses incurred in such month. The invoice shall set forth in reasonable detail for the period covered by such invoice the following information: (a) all Direct Expenses incurred or payments made by the Manager on behalf of Kimbell Operating or the Serviced Properties and (b) the basis, in reasonable detail, for the calculation of such Direct Expenses.  On or before the first day of each month during the Term, Kimbell Operating shall remit to the Manager the Services Fee for such month and all Direct Expenses, if any, invoiced to Kimbell Operating in the immediately preceding month; provided, that with respect to the payment to be made for the first month of the Term, Kimbell Operating shall remit to the Manager, on or before the Effective Date, the pro-rated portion of the Services Fee for such month for the period of time from and including the Effective Date to the end of such month. Neither Party shall have a right of set-off against the other Party for any amounts due or to become due hereunder.

Section 3.2            Objection. Kimbell Operating may object to any expense or cost included on an invoice, including on the ground that the same was not a reasonable or appropriate cost incurred by the Manager in connection with the Services; provided, that such objection is made in writing to the Manager within 30 days following the date of Kimbell Operating’s receipt of the disputed invoice. The Parties shall, during the 15 days after such notice, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, the issue shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6. Notwithstanding the forgoing, Kimbell Operating shall pay the Manager the Payment Amount owed to the Manager when due. Such payment shall not be deemed a waiver of the right of Kimbell Operating to recoup any contested portion of any amount so paid.

Section 3.3            Error Correction.  The Manager shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges; provided, however, that any errors or omissions the correction of which would result in additional or increased charges or fees for Services must be corrected within [•] years after the date of the related invoice.

Section 3.4            Taxes.  All transfer taxes, excises, fees or other charges (including value added, sales, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of the Manager), or any increase therein, now or hereafter imposed directly or indirectly by Law, which the Manager is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Kimbell Operating as an explicit surcharge and shall be paid by Kimbell Operating in addition to any payment to cover expenses and costs related to Services provided. If Kimbell Operating submits to the Manager a timely and valid resale or other exemption certificate reasonably acceptable to the Manager and sufficient to support the exemption from Tax, then such Tax will not be added to the fee pursuant to Section 3.1; provided, however, that if the Manager is ever required to pay

Exhibit L-4-9

Exhibit L-4

such Tax, Kimbell Operating will promptly reimburse the Manager for such Tax, including any interest, penalties and attorney’s fees related thereto.  The Parties will cooperate to minimize the imposition of any Taxes.

Section 3.5            Adjustment to Services Fee.

(a)           The Services Fee shall be subject to redetermination and adjustment, which may result in an increase or decrease of the Services Fee, on [•], 20[•] and subsequently thereafter on each January 1 of each calendar year beginning January 1, 20[•] (each such date, a “Redetermination Date”). On or about 30 days prior to each Redetermination Date, the Manager shall prepare and deliver to Kimbell Operating a written proposal for the Services Fee to be utilized during the next succeeding period, together with all appropriate backup material and documents supporting the recommendation for the proposed Services Fee.  The Manager and Kimbell Operating agree to negotiate in good faith to determine the proposed Services Fee to be utilized during the next succeeding period, which Services Fee shall represent a reasonable allocation of all projected costs and expenses to be incurred by the Manager in providing such Services to Kimbell Operating. Pending the final determination of the Services Fee for the next succeeding period, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the Redetermination Date (the “Existing Services Fee”).  No later than 15 days following the date of the final determination of the Services Fee for the succeeding period (such fee, the “Adjusted Services Fee”), the Parties hereby agree that (A) if such Adjusted Services Fee is greater than the Existing Services Fee, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the Adjusted Services Fee that would have been payable for the period starting on the Redetermination Date if the Parties had agreed on such fee prior to the applicable Redetermination Date and ending on the date of final determination of the Adjusted Services Fee (the “Adjustment Period”) minus (2) the Existing Services Fee actually paid for such Adjustment Period or (B) if such Adjusted Services Fee is less than the Existing Services Fee, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Existing Services Fee actually paid for such Adjustment Period minus (2) the Adjusted Services Fee that would have been payable for such Adjustment Period if the Parties had agreed on such fee prior to the applicable Redetermination Date.  The Services Fee (as adjusted pursuant to the immediately preceding sentence) will remain in effect until such time as it is subsequently adjusted pursuant to this Section 3.5(a).  In the event that the Parties are unable to agree upon the Services Fee for the next succeeding period pursuant to this Section 3.5(a) within 30 days following the Redetermination Date, the issue and the amount of the Adjusted Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(b)           In the event of (x) the sale or disposition of any of the Serviced Properties or (y) the provision of additional Management Services by the Manager (including with respect to any Additional Properties), the Services Fee shall be reduced, in the case of a sale or disposition of Serviced Properties, or increased, in the case of the provision of additional Management Services (such fee, the “New Services Fee”).  The Manager and Kimbell Operating agree to negotiate in good faith to determine the New Services Fee, which shall become effective in the month (i) immediately following the consummation of any such sale or disposition or (ii) during which the provision of additional Management Services commences, as applicable (the “New Services Fee Effective Date”).  If the Parties have not agreed upon the New Services Fee prior to the New Services Fee Effective Date, Kimbell Operating shall pay monthly the Services

Exhibit L-4-10

Exhibit L-4

Fee payable for the month immediately preceding the New Services Fee Effective Date.  No later than 15 days following the date of the final determination of the New Services Fee, the Parties hereby agree that (A) if such New Services Fee is greater than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date minus (2) the Services Fee actually paid to the Manager following the New Services Fee Effective Date or (B) if such New Services Fee is less than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Services Fee actually paid to the Manager following the New Services Fee Effective Date minus (2) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date. The New Services Fee will remain in effect until such time as it is subsequently adjusted pursuant to Section 3.5(b).  In the event that the Parties are unable to agree upon the New Services Fee pursuant to this Section 3.5(b) within 30 days following the New Services Fee Effective Date, the issue and the New Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(c)           Notwithstanding the foregoing and for the avoidance of doubt, if Kimbell Operating and the Manager agree to increase the Services Fee pursuant to this Section 3.5, any such increase shall be subject to approval by the Conflicts Committee.

Section 3.6            Dispute Resolution.  If the Parties are unable to resolve a dispute regarding (a) the objection to any expense or cost included on an invoice pursuant to Section 3.2 or (b) the amount of an adjustment to the Services Fee pursuant to Section 3.5, any Party may refer the matter to arbitration in Tarrant County, Texas before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Arbitration pursuant to this Section 3.6 shall be the sole and exclusive remedy for any dispute arising pursuant to Section 3.2 and Section 3.5 of this Agreement.  All other disputes arising out of or relating to this Agreement shall be governed by Section 13.8 hereof.

Article IV
Term and Termination

Section 4.1            Term.  The initial term of this Agreement will be for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will automatically extend from year-to-year (each, an “Extension”) (the Initial Term and any Extension(s), the “Term”), unless terminated by either Party with at least 90 days’ notice prior to the end of such term, as extended.

Section 4.2            Termination for Convenience.  The Manager may, effective any time after the second anniversary of the Effective Date and upon at least 180 days’ notice to Kimbell Operating, terminate this Agreement or the provision of any Service.

Section 4.3            Termination upon Change of Control.  Kimbell Operating or the Manager may terminate this Agreement if, at any time, the Sponsors or their respective Affiliates no

Exhibit L-4-11

Exhibit L-4

longer control GP LLC by providing the other Party with at least 90 days’ notice of its election to terminate this Agreement.

Section 4.4            Termination for Default.

(a)           Kimbell Operating will be in default if:

(i)            it fails to perform any of its material obligations set forth in this Agreement and such failure is not cured within 15 Business Days after notice thereof (which notice will describe such failure in reasonable detail) is received by Kimbell Operating; or

(ii)           it (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced), (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (E) is generally unable to pay its debts as they fall due.

(b)           The Manager will be in default upon the occurrence of any gross negligence or willful misconduct of the Manager in performing the Services resulting in material harm to the Partnership Group, following 15 Business Days’ notice from Kimbell Operating to the Manager.

(c)                                  If Kimbell Operating is in default as described in Section 4.4(a), the Manager may: (i) terminate this Agreement upon notice to Kimbell Operating; (ii) withhold any payments due to Kimbell Operating under this Agreement; and (iii) pursue any other remedy at law or in equity.  If the Manager is in default as described in Section 4.4(b), Kimbell Operating may:  (x) terminate this Agreement upon notice to the Manager; and (y) withhold any payments due to the Manager under this Agreement.

Section 4.5            Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however, termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination. The following provisions of this Agreement will survive the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article XI and Article XIII.

Section 4.6            Costs of Termination. If this Agreement is terminated by Kimbell Operating for any reason other than the Manager’s default pursuant to Section 4.4, then any reasonable costs and expenses actually incurred by the Manager in connection with such termination (the “Termination Amount”) shall be reimbursed to the Manager by Kimbell Operating; provided, however, that the Manager shall provide (i) reasonable advance notice to Kimbell Operating of the incurrence of any such costs and expenses and (ii) reasonable detail regarding the calculation of such costs and expenses.

Exhibit L-4-12

Exhibit L-4

Article V
Representations and Warranties

Section 5.1            Representations and Warranties of the Manager.  The Manager represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Section 5.2            Representations and Warranties of Kimbell Operating.  Kimbell Operating represents and warrants that as of the Effective Date and the first day of each Extension:

(a)           It is duly formed, validly existing and in good standing under the laws of the state of its formation;

(b)           This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Article VI
Relationship of the Parties

This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make the Manager an agent or a legal representative of Kimbell Operating and the Manager will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of Kimbell Operating.  It is the intent of the Parties that with respect to performing the Services hereunder, the Manager is an independent contractor, and shall provide the Services in accordance with the reasonable instructions provided by authorized representatives of Kimbell Operating, subject to the provisions of this Agreement.

Exhibit L-4-13

Exhibit L-4

Article VII
Audit

The Manager will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.  Kimbell Operating may, at its sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Manager related to this Agreement; provided, however, that all invoices provided to Kimbell Operating pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Article VII.  The Manager will make available its relevant books and records and use commercially reasonable efforts to assist Kimbell Operating in conducting such review or audit.  The Manager shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by Kimbell Operating to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Partnership to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Partnership are listed or are proposed to be listed.  Kimbell Operating shall bear all costs and expenses incurred by the Manager in complying with any such request, including with respect to any inspection, examination or audit performed on the Partnership Group pursuant to this Article VII and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Manager.  Kimbell Operating shall make payment of such invoiced expenses to the Manager as provided for pursuant to Section 3.1.

Article VIII
Indemnification

Section 8.1  Kimbell Operating’s Agreement to Indemnify.  KIMBELL OPERATING SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (COLLECTIVELY, THE “MANAGER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’, EXPERTS’ AND CONSULTANTS’ FEES AND EXPENSES AS WELL AS REASONABLE COSTS OF INVESTIGATION, SAMPLING AND DEFENSE) (COLLECTIVELY, “DAMAGES”) RESULTING FROM OR ARISING OUT OF (A) ANY MATERIAL BREACH BY KIMBELL OPERATING OF THIS AGREEMENT OR (B) THE PERSONAL INJURY, DEATH, DAMAGE TO PROPERTY OF OR LIABILITY OF ANY MEMBER OF THE PARTNERSHIP GROUP, ANY THIRD PARTY OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND ARISING FROM, CONNECTED WITH OR UNDER THIS AGREEMENT.  FOR THE AVOIDANCE OF DOUBT, KIMBELL OPERATING’S ONLY REMEDY FOR BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY OTHER FAULT OF THE MANAGER PURSUANT TO THIS AGREEMENT SHALL BE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.4.

Exhibit L-4-14

Exhibit L-4

Section 8.2  Adverse Claims.  To the extent that any indemnification claim under this Article VIII involves a claim in which the Manager and Kimbell Operating are adverse, Kimbell Operating’s rights and obligations shall be controlled by the Conflicts Committee.

Section 8.3  Indemnification Procedures.

(a)           If any Manager Indemnitee is entitled to indemnification under this Agreement (an “Indemnified Party”), it will promptly after it becomes aware of facts giving rise to a claim for indemnification provide notice to Kimbell Operating (the “Indemnifying Party”) specifying the nature of and the specific basis for such claim.  Failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

(b)           The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including the selection of counsel, determination of whether to appeal any decision of any court or similar authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be.

(c)           The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 8.3(c). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)           In determining the amount of any losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any cash insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become

Exhibit L-4-15

Exhibit L-4

due and payable by the Indemnified Party as a result of such claim and (ii) all cash amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

Section 8.4  Express Negligence Waiver.  THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST KIMBELL OPERATING IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Article IX
Limitation of Liability

NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES OR LOST PROFITS), INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS, REPUTATION OR OPPORTUNITY OR DIMINUTION  IN VALUE, WHETHER IN PERSONAL INJURY OR OTHER TORT (INCLUDING ANY NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR THE LIABILITY OF KIMBELL OPERATING IN RESPECT OF THIRD PARTY DAMAGES PURSUANT TO THE INDEMNITY IN SECTION 8.1.

Article X
Force Majeure

To the extent either Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Party as soon as reasonably practicable, then the Affected Party will be excused from the performance with respect to any such obligations (other than the obligation to make payments when due). Each notice of Force Majeure sent by an Affected Party to the other Party will specify the event or circumstance of Force Majeure, the extent to which the Affected Party is unable to perform its obligations under this Agreement and the steps being taken by the Affected Party to mitigate and to overcome the effects of such event or circumstances. The non-Affected Party will not be required to perform its obligations to the Affected Party corresponding to the obligations of the Affected Party excused by Force Majeure. A Party prevented from performing its obligations due to Force Majeure will use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and will resume performance of its obligations as soon as practicable.

Article XI
Confidentiality

Section 11.1          Confidentiality.  The Manager shall hold in strict confidence any Confidential Information it receives from Kimbell Operating and may not disclose any Confidential Information to any Person, and Kimbell Operating shall hold in strict confidence any Confidential Information it receives from the Manager and may not disclose any Confidential Information to any Person, except in each case for disclosures (a) to comply with

Exhibit L-4-16

Exhibit L-4

applicable Laws, (b) to such Party’s Affiliates, officers, directors, employees, agents, advisers or representatives, but only if the recipients of such information have agreed to be bound by the provisions of this Article XI, (c) of information that such Party has received from a source independent of the other Party and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality, (d) to such Party’s existing and prospective lenders, existing and prospective investors, attorneys, accountants, consultants and other representatives with a need to know such information (including a need to know for such Party’s own purposes), provided, however, that such Party shall be responsible for such person’s use and disclosure of any such information, or (e) of information that is already known to the public through no violation of this Agreement or any other confidentiality agreement of the disclosing Party.

Section 11.2          Return of Confidential Information.  Upon termination of this Agreement for any reason, each Party shall, and shall cause its employees and representatives to, promptly return to the other Party all Confidential Information it received from such other Party, including all copies thereof, in its possession or control, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to such other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

Article XII
Notices

Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to Kimbell Operating, addressed to:

Kimbell Operating Company, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas  77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

Exhibit L-4-17

Exhibit L-4

If to the Manager, addressed to:

Steward Royalties, LLC

777 Taylor St., Suite 810

Fort Worth, Texas 76102

Attention: Robert D. Ravnaas

Email: davis@rcroyalties.com

with a copy to (which shall not constitute notice):

[•]

[•]

[•]

Attention: [•]

Email: [•]

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have been given and received at the time of transmission.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Article XIII
Miscellaneous

Section 13.1          No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.2          Amendment.  No amendment to this Agreement will be effective unless made in writing and signed by both of the Parties.

Section 13.3          Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 13.4          Assignment.  Neither Party may assign, transfer or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of the other Party.  Any attempted assignment, transfer or alienation in violation of this Agreement shall be null, void and ineffective.

Exhibit L-4-18

Exhibit L-4

Section 13.5          Further Assurances.  Each Party will, at the request of the other Party, execute and deliver, or cause to be executed and delivered, such document and instruments as may be necessary to make effective the transactions contemplated by this Agreement.

Section 13.6          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 13.7          Construction.

(a)           The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  Unless otherwise indicated, all references to a “Schedule” followed by a letter refer to the specified Schedule to this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

(b)           Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis and as amended from time to time.  If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

(c)           The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 13.8          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement is governed by and will be construed in accordance with the Laws of the State of Texas, excluding any conflict of Laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest

Exhibit L-4-19

Exhibit L-4

extent permitted by Law.  IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED IN TARRANT COUNTY, TEXAS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO IT AS THE ADDRESS SPECIFIED PURSUANT TO ARTICLE XII, AGREES THAT SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.9          No Third Party Beneficiaries.  Except for the rights of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Kimbell Operating, the Manager, any Subsidiary or Affiliate of the Manager providing Services hereunder, and Subsidiaries or Affiliates of Kimbell Operating receiving Services hereunder, or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

Section 13.10       Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof.

[Signatures of the Parties follow on the next page.]

Exhibit L-4-20

Exhibit L-4

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above:

STEWARD ROYALTIES, LLC

By:
Name:
Title:

KIMBELL OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Exhibit L-4-21

Exhibit L-4

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Manager with respect to the Serviced Properties and the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities.  The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement.

The Manager shall have the authority to perform the following Services:

1.              Assist in sourcing, evaluating (including providing pricing guidance, reservoir engineering analysis (including sensitivities) and geological work) and negotiating Acquisitions.

2.              Provide ongoing petroleum engineering services for the Serviced Properties and any Additional Properties.

A-1

Exhibit L-4-22

Exhibit L-4

SCHEDULE B

SERVICED PROPERTIES

All assets of the Partnership Group.

B-1

Exhibit L-4-23

Exhibit L-5

Form of Taylor Companies Management Services Agreement

Exhibit L-5-1

Exhibit L-5

MANAGEMENT SERVICES AGREEMENT

by and between

TAYLOR COMPANIES MINERAL MANAGEMENT, LLC

AND

KIMBELL OPERATING COMPANY, LLC

Exhibit L-5-2

Exhibit L-5

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is effective as of [•], 201[•] (“Effective Date”) by and between Taylor Companies Mineral Management, LLC, a Texas limited liability company (the “Manager”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Manager and Kimbell Operating are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the Effective Date, the Manager or an Affiliate (as defined herein) thereof provided certain management services with respect to the Serviced Properties (as defined herein);

WHEREAS, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), engaged Kimbell Operating to provide certain services to the Partnership pursuant to that certain Management Services Agreement, dated as of the date hereof, by and between the Partnership and Kimbell Operating; and

WHEREAS, during the Term (as defined herein), Kimbell Operating desires to engage the Manager to provide or cause to be provided (i) certain Management Services (as defined herein) and (ii) certain Acquisition Services (as defined herein), and the Manager is willing to undertake such Management Services and such Acquisition Services, in each case subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Acquisition” shall mean any acquisition or series of acquisitions by any member of the Partnership Group of (a) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of equity, merger or otherwise) or (b) any mineral and royalty interests in oil and natural gas properties, in each case, occurring after the Effective Date.

“Acquisition Services” shall mean, with respect to the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities, including those services described in Part I of Schedule A.

“Additional Properties” shall mean any oil and natural gas assets or related interests that are acquired by any member of the Partnership Group pursuant to an Acquisition.

“Adjusted Services Fee” is defined in Section 3.5(a).

Exhibit L-5-3

Exhibit L-5

“Adjustment Period” is defined in Section 3.5(a).

“Affected Party” is defined in Article X.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“Confidential Information” shall mean information regarded by that Party or the Partnership Group as proprietary or confidential, including, but not limited to, information relating to such Person’s business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Damages” is defined in Section 8.1.

“Direct Expenses” is defined in Section 2.3(b).

“Documents” is defined in Schedule A.

“Effective Date” is defined in the preamble.

“Existing Services Fee” is defined in Section 3.5(a).

“Extension” is defined in Section 4.1.

“Force Majeure” shall mean an event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (a) is not within the reasonable control of the affected Party; (b) is not the result of the fault or negligence of the affected Party; and (c) could not, by the exercise of due diligence, have been overcome or avoided. “Force Majeure” excludes: lack of a market; unfavorable market conditions; and economic hardship.

“GP LLC” shall mean Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

Exhibit L-5-4

Exhibit L-5

“Governmental Entity” shall mean any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, that has jurisdiction or authority with respect to the applicable Party.

“Indemnified Party” is defined in Section 8.3(a).

“Indemnifying Party” is defined in Section 8.3(a).

“Initial Serviced Properties” shall mean any oil and natural gas assets or related interests that are acquired by the Partnership Group on and as of the Effective Date.

“Initial Term” is defined in Section 4.1.

“Kimbell Operating” is defined in the preamble.

“Law” shall mean all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the New York Stock Exchange).

“Manager” is defined in the preamble.

“Manager Entities” shall mean Manager, Steward Royalties, LLC and K3 Royalties, LLC.

“Manager Indemnitees” is defined in Section 8.1.

“Management Services” shall mean, with respect to the Serviced Properties, those services described in Part II of Schedule A.

“New Services Fee” is defined in Section 3.5(b).

“New Services Fee Effective Date” is defined in Section 3.5(b).

“Notice” is defined in Article XII.

“Partnership” is defined in the recitals.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” shall mean the Partnership and its Affiliates (including, for the avoidance of doubt, Kimbell Operating); provided, that “Partnership Group” and any reference to

Exhibit L-5-5

Exhibit L-5

a “member of the Partnership Group” shall not include any partner, member or owner of the Partnership.

“Party” and “Parties” are defined in the preamble.

“Payment Amount” is defined in Section 2.3(b).

“Person” shall mean any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, corporate body, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

“Redetermination Date” is defined in Section 3.5(a).

“Serviced Properties” shall mean those the Initial Serviced Properties and any Additional Properties.

“Services” is defined in Section 2.1(a).

“Services Fee” is defined in Section 2.3(a).

“Sponsors” shall mean Rochelle Royalties, LLC, BGT Investments LLC and Double Eagle Interests, LLC.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” is defined in Section 3.4.

“Term” is defined in Section 4.1.

“Termination Amount” is defined in Section 4.6.

Exhibit L-5-6

Exhibit L-5

Article II
Services

Section 2.1      Scope of Services; Standard of Care.

(a)                                 Upon the terms and subject to the conditions set forth in this Agreement, Kimbell Operating hereby engages the Manager, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, to provide or cause to be provided the Management Services and the Acquisition Services (collectively, the “Services”), and the Manager hereby accepts such engagement and agrees to perform the Services consistent with the terms and conditions of this Agreement.  The Services to be provided hereunder shall be performed with that degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Serviced Properties would exercise.

(b)                                 During the Term of this Agreement, in the event any member of the Partnership Group pursues a potential Acquisition, the Manager Entities or their respective Affiliates designated by them shall have the exclusive right to provide any Acquisition Services necessary in connection with such Acquisition, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such Acquisition Services without the prior written consent of the Manager Entities.

(c)                                  In the event any member of the Partnership Group acquires any Additional Properties, the Manager shall have the exclusive right to provide, and the scope of the Management Services set forth in Schedule A shall be expanded to encompass, any additional Management Services reasonably required with respect to such Additional Properties, and Kimbell Operating shall refrain from employing, engaging or using any other Person to perform such additional Management Services without the prior written consent of the Manager.

Section 2.2      Appointment of the Manager.  Kimbell Operating on behalf of itself and of the Partnership Group hereby appoints the Manager as the Partnership Group’s sole and exclusive agent for the purposes set forth in Schedule C during the Term and in accordance with the terms and conditions set forth herein.  The Manager hereby accepts such appointment as the Partnership Group’s agent during the Term and in accordance with the terms and conditions set forth herein. Kimbell Operating and the Manager agree that the agency created by this Agreement is coupled with an interest and is terminable only in accordance with the express provisions of this Agreement.  To evidence the foregoing, Kimbell Operating shall execute a limited power of attorney in the form of Schedule D ratifying and confirming all of the powers set forth in Schedule C.

Section 2.3      Payment Amount.

(a)                                 As consideration for the Services rendered hereunder, Kimbell Operating shall pay to the Manager each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by the Manager in providing such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The initial Services Fee shall be $ 33,333 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to Kimbell Operating pursuant to Section 3.4 hereof.

(b)                                 To the extent not otherwise reimbursed or paid to the Manager, Kimbell Operating shall also reimburse the Manager for all other reasonable third party out-of-pocket

Exhibit L-5-7

Exhibit L-5

costs and expenses (including, but not limited to, third-party expenses and expenditures) that the Manager incurs on behalf of Kimbell Operating in providing the Services, excluding, however, the Manager’s or its Affiliates’ overhead or general or administrative expenses (the “Direct Expenses” and, together with the Services Fee, the “Payment Amount”).

Section 2.4      Scope.

(a)                                 The Manager shall not sell, convey, assign, transfer, encumber (or permit to be encumbered), or otherwise dispose of any of the Serviced Properties without the express written consent of Kimbell Operating, and except as provided in Schedule A, Schedule C or the limited power of attorney executed in accordance with Section 2.2, the Manager shall have no authority with respect to the Serviced Properties.  Except as provided in Schedule A, in providing, or causing to be provided, the Services, in no event shall the Manager be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; or (iv) pay any costs related to the transfer or conversion of data of the Partnership Group; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Manager or are reassigned to other work by the Manager, the Manager shall make reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and that the Manager shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order. The Manager shall not be required to perform Services hereunder that conflict with any applicable Law, contract or permit or policies of the Manager or to which the Manager is subject relating to business conduct and ethical practices.

(b)                                 At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Partnership Group, and such Persons shall not be considered or deemed to be an employee of the Partnership Group nor entitled to any employee benefits of the Partnership Group as a result of this Agreement.  The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise Kimbell Operating in connection therewith, and such Persons shall not be responsible for decision-making on behalf of the Partnership Group.  Such Persons shall be not be deemed to be under the management or direction of the Partnership Group.

Section 2.5      Prohibited Activities.  The Manager shall not undertake any activity that would (a) violate any applicable Law in any material respect that would result in adverse consequences for the Partnership Group or any Serviced Property or (b) violate, in any material respect, any contracts, leases, orders, security instruments and other agreements to which, to the Manager’s knowledge, a member of the Partnership Group is bound.

Section 2.6      Cooperation; Access.  The Manager and Kimbell Operating shall cooperate with one another and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.  During the Term and for so long

Exhibit L-5-8

Exhibit L-5

as any Services are being provided with respect to the Serviced Properties by the Manager, each of the Parties will provide the other Party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to it and its employees, representatives, facilities and books and records as the other Party and its representatives may reasonably request in order to perform and receive the Services.

Section 2.7      No Comingling of Assets; Remittance of Amounts Collected.  To the extent the Manager shall have charge or possession of any of the Partnership Group’s assets in connection with the provision of the Services pursuant to this Agreement, the Manager shall (a) hold such assets in the name and for the benefit of the appropriate member of the Partnership Group and (b) separately maintain, and not commingle, such assets with any assets of the Manager or any other Person.  The Manager shall remit to the applicable member of the Partnership Group any and all amounts collected with respect to the Serviced Properties within no later than 30 days of receipt of such amounts.

Article III
Invoicing and Payment

Section 3.1      Invoicing.  Within 30 days after the end of each month, the Manager will provide Kimbell Operating with an invoice reflecting the Direct Expenses incurred in such month. The invoice shall set forth in reasonable detail for the period covered by such invoice the following information: (a) all Direct Expenses incurred or payments made by the Manager on behalf of Kimbell Operating or the Serviced Properties and (b) the basis, in reasonable detail, for the calculation of such Direct Expenses.  On or before the first day of each month during the Term, Kimbell Operating shall remit to the Manager the Services Fee for such month and all Direct Expenses, if any, invoiced to Kimbell Operating in the immediately preceding month; provided, that with respect to the payment to be made for the first month of the Term, Kimbell Operating shall remit to the Manager, on or before the Effective Date, the pro-rated portion of the Services Fee for such month for the period of time from and including the Effective Date to the end of such month. Neither Party shall have a right of set-off against the other Party for any amounts due or to become due hereunder.

Section 3.2      Objection. Kimbell Operating may object to any expense or cost included on an invoice, including on the ground that the same was not a reasonable or appropriate cost incurred by the Manager in connection with the Services; provided, that such objection is made in writing to the Manager within 30 days following the date of Kimbell Operating’s receipt of the disputed invoice. The Parties shall, during the 15 days after such notice, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, the issue shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6. Notwithstanding the forgoing, Kimbell Operating shall pay the Manager the Payment Amount owed to the Manager when due. Such payment shall not be deemed a waiver of the right of Kimbell Operating to recoup any contested portion of any amount so paid.

Section 3.3      Error Correction.  The Manager shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges; provided, however, that any

Exhibit L-5-9

Exhibit L-5

errors or omissions the correction of which would result in additional or increased charges or fees for Services must be corrected within [•] years after the date of the related invoice.

Section 3.4      Taxes.  All transfer taxes, excises, fees or other charges (including value added, sales, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of the Manager), or any increase therein, now or hereafter imposed directly or indirectly by Law, which the Manager is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Kimbell Operating as an explicit surcharge and shall be paid by Kimbell Operating in addition to any payment to cover expenses and costs related to Services provided. If Kimbell Operating submits to the Manager a timely and valid resale or other exemption certificate reasonably acceptable to the Manager and sufficient to support the exemption from Tax, then such Tax will not be added to the fee pursuant to Section 3.1; provided, however, that if the Manager is ever required to pay such Tax, Kimbell Operating will promptly reimburse the Manager for such Tax, including any interest, penalties and attorney’s fees related thereto.  The Parties will cooperate to minimize the imposition of any Taxes.

Section 3.5                                    Adjustment to Services Fee.

(a)                                 The Services Fee shall be subject to redetermination and adjustment, which may result in an increase or decrease of the Services Fee, on [•], 20[•] and subsequently thereafter on each January 1 of each calendar year beginning January 1, 20[•] (each such date, a “Redetermination Date”). On or about 30 days prior to each Redetermination Date, the Manager shall prepare and deliver to Kimbell Operating a written proposal for the Services Fee to be utilized during the next succeeding period, together with all appropriate backup material and documents supporting the recommendation for the proposed Services Fee.  The Manager and Kimbell Operating agree to negotiate in good faith to determine the proposed Services Fee to be utilized during the next succeeding period, which Services Fee shall represent a reasonable allocation of all projected costs and expenses to be incurred by the Manager in providing such Services to Kimbell Operating. Pending the final determination of the Services Fee for the next succeeding period, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the Redetermination Date (the “Existing Services Fee”).  No later than 15 days following the date of the final determination of the Services Fee for the succeeding period (such fee, the “Adjusted Services Fee”), the Parties hereby agree that (A) if such Adjusted Services Fee is greater than the Existing Services Fee, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the Adjusted Services Fee that would have been payable for the period starting on the Redetermination Date if the Parties had agreed on such fee prior to the applicable Redetermination Date and ending on the date of final determination of the Adjusted Services Fee (the “Adjustment Period”) minus (2) the Existing Services Fee actually paid for such Adjustment Period or (B) if such Adjusted Services Fee is less than the Existing Services Fee, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Existing Services Fee actually paid for such Adjustment Period minus (2) the Adjusted Services Fee that would have been payable for such Adjustment Period if the Parties had agreed on such fee prior to the applicable Redetermination Date.  The Services Fee (as adjusted pursuant to the immediately preceding sentence) will remain in effect until such time as it is subsequently adjusted pursuant to this Section 3.5(a).  In the event that the Parties are unable to agree upon the Services Fee for the next succeeding period pursuant to this Section 3.5(a) within 30 days

Exhibit L-5-10

Exhibit L-5

following the Redetermination Date, the issue and the amount of the Adjusted Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(b)                                 In the event of (x) the sale or disposition of any of the Serviced Properties or (y) the provision of additional Management Services by the Manager (including with respect to any Additional Properties), the Services Fee shall be reduced, in the case of a sale or disposition of Serviced Properties, or increased, in the case of the provision of additional Management Services (such fee, the “New Services Fee”).  The Manager and Kimbell Operating agree to negotiate in good faith to determine the New Services Fee, which shall become effective in the month (i) immediately following the consummation of any such sale or disposition or (ii) during which the provision of additional Management Services commences, as applicable (the “New Services Fee Effective Date”).  If the Parties have not agreed upon the New Services Fee prior to the New Services Fee Effective Date, Kimbell Operating shall pay monthly the Services Fee payable for the month immediately preceding the New Services Fee Effective Date.  No later than 15 days following the date of the final determination of the New Services Fee, the Parties hereby agree that (A) if such New Services Fee is greater than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then Kimbell Operating shall promptly pay the Manager an amount equal to (1) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date minus (2) the Services Fee actually paid to the Manager following the New Services Fee Effective Date or (B) if such New Services Fee is less than the Services Fee actually paid to the Manager following the New Services Fee Effective Date, then the Manager shall promptly pay Kimbell Operating an amount equal to (1) the Services Fee actually paid to the Manager following the New Services Fee Effective Date minus (2) the New Services Fee that would have been payable for such period if the Parties had agreed on such fee prior to the applicable New Services Fee Effective Date. The New Services Fee will remain in effect until such time as it is subsequently adjusted pursuant to Section 3.5(b).  In the event that the Parties are unable to agree upon the New Services Fee pursuant to this Section 3.5(b) within 30 days following the New Services Fee Effective Date, the issue and the New Services Fee shall be determined pursuant to the dispute resolution procedures set forth in Section 3.6.

(c)                                  Notwithstanding the foregoing and for the avoidance of doubt, if Kimbell Operating and the Manager agree to increase the Services Fee pursuant to this Section 3.5, any such increase shall be subject to approval by the Conflicts Committee.

Section 3.6                                    Dispute Resolution.  If the Parties are unable to resolve a dispute regarding (a) the objection to any expense or cost included on an invoice pursuant to Section 3.2 or (b) the amount of an adjustment to the Services Fee pursuant to Section 3.5, any Party may refer the matter to arbitration in Tarrant County, Texas before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Arbitration pursuant to this Section 3.6 shall be the sole and exclusive remedy for any dispute arising pursuant to Section 3.2 and Section 3.5 of this Agreement.  All other disputes arising out of or relating to this Agreement shall be governed by Section 13.8 hereof.

Exhibit L-5-11

Exhibit L-5

Article IV
Term and Termination

Section 4.1                                    Term.  The initial term of this Agreement will be for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will automatically extend from year-to-year (each, an “Extension”) (the Initial Term and any Extension(s), the “Term”), unless terminated by either Party with at least 90 days’ notice prior to the end of such term, as extended.

Section 4.2                                    Termination for Convenience.  The Manager may, effective any time after the second anniversary of the Effective Date and upon at least 180 days’ notice to Kimbell Operating, terminate this Agreement or the provision of any Service.

Section 4.3                                    Termination upon Change of Control.  Kimbell Operating or the Manager may terminate this Agreement if, at any time, the Sponsors or their respective Affiliates no longer control GP LLC by providing the other Party with at least 90 days’ notice of its election to terminate this Agreement.

Section 4.4                                    Termination for Default.

(a)                                 Kimbell Operating will be in default if:

(i)                                     it fails to perform any of its material obligations set forth in this Agreement and such failure is not cured within 15 Business Days after notice thereof (which notice will describe such failure in reasonable detail) is received by Kimbell Operating; or

(ii)                                  it (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced), (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (E) is generally unable to pay its debts as they fall due.

(b)                                 The Manager will be in default upon the occurrence of any gross negligence or willful misconduct of the Manager in performing the Services resulting in material harm to the Partnership Group, following 15 Business Days’ notice from Kimbell Operating to the Manager.

(c)                                  If Kimbell Operating is in default as described in Section 4.4(a), the Manager may: (i) terminate this Agreement upon notice to Kimbell Operating; (ii) withhold any payments due to Kimbell Operating under this Agreement; and (iii) pursue any other remedy at law or in equity.  If the Manager is in default as described in Section 4.4(b), Kimbell Operating

Exhibit L-5-12

Exhibit L-5

may:  (x) terminate this Agreement upon notice to the Manager; and (y) withhold any payments due to the Manager under this Agreement.

Section 4.5                                    Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however, termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination. The following provisions of this Agreement will survive the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article XI and Article XIII.

Section 4.6                                    Costs of Termination. If this Agreement is terminated by Kimbell Operating for any reason other than the Manager’s default pursuant to Section 4.4, then any reasonable costs and expenses actually incurred by the Manager in connection with such termination (the “Termination Amount”) shall be reimbursed to the Manager by Kimbell Operating; provided, however, that the Manager shall provide (i) reasonable advance notice to Kimbell Operating of the incurrence of any such costs and expenses and (ii) reasonable detail regarding the calculation of such costs and expenses.

Section 4.7                                    Right to Revoke Power of Attorney. Upon termination of this Agreement, the Partnership Group shall be entitled to immediately rescind, revoke and/or terminate any prior powers of attorney or similar agreements issued to Manager or its Affiliates, including the limited power of attorney attached hereto as Schedule D.

Article V
Representations and Warranties

Section 5.1                                    Representations and Warranties of the Manager.  The Manager represents and warrants that as of the Effective Date and the first day of each Extension:

(a)                                 It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Section 5.2                                    Representations and Warranties of Kimbell Operating.  Kimbell Operating represents and warrants that as of the Effective Date and the first day of each Extension:

(a)                                 It is duly formed, validly existing and in good standing under the laws of the state of its formation;

Exhibit L-5-13

Exhibit L-5

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

Article VI
Relationship of the Parties

This Agreement does not form a partnership or joint venture between the Parties.  Except as set forth in Section 2.2, this Agreement does not make the Manager an agent or a legal representative of Kimbell Operating and the Manager will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of Kimbell Operating.  It is the intent of the Parties that with respect to performing the Services hereunder, the Manager is an independent contractor, and shall provide the Services in accordance with the reasonable instructions provided by authorized representatives of Kimbell Operating, subject to the provisions of this Agreement.

Article VII
Audit

The Manager will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.  Kimbell Operating may, at its sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Manager related to this Agreement; provided, however, that all invoices provided to Kimbell Operating pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Article VII.  The Manager will make available its relevant books and records and use commercially reasonable efforts to assist Kimbell Operating in conducting such review or audit.  The Manager shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by Kimbell Operating to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Partnership to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Partnership are listed or are proposed to be listed.  Kimbell Operating shall bear all costs and expenses incurred by the Manager in complying with any such request, including with respect to any inspection, examination or audit performed on the Partnership Group pursuant to this Article VII and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Manager.  Kimbell Operating shall make payment of such invoiced expenses to the Manager as provided for pursuant to Section 3.1.

Exhibit L-5-14

Exhibit L-5

Article VIII
Indemnification

Section 8.1      Kimbell Operating’s Agreement to Indemnify.  KIMBELL OPERATING SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (COLLECTIVELY, THE “MANAGER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’, EXPERTS’ AND CONSULTANTS’ FEES AND EXPENSES AS WELL AS REASONABLE COSTS OF INVESTIGATION, SAMPLING AND DEFENSE) (COLLECTIVELY, “DAMAGES”) RESULTING FROM OR ARISING OUT OF (A) ANY MATERIAL BREACH BY KIMBELL OPERATING OF THIS AGREEMENT OR (B) THE PERSONAL INJURY, DEATH, DAMAGE TO PROPERTY OF OR LIABILITY OF ANY MEMBER OF THE PARTNERSHIP GROUP, ANY THIRD PARTY OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND ARISING FROM, CONNECTED WITH OR UNDER THIS AGREEMENT.  FOR THE AVOIDANCE OF DOUBT, KIMBELL OPERATING’S ONLY REMEDY FOR BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY OTHER FAULT OF THE MANAGER PURSUANT TO THIS AGREEMENT SHALL BE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.4.

Section 8.2                                    Adverse Claims.  To the extent that any indemnification claim under this Article VIII involves a claim in which the Manager and Kimbell Operating are adverse, Kimbell Operating’s rights and obligations shall be controlled by the Conflicts Committee.

Section 8.3                                    Indemnification Procedures.

(a)                                 If any Manager Indemnitee is entitled to indemnification under this Agreement (an “Indemnified Party”), it will promptly after it becomes aware of facts giving rise to a claim for indemnification provide notice to Kimbell Operating (the “Indemnifying Party”) specifying the nature of and the specific basis for such claim.  Failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

(b)                                 The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including the selection of counsel, determination of whether to appeal any decision of any court or similar authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be.

Exhibit L-5-15

Exhibit L-5

(c)                                  The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 8.3(c). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)                                 In determining the amount of any losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any cash insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become due and payable by the Indemnified Party as a result of such claim and (ii) all cash amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

Section 8.4                                    Express Negligence Waiver.  THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST KIMBELL OPERATING IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Article IX
Limitation of Liability

NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES OR LOST PROFITS), INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS, REPUTATION OR OPPORTUNITY OR DIMINUTION IN VALUE, WHETHER IN PERSONAL INJURY OR OTHER TORT (INCLUDING ANY NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR THE LIABILITY OF KIMBELL OPERATING IN RESPECT OF THIRD PARTY DAMAGES PURSUANT TO THE INDEMNITY IN SECTION 8.1.

Exhibit L-5-16

Exhibit L-5

Article X
Force Majeure

To the extent either Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Party as soon as reasonably practicable, then the Affected Party will be excused from the performance with respect to any such obligations (other than the obligation to make payments when due). Each notice of Force Majeure sent by an Affected Party to the other Party will specify the event or circumstance of Force Majeure, the extent to which the Affected Party is unable to perform its obligations under this Agreement and the steps being taken by the Affected Party to mitigate and to overcome the effects of such event or circumstances. The non-Affected Party will not be required to perform its obligations to the Affected Party corresponding to the obligations of the Affected Party excused by Force Majeure. A Party prevented from performing its obligations due to Force Majeure will use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and will resume performance of its obligations as soon as practicable.

Article XI
Confidentiality

Section 11.1                             Confidentiality.  The Manager shall hold in strict confidence any Confidential Information it receives from Kimbell Operating and may not disclose any Confidential Information to any Person, and Kimbell Operating shall hold in strict confidence any Confidential Information it receives from the Manager and may not disclose any Confidential Information to any Person, except in each case for disclosures (a) to comply with applicable Laws, (b) to such Party’s Affiliates, officers, directors, employees, agents, advisers or representatives, but only if the recipients of such information have agreed to be bound by the provisions of this Article XI, (c) of information that such Party has received from a source independent of the other Party and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality, (d) to such Party’s existing and prospective lenders, existing and prospective investors, attorneys, accountants, consultants and other representatives with a need to know such information (including a need to know for such Party’s own purposes), provided, however, that such Party shall be responsible for such person’s use and disclosure of any such information, or (e) of information that is already known to the public through no violation of this Agreement or any other confidentiality agreement of the disclosing Party.

Section 11.2                             Return of Confidential Information.  Upon termination of this Agreement for any reason, each Party shall, and shall cause its employees and representatives to, promptly return to the other Party all Confidential Information it received from such other Party, including all copies thereof, in its possession or control, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to such other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

Exhibit L-5-17

Exhibit L-5

Article XII
Notices

Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by e-mail, as follows, provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to Kimbell Operating, addressed to:

Kimbell Operating Company, LLC

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Jason A. Rocha

Email: jason.rocha@bakerbotts.com

If to the Manager, addressed to:

Taylor Companies Mineral Management, LLC

2777 Stemmons Fwy, Suite 1133

Dallas, Texas 75207

Attention: [•]

Email: [•]

with a copy to (which shall not constitute notice):

[•]

[•]

[•]

Attention: [•]

Email: [•]

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice sent by e-mail (including e-mail of a PDF attachment) shall be deemed to have

Exhibit L-5-18

Exhibit L-5

been given and received at the time of transmission.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Article XIII
Miscellaneous

Section 13.1                             No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.2                             Amendment.  No amendment to this Agreement will be effective unless made in writing and signed by both of the Parties.

Section 13.3                             Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 13.4                             Assignment.  Neither Party may assign, transfer or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of the other Party.  Any attempted assignment, transfer or alienation in violation of this Agreement shall be null, void and ineffective.

Section 13.5                             Further Assurances.  Each Party will, at the request of the other Party, execute and deliver, or cause to be executed and delivered, such document and instruments as may be necessary to make effective the transactions contemplated by this Agreement.

Section 13.6                             Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 13.7                             Construction.

(a)                                 The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  Unless otherwise indicated, all references to a “Schedule” followed by a letter refer to the specified Schedule to this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

Exhibit L-5-19

Exhibit L-5

(b)                                 Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (iv) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis and as amended from time to time.  If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

(c)                                  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 13.8                             Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement is governed by and will be construed in accordance with the Laws of the State of Texas, excluding any conflict of Laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by Law.  IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED IN TARRANT COUNTY, TEXAS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO IT AS THE ADDRESS SPECIFIED PURSUANT TO ARTICLE XII, AGREES THAT SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.9                             No Third Party Beneficiaries.  Except for the rights of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Kimbell Operating, the Manager, any Subsidiary or Affiliate of the Manager providing Services hereunder, and Subsidiaries or Affiliates of Kimbell Operating receiving Services hereunder, or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

Exhibit L-5-20

Exhibit L-5

Section 13.10                      Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof.

[Signatures of the Parties follow on the next page.]

Exhibit L-5-21

Exhibit L-5

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above:

TAYLOR COMPANIES MINERAL MANAGEMENT, LLC

By:
Name:
Title:

KIMBELL OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Exhibit L-5-22

Exhibit L-5

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Manager with respect to the Serviced Properties and the identification, evaluation and recommendation of opportunities for an Acquisition and any related negotiation of such opportunities.  The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement.

Part I - Acquisition Services: The Manager agrees to perform the following Acquisition Services as reasonably necessary to acquire any Additional Properties by Kimbell Operating. Without limiting the generality of the foregoing, such Acquisition Services shall include:

(a)                                 direct the Manager Entities in sourcing, evaluating (including directing all land and legal due diligence) and negotiating the acquisition of Additional Properties;

(b)                                 assist in notifying and providing the relevant recorded transfer documents to any and all the Managers of Additional Properties upon the consummation of an Acquisition;

(c)                                  retain and assist outside legal counsel and/or landmen with respect to certain title issues or legal documentation for the Additional Properties (including, for the avoidance of doubt, any Additional Properties);

(d)                                 maintain all land and legal records with respect to the Additional Properties in Dallas, Texas; and

(e)                                  perform any other reasonable services requested by Kimbell Operating with respect to the acquisition of the Additional Properties.

Part II - Management Services: The Manager agrees to provide and furnish, all requisite operational, management, technical and administrative support services and take such actions, in each case as reasonably necessary in order to assist the Partnership Group in operating and maintaining any Serviced Properties. Without limiting the generality of the foregoing, such services shall include:

(a)                                 Subject to the restrictions contained in subsection (b) below, the Manager shall assist the Partnership Group, in each case as is reasonably necessary, in performing the following functions relating to the Serviced Properties on behalf of the Partnership Group in its management thereof:

(i)                                     negotiate and enter into any division order, new oil and gas lease, release of oil and gas lease, easement and right-of-way agreement, transfer order, ratification, production sharing agreement, stipulation of interests, seismic permit, unitization agreement, or pooling order or agreement, in each case, with respect to the Serviced Properties;

Exhibit L-5-23

Exhibit L-5

(ii)                                  electronically scan and catalog all essential contracts, agreements and assignments on the Manager’s server, insofar as Manager is in possession of said files, and store hard copies of said files at the Manager’s office;

(iii)                               electronically scan and catalog all essential land files on the Manager’s server, insofar as Manager is in possession of said files, and store hard copies of all said files at the Manager’s office;

(iv)                              resolve title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests;

(v)                                 provide title documents, as needed, to ad valorem tax consultant, and advise, as needed, to ensure the records of the County Tax Assessor and Appraisal office records are correct;

(vi)                              participate in meetings with members of the Partnership Group as requested to discuss, without limitation, status of the Serviced Properties, accounting matters, any open issues from previous meetings, any approvals required by the Partnership Group hereunder, any claims relating to the Serviced Properties, and recommendations by the Manager relating to the Serviced Properties;

(vii)                           prepare and deliver reports reasonably requested by the Partnership Group with respect to the Serviced Properties, including with respect to accounting matters, approval required by the Partnership Group hereunder, any claims relating to the Serviced Properties or any recommendations by the Manager relating to the Serviced Properties, or any other reports reasonably requested by the Partnership Group with respect to the Serviced Properties;

(viii)                        provide executive and administrative personnel, office space and office services required in rendering the Services;

(ix)                              assist in compliance with regulatory requirements applicable to the Partnership Group in respect of the Serviced Properties;

(x)                                 Use commercially reasonable efforts to cause expenses incurred by or on behalf of the Partnership Group to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Partnership Group from time to time; and

(xi)                              perform such other services as may be required from time to time for management and other activities relating to the Serviced Properties;

(b)                                 Notwithstanding the provisions of subsection (a) above, the Manager may not:

(i)                                     incur indebtedness, borrow or lend money for the Serviced Properties;

Exhibit L-5-24

Exhibit L-5

(ii)                                  create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

(iii)                               sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

(iv)                              execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

(v)                                 make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

(vi)                              take any other action not in the ordinary course of business; or

(vii)                           agree to do any of the foregoing.

Exhibit L-5-25

Exhibit L-5

SCHEDULE B

SERVICED PROPERTIES

All of the following properties described in that certain Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement”), dated as of December [•], 2016, by and among the Partnership, Kimbell Royalty GP, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and other persons named therein:

The assets owned by the following Contributed Entities (as defined in the Contribution Agreement) set forth on Exhibit B of the Contribution Agreement:

Contributed Entity	Property Description of the Serviced Properties
Hochstetter, L.P.	Assets described in Schedule 1 to Exhibit B to Contribution Agreement
OGM Partners I	Assets described in Schedule 1 to Exhibit B to Contribution Agreement
Oakwood Minerals I, L.P.	Assets described in Schedule 1 to Exhibit B to Contribution Agreement
RCPTX, Ltd.	Assets described in Schedule 2 to Exhibit B to Contribution Agreement
Rochester Minerals, L.P.	Assets described in Schedule 1 to Exhibit B to Contribution Agreement

The assets contained in the following “Acquisitions” set forth on Exhibit C of the Contribution Agreement:

Acquisition	Property Description of the Serviced Properties
Addax 2014	See Schedule 1 to Exhibit C to Contribution Agreement
Alliance	See Schedule 2 to Exhibit C to Contribution Agreement
Anschutz	See Schedule 3 to Exhibit C to Contribution Agreement
Billings Co., ND	See Schedule 4 to Exhibit C to Contribution Agreement
Bossier Parish, LA	See Schedule 5 to Exhibit C to Contribution Agreement
Briscoe Ranch	See Schedule 6 to Exhibit C to Contribution Agreement
Cherokee Horn 1	See Schedule 7 to Exhibit C to Contribution Agreement
Cherokee Horn 2	See Schedule 8 to Exhibit C to Contribution Agreement

Exhibit L-5-26

Exhibit L-5

Cherokee Horn 3	See Schedule 9 to Exhibit C to Contribution Agreement
CPG/Carlyle	See Schedule 10 to Exhibit C to Contribution Agreement
Crawford & Sebastian, AR	See Schedule 11 to Exhibit C to Contribution Agreement
Gould, La Plata Co., CO	See Schedule 12 to Exhibit C to Contribution Agreement
Gray & Carson	See Schedule 13 to Exhibit C to Contribution Agreement
Illinois	See Schedule 14 to Exhibit C to Contribution Agreement
Johnston, SJ Basin	See Schedule 15 to Exhibit C to Contribution Agreement
Jonah Field	See Schedule 16 to Exhibit C to Contribution Agreement
Kudu	See Schedule 17 to Exhibit C to Contribution Agreement
Las Raices	See Schedule 18 to Exhibit C to Contribution Agreement
Lincoln Parish, LA	See Schedule 19 to Exhibit C to Contribution Agreement
Magnolia Smackover, AR	See Schedule 20 to Exhibit C to Contribution Agreement
Northeast Fuhrman Mascho, TX	See Schedule 21 to Exhibit C to Contribution Agreement
Rob Austin (Austin Family)	See Schedule 22 to Exhibit C to Contribution Agreement
Schwertfeger, SJ Basin	See Schedule 23 to Exhibit C to Contribution Agreement
Slator Ranch	See Schedule 24 to Exhibit C to Contribution Agreement
Stanolind	See Schedule 25 to Exhibit C to Contribution Agreement
Tuscaloosa Co., AL	See Schedule 26 to Exhibit C to Contribution Agreement
Uintah Co., UT	See Schedule 27 to Exhibit C to Contribution Agreement
Ventura Co., California	See Schedule 28 to Exhibit C to Contribution Agreement
Warren, San Juan Basin	See Schedule 29 to Exhibit C to Contribution Agreement
Weld Co., CO	See Schedule 30 to Exhibit C to Contribution Agreement
West Fuhrman Mascho	See Schedule 31 to Exhibit C to Contribution Agreement
West Levelland	See Schedule 32 to Exhibit C to Contribution Agreement
Bruce Hill Minor Properties	See Schedule 42 to Exhibit C to Contribution Agreement
Karnes County, TX	See Schedule 43 to Exhibit C to Contribution Agreement

Exhibit L-5-27

Exhibit L-5

French	See Schedule 44 to Exhibit C to Contribution Agreement

Exhibit L-5-28

Exhibit L-5

SCHEDULE C

MANAGER’S AUTHORITY

The Manager shall have the authority to act as agent and attorney-in-fact for the Partnership Group with respect to the Serviced Properties for the following purposes:

1.              Subject to Paragraph 2 below, the Manager may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; provided that such instruments direct payment of such proceeds to the Partnership Group at such address as the Partnership Group may direct; and (v) the Manager is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

2.              Notwithstanding the provisions of Paragraph 1, above, the Manager shall not:

a.              incur indebtedness, borrow or lend money for the Serviced Properties;

b.              create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

c.               sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

d.              execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any

C-1

Exhibit L-5-29

Exhibit L-5

Documents or other similar documents which are usual and customary and in the ordinary course of business;

e.               make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

f.                take any other action not in the ordinary course of business; or

g.               agree to do any of the foregoing.

C-2

Exhibit L-5-30

Exhibit L-5

SCHEDULE D

FORM OF LIMITED POWER OF ATTORNEY1

This Limited Power of Attorney (this “POA”) is made and entered into by and between KIMBELL OPERATING COMPANY, LLC, a Delaware limited liability corporation, on behalf of itself and the Partnership Group (“Principal”), and TAYLOR COMPANIES MINERAL MANAGEMENT, LLC, a Texas limited liability company (“Agent”), to be effective for all purposes as of [•], 201[•] (the “Effective Date”).

WHEREAS, Principal has engaged Agent to perform certain management services with respect to certain assets (the “Serviced Properties”, which, for the avoidance of doubt, include those assets described in the assignment or conveyance to which this POA is attached) for Principal and for and on behalf of Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), and its affiliates (including, for the avoidance of doubt, Kimbell Royalty Holdings, LLC and Principal), but excluding any partner, member or owner of the Partnership (collectively, the “Partnership Group”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, and the mutual benefits to be derived by each party hereunder and the mutual covenants contained herein, Principal and Agent hereby agree as follows:

1.              Limited Powers.

a.              Subject to Paragraph (b) below, Agent may (i) assist in resolving certain title issues with respect to the Serviced Properties, including negotiating and entering into any corrective assignment or deed, affidavit, amended lease or stipulation of interests; (ii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group oil, gas and/or mineral leases, release of oil, gas and/or mineral leases, easements and right-of-way agreements, pooling agreements, unitization agreements, communitization agreements, production sharing agreements, seismic permits, or stipulations of interests,  (iii) execute, negotiate, acknowledge and deliver on behalf of such the Partnership Group division orders, corrective assignments or deeds, affidavits, amended leases, stipulations of interest or any other similar instruments necessary for the payment of royalty interests, overriding royalty interests or other proceeds of production owned by such the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any part thereof; (iv) execute, acknowledge and deliver on behalf of the Partnership Group transfer orders or any other similar instruments necessary for the transfer of royalty interests, overriding royalty interests or other proceeds of production owned by the Partnership Group for which the proceeds are payable to the Partnership Group and are related to the Serviced Properties or any

1  This Limited Power of Attorney will be attached to the applicable Assignments at Closing.

Exhibit L-5-31

Exhibit L-5

part thereof; provided that such instruments direct payment of such proceeds to the Partnership Group at such address as the

Partnership Group may direct; and (v) Agent is empowered to receive and disburse to the Partnership Group all royalty and other production payments, bonus payments, delay rentals or any other payments related to the Serviced Properties.

b.              Notwithstanding the provisions of Paragraph 1, above, Agent shall not:

i.                  incur indebtedness, borrow or lend money for the Serviced Properties;

ii.               create any lien or encumbrance on the Serviced Properties or any proceeds therefrom except those arising under any operating agreements, division orders, oil and gas leases (“Documents”) or other similar documents which are usual and customary and are intended to perform the same basic functions as the Documents;

iii.          sell, convey, assign, transfer or otherwise dispose of any Serviced Property;

iv.           execute any indemnification agreement binding on the Partnership Group or the Serviced Properties in any way except those arising under any Documents or other similar documents which are usual and customary and in the ordinary course of business;

v.              make any elections or take any actions, without the Partnership Group’s prior written approval, that would result in any member of the Partnership Group acquiring a working interest or cost-bearing interest in any property;

vi.           take any other action not in the ordinary course of business; or

vii.        agree to do any of the foregoing.

2.              Revocation and Termination. Principal has the power to revoke this POA at any time by Principal’s written revocation delivered to Agent.

3.              No General Power of Appointment. Any authority granted to Agent herein shall be limited so as to prevent this Agent to be subject to or be taxed on Principal’s income.

4.              Ratification. Principal hereby ratifies and confirms all that Agent shall lawfully do or cause to be done by virtue of this POA and the rights and powers granted herein.

Exhibit L-5-32

Exhibit L-5

IN WITNESS WHEREOF, this POA has been executed by the undersigned duly authorized representatives of Principal to be effective for all purposes as of the Effective Date set forth above.

PRINCIPAL:

KIMBELL OPERATING COMPANY, LLC

By:
[•]
[•]

AGENT:

TAYLOR COMPANIES MINERAL MANAGEMENT, LLC

By:
Brett G. Taylor
President

Exhibit L-5-33

Exhibit M

GP LLC Agreement Covenant

1.                                      Definitions.

(a)                                 Capitalized terms not otherwise defined in this Exhibit M (this “Exhibit”) shall have the meanings given to them in the GP LLC Agreement (as defined herein).

(b)                                 As used in this Exhibit, the following terms shall have the respective meanings set forth in this Section 1:

“Capital Lease” means any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP as in effect on December 31, 2015 (without giving effect to any subsequent changes in GAAP lease accounting).

“Debt to EBITDAX Ratio” means, as of any date of determination, the ratio of (i) the Total Debt of the Partnership and its consolidated Subsidiaries at such date to (ii) EBITDAX of the Partnership and its consolidated Subsidiaries for the most recent four fiscal quarter period ended prior to such date, provided that (a) in calculating such ratio for the fiscal quarter ending [•], the EBITDAX for such period shall be multiplied by four, (b) in calculating such ratio for the fiscal quarter ending [•], the EBITDAX for such period shall be multiplied by two, and (c) in calculating such ratio for the fiscal quarter ending [•], the EBITDAX for such period shall be multiplied by one and one-third.

“EBITDAX” shall mean, for any period, the Net Income of the Partnership and its Subsidiaries on a consolidated basis for such period plus, (X) without duplication and to the extent deducted in the calculation of Net Income for such period, (1) income, franchise and similar taxes for such period, (2) interest expense for such period, (3) depletion, depreciation, amortization and other non-cash charges for such period, (4) non-cash losses, expenses and charges for such period, (5) extraordinary non-recurring losses for such period, (6) costs associated with the Initial Public Offering, the transactions contemplated by the Contribution Agreement and public company compliance and (7) any reasonable expenses and charges related to any Investment, acquisition, disposition, offering of Equity Interests and any issuance or incurrence of Indebtedness not prohibited hereunder minus (Y) to the extent included in the calculation of Net Income for such Period, non-cash gains and extraordinary non-recurring gains for such period.  EBITDAX for any period of measurement may be calculated on a Pro Forma Basis.

“Equity Interests” of any entity shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock or units, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

Exhibit M-1

Exhibit M

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (c) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause (e) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (other than any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness (excluding prepaid interest thereon) described in the other clauses of this definition of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but if such Indebtedness has not been assumed, limited to the lesser of the amount of such Indebtedness and the fair market value of the property securing such Indebtedness) and (f) without duplication, all Guarantee Obligations of such Person in respect of Indebtedness of another Person of the types described in the other clauses of this definition); provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Partnership and its Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Partnership and its Subsidiaries, (v) production payments and reserve sales and (vi) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Pro Forma Basis” shall mean, with respect to the calculation of the Debt to EBITDAX Ratio, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any

Exhibit M-2

Exhibit M

determination of EBITDAX, effect shall be given to any disposition, any acquisition, investment, capital expenditure, development, merger, amalgamation, consolidation, any dividend, distribution or other similar payment, and any restructurings of the business of the Partnership that the Partnership has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments any officer of the General Partner on behalf of Partnership determines are reasonable (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), and (ii) in making any determination on a Pro Forma Basis, (y) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid in connection with the relevant transaction shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (z) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (y), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods. Calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by such officer of General Partner on behalf of Partnership and may include, for any fiscal period ending on or prior to the third anniversary of any relevant pro forma event (but not for any fiscal period ending after such third anniversary), adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Initial Public Offering and related transactions).

“Total Debt” shall mean, as of any date of determination, the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease obligations and Indebtedness for borrowed money of the Partnership minus cash and cash equivalents of the Partnership on such date determined on a consolidated basis and in accordance with GAAP.

2.                                      Covenant.

(a)                                 The GP LLC Agreement shall provide substantially as follows:

The General Partner shall not take any of the following actions without the affirmative vote of at least 66 2/3% of the members of the Board of Directors:

(a)                                 authorize any incurrence of Indebtedness if, immediately after giving effect to the incurrence of such Indebtedness and the contemplated use of the proceeds thereof, the Debt to EBITDAX Ratio as of the fiscal quarter ended immediately preceding the date of such incurrence, would exceed 2.5 to 1.0, as calculated in the good faith judgment of the Board of Directors;

(b)                                 fund the acquisition of any Oil and Gas Properties with distributable cash flow;

Exhibit M-3

Exhibit M

(c)                                  make any change to the definition of “Available Cash” set forth in the Partnership Agreement; or

(d)                                 issue any additional partnership interests that rank senior in right of distributions or liquidation to the Common Units.

Exhibit M-4

Exhibit N

Partnership Agreement Covenant

1.             Definitions.

(a)           Capitalized terms not otherwise defined in this Exhibit N shall have the meanings given to them in the Partnership Agreement (as defined herein).

2.             Covenant.

(a)           The definition of “Available Cash” set forth in the Partnership Agreement shall be in substantially the following form:

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)           the sum of:

(1)           all cash and cash equivalents of the Partnership and its Subsidiaries on hand at the end of that Quarter; and

(2)           as determined by the General Partner, all cash or cash equivalents of the Partnership and its Subsidiaries on hand on the date of determination of available cash for that Quarter resulting from Working Capital Borrowings made after the end of that Quarter;

(b)           less the amount of cash reserves established by the General Partner to:

(1)           provide for the proper conduct of the business of the Partnership and its Subsidiaries (including reserves for future capital expenditures and for future credit needs of the Partnership and its Subsidiaries) after that Quarter;

(2)           comply with applicable law or any debt instrument or other agreement or obligation to which the Partnership or any of its Subsidiaries is a party or its assets are subject; and

(3)           provide funds for distributions for any one or more of the next four Quarters; provided, however, that disbursements made by the Partnership or any of its Subsidiaries or cash reserves established, increased or reduced after the end of that Quarter but on or before the date of determination of available cash for that Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that Quarter if the General Partner so determines.

Exhibit N-1

Exhibit O

Form of Consent of Spouse

Exhibit O-1

Exhibit O

CONSENT OF SPOUSE

I, the undersigned spouse of                  , hereby join in the execution of the Contribution, Conveyance, Assignment and Assumption Agreement, dated as of the date hereof (the “Agreement”), to reflect my understanding and agreement to the terms contained therein and to indicate that I claim no interest in the [Contributed Equity or Equity Owned Assets][Contributed Assets] to be contributed, transferred, assigned and conveyed by my spouse pursuant to the terms and conditions of the Agreement. I hereby irrevocably appoint my spouse as my true and lawful representative of our marital community with full power and authority on my behalf to execute and deliver the Agreement and any and all documents, instruments and agreements related thereto or related to the [Contributed Equity or Equity Owned Assets][Contributed Assets], to make or authorize any amendments or changes in such documents, instruments and agreements as necessary in my spouse’s judgment and to take any and all other actions related to or arising out of the Agreement and such other documents, instruments and agreements.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Date:

Signature of Spouse:

Printed Name of Spouse:

State of Legal Residence:

Exhibit O-2